UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Constant Contact, Inc.

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CONSTANT CONTACT, INC.

1601 Trapelo Road

Waltham, Massachusetts 02451

(781) 472-8100

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

December 9, 2015

Dear Stockholders:

We are pleased to invite you to attend a special meeting of stockholders of Constant Contact, Inc., which we refer to as “Constant Contact,” to be held on January 21, 2016, at 10:00 a.m. local time, at Constant Contact, Inc., 1601 Trapelo Road, Waltham, Massachusetts 02451.

On October 30, 2015, we entered into a merger agreement, which we refer to as the “merger agreement,” with Endurance International Group Holdings, Inc., which we refer to as “Endurance,” and Paintbrush Acquisition Corporation, a wholly-owned subsidiary of Endurance, which we refer to as “Merger Sub,” providing for the acquisition of Constant Contact by Endurance. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Constant Contact, with Constant Contact continuing as the surviving corporation and as a wholly-owned subsidiary of Endurance, which we refer to as the “merger.” At the special meeting, we will ask you to consider and vote upon a proposal to adopt the merger agreement, thereby approving the merger, and certain other matters as set forth in the stockholder notice and the proxy statement that follow this letter.

If the merger is completed, each share of Constant Contact common stock, par value $0.01 per share, which we refer to as “Constant Contact common stock,” issued and outstanding immediately prior to the merger, other than excluded shares, will be converted into the right to receive $32.00 in cash, without interest. By “excluded shares,” we mean the shares of Constant Contact common stock held by Constant Contact, Endurance, Merger Sub or any of their respective wholly-owned subsidiaries, or held by stockholders who are entitled to demand and have properly demanded appraisal for such shares in accordance with, and who comply in all respects with, Section 262 of the Delaware General Corporation Law. As a result of the merger, you will have no ongoing ownership interest in our continuing business following completion of the merger.

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Constant Contact common stock entitled to vote at the special meeting. Members of our Board of Directors, which we refer to as the “Board,” our executive officers, and entities affiliated with members of our Board and our executive officers have entered into a voting agreement with Endurance, which we refer to as the “voting agreement,” under which and subject to limited exceptions, they have agreed to vote their shares of Constant Contact common stock in favor of, among other things, the adoption of the merger agreement and the proposal to adjourn the special meeting, if necessary. As of the record date for the special meeting, our directors, executive officers, and their affiliated entities held approximately 2.3% of the outstanding shares of Constant Contact common stock.

In connection with the merger, the Board formed a special committee comprised solely of independent directors, which we refer to as the “special committee.” After review and consideration of the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, the special committee unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of Constant Contact and our stockholders. The special committee recommended that the Board approve and declare advisable, fair to, and in the best interest of Constant Contact and our stockholders the merger agreement and the transactions contemplated thereby, including the merger, and recommend that our stockholders adopt the merger agreement.

The Board, acting upon the recommendation of the special committee and after consideration of various other factors, unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of Constant Contact and our stockholders, and approved the merger agreement and the transactions contemplated thereby, including the merger. The Board recommends that you vote (1) “FOR” the adoption of the merger agreement, (2) “FOR” the proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in the accompanying proxy statement that may be payable to Constant Contact’s named executive officers in connection with the completion of the merger, and (3) “FOR” the proposal to approve the adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

The proxy statement that follows provides you with detailed information about the merger agreement and the merger. A copy of the merger agreement is included as Annex A to the proxy statement, and a copy of the voting agreement is included as Annex B to the proxy statement. You can also obtain other information about Constant Contact from documents that we have filed with the U.S. Securities and Exchange Commission. The proxy statement also describes the actions and determinations of the special committee and the Board in connection with their respective evaluations of the merger agreement and the merger. We urge you to read carefully the entire proxy statement.

Your vote is important, regardless of the number of shares you own. The merger cannot be completed unless holders of a majority of the outstanding shares of Constant Contact common stock entitled to vote at the special meeting vote in favor of the adoption of the merger agreement.

Although stockholders of record may exercise their right to vote in person, we recognize that many stockholders may not be able to attend the special meeting in person. Accordingly, we have enclosed a proxy card that will enable shares held by stockholders of record to be voted on the matters to be considered at the special meeting even if you are unable to attend. The enclosed proxy card contains instructions regarding voting. Whether or not you plan to attend the special meeting, we request that you submit your proxy to vote your shares at your earliest convenience. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy at that time. If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares shown on all of your proxy cards.

If your shares of Constant Contact common stock are held in “street name” through a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee. If you fail to vote on the proposal to adopt the merger agreement or fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote “AGAINST” the adoption of the merger agreement but will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal or the adjournment proposal.

We greatly appreciate your cooperation in voting your shares. If you have any questions about the special meeting or the merger after reading the proxy statement, you may contact Alliance Advisors, LLC, our proxy solicitor, toll-free at 1-855-325-6674.

On behalf of the Board, we thank you for your support of Constant Contact and appreciate your consideration of this matter.

Gail F. Goodman

Chairman, President and Chief Executive Officer

This transaction has not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities commission. Neither the U.S. Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of this transaction or upon the adequacy or accuracy of the information contained in the proxy statement. Any representation to the contrary is a criminal offense.

The proxy statement dated December 9, 2015 and the enclosed proxy card are first being mailed to stockholders on or about December 15, 2015.

CONSTANT CONTACT, INC.

1601 Trapelo Road

Waltham, Massachusetts 02451

(781) 472-8100

Notice of Special Meeting of Stockholders

To Be Held on January 21, 2016

To the Stockholders of Constant Contact, Inc.:

Notice is hereby given that a special meeting of the stockholders, which we refer to as the “special meeting,” of Constant Contact, Inc., a Delaware corporation, which we refer to as “Constant Contact,” will be held on January 21, 2016 at 10:00 a.m., local time, at Constant Contact, Inc., 1601 Trapelo Road, Waltham, Massachusetts 02451, for the following purposes:

1.	Adoption of the Merger Agreement. To consider and vote upon a proposal, which we refer to as the “merger proposal,” to adopt the Agreement and Plan of Merger, dated as of October 30, 2015, as it may be amended from time to time, which we refer to as the “merger agreement,” by and among Constant Contact, Endurance International Group Holdings, Inc., a Delaware corporation, which we refer to as “Endurance,” and Paintbrush Acquisition Corporation, a wholly-owned subsidiary of Endurance, which we refer to as “Merger Sub.” The merger agreement provides for the merger of Merger Sub with and into Constant Contact, with Constant Contact continuing as the surviving corporation and a wholly-owned subsidiary of Endurance, which we refer to as the “merger,” and the conversion of each share of Constant Contact common stock, other than excluded shares, into the right to receive $32.00 in cash, without interest. By “excluded shares,” we mean the shares of Constant Contact common stock held by Constant Contact, Endurance, Merger Sub or any of their respective wholly-owned subsidiaries, or held by stockholders who are entitled to demand and have properly demanded appraisal for such shares in accordance with, and who comply in all respects with, Section 262 of the Delaware General Corporation Law.

2.	Advisory Vote Regarding Merger-Related Named Executive Officer Compensation. To consider and vote upon a proposal, which we refer to as the “merger-related named executive officer compensation proposal,” to approve, by a non-binding advisory vote, the compensation arrangements disclosed in the accompanying proxy statement that may be payable to Constant Contact’s named executive officers in connection with the completion of the merger.

3.	Adjournment of the Special Meeting. To consider and vote upon a proposal, which we refer to as the “adjournment proposal,” to approve the adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

Only stockholders of record of our common stock, par value $0.01 per share, which we refer to as “Constant Contact common stock,” at the close of business on December 8, 2015, which we refer to as the “record date,” are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. We will make available an alphabetical list of our stockholders of record for examination by any of our stockholders for any purpose germane to the special meeting at Constant Contact’s principal executive offices, 1601 Trapelo Road, Waltham, Massachusetts 02451, during ordinary business hours for the ten days prior to the special meeting until the end of the special meeting.

The adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Constant Contact common stock entitled to vote at the special meeting is a condition to the completion of the merger. The approval of each of the merger-related named executive officer compensation proposal and the adjournment proposal requires the affirmative vote of holders of a majority of the shares of Constant Contact common stock that are present in person or by proxy at the special meeting and voting affirmatively or negatively on such proposal. The vote to approve the merger-related named executive officer compensation proposal is advisory only, will not be binding on either Constant Contact or Endurance, and is not a condition to the completion of the merger.

As described in the accompanying proxy statement, members of the Constant Contact Board of Directors, which we refer to as the “Board,” our executive officers, and entities affiliated with members of our Board and our executive officers have entered into a voting agreement with Endurance, under which and subject to limited exceptions, they have agreed to vote their shares of Constant Contact common stock in favor of the merger proposal and the adjournment proposal. As of the record date, our directors, executive officers, and their affiliated entities held approximately 2.3% of the outstanding shares of Constant Contact common stock.

Even if you plan to attend the special meeting in person, we request that you complete, sign, date, and return the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy at that time.

If your shares of Constant Contact common stock are held in “street name” through a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee. If you fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote against the merger proposal but will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal or the adjournment proposal.

YOUR VOTE IS IMPORTANT. FAILURE TO VOTE YOUR SHARES WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL. YOU MAY SUBMIT A PROXY BY MAIL, SUBMIT A PROXY BY INTERNET OR SUBMIT A PROXY BY TELEPHONE OR YOU MAY VOTE BY ATTENDING THE SPECIAL MEETING AND VOTING BY BALLOT, ALL AS DESCRIBED IN THE PROXY STATEMENT. The Board unanimously recommends that you vote (1) “FOR” the merger proposal, (2) “FOR” the merger-related named executive officer compensation proposal, and (3) “FOR” the adjournment proposal.

Please note that we intend to limit attendance at the special meeting to stockholders as of the record date (or their authorized representatives). If your shares are held through a broker, bank or other nominee, please bring to the special meeting your account statement evidencing your beneficial ownership of Constant Contact common stock as of the record date. All stockholders should also bring photo identification.

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The proxy statement provides a detailed description of the merger and the merger agreement. We urge you to read the proxy statement, including the annexes and any documents incorporated by reference, carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Constant Contact common stock, please contact Constant Contact’s proxy solicitor:

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Toll-Free: 1-855-325-6674

Email: ctct@allianceadvisorsllc.com

By Order of the Board of Directors,

Robert P. Nault

Secretary

Waltham, Massachusetts

December 9, 2015

SUMMARY VOTING INSTRUCTIONS

YOUR VOTE IS IMPORTANT

Ensure that your shares of Constant Contact common stock are voted at the special meeting by submitting your proxy or, if your shares of Constant Contact common stock are held in “street name” through a broker, bank or other nominee, contacting your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting “against” the merger proposal but will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal or the adjournment proposal.

If your shares of Constant Contact common stock are registered in “street name” through a broker, bank or other nominee: check the voting instruction card forwarded by your broker, bank or other nominee or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares of Constant Contact common stock are voted in favor of the proposals at the special meeting. If you wish to attend the special meeting to vote your shares in person, you need to provide a proxy from the broker, bank or other nominee authorizing you to vote your shares held in the broker’s, bank’s or other nominee’s name.

If your shares of Constant Contact common stock are registered in your name: submit your proxy as soon as possible via the internet or telephone or by signing, dating, and returning the enclosed proxy card in the enclosed postage-paid envelope so that your shares of common stock can be voted in favor of the proposals at the special meeting.

If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares shown on all of your proxy cards.

YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

The Board unanimously recommends that stockholders vote (1) “FOR” the merger proposal, (2) “FOR” the merger-related named executive officer compensation proposal, and (3) “FOR” the adjournment proposal.

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact our proxy solicitor at:

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Toll-Free: 1-855-325-6674

Email: ctct@allianceadvisorsllc.com

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PROXY STATEMENT

This proxy statement contains information related to our special meeting of stockholders to be held on January 21, 2016, at 10:00 a.m., local time, at Constant Contact, Inc., 1601 Trapelo Road, Waltham, Massachusetts 02451, and any adjournments or postponements thereof. We are furnishing this proxy statement to the stockholders of Constant Contact as part of the solicitation of proxies by the Constant Contact Board of Directors for use at the special meeting.

SUMMARY TERM SHEET

This summary term sheet briefly summarizes material information found in this proxy statement. This proxy statement contains a more detailed description of the terms described in this summary. You are urged to read carefully this proxy statement, including the annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you. We have included page references in parentheses to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented in this summary term sheet. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where Stockholders Can Find More Information” beginning on page 119.

In this proxy statement, the terms “we,” “us,” “our,” “Constant Contact,” and the “company” refer to Constant Contact, Inc. and, where appropriate, its subsidiaries. We refer to the Constant Contact Board of Directors as the “Board of Directors” or the “Board,” Endurance International Group Holdings, Inc. as “Endurance” and Paintbrush Acquisition Corporation as “Merger Sub.” All references to the “merger” refer to the merger of Merger Sub with and into Constant Contact, with Constant Contact surviving the merger as a wholly-owned subsidiary of Endurance; and, unless otherwise indicated or as the context requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of October 30, 2015, as it may be amended from time to time, by and among Constant Contact, Endurance, and Merger Sub, a copy of which is included as Annex A to this proxy statement. Constant Contact, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

Parties Involved in the Merger (Page 29)

Constant Contact, Inc.

Constant Contact, Inc., a Delaware corporation, is a leading provider of online marketing tools that are designed for small organizations, including small businesses, associations, and non-profits. We seek to help our customers succeed by creating and growing their customer and member relationships through our easy-to-use products combined with education, support, KnowHow®, and coaching. Our marketing tools include email marketing, social media marketing, event marketing, local deals, online listings, and survey products. We offer our products through a bundled online marketing platform that simplifies small business marketing by bringing together the marketing tools needed to drive repeat customers and reach new ones across multiple marketing channels, including email, social, mobile, and web. Our online marketing platform is available to new customers through three different packages: Email, Email Plus, and Personal Marketer. Today, we help more than 650,000 customers worldwide find marketing success through the only all-in-one online marketing platform for small organizations.

Constant Contact’s common stock is listed on The NASDAQ Global Select Market, which we refer to as “NASDAQ,” under the symbol “CTCT.”

Constant Contact’s principal executive offices are located at 1601 Trapelo Road, Waltham, Massachusetts 02451. Our telephone number is (781) 472-8100, and our internet website address is www.constantcontact.com. The information provided on or accessible through our website, other than securities filings that are otherwise incorporated herein by reference, is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website in this proxy statement.

Additional information about Constant Contact is contained in our public filings, certain of which we incorporate by reference herein. See “Where Stockholders Can Find More Information” beginning on page 119.

Endurance International Group Holdings, Inc.

Endurance International Group Holdings, Inc., a Delaware corporation, is a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online. Leveraging its proprietary technology platform, Endurance serves approximately 4.5 million subscribers globally with a comprehensive and integrated suite of over 150 products and services that help small and medium-sized businesses get online, get found, and grow their businesses. The products and services available on Endurance’s platform include domains, website builders, web hosting, email, security, storage, site backup, search engine optimization and search engine marketing, social media services, website analytics, mobile device tools, and productivity and e-commerce solutions. Endurance delivers these products and services to its subscribers through an integrated technology platform that enables the delivery of cloud-based products and services in an easy-to-use, intuitive, and cost-effective manner, which engages subscribers in timely and compelling ways and drives significant business value for them.

Endurance’s common stock is listed on NASDAQ under the symbol “EIGI.”

Endurance’s principal executive offices are located at 10 Corporate Drive, Suite 300, Burlington, Massachusetts 01803. Its telephone number is (781) 852-3200, and its internet website address is www.endurance.com. The information provided on or accessible through Endurance’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to Endurance’s website in this proxy statement.

Paintbrush Acquisition Corporation

Paintbrush Acquisition Corporation, a wholly-owned subsidiary of Endurance, is a Delaware corporation that was formed on October 29, 2015 for the sole purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement, including the merger. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Constant Contact, with Constant Contact surviving the merger as a wholly-owned subsidiary of Endurance.

Merger Sub’s principal executive offices are located at 10 Corporate Drive, Suite 300, Burlington, Massachusetts 01803, and its telephone number is (781) 852-3200.

The Merger

The proposed transaction is the acquisition of Constant Contact by Endurance pursuant to the merger agreement. The acquisition will be effected by the merger of Merger Sub with and into Constant Contact, with Constant Contact surviving the merger as a wholly-owned subsidiary of Endurance. We have attached a copy of the merger agreement as Annex A to this proxy statement. We encourage you to read the merger agreement in its entirety.

Expected Timing of the Merger

Constant Contact and Endurance are working to complete the merger promptly, and we intend it to be completed in the first quarter of 2016. The merger is subject, however, to various regulatory approvals and other conditions, which are described in more detail in this proxy statement, and it is possible that factors outside the control of the parties to the merger agreement could result in the merger being completed at a later time, or not at all. We expect to complete the merger promptly following the receipt of all required regulatory approvals, the satisfaction or waiver of the other conditions described in the merger agreement, and completion of the marketing period described in the merger agreement.

Merger Consideration (Page 84)

If the merger is completed, each share of our common stock, par value $0.01 per share, which we refer to as “Constant Contact common stock” or “our common stock,” issued and outstanding immediately prior to the effective time of the merger (other than the shares of Constant Contact common stock held by Constant Contact, Endurance, Merger Sub or any of their respective wholly-owned subsidiaries, or held by stockholders who are entitled to demand and have properly demanded appraisal for such shares in accordance with, and who comply in all respects with, Section 262, which we refer to as “Section 262,” of the Delaware General Corporation Law, which we refer to as the “DGCL,” which shares we refer to collectively as the “excluded shares”), will be converted into the right to receive $32.00 in cash, without interest, which we refer to as the “merger consideration.” At or immediately prior to the effective time of the merger, Endurance will deposit or cause to be deposited sufficient funds to pay the aggregate merger consideration with the paying agent.

The Special Meeting (Page 31)

Date, Time and Place (Page 31)

A special meeting of the stockholders of Constant Contact will be held on January 21, 2016 at 10:00 a.m., local time at Constant Contact, 1601 Trapelo Road, Waltham, Massachusetts 02451, which we refer to as the “special meeting.”

Purpose of the Special Meeting (Page 31)

At the special meeting, you will be asked to consider and vote upon proposals to:

(1)	adopt the merger agreement, which proposal we refer to as the “merger proposal”;

(2)	approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Constant Contact’s named executive officers in connection with the completion of the merger, which proposal we refer to as the “merger-related named executive officer compensation proposal”; and

(3)	approve the adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement, which proposal we refer to as the “adjournment proposal.”

We are not currently aware of any other matters to be acted upon at the special meeting, other than the matters discussed in this proxy statement. However, if other matters do properly come before the special meeting, it is intended that shares represented by proxies will be voted, or not voted, by the individuals named in the proxies at their discretion.

Record Date and Voting Information (Page 32)

Only stockholders who hold shares of our common stock at the close of business on December 8, 2015, which date we have set as the record date and which we refer to as the “record date,” will be entitled to receive notice of, and to vote at, the special meeting. Each share of our common stock outstanding on the record date will be entitled to one vote on each matter submitted to our stockholders for approval at the special meeting. As of the record date, there were 32,213,542 outstanding shares of our common stock entitled to vote at the special meeting.

Quorum (Page 32)

The presence in person or by proxy of the holders of record of a majority of the shares of our common stock issued and outstanding and entitled to vote at the special meeting is necessary and sufficient to constitute a quorum for the transaction of any business at the special meeting. As of the record date, the presence in person or by proxy of holders of record of 16,106,772 shares of our common stock will be required to obtain a quorum.

Required Vote; Effect of Abstentions and Broker Non-Votes (Page 32)

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Constant Contact common stock entitled to vote at the special meeting. A failure to vote your shares of Constant Contact common stock, an abstention from voting or a broker non-vote, as defined in “Questions and Answers About the Special Meeting and the Merger” beginning on page 19, will have the same effect as a vote “AGAINST” the merger proposal. Approval of each of the merger-related named executive officer compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Constant Contact common stock that are present in person or by proxy at the special meeting and voting affirmatively or negatively on such proposal. Abstentions, failures to vote, and broker non-votes, if any, will not be counted as votes either “FOR” or “AGAINST” the merger-related named executive officer compensation proposal or the adjournment proposal and, accordingly, will have no effect on the outcome of the vote on such proposals.

Voting by Stockholders (Page 33)

Any Constant Contact stockholder of record entitled to vote at the special meeting may submit a proxy by returning a signed proxy card by mail, submit a proxy through the internet or submit a proxy by telephone, or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Constant Contact common stock in “street name” through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish your shares of Constant Contact common stock to be voted using the instructions provided by your broker, bank or other nominee. The broker, bank or other nominee cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or other nominee on how you wish your shares to be voted. If you are a street name holder and wish to vote the shares beneficially owned by you in person by ballot at the special meeting, you must provide a “legal proxy” from your broker, bank or other nominee, giving you the right to vote the shares at the special meeting.

If you are a stockholder, you have the right to revoke a proxy you previously submitted, whether delivered by mail, through the internet or by telephone, at any time before it is exercised, by delivering another proxy at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary or by attending the special meeting and voting in person.

Voting by Constant Contact’s Directors and Executive Officers

At the close of business on the record date, our directors, officers, and entities affiliated with our directors and officers beneficially owned, in the aggregate, 727,715 shares of our common stock, which they are entitled to vote at the special meeting, representing approximately 2.3% of the shares of our common stock outstanding on the record date and entitled to vote at the special meeting. Pursuant to the voting agreement as discussed in more detail elsewhere in this proxy statement, our directors, executive officers, and their affiliated entities have agreed, subject to limited exceptions, to vote all of their shares of Constant Contact common stock “FOR” the merger proposal and “FOR” the adjournment proposal. For more information on the voting agreement, see “Terms of the Merger Agreement—The Voting Agreement,” beginning on page 109 and Annex B.

Treatment of Outstanding Equity Awards (Page 84)

The treatment of options to purchase Constant Contact common stock, which we refer to as “company options,” and Constant Contact restricted stock units, which we refer to as “company RSUs,” differs depending upon the type of holder and the type of award. Company options and company RSUs will either be cashed out in the merger or converted into awards of Endurance common stock as described below based on an exchange ratio equal to a fraction, the numerator of which is the merger consideration and the denominator of which is the volume-weighted average price of Endurance common stock for a 10-trading-day period, starting with the opening of trading on the 11th trading day prior to the closing date of the merger to the closing of trading on the second to last trading day prior to the closing date of the merger, as reported by Bloomberg, which we refer to as the “exchange ratio.” Individuals who hold in total 1,000 or fewer company options and/or company RSUs are referred to as “small holders.” Individuals who are not small holders and who are not executive officers (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”) are referred to as “non-executive holders.”

Stock Options (Page 84)

Immediately prior to the effective time of the merger, each unvested company option that is held by a small holder or by one of our directors will vest in full. In addition, 25% of the unvested company options held by non-executive holders that were granted prior to November 2, 2015 will vest pro rata across all grants to such non-executive holders. As of the effective time of the merger, each outstanding vested company option with an exercise price less than the merger consideration, which we refer to as an “in-the-money company option,” taking into account any accelerated vesting in connection with the merger, will be cancelled and converted into the right to receive an amount in cash (without interest, rounded down to the nearest whole cent, and subject to deduction for any required withholding tax) equal to the excess of the merger consideration over the exercise price of such vested in-the-money company option multiplied by the total number of Constant Contact common stock subject to such vested in-the-money company option. As of the effective time of the merger, each company option held by a small holder where the exercise price is greater than the merger consideration, which we refer to as an “out-of-the-money company option,” will be cancelled and no payment will be made.

Each out-of-the-money company option and each unvested company option that is held by an individual or entity other than a small holder and that is outstanding immediately prior to the effective time of the merger will be assumed by Endurance and converted into options to purchase a number of shares of Endurance common stock, which we refer to as an “Endurance option,” based on the exchange ratio. Each such Endurance option will have an exercise price per share of Endurance common stock subject to such Endurance option (rounded up to the nearest whole cent) equal to the product of (x) the per share exercise price for each such company option divided by (y) the exchange ratio; provided that the exercise price and the number of shares of Endurance common stock subject to the Endurance option will be determined in a manner consistent with applicable tax laws. Generally, company options held by executive officers and certain employees that are converted into Endurance options may vest upon certain terminations of employment following the effective time of the merger.

Restricted Stock Units (Page 85)

Immediately prior to the effective time of the merger, each unvested company RSU held by a small holder or by one of our directors will vest in full. In addition, 25% of any unvested company RSUs held by a non-executive holder that (1) were granted prior to November 2, 2015 (with the exception of certain recent grants) and (2) vest solely based on the holder’s continued employment with Constant Contact will vest pro-rata across all grants. As of the effective time of the merger, each outstanding company RSU that vests based on the achievement of total shareholder return performance goals, which we refer to as a “TSR RSU,” will be measured based on performance through the effective date of the merger in accordance with the terms of its underlying applicable award agreement. Any unvested TSR RSUs that do not so vest will be cancelled and forfeited for no consideration at the effective time of the merger. Each company RSU that vests based on the achievement of revenue or other performance metrics, which we refer to as a “CAGR RSU,” will be considered earned at 100% of the target performance level as of the effective time of the merger. However, the CAGR RSUs will remain subject to vesting and forfeiture based on continued employment through the last day of the original measurement period in the applicable award agreement. At the effective time of the merger, each vested company RSU will be cancelled in exchange for the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the merger consideration. Each unvested company RSU (including each unvested CAGR RSU, but excluding each unvested TSR RSU) will be assumed and converted into restricted stock units in respect of a number of shares of Endurance’s common stock, which we refer to as an “Endurance RSU,” based on the exchange ratio, rounded (x) up to the nearest whole share of Endurance common stock if half a share or more or (y) down to the nearest whole share of Endurance common stock if less than half a share. Generally, certain time-vested company RSUs held by executive officers and certain employees and all CAGR RSUs, in each case, that are converted into Endurance RSUs may vest upon certain terminations of employment following the effective time of the merger.

Stock Options and Restricted Stock Units Held by Directors and Executive Officers (Page 67)

Our directors and executive officers hold company options and company RSUs, and they will receive the merger consideration as summarized above and elsewhere in this proxy statement. For more information on the number of company options and company RSUs held by our directors and executive officers and the amounts they will receive in exchange for their company options and company RSUs, see “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page 67.

Special Committee and Board Recommendation (Page 57)

In connection with the merger, our Board established a special committee, consisting of three independent directors, Robert P. Badavas, Julie M.B. Bradley, and Dan T.H. Nye, which we refer to as the “special committee,” to evaluate the merger and to make recommendations to the full Board with respect to the merger and other strategic business alternatives available to Constant Contact. The special committee, after evaluating the proposed merger and consulting with the Board’s outside legal counsel and financial advisors, determined, among other things, that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to, and in the best interests of Constant Contact and our stockholders and, by a vote at a meeting held on October 29, 2015, unanimously recommended to the Board that the Board determine, among other things, that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of Constant Contact and our stockholders.

By a vote at a meeting held on October 30, 2015, the Board, acting upon the recommendation of the special committee and after consideration of various other factors, unanimously determined, among other things, that the merger agreement and the transactions contemplated thereby, including the merger, were advisable, fair to, and in the best interests of Constant Contact and our stockholders, and unanimously approved the merger agreement and the transactions contemplated thereby, including the merger. Certain factors considered by the Board in reaching its decision to approve the merger agreement and the merger can be found in the section titled “Proposal 1: Adoption of the Merger Agreement—Reasons for the Merger” beginning on page 52.

The Board unanimously recommends that Constant Contact stockholders vote:

•	“FOR” the merger proposal;

•	“FOR” the merger-related named executive officer compensation proposal; and

•	“FOR” the adjournment proposal.

Our Financial Advisors and Opinion of Morgan Stanley to Our Board (Page 58 and Annex C)

We retained Morgan Stanley & Co. LLC, which we refer to as “Morgan Stanley,” and Raymond James & Associates, Inc., which we refer to as “Raymond James,” to act as our financial advisors in connection with a potential strategic transaction, such as the merger. We selected each of these financial advisors based on their qualifications, expertise, reputation, and knowledge of our business and affairs and the industry in which we operate. At the meeting of our Board on October 30, 2015, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of October 30, 2015 and based upon and subject to the assumptions made, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the holders of our common stock, other than holders of excluded shares, was fair, from a financial point of view, to such holders.

The full text of Morgan Stanley’s written opinion to the Board, dated October 30, 2015, is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Morgan Stanley in rendering its opinion. You should read the opinion carefully in its entirety. Morgan Stanley’s opinion was addressed to, and provided for the information of, the Board, in its capacity as such and addressed only, as of the date of the opinion, the fairness from a financial point of view of the $32.00 per share cash consideration to be received by the holders of our common stock, other than excluded shares, pursuant to the merger agreement. It does not address any other aspects or implications of the merger and it was not intended to and does not constitute advice or a recommendation as to how any of our stockholders should vote with respect to the merger, or as to any other action that a stockholder should take regarding the merger.

Voting Agreement (page 109 and Annex B)

In connection with the merger, each of our directors, executive officers, and entities affiliated with our directors and executive officers have entered into a voting agreement with Endurance, which we refer to as the “voting agreement.” Pursuant to the voting agreement, our directors, executive officers, and their affiliated entities, in their capacities as stockholders of Constant Contact, agreed to vote their shares of Constant Contact common stock at the special meeting: (i) in favor of adoption of the merger agreement and any other matter that must be approved by the stockholders of Constant Contact for the consummation of the transactions contemplated by the merger agreement; and (ii) in favor of any adjournment, recess, delay or postponement recommended by Constant Contact (and not publicly opposed by Endurance) of any stockholder meeting in connection with the merger agreement. In addition, pursuant to the voting agreement, our directors, executive officers, and their affiliated entities agreed to vote their shares of Constant Contact common stock against, among other actions, any acquisition proposal as defined in “Terms of the Merger Agreement—Go-Shop; Non-Solicitation of Acquisition Proposal; Changes in Board Recommendation” beginning on page 93.

Interests of Certain Persons in the Merger (Page 67)

In considering the recommendation of the Board that Constant Contact stockholders vote to adopt the merger agreement, which we refer to as the “board recommendation,” you should be aware that some of Constant Contact’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Constant Contact stockholders generally. Interests of directors and executive officers that may be different from or in addition to the interests of Constant Contact stockholders generally include, but are not limited to:

•	each of our non-employee directors will fully vest in all of their outstanding company options and company RSUs in connection with the merger;

•	the TSR RSUs will be measured based on performance through the effective date of the merger and will vest in accordance with the terms of the underlying applicable award agreement, and any unvested TSR RSUs will be forfeited and cancelled for no consideration at the effective time of the merger;

•	executives will be deemed to have earned CAGR RSUs at 100% of the target level of performance immediately prior to the effective time of the merger, which will vest on the last day of the original measurement period subject to such executive’s continued employment through the last day of the original measurement period or earlier due to accelerated vesting upon certain terminations of employment;

•	the merger agreement provides for the cash settlement of vested in-the-money company options and vested company RSUs, and the assumption by Endurance and conversion of unvested company options, unvested company RSUs (including CAGR RSUs, but excluding TSR RSUs), and out-of-the-money company options into Endurance options or Endurance RSUs based on the exchange ratio;

•	certain of our executive officers are entitled to severance benefits under individual executive severance agreements, and the occurrence of certain qualifying terminations of employment in connection with or following the merger could trigger such severance benefits;

•	the respective indemnity agreements between Constant Contact and our directors and executive officers will be assumed by the surviving corporation in the merger, without any further action, and will survive the merger and continue in full force and effect in accordance with their terms; and

•	each of Endurance and the surviving corporation has agreed to indemnify and hold harmless each of our current and former directors, officers, or individuals serving as directors and officers at the request of Constant Contact or its subsidiaries following completion of the merger to the fullest extent required by the organizational documents of Constant Contact and its subsidiaries (except as may be limited by applicable law) for acts or omissions or alleged acts or omissions occurring in connection with the approval of the merger agreement and the consummation of the transactions contemplated thereby, and we are entitled, prior to the effective time of the merger and subject to certain limitations, to a policy of directors’ and officers’ liability insurance coverage for the benefit of our directors and executive officers for at least six years following completion of the merger.

The members of the special committee and the Board were aware of the different or additional interests set forth in this proxy statement and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the stockholders of Constant Contact that they adopt the merger agreement.

Financing of the Merger (Page 66)

The merger is not conditioned on Endurance obtaining the proceeds of any financing; however, Constant Contact cannot require Endurance to close the merger if the debt financing, as defined below, is not available. We anticipate that the total amount of funds necessary to complete the merger and the other transactions contemplated by the merger agreement, including the payment of fees and expenses, will be approximately $1.1 billion, which we expect to be funded through a combination of the following:

•	a $735 million senior secured incremental term loan facility and a $175 million senior secured revolving credit facility (which increases Endurance’s existing revolving credit facility by $50 million);

•	the issuance of $350 million in aggregate principal amount of senior unsecured notes of Endurance; and

•	to the extent available, unrestricted cash on hand of Constant Contact.

In connection with the execution and delivery of the merger agreement, Endurance has executed an Amended and Restated Commitment Letter, dated as of November 16, 2015, with Credit Suisse AG, Credit Suisse Securities (USA) LLC, Goldman Sachs Lending Partners LLC, and Jefferies Finance LLC, committing to provide (i) the term loan facility and revolving credit facility described in the first bullet point above and (ii) a $350 million senior unsecured bridge credit facility (such bridge loan commitment to be reduced by the amount of senior unsecured notes issued in lieu thereof), which, together, we refer to as the “debt financing.” The funding of the debt financing is subject to certain conditions, including conditions that do not relate directly to the merger agreement. Endurance has represented to us that the proceeds of the debt financing, together with Endurance’s available cash, will be sufficient to complete the merger. Although obtaining the debt financing is not a condition to the completion of the merger, the failure of Endurance to obtain sufficient debt financing would likely result in the failure of the merger to be completed, and, in such an event, Endurance may be obligated to pay to Constant Contact a termination fee of $72 million, which is more fully described in “Terms of the Merger Agreement—Termination Fees” beginning on page 107.

Go-Shop; Non-Solicitation of Acquisition Proposals; Changes in Board Recommendation (Page 93)

Go-Shop (Page 94)

From the date of the merger agreement and continuing until 11:59 p.m. (New York time) on November 21, 2015, which period we refer to as the “go-shop period,” Constant Contact and its representatives were permitted to, directly or indirectly, do the following:

•	initiate, solicit, seek, authorize, or encourage or facilitate the submission or making of any acquisition proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to result in an acquisition proposal; for a definition of acquisition proposal, see “Terms of the Merger Agreement—Go-Shop; Non-Solicitation of Acquisition Proposals; Changes in Board Recommendation” beginning on page 93;

•	participate or engage in negotiations or discussions with, or furnish information concerning Constant Contact or any of its subsidiaries to, any third party relating to an acquisition proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to result in an acquisition proposal;

•	grant waivers under any “standstill” provisions to allow a third party to make an acquisition proposal; and

•	resolve or agree to take any of the above actions.

Each third party who engaged with Constant Contact during this go-shop period was subject to a confidentiality agreement that met certain standards required by the merger agreement. In addition, subject to certain conditions, Constant Contact was required to provide to Endurance any material non-public information that was provided to a third party and not previously provided to Endurance.

As required by the merger agreement, by noon (New York time) on November 22, 2015, Constant Contact was required to provide to Endurance a list of third parties, which we refer to as “excluded parties,” that had made a bona fide written acquisition proposal that our Board determined, after consultation with outside legal counsel and financial advisors, constitutes or could reasonably be expected to lead to a superior proposal. For a definition of superior proposal, see “Terms of the Merger Agreement—Go-Shop; Non-Solicitation of Acquisition Proposals; Changes in Board Recommendation” beginning on page 93. Constant Contact was also required to provide to Endurance copies of the most recent written acquisition proposals made by such excluded parties and written summaries of the material terms of the most recent unwritten acquisition proposals made by such excluded parties. On November 22, 2015, we notified Endurance that there were no excluded parties.

Following the end of the go-shop period, Constant Contact was required to, except with respect to any excluded parties:

•	immediately cease any discussions or negotiations with any third party relating to an acquisition proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to result in an acquisition proposal;

•	terminate access to any data room or access to data related to an acquisition proposal; and

•	enforce obligations under confidentiality agreements, including “standstill” provisions.

For more information on the results of the go-shop process, see “Proposal 1: Adoption of the Merger—Background of the Merger” beginning on page 38.

Non-Solicitation of Acquisition Proposals (Page 95)

Beginning at 12:01 a.m. (New York City time) on November 22, 2015 and continuing until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms, which such time period we refer to as the “no-shop period,” Constant Contact and its affiliates and representatives are prohibited from directly or indirectly:

•	initiating, soliciting, authorizing or knowingly encouraging, or knowingly facilitating the submission or making of, any acquisition proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to result in an acquisition proposal;

•	participating or engaging in negotiations or discussions with, or furnishing any information concerning Constant Contact or any of its subsidiaries to, any third party relating to an acquisition proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to result in an acquisition proposal;

•	entering into any contract or agreement relating to an acquisition proposal; or

•	resolving or agreeing to do any of the above.

However, if, prior to obtaining stockholder approval to adopt the merger agreement and subject to certain conditions, Constant Contact receives an acquisition proposal from a third party that does not result from a material breach of its non-solicition obligations under the merger agreement, and our Board determines in good faith, after consultation with outside legal counsel and financial advisors, that the acquisition proposal is, or could reasonably be expected to result in, a superior proposal and failure to engage with the third party would be inconsistent with the Board’s fiduciary duties under applicable law, Constant Contact and the Board may engage in negotiations or discussions regarding the acquisition proposal and furnish any information to the third party making the acquisition proposal. For more information on the process for considering acquisition proposals during the no-shop period, see “Terms of the Merger Agreement—Go-Shop; Non-Solicitation of Acquisition Proposals; Changes in Board Recommendation” beginning on page 93.

If, prior to obtaining stockholder approval to adopt the merger agreement and subject to certain conditions, Constant Contact receives an acquisition proposal from a third party that did not result from a material breach of its non-solicition obligations under the merger agreement, and our Board determines in good faith, after consultation with outside legal counsel and financial advisors, that the acquisition proposal is a superior proposal and failure to approve or recommend such superior proposal would be inconsistent with the Board’s fiduciary duties under applicable law, Constant Contact must notify Endurance of its intent to terminate the merger agreement, specifying, in reasonable detail, the terms and conditions of the superior proposal, including the identity of the third party making the superior proposal, and provide Endurance with a copy of the proposed transaction agreement. If requested by Endurance, Constant Contact must engage in good faith negotiations regarding the terms of the merger agreement and consider any adjustments to the merger agreement for a period of four business days. If, after considering any adjustments proposed by Endurance, the Board determines that the superior proposal is still superior to the adjusted merger agreement proposed by Endurance, Constant Contact may terminate the merger agreement. However, if there is a material change to the superior proposal, Constant Contact must go through the same process with Endurance, except that the time frame for negotiations is reduced to three business days.

If Constant Contact terminates the merger agreement for a superior proposal, it will be obligated to pay to Endurance a termination fee of $36 million. For more information on the termination fee, see “Terms of the Merger Agreement—Termination Fees” beginning on page 107.

Changes in Board Recommendation (Page 96)

Under the merger agreement, the Board is not permitted to:

•	withdraw (or qualify or modify in any manner adverse to Endurance), or publicly propose to withdraw (or qualify or modify), the board recommendation to the Constant Contact stockholders in favor of adopting the merger agreement;

•	fail to include the board recommendation in this proxy statement;

•	if an acquisition proposal has been made by a third party or a material development or change has occurred, fail to publicly reaffirm the board recommendation within three business days after Endurance so requests in writing;

•	fail to recommend, in a solicitation/recommendation statement, against any acquisition proposal subject to Regulation 14D under the Exchange Act within 10 business days after the commencement of such acquisition proposal; or

•	approve, adopt or recommend any acquisition proposal, or propose publicly to approve, adopt or recommend, any acquisition proposal.

We refer to any action described in the bullet points above as a “change in recommendation.” The Board may take the actions under the first three foregoing bullet points if the Board determines that failure to take such actions would be inconsistent with the Board’s fiduciary duties under applicable law and it provides Endurance with four business days’ prior written notice.

Conditions to Completion of the Merger (Page 104)

The obligations of Constant Contact, Endurance, and Merger Sub to complete the merger are subject to the satisfaction or waiver by Constant Contact, Endurance, and Merger Sub, at or prior to the effective time of the merger, of the following conditions:

•	the adoption of the merger agreement by Constant Contact stockholders;

•	the expiration or termination of the applicable waiting periods (or any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “HSR Act;” and

•	the absence of any order, applicable law or other legal restraint, injunction or prohibition that would make the completion of the merger illegal or otherwise prohibited.

The obligations of Endurance and Merger Sub to complete the merger are subject to the satisfaction or waiver by Endurance and Merger Sub at or prior to the effective time of the merger of the following additional conditions:

•	the representations and warranties made by Constant Contact in the merger agreement must be true and correct as of the date of the merger agreement and as of the date of the closing of the merger, subject to certain qualifications for materiality;

•	Constant Contact must have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by us on or prior to the closing of the merger;

•	Endurance must have received a certificate dated as of the closing date of the merger and signed by an executive officer of Constant Contact certifying that the conditions in the two bullet points above have been satisfied; and

•	the absence of any events, since the date of the merger agreement, that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect with respect to Constant Contact; for more information on what constitutes a material adverse effect, see “Terms of the Merger—Material Adverse Effect” beginning on page 90.

The obligation of Constant Contact to complete the merger are subject to the satisfaction or waiver by Constant Contact at or prior to the effective time of the merger of the following additional conditions:

•	the representations and warranties made by Endurance and Merger Sub in the merger agreement must be true and correct as of the date of the closing of the merger, subject to certain qualifications for materiality;

•	Endurance and Merger Sub must have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by them on or prior to the closing of the merger; and

•	Constant Contact must have received a certificate dated as of the closing date of the merger and signed by an executive officer of Endurance certifying that the conditions in the two bullet points above have been satisfied.

In addition, Endurance is not obligated to complete the merger until the expiration of a marketing period lasting for 18 consecutive business days that Endurance may use to complete the debt financing. The marketing period begins after certain closing conditions have been satisfied and after Constant Contact has fulfilled our obligation to deliver to Endurance certain financial information required by Endurance in connection with the debt financing. Under certain circumstances, the marketing period, once commenced, may terminate before its completion and may, under certain circumstances, re-commence at a later time. For more information on the marketing period, see “Terms of the Merger Agreement—Closing of the Merger; Marketing Period” beginning on page 83.

Termination of the Merger Agreement (Page 106)

The merger agreement may be terminated at any time prior to the effective time of the merger by the mutual written agreement of Endurance and Constant Contact. In addition, subject to certain conditions and limitations, either Endurance or Constant Contact may terminate the merger agreement prior to the effective time of the merger if:

•	the merger has not been completed at or before 6:00 P.M. Eastern Time on March 31, 2016, which we refer to as the “end date”; however, if a party’s material breach of the merger agreement was the cause of or resulted in the failure of the merger to be completed, then that party may not rely on this provision to terminate the merger agreement;

•	the stockholders of Constant Contact fail to approve the merger proposal at the special meeting or at any adjournment or postponement thereof; or

•	any final, non-appealable order has been issued or other action taken by a court of competent jurisdiction or governmental authority permanently restraining, enjoining or otherwise prohibiting the completion of the merger, or any applicable law makes the completion of the merger illegal or otherwise prohibited.

The merger agreement may also be terminated by Endurance:

•	at any time before obtaining Constant Contact stockholder approval of the merger proposal, if our Board fails to include the board recommendation in this proxy statement or otherwise changes its recommendation, we enter into an acquisition agreement relating to an acquisition proposal or we violate in any material respect certain of our covenants relating to the no-shop period or our obligations to file this proxy statement and hold the special meeting; or

•	if we breach in any material respect any of our covenants or other agreements or any of our representations or warranties is not true and correct, and such failure would give rise to the failure of certain closing conditions to be satisfied and such breach is not capable of being cured or has not been cured by us within 20 days of receipt of a written notice from Endurance of such breach or failure; however, if Endurance or Merger Sub is at that time also in material breach of the merger agreement, then Endurance may not rely on this provision to terminate the merger agreement.

The merger agreement may also be terminated by Constant Contact:

•	at any time prior to obtaining approval of the merger proposal by our stockholders and if we are in compliance with certain provisions of the non-solicitation provisions of the merger agreement (including our obligation to negotiate in good faith with Endurance for at least four business days prior to such termination), in order to enter into a definitive alternative acquisition agreement that constitutes a superior proposal, so long as we pay to Endurance a termination fee of $36 million, and, substantially concurrently with the termination, we enter into a definitive alternative acquisition agreement;

•	if Endurance or Merger Sub has breached in any material respect any of their covenants or agreements or any of their representations or warranties is not true and correct, and such failure would give rise to the failure of certain closing conditions to be satisfied, and such breach is not capable of being cured or has not been cured by Endurance within 20 days of receipt of a written notice from us; however, if we are at that time also in material breach of the merger agreement, then we may not rely on this provision to terminate the merger agreement; or

•	if all conditions to the closing of the merger are satisfied or waived on the date the closing of the merger should occur, we are ready to close, and Endurance and Merger Sub fail to complete the closing of the merger on such date.

Termination Fees (Page 107)

Under the merger agreement, Constant Contact will be required to pay Endurance a termination fee equal to $36 million if the merger agreement is terminated by:

•	Endurance following a Constant Contact material breach, or either Endurance or Constant Contact if the merger has not been completed by the end date or if the stockholders of Constant Contact fail to adopt the merger agreement upon a vote taken at the special meeting or at any adjournment or postponement of the special meeting, and, in any such case, (x) prior to such termination (or prior to the meeting of the stockholders of Constant Contact in the case of a termination due to failure to complete the merger by the end date), an acquisition proposal has been communicated to the management of Constant Contact or the Board or has been publicly disclosed and not irrevocably withdrawn prior to such date, and (y) within 18 months of such termination of the merger agreement, (1) Constant Contact enters into a merger agreement, letter of intent or other similar agreement relating to an acquisition proposal by any third party, which we refer to as a “competing acquisition arrangement,” with a third party that is later consummated, (2) Constant Contact consummates the transactions contemplated by an acquisition proposal with a third party, or (3) the Board recommends an acquisition proposal with a third party to the stockholders of Constant Contact that is later consummated;

•	Constant Contact if, prior to obtaining approval of the merger proposal by the stockholders of Constant Contact and in compliance with the non-solicitation provisions of the merger agreement, Constant Contact enters into a definitive alternative acquisition agreement with respect to a superior proposal; or

•	Endurance if, at any time before obtaining Constant Contact stockholder approval of the merger proposal, (1) the Board or a committee of the Board fails to include the recommendation of the Board in this proxy statement or otherwise changes the recommendation of the Board in favor of the merger proposal, (2) Constant Contact enters into a competing acquisition arrangement or (3) Constant Contact violates in any material respect any of its obligations under the go-shop, non-solicitation, change in recommendation, proxy statement and proxy solicitation, and stockholder approval provisions of the merger agreement.

Under the merger agreement, Endurance will be required to pay Constant Contact a termination fee equal to $72 million if the merger agreement is terminated by Constant Contact because:

•	Endurance or Merger Sub has breached or failed to perform in any material respect any of their covenants or agreements set forth in the merger agreement or any of their representations or warranties set forth in the merger agreement is not true and correct, and such breach or failure (1) would give rise to the failure of certain closing conditions to be satisfied, and (2) is not capable of being cured or has not been cured by Endurance within 20 days of receipt of a written notice from Constant Contact of such breach or failure, provided that Constant Contact is not then also in material breach of the merger agreement; or

•	(1) all conditions to Endurance’s obligations to consummate the merger have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the merger, but which conditions are capable of being satisfied) on the date the closing of the merger was required to occur pursuant to the merger agreement, (2) Constant Contact stood ready, willing, and able to consummate the closing of the merger on that date, and (3) Endurance and Merger Sub do not complete the merger on that date.

For more information on the circumstances under which Constant Contact or Endurance must pay a termination fee, see “Terms of the Merger Agreement—Termination of the Merger Agreement” beginning on page 106.

Fees and Expenses (Page 109)

Except as provided in the merger agreement, all fees and expenses incurred in connection with the merger agreement, the merger, and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses.

Specific Performance (Page 109)

Under the merger agreement, Endurance, Merger Sub, and Constant Contact are entitled (i) to injunctions to prevent breaches of the merger agreement, and (ii) to enforce, in court, the other party’s obligations under the terms and conditions of the merger agreement, which we refer to as “specific performance.”

However, Constant Contact is not entitled to specific performance of, or other equitable remedies with respect to, Endurance’s and Merger Sub’s obligations to consummate the merger unless all of the following conditions are satisfied:

•	all of the conditions precedent to Endurance’s and Merger Sub’s obligation to consummate the merger must have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the merger, but which conditions are capable of being satisfied at the closing of the merger);

•	the debt financing has been funded or will be funded in accordance with the terms thereof at the closing of the merger;

•	Endurance and Merger Sub fail to complete the closing of the merger by the date the closing of the merger was required to have occurred pursuant to the merger agreement;

•	Constant Contact has irrevocably confirmed in a writing delivered to Endurance that if specific performance is granted and the debt financing is funded, then it would take such actions that are within its control to consummate the closing of the merger in accordance with the terms of the merger agreement (including the satisfaction of the conditions to Endurance’s and Merger Sub’s closing obligations that contemplate an action to be taken or documents to be delivered at the closing of the merger); and

•	Endurance fails to complete the closing of the merger within three business days following the delivery of the writing from Constant Contact pursuant to the immediately foregoing bullet point, and Constant Contact stands ready, willing, and able to complete the closing of the merger throughout such three business day period.

Either party may pursue both a grant of specific performance and the payment of the applicable termination fee, however, under no circumstances will either party be obligated to both specifically perform its obligation to consummate the merger, on the one hand, and pay the applicable termination fee, on the other hand.

Directors and Officers Indemnification and Insurance (Page 102)

After the effective time of the merger, Endurance is required to cause the surviving corporation to indemnify and hold harmless the current and former directors and officers of Constant Contact and its subsidiaries for certain acts or omissions occurring at or prior to the effective time of the merger. Such indemnification must be to the full extent existing as of the date of the merger agreement in favor of such persons as provided in Constant Contact’s and its subsidiaries’ certificates of incorporation, by-laws, other organizational documents or pursuant to indemnification agreements in effect or indemnification provisions contained in other agreements in effect.

In addition, the surviving corporation must maintain in effect Constant Contact’s current director and officer liability insurance and fiduciary insurance for a period of at least six years after the effective time of the merger (whether through purchase of a “tail” policy or by other permitted means), subject to certain limitations.

Material U.S. Federal Income Tax Consequences of the Merger (Page 74)

The exchange of shares of our common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes to U.S. holders, as defined in “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 74. If you are a U.S. holder and your shares of Constant Contact common stock are converted into the right to receive cash in the merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares. The exchange of shares of Constant Contact common stock for cash pursuant to the merger will generally not result in a non-U.S. holder, as defined in “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 74, being subject to U.S. federal income tax unless the non-U.S. holder has certain connections to the United States. You should read the section titled “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 74 for a more detailed discussion of the U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders. You should also consult with your tax advisor for a complete analysis of the particular tax consequences of the merger to you, including the applicability and effect of any U.S. federal, state, and local and non-U.S. tax laws.

Governmental and Regulatory Matters (Page 73)

Completion of the merger is subject to the receipt of antitrust clearance in the United States. Under the HSR Act and the rules and regulations promulgated thereunder, the merger may not be completed until notification and report forms have been filed with the U.S. Department of Justice, which we refer to as the “DOJ,” and the Federal Trade Commission, which we refer to as the “FTC,” and the applicable waiting period has expired or been terminated. On November 13, 2015, Constant Contact and Endurance filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC.

The waiting period with respect to the notification and report forms filed under the HSR Act expires 30 calendar days after the date both parties have submitted such filings, unless otherwise extended or terminated. The waiting period can be extended if the DOJ or the FTC issues a Request for Additional Information and Documentary Material, which we refer to as a “Second Request,” to Constant Contact and/or Endurance. A Second Request is a request that the parties to a merger or acquisition provide the DOJ or the FTC with information, documents and data that allows the agency to further consider whether the proposed transaction violates the federal antitrust laws. The issuance of a Second Request extends the required waiting period to consummate the transaction for an additional 30 days, measured from the time both Constant Contact and/or Endurance certify that they have substantially complied with the Second Request, unless that waiting period is earlier terminated by the DOJ and the FTC, or unless the parties extend that 30 day period by agreement with the DOJ or the FTC, as applicable. On November 27, 2015, early termination of the waiting period was granted.

At any time before or after completion of the merger, notwithstanding the termination of the waiting period under the HSR Act, the DOJ, FTC, or any U.S. state, could take such action under the antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Constant Contact and Endurance. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that the DOJ, the FTC or any other governmental entity or any private party will not attempt to challenge the merger on antitrust or competition grounds, and, if such a challenge is made, there can be no assurance as to its result.

Market Price of Constant Contact Common Stock and Dividend Information (Page 115)

Our common stock is listed on NASDAQ under the trading symbol “CTCT.” The closing sale price of our common stock on NASDAQ on October 30, 2015, which was the last trading day before we announced the execution of the merger agreement, was $26.10, compared to which the merger consideration represents a premium of approximately 23%. On December 8, 2015 the last trading day before the date of this proxy statement, the closing price of our common stock on NASDAQ was $31.51.

Under the terms of the merger agreement, we may not declare, accrue, set aside or pay any dividend or other distribution without the prior written consent of Endurance (not to be unreasonably withheld, conditioned or delayed). We do not expect to pay dividends in the foreseeable future.

Delisting and Deregistration of Our Common Stock (Page 66)

Upon completion of the merger, we will remove our common stock from listing on NASDAQ and price quotations in the public market will no longer be available for our common stock, and the registration of our common stock under the Exchange Act will be terminated.

Appraisal Rights (Page 77 and Annex D)

If the merger is effected, under Delaware law, in lieu of the merger consideration offered by Endurance, you may be eligible to exercise appraisal rights in connection with the merger. If you strictly comply with the requirements of Section 262 of the DGCL, you will have the right under Delaware law to receive, in lieu of the $32.00 per share merger consideration, the fair value of your shares of Constant Contact common stock as of the effective time of the merger as determined by the Court of Chancery of the State of Delaware, which we refer to as the “Court of Chancery.” The amount determined by the Court of Chancery in an appraisal proceeding to be the fair value of Constant Contact common stock as of the effective time of the merger could be more than, the same as or less than the merger consideration a stockholder would be entitled to receive under the terms of the merger agreement if the merger is effected. Your appraisal rights are subject to a number of restrictions and technical requirements. Generally, in order to perfect your appraisal rights, you must comply with the following procedures:

•	prior to the vote on the merger proposal at the special meeting, you must deliver to Constant Contact a written demand for appraisal of your shares that complies with the applicable statutory requirements;

•	you must not vote “FOR” the merger proposal, either by proxy or in person, at the special meeting;

•	you must continue to hold your shares through the effective time of the merger;

•	if the merger is approved at the special meeting, you must not submit your shares for payment of the merger consideration; and

•	within 120 days of the effective time of the merger, you must file a petition in the Court of Chancery, requesting a determination of the fair value of your shares of Constant Contact common stock as of the effective time of the merger.

Merely voting against the merger proposal will not perfect your appraisal rights. If you hold your shares in “street name,” you must instruct your broker, bank or other nominee to take action in strict compliance with the DGCL to exercise your appraisal rights. Requirements under Delaware law for exercising appraisal rights are described in further detail under “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights” beginning on page 77. Section 262 regarding appraisal rights available to stockholders of Delaware corporations in certain mergers and consolidations is reproduced and attached as Annex D to this proxy statement. If you wish to avail yourself of your appraisal rights, you should consult your legal advisor.

Help in Answering Questions

We greatly appreciate your cooperation in voting your shares. If you have any questions about the special meeting or the merger after reading this proxy statement, you may contact Alliance Advisors, LLC, our proxy solicitor, toll-free at 1-855-325-6674.

Neither the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” nor any state securities regulatory agency has approved or disapproved of the transactions described in this proxy statement, including the merger, or determined if the information contained in this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a holder of our common stock. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety.

Q: Why am I receiving these materials?

A: You are receiving this proxy statement and the accompanying proxy card because you owned shares of Constant Contact’s common stock at the close of business on December 8, 2015, the record date for the special meeting. Our Board is soliciting proxies from Constant Contact stockholders for use at the special meeting to consider and vote upon the proposal to adopt the merger agreement. These proxy materials provide you information for use in determining how to vote in connection with the matters to be considered at the special meeting.

Q: When and where is the special meeting?

A: The special meeting will take place on January 21, 2016 at 10:00 a.m., local time, at Constant Contact, Inc., 1601 Trapelo Road, Waltham, Massachusetts 02451.

Q: What matters will be voted on at the special meeting?

A: We will ask you to consider and vote upon proposals to: (1) adopt the merger agreement by and among Constant Contact, Endurance, and Merger Sub, which we refer to as the “merger proposal,” (2) approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Constant Contact’s named executive officers in connection with the completion of the merger, which we refer to as the “merger-related named executive officer compensation proposal,” and (3) approve the adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement, which we refer to as the “adjournment proposal.”

Q: What is the proposed transaction?

A: Under the terms of the merger agreement, upon completion of the merger, Merger Sub will be merged with and into Constant Contact, with Constant Contact surviving the merger as a wholly-owned subsidiary of Endurance. After the merger is completed, our common stock will cease to be traded on NASDAQ, the registration of our common stock under the Exchange Act will be terminated, and we will no longer be required to file periodic reports with the SEC.

Q: What will I receive if the merger is completed?

A: If the merger is completed, you will have the right to receive $32.00 in cash, without interest, for each share of our common stock you own, unless you are entitled to demand and have properly demanded appraisal for such shares in accordance with, and you strictly comply in all respects with, Section 262 of the DGCL. In either case, as a result of the merger, your shares will be cancelled and you will not own shares in the surviving corporation or have any interest in our continuing operations.

Q: Should I send in my stock certificates now?

A: No. Please do not send your stock certificates now. If the merger is completed, you will receive shortly thereafter a letter of transmittal instructing you to send your stock certificates to the paying agent in order to receive the cash payment of the merger consideration for each share of our common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled upon completion of the merger. Please do not send in your stock certificates with your proxy card.

Q: What happens if I sell or transfer my shares of common stock after the record date, but before the special meeting?

A: If you sell or transfer your shares of our common stock after the record date, but before the special meeting, you will transfer the right to receive the merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote those shares at the special meeting.

Q: What vote is required to approve the merger proposal and thereby approve the merger?

A: Under Delaware law, and as a condition to the completion of the merger, approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Constant Contact common stock entitled to vote at the special meeting. Accordingly, (1) a Constant Contact stockholder’s failure to submit a proxy card or to vote in person at the special meeting, (2) an abstention from voting, or (3) the failure of a Constant Contact stockholder who holds shares in “street name” through a broker, bank or other nominee to give voting instructions to such broker, bank or other nominee, which we refer to as a “broker non-vote,” will have the same effect as a vote “AGAINST” the merger proposal. As of the record date, there were 32,213,542 shares of Constant Contact common stock outstanding entitled to vote at the special meeting.

Q: What vote is required to approve the merger-related named executive officer compensation proposal?

A: Assuming a quorum is present, approval of the merger-related named executive officer compensation proposal requires the affirmative vote of the holders of a majority of the shares of Constant Contact common stock that are present in person or by proxy at the special meeting and voting affirmatively or negatively on the proposal. Abstentions, failures to vote, and broker non-votes, if any, will not be counted as votes either “FOR” or “AGAINST” the merger-related named executive officer compensation proposal, and, accordingly, will have no effect on the outcome of the vote on such proposal. The vote to approve the merger-related named executive officer compensation proposal is advisory only, will not be binding on Constant Contact or Endurance, and is not a condition to the completion of the merger.

Q: What vote is required to approve the adjournment proposal?

A: Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Constant Contact common stock that are present in person or by proxy at the special meeting and voting affirmatively or negatively on the proposal, whether or not a quorum is present. Abstentions, failures to vote, and broker non-votes, if any, will not be counted as votes either “FOR” or “AGAINST” the adjournment proposal and, accordingly, will have no effect on the outcome of the vote on such proposal.

Q: Are any Constant Contact stockholders already committed to vote in favor of the proposals?

A: Yes. In connection with entering into the merger agreement, Endurance entered into a voting agreement with our directors, executive offers, and entities affiliated with our directors and executive officers, in their capacity as holders of our common stock. Pursuant to the voting agreement, our directors, executive officers, and their affiliated entities have agreed to vote all of their Constant Contact common shares in favor of the merger proposal and the adjournment proposal.

As discussed above, approval of the merger proposal requires the affirmative vote of a majority of the outstanding shares of Constant Contact common stock entitled to vote at the special meeting. As of the record date, our directors, executive officers, and their affiliated entities owned 727,715 shares of Constant Contact common stock representing approximately 2.3% of the total outstanding shares of Constant Contact common stock entitled to vote at the special meeting. Therefore, if the special meeting is held to consider the merger proposal and the adjournment proposal, assuming compliance with the voting agreement, at least 2.3% of the total outstanding shares of Constant Contact common stock entitled to vote at the special meeting will approve the merger proposal and the adjournment proposal.

The obligation to vote in favor of the merger proposal and the adjournment proposal will terminate automatically upon termination of the merger agreement and certain other events. See “Terms of the Merger Agreement—The Voting Agreement” beginning on page 109.

Q. What is “merger-related compensation”?

A. “Merger-related compensation” is certain compensation that is tied to or based on the completion of the merger and may be payable to Constant Contact’s named executive officers under our existing plans or agreements, which is the subject of the merger-related named executive officer compensation proposal. See “Proposal 2: Advisory Vote on Merger-Related Named Executive Officer Compensation” beginning on page 111.

Q. Why am I being asked to cast a non-binding advisory vote to approve merger-related compensation payable to Constant Contact’s named executive officers under its plans or agreements?

A. In accordance with the rules promulgated under Section 14A of the Exchange Act, Constant Contact is required to provide its stockholders with the opportunity to cast a non-binding advisory vote on the compensation that may be payable to our named executive officers in connection with the merger.

Q. What will happen if the stockholders do not approve the merger-related named executive officer compensation proposal at the special meeting?

A: Approval of the merger-related named executive officer compensation proposal is not a condition to the completion of the merger. The vote with respect to the merger-related named executive officer compensation proposal is an advisory vote and will not be binding on either Constant Contact or Endurance. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, payment of the merger-related compensation is not contingent on stockholder approval of the merger-related named executive officer compensation proposal.

Q. Are there any other risks to me from the merger that I should consider?

A. Yes. There are risks associated with all business combinations, including the merger. See “Cautionary Statement Concerning Forward-Looking Information” beginning on page 27.

Q: What constitutes a quorum?

A: At the special meeting, stockholders holding a majority of the shares of Constant Contact common stock issued and outstanding and entitled to vote at the special meeting, represented in person or by proxy, will constitute a quorum. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. Abstentions are considered as present for the purpose of determining the presence of a quorum. Broker non-votes will not be considered as present for the purpose of determining the presence of a quorum at the special meeting.

Q: How does the Board recommend that I vote?

A: The Board unanimously recommends that Constant Contact stockholders vote (1) “FOR” the merger proposal, (2) “FOR” the merger-related named executive officer compensation proposal, and (3) “FOR”

the adjournment proposal. Certain factors considered by the Board in reaching its decision to approve the merger agreement and the merger can be found in the section titled “Proposal 1: Adoption of the Merger Agreement—Reasons for the Merger” beginning on page 52.

Q: What is the difference between holding shares as a stockholder of record and a beneficial owner?

A: Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares and this proxy statement is being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the proxies named in the enclosed proxy card or to vote your shares in person at the special meeting. We have enclosed a proxy card for you to use.

•	Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and this proxy statement is being forwarded to you, together with a voting instruction card, by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and you are also invited to attend the special meeting where you may vote your shares in person by following the procedure described below. If you do not provide your broker, bank or other nominee with your specific voting instructions, your shares will not be voted.

Q: How do I vote my shares of Constant Contact common stock?

A: Before you vote, you should carefully read and consider the information contained in or incorporated by reference in this proxy statement, including the annexes. You should also determine whether you hold your shares of our common stock directly in your name as a stockholder of record or through a broker, bank or other nominee, because this will determine the procedure that you must follow in order to vote. You are a stockholder of record if you hold your Constant Contact common stock in certificate form or if you hold your Constant Contact common stock in your name directly with our transfer agent, American Stock Transfer & Trust Company, LLC. If you are a stockholder of record, you may vote in any of the following ways:

•	Via the Internet—If you choose to grant a proxy via the internet, go to the website indicated on the enclosed proxy card and follow the easy instructions. You will need to have your proxy card available in order to submit your proxy.

•	Via Telephone—If you choose to grant a proxy via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed proxy card and follow the easy voice prompts. You will need to have your proxy card available in order to submit your proxy.

•	Via Mail—If you choose to grant a proxy by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, NY 11219. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

•	At the Special Meeting—Stockholders of record who attend the special meeting may vote in person by filling out a ballot at the meeting, and any previously submitted proxies will be revoked by the vote cast at the special meeting. Even if you intend to attend and vote at the special meeting, our Board recommends that you grant a proxy via the internet, telephone or mail in case you are later unable to attend the special meeting to ensure that your shares will be represented and voted.

Q: If I hold my shares through a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A: Yes, but only if you properly instruct them to do so. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement has been forwarded to you by your brokerage firm, bank or other nominee, or its agent. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the special meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this “legal proxy” from your broker, bank or other nominee who is the stockholder of record.

If you hold your shares in “street name” through a broker, bank or other nominee and do not return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers, banks, and other nominees have the discretion to vote on routine matters. The proposals in this proxy statement are non-routine matters, and therefore brokers, banks, and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares.

We believe that (1) under our by-laws and the DGCL, broker non-votes will not be counted for purposes of determining the presence or absence of a quorum at the special meeting, and (2) under the current rules of NASDAQ, brokers do not have discretionary authority to vote on any of the proposals being voted upon at the special meeting. To the extent that there are any broker non-votes, a broker non-vote will have the same effect as a vote “AGAINST” the merger proposal but will have no effect on the merger-related named executive officer compensation proposal or the adjournment proposal.

Q: What happens if I return my proxy card but I do not indicate how to vote?

A: If you sign and properly return your proxy card, but do not include instructions on how to vote, your shares of our common stock will be voted (1) “FOR” the merger proposal, (2) “FOR” the merger-related named executive officer compensation proposal, and (3) “FOR” the adjournment proposal. We do not currently intend to present any other proposals for consideration at the special meeting. If other proposals requiring a vote of stockholders are brought before the special meeting in a proper manner, the persons named in the enclosed proxy card, if properly authorized, will have discretion to vote the shares they represent in accordance with their best judgment.

Q: What happens if I abstain from voting on a proposal?

A: If you sign and return a proxy card or grant a proxy over the internet or by telephone but abstain from voting on the merger proposal, it will have the same effect as a vote “AGAINST” the merger proposal. Any abstentions, failures to vote and broker non-votes will not be counted as votes either “FOR” or “AGAINST” the merger-related named executive officer compensation proposal or the adjournment proposal and, accordingly, will have no effect on the outcome of the vote on such proposals.

Q: May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote?

A: Yes. Even if you sign and return the proxy card accompanying this proxy statement, you retain the power to revoke your proxy or change your vote before the special meeting. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Corporate Secretary at Constant Contact, Inc., 1601 Trapelo Road, Waltham, Massachusetts 02451, Attn: Corporate Secretary, specifying such revocation or change in vote. You may also change your vote by delivery of a valid, later-dated proxy prior to the special meeting or by attending and voting at the special meeting.

Q: What does it mean if I receive more than one set of proxy materials?

A: This means that you own shares of our common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date, and return all of the proxy cards (or submit a proxy via the internet or telephone) or follow the instructions for any alternative voting procedure on each of the voting instruction cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope; if you submit a proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q: When do you expect the merger to be completed?

A: Constant Contact and Endurance are working to complete the merger promptly, and we intend for it to be completed in the first quarter of 2016. In order to complete the merger, we must obtain the stockholder approval, any applicable waiting period (or extensions thereof) under the HSR Act relating to the completion of the merger must have expired or have been terminated, and Constant Contact and Endurance must satisfy or waive the other closing conditions under the merger agreement (other than those which, by their nature, are satisfied upon the closing of the merger). Early termination of the waiting period under the HSR Act has been granted. The closing conditions are more fully described in “Terms of the Merger Agreement—Conditions to the Completion of the Merger” beginning on page 104.

In addition, in connection with the debt financing that Endurance intends to use to fund the merger, Endurance is not obligated to complete the merger until the expiration of a marketing period lasting for 18 consecutive business days that it may use to complete the debt financing. The marketing period begins after certain closing conditions have been satisfied and after we have fulfilled our obligation to deliver to Endurance certain financial information required by Endurance in connection with obtaining the debt financing. Once commenced, the marketing period may terminate before its completion and may, under certain circumstances, re-commence at a later time. For more information on the marketing period, see “Terms of the Merger Agreement—Closing of the Merger; Marketing Period” beginning on page 83.

It is also possible that factors outside the control of either company could result in the merger being completed at a later time, or not at all.

Q: Is the merger expressly conditioned on Endurance obtaining the debt financing?

A: The completion of the merger is not expressly conditioned on Endurance obtaining the debt financing, however, Constant Contact cannot require Endurance to close the merger if the debt financing is not available. We estimate that the total amount of funds necessary to consummate the merger and related transactions is approximately $1.1 billion, which Endurance intends to fund through the debt financing and, to the extent available, our unrestricted cash on hand. Funding of the debt financing is subject to the satisfaction of the conditions set forth in the debt commitment letter obtained by Endurance. See “Proposal 1: Adoption of the Merger Agreement—Financing of the Merger” beginning on page 66. The failure of Endurance to obtain sufficient debt financing would likely result in the failure of the merger to be completed.

Q: If the merger is completed, how will I receive the cash for my shares?

A: If the merger is completed and your shares of our common stock are held in book-entry through the Depositary Trust Company, which we refer to as “DTC,” or in “street name” by a broker, bank or other nominee, the cash proceeds will be deposited into your bank or brokerage account without any further action on your part. If you are a stockholder of record with your shares held in certificate form or held directly in your name in book-entry form other than through DTC, you will receive a letter of transmittal with instructions for returning such letter of transmittal, and, in the case of holders of share certificates, how to send your share certificates to the paying agent in connection with the merger. The paying agent will issue and deliver to you a check for your shares after you comply with these instructions. See “Terms of the Merger Agreement—Procedure for Receiving Merger Consideration” beginning on page 85.

Q: Is the merger taxable to me?

A: The exchange of shares of our common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes to U.S. holders as defined in “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 74. If you are a U.S. holder and your shares of our common stock are converted into the right to receive cash in the merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares. The exchange of shares of our common stock for cash pursuant to the merger will generally not result in a non-U.S. holder as defined in “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 74 being subject to U.S. federal income tax unless the non-U.S. holder has certain connections to the United States. You should read the section titled “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 74 of this proxy statement for a more detailed discussion of the U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders. You should also consult your tax advisor for a complete analysis of the particular tax consequences of the merger to you, including the applicability and effect of any U.S. federal, state and local and non-U.S. tax laws.

Q: What happens if the merger is not completed?

A: If the merger agreement is not adopted by the stockholders at the special meeting or if the merger is not completed for any other reason, stockholders will not receive the merger consideration or any payment for their shares of our common stock in connection with the merger. Instead, our common stock will continue to be listed and traded on NASDAQ. In certain circumstances, we may be required to pay, or may be entitled to receive, a termination fee in connection with a termination of the merger agreement. See “Terms of the Merger Agreement—Termination Fees” beginning on page 107.

Q: Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares?

A: Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, if the merger is completed, stockholders of Constant Contact who properly demand appraisal of their shares, who do not vote in favor of adopting the merger agreement, and who meet the other requirements set forth in Section 262 of the DGCL will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery. Appraisal rights will only be available to Constant Contact stockholders that deliver to us a written demand for appraisal of their shares prior to the special meeting, do not vote in favor of the merger proposal, hold their shares continuously through the effective time of the merger, do not submit their shares for payment of the merger consideration, and otherwise strictly comply with the statutory procedures and requirements set forth in Section 262 of the DGCL. See “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights” beginning on page 77. The amount determined by the Court of Chancery to be the fair value of Constant Contact common stock as of the effective time of the merger could be more than, the same as, or less than the merger consideration a stockholder would be entitled to receive under the terms of the merger agreement. A copy of Section 262 of the DGCL is attached as Annex D to this proxy statement and a summary of this provision can be found along with additional information about appraisal rights under “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights” beginning on page 77.

Q: Who will count the votes?

A: The votes will be counted by a representative of American Stock Transfer & Trust Company, LLC, which will act as the inspector of election appointed for the special meeting.

Q: Where can I find the voting results of the special meeting?

A: Constant Contact intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All periodic and current reports Constant Contact files with the SEC are publicly available when filed. See “Where Stockholders Can Find More Information” beginning on page 119.

Q: Where can I find more information about Constant Contact?

A: You can find more information about Constant Contact in its publicly filed reports with the SEC, on Constant Contact’s website www.constantcontact.com, and as described in the section titled “Where Stockholders Can Find More Information” beginning on page 119.

Q: Who can help answer my questions?

A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger agreement or the merger, including the procedures for voting your shares, you should contact Alliance Advisors, LLC, our proxy solicitor, toll-free at 1-855-325-6674.

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents that we incorporate by reference in this proxy statement, contain certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Exchange Act. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different than the results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions, and other statements that are not historical facts. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Factors that could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following:

•	the risk that the conditions to the closing of the merger are not satisfied (including a failure of our stockholders to approve, on a timely basis or otherwise, the merger proposal);

•	the failure of Endurance to obtain sufficient debt financing to complete the merger;

•	litigation relating to the merger;

•	uncertainties as to the timing of the completion of the merger and the ability of each of Endurance and us to complete the merger;

•	risks that the merger disrupts the current business, operations, and plans of Endurance and/or us;

•	the ability of Endurance and/or us to retain and hire key personnel;

•	competitive responses to the merger;

•	unexpected costs, charges or expenses resulting from the merger;

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and

•	legislative, regulatory, and economic developments.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in our most recent Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and our more recent reports filed with the SEC. All subsequent written and oral forward-looking statements concerning the merger or other matters attributable to us or any other person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. None of Constant Contact, Endurance or any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements speak only as of the date of the communication in which they are contained. We can give no assurance that the conditions to the merger will be satisfied. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All information contained in this proxy statement exclusively concerning Endurance, Merger Sub, and their affiliates has been supplied by Endurance and Merger Sub and has not been independently verified by us.

PARTIES INVOLVED IN THE MERGER

Constant Contact, Inc.

1601 Trapelo Road,

Waltham, Massachusetts 02451

Telephone: (781) 472-8100

Constant Contact, Inc., a Delaware corporation, is a leading provider of online marketing tools that are designed for small organizations, including small businesses, associations, and non-profits. We seek to help our customers succeed by creating and growing their customer and member relationships through our easy-to-use products combined with education, support, KnowHow®, and coaching. Our marketing tools include email marketing, social media marketing, event marketing, local deals, online listings, and survey products. We offer our products through a bundled online marketing platform that simplifies small business marketing by bringing together the marketing tools needed to drive repeat customers and reach new ones across multiple marketing channels, including email, social, mobile, and web. Our online marketing platform is available to new customers through three different packages: Email, Email Plus, and Personal Marketer. Today, we help more than 650,000 customers worldwide find marketing success through the only all-in-one online marketing platform for small organizations.

Constant Contact’s common stock is listed on NASDAQ under the symbol “CTCT.”

Constant Contact’s principal executive offices are located at 1601 Trapelo Road, Waltham, Massachusetts 02451, our telephone number is (781) 472-8100, and our internet website address is www.constantcontact.com. The information provided on or accessible through Constant Contact’s website, other than securities filings that are otherwise incorporated herein by reference, is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to Constant Contact’s website provided in this proxy statement.

Detailed descriptions of Constant Contact’s business and financial results are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our subsequent reports filed with the SEC, if any, which are incorporated in this proxy statement by reference. See “Where Stockholders Can Find More Information” beginning on page 119.

Endurance International Group Holdings, Inc.

10 Corporate Drive, Suite 300

Burlington, Massachusetts 01803

Telephone: (781) 852-3200

Endurance International Group Holdings, Inc., a Delaware corporation, is a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online. Leveraging its proprietary technology platform, Endurance serves approximately 4.5 million subscribers globally with a comprehensive and integrated suite of over 150 products and services that help small and medium-sized businesses get online, get found, and grow their businesses. The products and services available on Endurance’s platform include domains, website builders, web hosting, email, security, storage, site backup, search engine optimization and search engine marketing, social media services, website analytics, mobile device tools, and productivity and e-commerce solutions. Endurance delivers these products and services to its subscribers through an integrated technology platform that enables the delivery of cloud-based products and services in an easy-to-use, intuitive, and cost-effective manner, which engages subscribers in timely and compelling ways and drives significant business value for them.

Endurance’s common stock is listed on NASDAQ under the symbol “EIGI.”

Endurance’s principal executive offices are located at 10 Corporate Drive, Suite 300, Burlington, Massachusetts 01803, its telephone number is (781) 852-3200, and its internet website address is www.endurance.com. The information provided on or accessible through Endurance’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to Endurance’s website provided in this proxy statement.

Paintbrush Acquisition Corporation

10 Corporate Drive, Suite 300

Burlington, Massachusetts 01803

Telephone: (781) 852-3200

Paintbrush Acquisition Corporation, a wholly-owned subsidiary of Endurance, is a Delaware corporation that was formed on October 29, 2015 for the sole purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement, including the merger. Upon the terms and subject to the conditions of the merger agreement, Paintbrush Acquisition Corporation will be merged with and into Constant Contact, with Constant Contact surviving the merger as a wholly-owned subsidiary of Endurance.

Paintbrush Acquisition Corporation’s principal executive offices are located at 10 Corporate Drive, Suite 300, Burlington, Massachusetts 01803, and its telephone number is (781) 852-3200.

THE SPECIAL MEETING

This section contains information about the special meeting of Constant Contact stockholders that has been called to consider and vote upon a proposal to adopt the merger agreement, a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Constant Contact’s named executive officers in connection with the completion of the merger, and a proposal to approve the adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

This proxy statement is being provided to the stockholders of Constant Contact as part of a solicitation of proxies by the Board of Directors for use at the special meeting to be held at the date, time, and place specified below, and at any properly convened meeting following an adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting.

Date, Time and Place

A special meeting of stockholders of Constant Contact is scheduled to be held on January 21, 2016 at 10:00 a.m., local time, at Constant Contact, Inc., 1601 Trapelo Road, Waltham, Massachusetts 02451, unless the special meeting is adjourned or postponed. We intend to mail this proxy statement and the accompanying proxy card on or about December 15, 2015 to all stockholders entitled to vote at the special meeting.

Purpose of the Special Meeting

At the special meeting, stockholders will be asked:

•	to consider and vote upon a proposal to adopt the merger agreement, which provides for the merger of Merger Sub with and into Constant Contact, with Constant Contact surviving the merger as a wholly-owned subsidiary of Endurance, and the conversion of each share of Constant Contact common stock, other than the excluded shares described in this proxy statement, into the right to receive $32.00 in cash, without interest;

•	to consider and vote upon a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Constant Contact’s named executive officers in connection with the completion of the merger; and

•	to consider and vote upon a proposal to approve the adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

Recommendation of Our Board

After considering various reasons to approve the merger agreement, as well as certain countervailing factors, and upon the recommendation by the special committee, the Board unanimously determined the merger agreement, the merger, and the other transactions contemplated by the merger agreement, to be advisable, fair to, and in the best interests of Constant Contact and its stockholders, and unanimously approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement. Certain factors considered by the Board in reaching its decision to approve the merger agreement and the merger can be found in the section titled “Proposal 1: Adoption of the Merger Agreement—Reasons for the Merger” beginning on page 52.

The Board unanimously recommends that the Constant Contact stockholders vote (1) “FOR” the merger proposal, (2) “FOR” the merger-related named executive officer compensation proposal, and (3) “FOR” the adjournment proposal.

Record Date and Voting Information

Only holders of record of our common stock at the close of business on December 8, 2015, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments thereof. Each holder of record of our common stock on the record date will be entitled to one vote for each share held as of the record date on each matter submitted to our stockholders for approval at the special meeting. If you sell or transfer your shares of our common stock after the record date but before the special meeting, you will transfer the right to receive the per share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote those shares at the special meeting.

As of the close of business on the record date, there were 32,213,542 shares of Constant Contact common stock issued, outstanding, and entitled to vote at the special meeting, which shares were held by approximately 39 holders of record.

Absent specific instructions from the beneficial owner of the shares, brokers, banks or other nominees are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, which include all of the proposals being voted on at the special meeting, and a broker non-vote results. Broker non-votes are discussed in greater detail below.

Quorum

At the special meeting, stockholders holding a majority of the shares issued and outstanding and entitled to vote at the special meeting, represented in person or by proxy, will constitute a quorum. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. As of the record date for the special meeting, 16,106,772 shares of our common stock will be required to obtain a quorum. Abstentions (but not broker non-votes) are considered as present for the purpose of determining the presence of a quorum. In the event that a quorum is not present, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, it is expected the meeting will be adjourned to solicit additional proxies, subject to any applicable limitations in the merger agreement as described in “Terms of the Merger Agreement—Required Stockholder Vote” beginning on page 97.

Required Vote; Effect of Abstentions and Broker Non-Votes

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. A failure to vote your shares of common stock, an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” the merger proposal.

Assuming a quorum is present, approval of each of the merger-related named executive officer compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Constant Contact common stock that are present in person or by proxy at the special meeting and voting affirmatively or negatively on such proposal. The vote to approve the merger-related named executive officer compensation proposal is advisory only, will not be binding on either Constant Contact or Endurance, and is not a condition to the completion of the merger.

Abstentions (but not broker non-votes), if any, will be counted as present in determining whether the quorum requirement is satisfied. A broker non-vote occurs when a broker, bank or other nominee holding shares of a beneficial owner does not vote on a particular proposal because it has not received instructions from the beneficial owner and the broker, bank or other nominee does not have discretionary voting power for that particular item.

It is important that you vote your shares. Under the DGCL, the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, and your abstaining from voting, failure to vote, or failure to instruct your broker, bank or other nominee to vote will have the same effect as a vote “AGAINST” the merger proposal. Abstentions, failures to vote, and broker non-votes, if any, will not be counted as votes either “FOR” or “AGAINST” the merger-related named executive officer compensation proposal or the adjournment proposal and, accordingly, will have no effect on the outcome of the vote on such proposals. Shares not in attendance also will have no effect on the vote on the merger-related named executive officer compensation proposal or the adjournment proposal.

If the special meeting is adjourned or postponed for any reason, and the record date remains unchanged, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been revoked or withdrawn in the interim.

Voting by Stockholders

After carefully reading and considering the information contained in this proxy statement, each stockholder of record of Constant Contact common stock (that is, if your shares of Constant Contact common stock are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC) should grant a proxy to vote by mail, through the internet or by telephone or attend the special meeting in person and vote by ballot, according to the instructions described below. If your shares of Constant Contact common stock are beneficially owned (that is, if your shares of Constant Contact common stock are held in “street name” through a broker, bank or other nominee), you should instruct your broker, bank or other nominee how to vote your shares with the voting instruction form furnished by your broker, bank or other nominee.

Voting Methods

For Stockholders of Record:

If your shares are held in your name on the records of our transfer agent, American Stock Transfer & Trust Company, LLC, you can vote:

•	Via the Internet—If you choose to grant a proxy via the internet, go to the website indicated on the enclosed proxy card and follow the easy instructions. You will need to have your proxy card available in order to submit your proxy;

•	Via Telephone—If you choose to grant a proxy via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed proxy card and follow the easy voice prompts. You will need to have your proxy card available in order to submit your proxy;

•	Via Mail—If you choose to grant a proxy via mail, simply mark your proxy card, date, and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, NY 11219. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted; or

•	At the Special Meeting—Stockholders of record who attend the special meeting may vote in person by filling out a ballot at the meeting, and any previously submitted proxies will be revoked by the vote cast at the special meeting.

Whether or not you plan to attend the special meeting in person, we request that you complete, sign, date, and return the enclosed proxy card or submit your proxy via the internet, telephone or mail prior to the special meeting to ensure that your shares will be represented and voted at the special meeting. Proxies received at any time before the special meeting and not expired, revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted (1) “FOR” the merger proposal, (2) “FOR” the merger-related named executive officer compensation proposal, and (3) “FOR” the adjournment proposal.

Please do not send us stock certificates or other documents representing Constant Contact common stock at this time. If the merger is completed, holders of Constant Contact stock certificates will receive instructions regarding the procedures for exchanging their existing Constant Contact stock certificates for the payment of the merger consideration.

For Beneficial Owners:

If your shares are held in “street name” through a broker, bank or other nominee, you have the right to direct your broker, bank or other nominee on how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the special meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the special meeting.

Revocation of Proxies

Constant Contact stockholders of record retain the power to revoke their proxy that was previously submitted or change their vote, even if they submit a signed proxy via the internet, telephone or mail. Constant Contact stockholders can revoke their proxy at any time before it is exercised by giving written notice to our Corporate Secretary at Constant Contact, Inc., 1601 Trapelo Road, Waltham, Massachusetts 02451, Attn: Corporate Secretary, specifying such revocation. Constant Contact stockholders may also change their vote by timely delivering to us a valid, later-dated proxy or by voting by ballot in person at the special meeting. Simply attending the special meeting will not constitute revocation of your proxy. If your shares are held in “street name” through a broker, bank or other nominee, you should follow the instructions of such broker, bank or other nominee regarding the revocation of voting instructions. If you submit a proxy via the internet or via telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions.

Voting by Constant Contact’s Directors and Executive Officers

At the close of business on the record date for the special meeting, directors and executive officers of Constant Contact beneficially owned, in the aggregate, 727,715 shares of Constant Contact common stock, which they are entitled to vote at the special meeting, representing approximately 2.3% of the shares of Constant Contact common stock outstanding on the record date and entitled to vote at the special meeting. Pursuant to the voting agreement entered into among Endurance and our directors, executive officers, and entities affiliated with our directors and executive officers, our directors, executive officers, and their affiliated entities have agreed to vote all of the Constant Contact common shares owned by them “FOR” the merger proposal and “FOR” the adjournment proposal. These voting obligations are discussed in more detail in “Terms of the Merger Agreement—The Voting Agreement,” beginning on page 109.

Certain directors and executive officers of Constant Contact have interests that may be different from, or in addition to, those of other Constant Contact stockholders generally. For more information, see “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page 67.

Expenses of Proxy Solicitation

This proxy statement is being furnished in connection with the solicitation of proxies by our Board. Expenses incurred in connection with printing and mailing of this proxy statement and in connection with notices or other filings with any governmental entities under any laws are our responsibility. We have engaged the services of Alliance Advisors, LLC, which we refer to as “Alliance Advisors,” to solicit proxies for the special meeting. In connection with its retention by us, Alliance Advisors has agreed to provide consulting, analytic, and proxy solicitation services in connection with the special meeting. We have agreed to pay Alliance Advisors a fee of $12,000, plus reasonable out-of-pocket expenses for its services limited to $3,800 without our approval, and we will indemnify Alliance Advisors for certain losses arising out of its proxy solicitation services (except to the extent the losses result from Alliance Advisors’ willful misconduct). Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of Constant Contact common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers, and employees, or representatives of Alliance Advisors, in person or by telephone, email, fax or other means of communication, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers or employees for their services.

Householding

The SEC permits companies and intermediaries (such as brokers, banks, and other nominees) to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Stockholders who hold their shares through a nominee, such as a broker, bank, or similar organization may receive notice from that nominee regarding the householding of proxy materials. As a result, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once a stockholder has received notice that a nominee will be householding, householding will continue until the stockholder is notified otherwise or until the stockholder has revoked consent by notifying the nominee. If you would prefer to receive separate copies of a proxy statement and annual report for other stockholders in your household, either now or in the future, please contact your nominee. Upon written or oral request to our Corporate Secretary, Constant Contact, Inc., 1601 Trapelo Road, Waltham, Massachusetts 02451, Attn: Corporate Secretary, (781) 472-8100, we will promptly provide separate copies of this proxy statement.

Tabulation of Votes

All votes will be tabulated by a representative of American Stock Transfer & Trust Company, LLC, which will act as the inspector of election appointed for the special meeting and will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. We intend to announce preliminary aggregate voting results at the special meeting and to then disclose the final aggregate voting results in a Current Report on Form 8-K following the special meeting.

Adjournments and Postponements

In addition to the merger proposal and the merger-related named executive officer compensation proposal, our stockholders are also being asked to approve a proposal that will give our Board authority to adjourn the special meeting from time to time, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. In addition, our Board could postpone the meeting before it commences, in the case of the circumstances described above. Constant Contact’s by-laws provide the chairman of a special meeting of stockholders the power to adjourn the meeting from time to time, subject to compliance with certain notice requirements. The chairman of the special meeting may exercise this power to adjourn the meeting if, consistent with our obligations under the merger agreement, an adjournment is necessary, desirable or appropriate. However, the merger agreement limits the right of our Board to postpone or adjourn the special meeting to circumstances in which either (i) insufficient shares are represented at the meeting, either in person or by proxy, to constitute a quorum or insufficient proxies have been received to adopt the merger agreement, or (ii) additional time is needed for the filing and dissemination of, and for Constant Contact stockholders to evaluate, any additional disclosure the Board determines, in good faith, is necessary or required to be filed and/or disseminated. If the special meeting is adjourned for the purpose of soliciting additional proxies, Constant Contact stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you submit a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the merger proposal but do not indicate a choice on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. However, if you indicate that you wish to vote against the merger proposal, your shares will be voted in favor of the adjournment proposal only if you indicate that you wish to vote in favor of the adjournment proposal.

Any adjournment may be made without notice to another time or place if the date, time, and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if the adjournment is for more than 30 days or, if after the adjournment, our Board fixes a new record date for the determination of stockholders entitled to vote at the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

Attending the Special Meeting

Only stockholders of record as of the close of business on December 8, 2015, or their duly appointed proxies, and “street name” holders (those whose shares are held through a broker, bank or other nominee) who bring evidence of beneficial ownership of shares of our common stock as of the record date for the special meeting, such as a copy of your account statement or similar evidence of ownership of our common stock as of the record date for the special meeting, may attend the special meeting. If you are a “street name” holder and you wish to vote at the special meeting, you must also bring a “legal proxy” from the record holder (your broker, bank or other nominee) of the shares of our common stock authorizing you to vote at the special meeting. All stockholders should bring photo identification (a driver’s license or passport is preferred), as you will also be asked to provide photo identification at the registration desk on the day of the special meeting or any adjournment or postponement of the special meeting. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda. Even if you plan to attend the special meeting, we encourage you to grant a proxy to vote by internet, telephone or mail so that your shares will be represented and your vote will be counted if you later decide not to attend the special meeting. No cameras, recording equipment, other electronic devices, large bags or packages will be permitted in the special meeting. Stockholders will be admitted to the meeting room starting at 9:30 a.m., local time, and admission will be on a first-come, first-served basis.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Alliance Advisors by telephone. Stockholders may call toll-free at 1-855-325-6674.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

Effects of the Merger

Pursuant to the terms of the merger agreement, if the merger agreement is adopted by Constant Contact stockholders, the other conditions to the closing of the merger are either satisfied or waived, and the marketing period is completed, at the effective time of the merger, Merger Sub will be merged with and into Constant Contact, with Constant Contact surviving the merger as a wholly-owned subsidiary of Endurance. As a result of the merger, Constant Contact will cease to be a publicly-traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation or have any interest in our continuing operations.

At the effective time of the merger, each share of Constant Contact common stock issued and outstanding immediately prior to such time (other than such shares held by Constant Contact, Endurance or Merger Sub or any of their respective wholly-owned subsidiaries (which will be cancelled and no payment will be made with respect to such shares) and shares held by stockholders who are entitled to and have properly exercised appraisal rights with respect to such shares pursuant to, and who strictly comply in all respects with, Section 262 of the DGCL) will be converted into the right to receive $32.00 in cash, without interest. Each share of common stock of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the surviving corporation and will constitute the only outstanding shares of the surviving corporation.

Stock Options.

Immediately prior to the effective time of the merger, each unvested company option held by a small holder or by a director will vest in full. In addition, 25% of the unvested company options held by non-executive holders that were granted prior to November 2, 2015 will vest pro-rata across all grants to such non-executive holders. As of the effective time of the merger, each outstanding vested in-the-money company option, taking into account any accelerated vesting in connection with the merger, will be cancelled and converted into the right to receive, in full satisfaction thereof, an amount in cash (without interest, rounded down to the nearest whole cent and subject to deduction for any required withholding tax) equal to the product of (i) the excess of the merger consideration over the exercise price of such vested in-the-money company option, multiplied by (ii) the total number of Constant Contact common stock subject to such vested in-the-money company option. As of the effective time of the merger, all out-of-the-money company options held by small holders will be cancelled for no consideration.

As of the effective time of the merger, each out-of-the-money company option and each unvested company option that is held by an individual or entity other than a small holder and that is outstanding immediately prior to the effective time of the merger will be assumed by Endurance and converted into and replaced with an Endurance option to purchase a number of shares of Endurance common stock, rounded down to the nearest whole share, equal to the product of (a) the number of shares of Constant Contact common stock subject to such company option immediately prior to the effective time of the merger and (b) the exchange ratio, with an exercise price per share of Endurance common stock subject to such Endurance option (rounded up to the nearest whole cent) equal to the product of (x) the per share exercise price of the Constant Contact common stock subject to such company option immediately prior to the effective time of the merger divided by (y) the exchange ratio. Each such Endurance option will continue to have, and be subject to, the same terms and conditions as applied to the original assumed and converted company option immediately prior to the effective time of the merger (but taking into account any changes provided for in the applicable equity plan, the underlying individual award agreement or by reason of the merger agreement or the merger).

Restricted Stock Units.

Immediately prior to the effective time of the merger, each unvested company RSU held by a small holder or by one of our directors will vest in full. In addition, 25% of any unvested company RSUs held by non-executive holders that (i) were granted prior to November 2, 2015 (with the exception of certain recent grants) and (ii) vest solely based on the holder’s continued employment with the company will vest pro rata across all grants immediately prior to the effective time of the merger. As of the effective time of the merger, each outstanding TSR RSU will vest based on performance through the effective date of the merger in accordance with the terms of the underlying applicable award agreement, and each TSR RSU that does not so vest will be cancelled and forfeited for no consideration. As of the effective time of the merger, each CAGR RSU will be deemed earned at 100% of the target performance level and will vest on the last day of the original measurement period set forth in the applicable award agreement, subject to the holder’s continued employment through the last day of such measurement period, or earlier upon certain terminations of employment following the effective time of the merger.

As of the effective time of the merger, each company RSU that is outstanding and vested as of immediately prior to the effective time of the merger (after taking into account any vesting accelerated in connection with the merger) will be cancelled in exchange for the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the merger consideration multiplied by the number of shares of Constant Contact common stock subject to such vested company RSU immediately prior to the effective time of the merger. Each unvested company RSU (including each unvested CAGR RSU, but excluding each unvested TSR RSU) will be assumed by Endurance and converted into an Endurance RSU in respect of a number of shares of Endurance common stock equal to the product of (x) the number of shares of Constant Contact common stock underlying the applicable company RSU and (y) the exchange ratio, rounded (i) up to the nearest whole share of Endurance common stock if half a share or more or (ii) down to the nearest whole share of Endurance common stock if less than half a share. Each such Endurance RSU will have and be subject to the same terms and conditions as applied to the applicable underlying company RSU immediately prior to the effective time of the merger (but taking into account any changes provided for or permitted in the applicable equity plan, any award agreement or by reason of the merger agreement or the merger).

Certificate of Incorporation; Directors and Officers

At the effective time of the merger, the certificate of incorporation of Constant Contact will be amended in its entirety to be in the form set forth as an exhibit to the merger agreement until thereafter amended as provided therein or by applicable law. In addition, as of the effective time of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the surviving corporation until their successors have been duly elected, designated or qualified, as the case may be, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the surviving corporation. The officers of Constant Contact immediately prior to the effective time of the merger will continue as the officers of the surviving corporation until their successors have been duly elected, designated or qualified, as the case may be, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the surviving corporation.

Background of the Merger

Our Board and our senior management regularly review and evaluate our business, financial and operating performance, product roadmap, competitive landscape, and strategy with the goal of enhancing stockholder value. These reviews often consider potential value-enhancing transactions, such as stock repurchase programs, acquisitions, strategic relationships, including partnerships, and other strategic options. Since the time of Constant Contact’s initial public offering in 2007, we have occasionally received unsolicited inquiries from third parties regarding potential strategic transactions.

In May 2014, Hari Ravichandran, Endurance’s President, Chief Executive Officer and Director, met with Harpreet Grewal, our Executive Vice President, Chief Financial Officer and Treasurer, at an industry conference where the two discussed industry conditions, business objectives of their respective companies, and potential opportunities for partnership and collaboration between Endurance and Constant Contact. Mr. Grewal subsequently reviewed this discussion with Gail F. Goodman, our Chairman, President and Chief Executive Officer, and Robert P. Nault, our Senior Vice President and General Counsel.

In August 2014, Mr. Ravichandran and Mr. Grewal met at an industry conference and discussed potential opportunities for partnership and collaboration between Endurance and Constant Contact, and during the course of this conversation a potential acquisition of Constant Contact by Endurance was also discussed. Also in August 2014, Mr. Grewal was contacted by a representative of a potential strategic acquirer, which we refer to as “Bidder X,” who indicated that Bidder X was interested in discussing a potential acquisition of Constant Contact. Following the discussions with Endurance and informal inquiry by Bidder X, Ms. Goodman and Messrs. Grewal and Nault and Mitchell Leiman, our Vice President, Strategy, Corporate Development & Integrated Business Planning, determined that the Board should be apprised of the discussions with Endurance and informal inquiry by Bidder X. Our senior management also determined that we should seek preliminary advice from two financial advisory firms with which we have had a long-standing relationship, one of which was Morgan Stanley. In the interim, our senior management determined to share certain confidential information with Bidder X and concluded that it was appropriate to only share that information under the terms of a confidentiality agreement.

On September 4, 2014, we executed a confidentiality agreement with Bidder X.

On September 5, 2014, Ms. Goodman had a telephone conversation with a senior executive of Bidder X to discuss the potential benefits of a combination of the two companies.

On September 8 – 9, 2014, at a meeting of our Board held at our office in San Francisco, California, Ms. Goodman informed the Board of the discussions with Endurance and the informal inquiry by Bidder X. Ms. Goodman and Messrs. Grewal and Leiman then provided an overview of each company, which was prepared by a financial advisory firm, and discussed the possible strategic opportunity and potential benefits to Constant Contact stockholders. The Board discussed the two inquiries and discussed the possibility of whether it was an appropriate time to formally explore strategic alternatives, including a potential sale of Constant Contact. Following that discussion, the Board authorized senior management to continue informal discussions with Endurance and Bidder X to better understand the potential strategic opportunities, the level of interest, and the financial ability of each company to complete a potential acquisition of Constant Contact. The Board also discussed the appropriateness of engaging a financial advisor to assist senior management and the Board in exploring strategic alternatives, including a potential sale of Constant Contact, and requested that senior management review potential financial advisors and provide a recommendation to the directors. Mr. Nault and a representative of Latham & Watkins, LLP, Constant Contact’s primary outside legal counsel, which we refer to as Latham & Watkins, also advised the Board on fiduciary matters related to a process to explore strategic alternatives, including a potential sale of Constant Contact.

On September 26, 2014, Messrs. Grewal and Leiman had a telephone call with a financial advisory firm to review the results of the September meeting of the Board and to discuss potential next steps.

On September 29, 2014, Mr. Leiman had an introductory telephone call with a member of Bidder X’s senior management team.

On September 30, 2014, Ms. Goodman met with Mr. Ravichandran. During the meeting, Mr. Ravichandran provided background information on Endurance, including, among other things, its history, culture, and customer acquisition strategy, and Ms. Goodman provided similar background information on Constant Contact. They also discussed the potential benefits of a strategic partnership/distribution relationship between the two companies.

As a follow-up to their conversation on September 29, 2014, on October 1, 2014, Mr. Leiman and a member of Bidder X’s senior management team discussed Bidder X’s proposed financial due diligence and discussed the agenda for an in-person meeting scheduled for the following week. Later that same day, Ms. Goodman and Messrs. Grewal, Leiman, and Nault had a telephone call with representatives of Morgan Stanley to review Ms. Goodman’s meeting with Mr. Ravichandran and Mr. Leiman’s conversation with Bidder X’s senior executive and to discuss potential next steps.

On October 7 – 8, 2014, Mr. Leiman met with members of Bidder X’s senior management at Bidder X’s corporate headquarters to discuss our business, operations, and financial performance and the potential benefits associated with a combination of our two companies.

On October 14, 2014, Messrs. Grewal, Leiman, and Nault had a telephone call with a financial advisory firm to review the results of Mr. Leiman’s meeting with representatives of Bidder X and to discuss potential next steps.

On October 17, 2014, Ms. Goodman and Messrs. Grewal, Leiman, and Nault had a telephone call with representatives of Morgan Stanley to review the results of Mr. Leiman’s meeting with the senior management of Bidder X and to discuss potential next steps with both Bidder X and Endurance.

On October 21, 2014, our Board held a regularly scheduled telephonic meeting to review financial results for the third quarter of 2014. Ms. Goodman provided an update on the status of the informal discussions with Endurance and Bidder X and the potential engagement of a financial advisor.

On October 28, 2014, Ms. Goodman and Messrs. Grewal and Leiman met with Mr. Ravichandran and other members of Endurance’s senior management team at Endurance’s headquarters in Burlington, Massachusetts. During the meeting, the parties discussed the potential benefits of a combination of the two companies and our recent financial and operating performance.

On November 10, 2014, Mr. Grewal had a telephone call with Tivanka Ellawala, Endurance’s then Chief Financial Officer, during which they discussed the potential benefits associated with a combination of Constant Contact and Endurance and the proposed strategic partnership/distribution relationship between the two companies. Also on that same day, Ms. Goodman had another conversation with the senior executive of Bidder X during which they discussed our corporate mission and vision, our commitment to small businesses and associations and non-profits, and our recent financial and operating performance.

Our Board held a regularly scheduled meeting at our headquarters in Waltham, Massachusetts on November 18, 2014. As part of the agenda for that meeting, the Board reviewed our strategy, focusing on our core business and strategic capabilities and assets, the current and potential future state of the digital marketing industry, including a competitive overview, and the implications for our current strategy. In addition, Ms. Goodman provided an update on the informal discussions with Endurance and Bidder X and indicated that Morgan Stanley was likely to be senior management’s recommended financial advisor to assist the Board and senior management should a decision be made to commence a more formal process. She also noted we were close to executing a strategic partnership/distribution opportunity with Endurance that may help inform the ultimate value of a potential strategic transaction.

On November 25, 2014, we entered into a strategic partnership/distribution agreement with Endurance, which we publicly announced on February 10, 2015.

On December 2 – 3, 2014, Messrs. Grewal and Leiman met with members of Bidder X’s senior management team at Bidder X’s corporate headquarters to discuss the business, operations, and financial performance of Constant Contact and the potential benefits associated with a combination of Constant Contact and Bidder X, including potential synergies.

On December 5, 2014, Ms. Goodman and Messrs. Grewal, Leiman, and Nault met to review the meeting with Bidder X.

On December 15, 2014, our Board held a regularly scheduled telephonic meeting to review our budget for 2015. During the meeting, Ms. Goodman provided an update on the status of the informal discussions with Endurance and Bidder X. She informed the Board that she and Messrs. Grewal, Leiman, and Nault had additional discussions with representatives of Morgan Stanley and had discussed with the Morgan Stanley representatives a potential process for exploring a strategic transaction, including a potential sale of Constant Contact, with a wider range of potential strategic acquirers that senior management would present to the Board in early January.

On January 7, 2015, Ms. Goodman and Messrs. Grewal and Leiman met with Mr. Ravichandran and other members of Endurance’s senior management team at our headquarters. Topics discussed during the meeting included a general overview of our business, our go-to-market strategy, customer lifetime value, our product strategy, and customer operations. Later that day, Ms. Goodman and Messrs. Grewal, Leiman, and Nault had a telephone call with representatives of Morgan Stanley to review the meeting with Endurance and prepare for the meeting of the Board scheduled for January 12, 2015.

On January 12, 2015, our Board held a special telephonic meeting to discuss potential strategic alternatives. A representative of Latham & Watkins and representatives of Morgan Stanley also attended the meeting. During the meeting, Ms. Goodman discussed the status of the informal discussions with Endurance and Bidder X. She then discussed the rationale for commencing at this time a formal process to explore strategic alternatives, including a potential sale of Constant Contact, and the associated opportunities and risks. At the invitation of senior management, representatives of Morgan Stanley discussed a strategy for engaging potential acquirers, including a potential timeline and the likely universe of potential strategic acquirers, including potential interest and ability to pay. The Board requested that Morgan Stanley prepare a preliminary valuation analysis of Constant Contact. Messrs. Grewal, Leiman, and Mark Crowley, our Director of Financial Planning, then met with representatives of Morgan Stanley to follow up on the matters discussed at the meeting.

On January 21, 2015, Ms. Goodman and Messrs. Grewal, Leiman, and Nault had a telephone call with Morgan Stanley to discuss the upcoming meeting of the Board scheduled for January 26, 2015.

On January 26, 2015, our Board held a special telephonic meeting to discuss strategic alternatives, including a potential sale of Constant Contact. A representative of Latham & Watkins and representatives of Morgan Stanley also attended the meeting. Representatives of Morgan Stanley presented their preliminary financial analyses of Constant Contact, their views on potential acquirers of Constant Contact, which included Endurance and Bidder X, and a proposed timetable if the Board were to determine to pursue a sale of Constant Contact. The representatives from Morgan Stanley then departed the meeting. Mr. Grewal discussed a potential engagement letter with Morgan Stanley, including proposed fees, and recommended that the Board also consider engaging Raymond James, as a second financial advisor given our senior management’s longstanding relationship with one of Raymond James’ senior managing directors dating back to our initial public offering. Ms. Goodman then left the meeting and the Board discussed with Mr. Nault and the representative of Latham & Watkins potential conflicts associated with engaging Raymond James. Mr. Nault and the representative of Latham & Watkins reviewed with the Board fiduciary matters related to a formal process to explore strategic alternatives, including a potential sale of Constant Contact. Ms. Goodman then rejoined the meeting, and the Board authorized management to commence the strategic review process in the manner discussed at the meeting, to contact potential acquirors, and to continue negotiating engagement letters with both Morgan Stanley and Raymond James in the manner discussed at the meeting.

Beginning in early February 2015, Ms. Goodman and Messrs. Grewal, Leiman, and Nault, with the assistance of Morgan Stanley, finalized a process for contacting the companies identified by senior management as potential acquirers, including Endurance and Bidder X. During the first two weeks of February, Morgan Stanley, together with Ms. Goodman, or Mr. Grewal in some cases, contacted eight potential strategic acquirers, including Endurance and Bidder X, to inform them that the Board had authorized a formal review of strategic alternatives, including a potential sale of Constant Contact.

On February 16, 2015, Mr. Grewal distributed an email to the Board that discussed the status of the negotiations of the engagement letter with each of Morgan Stanley and Raymond James. On February 28, 2015, acting by unanimous written consent, the Board approved the engagement letter with each of Morgan Stanley and Raymond James.

On February 17, 2015, we executed a confidentiality agreement with one of the potential strategic acquirers contacted by representatives of Morgan Stanley at the direction of senior management, which we refer to “Company A.”

On February 27, 2015, Ms. Goodman and Messrs. Grewal and Leiman had a video conference with senior executives from Company A to discuss our business and financial and operating performance and a potential combination of the two companies. Representatives of Morgan Stanley also attended the video conference.

In late February 2015, after consultation with representatives of Morgan Stanley and Raymond James, senior management determined to add two additional strategic companies to the list of potential acquirers and, shortly thereafter, at the instruction of senior management, representatives of Morgan Stanley contacted the two companies.

Throughout the months of February and March 2015, Ms. Goodman and Messrs. Grewal, Leiman, and Nault held weekly telephone calls with representatives of Morgan Stanley to review the status of Morgan Stanley’s contacts and discussions with potential acquirers.

On March 2 – 3, 2015, at a regularly scheduled meeting of our Board held at our office in New York, New York where our SinglePlatform business is located, the Board reviewed the status of the strategic review process. Mr. Leiman reviewed the discussions to date with each potential acquirer. As part of the review process, the Board directed senior management to instruct Morgan Stanley to add two additional strategic companies to the list of potential acquirers. In addition, Mr. Leiman led a strategy discussion during which he reviewed our current “core” business, overall market context, including a review of the current market for email marketing services and the current and future digital marketing landscape, the competitive environment, current business trends, a capability and asset summary, strategic imperatives and initiatives, including potentially attractive adjacencies, and potential acquisition opportunities. A representative of Latham & Watkins also attended the meeting.

Following the meeting, at the instruction of senior management, representatives of Morgan Stanley contacted the two additional companies identified by our Board.

On March 3, 2015, we executed an engagement letter with Morgan Stanley.

On March 4, 2015, we executed a confidentiality agreement with Endurance. On that same day, we executed an engagement letter with Raymond James.

On March 6, 2015, Messrs. Grewal and Leiman had a video conference with senior executives from Bidder X to discuss our recent financial and operating performance and a potential combination of the two companies, including potential revenue and expense synergies. Representatives of Morgan Stanley also attended the video conference.

On March 17, 2015, Ms. Goodman and Messrs. Grewal, Leiman, and Crowley met with Mr. Ravichandran and other members of Endurance’s senior management team to discuss our recent financial and operating performance and a potential combination of the two companies, including potential revenue and expense synergies. Representatives of Morgan Stanley also attended the meeting.

On April 1, 2015, Ms. Goodman and Messrs. Grewal, Leiman, and Nault met to discuss the proposed agenda for the meeting of the Board scheduled for April 8, 2015 and subsequently discussed the Board meeting agenda with representatives of Morgan Stanley.

In a series of telephone calls held during April 5 – 6, 2015, Ms. Goodman spoke with each of the members of the Board regarding the planned agenda for the Board meeting scheduled for April 8, 2015.

On April 8, 2015, our Board held a special telephonic meeting to discuss the status of the strategic review process. A representative of Latham & Watkins and representatives of Morgan Stanley also attended the meeting. At the invitation of the Board, Morgan Stanley described the strategic review and outreach process to date stating that 12 companies were contacted, including Endurance and Bidder X. Company A signed a nondisclosure agreement and participated in a meeting with our senior management, but later determined not to continue its participation in the process. The other nine companies declined to participate in the process. Endurance and Bidder X remained interested in a strategic transaction, but both faced challenges in completing an acquisition under current circumstances. Given the results of the strategic review process to date and the challenges associated with a potential transaction with the only interested parties, Endurance and Bidder X, the Board decided to terminate the strategic review process for the time being, but authorized senior management to continue discussions with Endurance as appropriate as it relates to the existing partnership/distribution relationship between the two companies.

On April 10, 2015, Ms. Goodman had a telephone call with a senior executive of Bidder X and informed him that our Board had terminated the strategic review process for the time being.

On April 11, 2015, Ms. Goodman had a telephone call with Mr. Ravichandran and informed him that our Board had terminated the strategic review process for the time being.

On April 30, 2015, we publicly announced our financial and operating results for the second quarter of 2015 and reduced guidance for 2015. Following the day of the public announcement, the trading price of our common stock on the NASDAQ closed down by approximately 21%.

Over the last few years, financial sponsor firms have periodically reached out to members of our senior management team, including Ms. Goodman and Mr. Grewal, on an unsolicited basis to inquire about the possibility of exploring a strategic transaction involving Constant Contact. During the second half of May 2015, Ms. Goodman and Messrs. Grewal and Leiman began to discuss the potential opportunities and risks associated with engaging with financial sponsors to explore a strategic transaction, including a possible sale of Constant Contact. They determined it was appropriate to engage our Board on this topic at the meeting of the Board scheduled for June 2, 2015 and discussed the potential opportunity with Morgan Stanley.

On June 2, 2015, our Board held a regularly scheduled meeting at our headquarters. During the meeting, Ms. Goodman discussed with the members of the Board the possibility of contacting financial sponsors to explore a strategic transaction, including a potential sale of Constant Contact. The Board directed senior management to work with Morgan Stanley to develop a potential strategy and process for identifying and contacting financial sponsors, including having preliminary informal conversations with selected financial sponsors to gauge potential interest.

During early June 2015, Ms. Goodman and Messrs. Grewal, Leiman, and Nault held several meetings both internally and with representatives of Morgan Stanley to develop a plan and process for identifying and contacting financial sponsors to explore a strategic transaction, including a potential sale of Constant Contact.

On June 23, 2015, our Board held a special telephonic meeting to discuss a potential strategic review process involving financial sponsors, including a possible sale of Constant Contact. A representative of Latham & Watkins and representatives of Morgan Stanley also attended the meeting. During the meeting, Ms. Goodman reviewed the rationale for considering a sale of Constant Contact to a financial sponsor, including the potential benefits of operating as a private company given our current business conditions. Representatives of Morgan Stanley reviewed the current deal activity among financial sponsors, key considerations that could determine the attractiveness of Constant Contact to a financial sponsor, typical valuation methodologies used by financial sponsors, the likely universe of potential financial sponsors that would have an interest in acquiring Constant Contact, and a proposed process for approaching a limited number of financial sponsors, including mechanisms for ensuring confidentiality. Mr. Nault and a representative of Latham & Watkins also advised the Board on fiduciary matters related to a process to explore strategic alternatives, including a potential sale of the company.

The Board directed our senior management to engage in preliminary discussions with a number of financial sponsors in the manner discussed at the meeting. We refer to these financial sponsors as “Financial Sponsor A,” “Financial Sponsor B,” “Financial Sponsor C,” “Financial Sponsor D,” and “Financial Sponsor E.” Messrs. Grewal and Leiman and Crowley then met with representatives of Morgan Stanley to follow up on the matters discussed at the meeting.

On July 21, 2015, our Board held a regularly scheduled telephonic meeting to review our financial and operating results for the second quarter of 2015. During the meeting, Ms. Goodman and Messrs. Grewal and Leiman reviewed the status of the strategic review process involving financial sponsors, including the ongoing preparation of an update to our longer term financial model to reflect the recent performance of our business.

On July 28, 2015, we executed a confidentiality agreement with Financial Sponsor A. Also on July 28, 2015, Ms. Goodman and Messrs. Grewal and Leiman met with representatives of Financial Sponsor B to discuss publicly available information about our business and recent financial and operating performance and the current environment for strategic transactions led by financial sponsors.

On July 28, 2015, Mr. Ravichandran contacted Ms. Goodman and asked to meet with her to restart discussions regarding a potential acquisition of Constant Contact by Endurance.

On July 29, 2015, Mr. Ravichandran met with Ms. Goodman. During that meeting, he provided an oral non-binding expression of interest for Endurance to acquire Constant Contact at a price of between $950 million and $1 billion in cash, which Morgan Stanley determined had an implied per share price of between $27.59 and $28.90 based on Constant Contact’s fully diluted shares outstanding as of such date. Mr. Ravichandran proposed that the parties enter into an exclusivity agreement during which time we would negotiate exclusively with Endurance to finalize a definitive agreement to acquire Constant Contact. Mr. Ravichandran indicated that Endurance was amenable to including a post announcement “go-shop” provision that would permit Constant Contact to actively solicit potential offers from other parties for a limited period of time following the public announcement of the transaction.

Also on July 29, 2015, Ms. Goodman and Messrs. Grewal and Leiman met at our headquarters with representatives of Financial Sponsor A to discuss our business and our recent financial and operating performance. Representatives of Morgan Stanley also attended the meeting.

On July 30, 2015, Ms. Goodman and Messrs. Grewal, Leiman, and Nault had a telephone call with representatives of Morgan Stanley to review Mr. Ravichandran’s oral expression of interest to acquire Constant Contact.

On July 31, 2015, a representative of Morgan Stanley spoke with Mr. Ravichandran to review the proposed terms of Endurance’s oral expression of interest to acquire Constant Contact.

In a series of telephone calls held between July 30, 2015 and August 1, 2015, Ms. Goodman spoke with a majority of the members of our Board to apprise them of her meeting with Mr. Ravichandran and stated that senior management and Morgan Stanley would be prepared to discuss Endurance’s expression of interest at a special meeting of our Board scheduled for August 7, 2015.

On August 3, 2015, we executed a confidentiality agreement with Financial Sponsor C.

On August 5, 2015, Ms. Goodman and Messrs. Grewal, Leiman, and Nault had a telephone call with representatives of Morgan Stanley and a representative of Raymond James to review Mr. Ravichandran’s oral expression of interest to acquire Constant Contact and prepare for the Board meeting scheduled for August 7, 2015. Also on August 5, 2015, a member of Bidder X’s senior management team contacted Messrs. Grewal and Leiman on an unsolicited basis and expressed a desire to restart discussions regarding a potential acquisition of Constant Contact by Bidder X.

On August 6, 2015, Ms. Goodman and Messrs. Grewal and Leiman met at our headquarters with representatives of Financial Sponsor C to discuss our business and our recent financial and operating performance. Representatives of Morgan Stanley also attended the meeting.

On August 7, 2015, our Board held a special telephonic meeting to discuss Endurance’s expression of interest and to review the status of our strategic discussions with financial sponsors. A representative of Latham & Watkins and representatives of Morgan Stanley also attended the meeting. During the meeting, Ms. Goodman reviewed her discussion with Mr. Ravichandran and described the terms of Endurance’s expression of interest to acquire Constant Contact noting it would be an all-cash transaction at an overall valuation of between $950 million to $1 billion, which Morgan Stanley determined had an implied per share price of between $27.59 and $28.90 based on Constant Contact’s fully diluted shares outstanding as of such date. She noted that Mr. Ravichandran also proposed an exclusivity period and indicated that Endurance was amenable to including a post-announcement “go-shop” period. Representatives of Morgan Stanley then reviewed the terms of Endurance’s expression of interest, including Endurance’s ability to finance the proposed transaction and the mechanics of the exclusivity and post-announcement “go-shop” provisions, the prior discussions with Endurance held earlier in the year, and the status of the current partnership/distribution relationship between Constant Contact and Endurance. Representatives of Morgan Stanley then provided their preliminary financial analyses that had been updated from the January 2015 analyses to reflect the current performance of our business and reduced guidance. Representatives of Morgan Stanley also discussed the status of our discussions with financial sponsors. Mr. Nault and a representative of Latham & Watkins advised the Board on fiduciary matters, particularly as they relate to the proposed exclusivity and “go-shop” provisions. Our Board instructed representatives of Morgan Stanley to inform Endurance that we were interested in Endurance’s proposed approach, but Endurance would have to increase the value of its offer in order for the Board to consider it further. The Board also directed that the strategic discussions with financial sponsors should continue.

Following the Board meeting, on August 7, 2015, a representative of Morgan Stanley spoke with Mr. Ravichandran and communicated that the Board was only interested in further discussions with Endurance if Endurance increased its price. Mr. Ravichandran and the representatives of Morgan Stanley also discussed a proposed process for providing additional financial information to Endurance.

On August 10, 2015, Messrs. Grewal and Leiman had a telephone call with a member of Bidder X’s senior management team to discuss the current financial and operating performance of our business and a potential combination of the two companies.

On September 2, 2015, Ms. Goodman and Messrs. Grewal, Leiman, and Crowley met with Mr. Ravichandran and other members of Endurance’s senior management team at Endurance’s headquarters in Burlington, Massachusetts to discuss the potential combination of our two companies, including our business and operations, recent financial performance, and potential synergies.

On September 3, 2015, Ms. Goodman provided a written update, via email, to our Board regarding the discussions with Endurance and the financial sponsors, noting that we had provided additional information to Financial Sponsor A and Financial Sponsor C.

On September 8, 2015, we executed a confidentiality agreement with Financial Sponsor E.

On September 9, 2015, Messrs. Grewal and Leiman had a videoconference with representatives of Financial Sponsor E to discuss our business and our recent financial and operating performance. Representatives of Morgan Stanley also attended the video conference.

On September 10, 2015, Messrs. Grewal, Leiman, and Crowley had a telephone call with Mr. Ravichandran and other members of Endurance’s senior management team to discuss the potential combination of our two companies, including our business and operations, recent and projected financial performance, and potential revenue and expense synergies. Representatives of Morgan Stanley also attended the call.

On September 14, 2015, Mr. Ravichandran provided to a representative of Morgan Stanley a revised oral non-binding expression of interest for Endurance to acquire Constant Contact for $30.50 per share in cash. The Morgan Stanley representative promptly communicated the revised offer from Endurance to Ms. Goodman.

In a series of telephone calls held between September 15, 2015 and September 17, 2015, Ms. Goodman spoke with all of the members of our Board to apprise them of the updated oral expression of interest from Mr. Ravichandran and stated that senior management and Morgan Stanley would be prepared to discuss Endurance’s updated expression of interest at the meeting of the Board scheduled for September 21 – 22, 2015.

On September 17, 2015, Mr. Grewal met with a senior executive of Bidder X to discuss a potential combination of our two companies.

On September 19, 2015, Ms. Goodman and Messrs. Grewal, Nault, and Leiman had a telephone call with representatives of Morgan Stanley, Raymond James, and Latham & Watkins to discuss Endurance’s updated offer, a proposed process for potentially proceeding with Endurance, and the meeting of the Board scheduled for September 21 – 22, 2015.

On September 21 – 22, 2015, our Board held a regularly scheduled meeting at our headquarters. A representative of Latham & Watkins and representatives of Morgan Stanley also attended the meeting. During the meeting, Ms. Goodman provided an update on the discussions with Endurance, including the updated oral expression of interest from Mr. Ravichandran. Mr. Grewal provided an update on our financial and operating performance for the third quarter to date and the forecasted financial and operating performance for the remainder of 2015. Representatives of Morgan Stanley then provided additional details on Endurance’s expression of interest, including Morgan Stanley’s views on Endurance’s ability to finance the transaction, the status of discussions with Bidder X and the financial sponsors, and Morgan Stanley’s preliminary financial analyses of Constant Contact. A representative of Latham & Watkins provided a summary to the Board of its fiduciary duties in the context of the potential sale of Constant Contact, including reviewing the written materials provided to the Board, discussing potential conflicts that might compromise a member of the Board from participating in the process, and reviewing the implications of executing an exclusivity agreement with any potential acquirer. The Board determined that it was advisable and in the best interests of Constant Contact to engage in an evaluation of a potential strategic transaction with Endurance and Bidder X, and potentially other third parties. In this context, the Board instructed Morgan Stanley to continue pricing discussions with Endurance and reach out to five potential strategic acquirers that were likely to have an interest in acquiring Constant Contact and the ability to complete a transaction on a timely basis, all of which had been contacted by Morgan Stanley at the direction of the Board in early 2015, including Bidder X and Company A. The Board also directed Morgan Stanley to contact specified financial sponsors. To assist the Board with this evaluation, the Board established a special committee consisting of Robert P. Badavas, Julie M.B. Bradley, and Dan T.H. Nye, who are each independent members of our Board. The Board directed the special committee to (1) review and evaluate the terms and conditions, and determine the advisability, of a potential transaction to sell Constant Contact, (2) establish, approve, modify, monitor, and direct the process and procedures related to the review and evaluation of a potential transaction, (3) solicit expressions of interest or other proposals for any strategic alternatives, (4) negotiate with Endurance, Bidder X or any other party that the special committee deems appropriate with respect to the terms and conditions of a potential transaction, (5) determine whether a potential transaction is fair to, and in the best interests of, Constant Contact and its stockholders, and (6) recommend to the Board what action, if any, should be taken by the Board with respect to a potential transaction. The Board also discussed the appropriateness of implementing reasonable retention incentives for key employees, excluding our executive officers, and directed the compensation committee of the Board to consider and act upon, if appropriate, management’s recommendation related to such retention measures.

Following the Board meeting, at the Board’s direction, representatives of Morgan Stanley contacted Mr. Ravichandran and a senior executive of Bidder X to discuss the terms of a potential transaction to acquire Constant Contact. Representatives of Morgan Stanley also began the process of contacting the other potential strategic acquirers and financial sponsors as directed by our Board.

On September 24, 2015, Mr. Ravichandran provided to Ms. Goodman a written preliminary, non-binding indication of interest that proposed that Endurance acquire Constant Contact at a price of between $31.50 and $32.50 per share in cash. The indication of interest proposed an exclusivity period that would expire on November 8, 2015 and did not contemplate a “go-shop” provision in the definitive agreement.

On September 25, 2015, Ms. Goodman and Messrs. Grewal, Nault, and Leiman had a telephone call with representatives of Morgan Stanley, Raymond James, and Latham & Watkins to discuss Endurance’s written indication of interest to acquire Constant Contact.

Later that day, the special committee held a telephonic meeting, at which a majority of all other members of our Board who are not members of the special committee were also present, to discuss Endurance’s updated offer. Representatives of Morgan Stanley and a representative of Latham & Watkins also attended the meeting. Representatives of Morgan Stanley discussed the terms of Endurance’s written indication of interest, including the proposed range of prices, the exclusivity period, the lack of a “go-shop” provision, and Morgan Stanley’s views on Endurance’s ability to finance the transaction. The Board discussed requiring Endurance to obtain a so-called “highly confident letter” from a reputable financing source before Constant Contact agreed to an exclusivity period. Representatives of Morgan Stanley updated the special committee on the status of discussions with other potential acquirers and noted that, with the exception of Bidder X, the other four potential strategic acquirers were not interested in pursuing an acquisition of Constant Contact, and it appeared likely that the financial sponsors would not be in a position to provide a competitive offer. The special committee directed Morgan Stanley to continue discussions with Endurance and Bidder X.

Finally, also on September 25, 2015, Ms. Goodman had a telephone call with a senior executive of Bidder X regarding the potential combination of the two companies.

On September 27, 2015, Messrs. Grewal, Leiman, and Crowley had a telephone call with members of Bidder X’s senior management to discuss the potential combination of the two companies, including our business and operations, recent financial performance, and potential synergies. The parties had follow-up telephone calls on September 28, 2015, September 29, 2015, and September 30, 2015 to continue these discussions. Representatives of Morgan Stanley also attended the calls with Bidder X’s senior management.

On September 29, 2015, Ms. Goodman and Messrs. Grewal and Leiman met with Mr. Ravichandran and other members of Endurance’s senior management team at Endurance’s headquarters to discuss the potential combination of our two companies, including potential revenue and expense synergies.

Also on September 29, 2015, Mr. Nault, representatives of Latham & Watkins, and a representative of Richards, Layton & Finger, P.A., our special Delaware counsel, which we refer to as “Richards Layton,” had a telephone call to discuss the implications of the exclusivity and “go-shop” provisions under Delaware law.

On September 30, 2015, Mr. Ravichandran provided to Ms. Goodman a revised written preliminary, non-binding indication of interest that proposed that Endurance acquire Constant Contact at a price of $32.00 per share in cash. The indication of interest proposed an exclusivity period that would expire on November 8, 2015 and contemplated a limited “go-shop” provision in the definitive agreement. Mr. Ravichandran also provided a “highly confident letter” with respect to financing the transaction issued by a reputable financing source. Shortly following receipt of the revised written indication of interest from Endurance, Morgan Stanley, on behalf of Constant Contact, received a written preliminary non-binding indication of interest from Bidder X that proposed that Bidder X acquire Constant Contact at a price of $30.00 per share in cash. Bidder X also included in its correspondence to Morgan Stanley a “highly confident letter” with respect to financing the transaction from a reputable financing source.

In the early evening of September 30, 2015, our Board held a special telephonic meeting to review Endurance’s revised indication of interest and Bidder X’s written preliminary non-binding indication of interest. A representative of Latham & Watkins, representatives of Morgan Stanley, and a representative of Raymond James also attended the meeting. Mr. Leiman reviewed the activities with Endurance and Bidder X over the last week. Representatives of Morgan Stanley updated the Board on the status of discussions with other potential acquirers and noted that, with the exception of Bidder X, the other four potential strategic acquirers were not interested in pursuing an acquisition of Constant Contact and that the financial sponsors, including Financial Sponsor A and Financial Sponsor C, had informed representatives of Morgan Stanley that they would not be in a position to provide a competitive offer. Representatives of Morgan Stanley then reviewed the expressions of interest from Endurance and Bidder X in detail, discussing Morgan Stanley’s views on the value, timing, and certainty of each proposal. The representative of Latham and Watkins discussed the legal implications of Endurance’s indication of interest, including the proposed exclusivity period, the “go-shop” provision, and the proposed customary termination fee payable by us in the event a definitive agreement is executed and for certain specified reasons the transaction is not completed. The Board authorized senior management to execute an exclusivity agreement with Endurance if Endurance revised the exclusivity provision and the proposed termination fee in a manner acceptable to the Board, subject only to Morgan Stanley seeking a final offer from Bidder X. The Board agreed to schedule another meeting if Bidder X raised its offer price to above $32.00 per share.

Following the Board meeting, representatives of Morgan Stanley contacted Mr. Ravichandran and advised him of the Board’s requirements with respect to the indication of interest and the exclusivity letter. Mr. Ravichandran sent a revised written indication of interest to Ms. Goodman later that evening that met the Board’s requirements with the exception of the exclusivity agreement. Representatives of Morgan Stanley also contacted a senior executive of Bidder X and advised him of the Board’s determination and the requirement that Bidder X would need to increase the value of its offer. Shortly thereafter, Bidder X’s senior executive orally informed representatives of Morgan Stanley that Bidder X was increasing its indication of interest to acquire Constant Contact to $31.00 per share in cash, but indicated that Bidder X was not willing to increase the offer beyond that price.

Later that evening, Morgan Stanley sent proposed revisions to the exclusivity letter to Endurance and its counsel, Cleary Gottlieb Steen & Hamilton LLP, which we refer to as “Cleary Gottlieb.”

On October 1, 2015, Mr. Nault, representatives of Latham & Watkins, and representatives of Cleary Gottlieb discussed the proposed revisions to the exclusivity letter. Later that day, we executed an exclusivity letter with Endurance that provided for an exclusivity period that would expire on November 1, 2015.

On October 2, 2015, Constant Contact and Endurance held a kick-off meeting at the offices of Latham & Watkins in Boston, Massachusetts to discuss the diligence process and the timeline for completing a definitive agreement. Attendees included: Ms. Goodman and Messrs. Grewal, Leiman, Nault, and Crowley, members of our human resources, finance, accounting, corporate development, and legal teams, representatives of Latham & Watkins, representatives of Morgan Stanley, Mr. Ravichandran, several members of Endurance’s senior leadership team, including Marc Montagner, Endurance’s Chief Financial Officer, Ron LaSalvia, Endurance’s Chief Operating Officer, David Bryson, Endurance’s Chief Legal Officer, and Blake Cunneen, Endurance’s Senior Vice President, Corporate Development, members of Endurance’s finance and legal teams, representatives of Goldman Sachs & Co., Endurance’s financial advisor, a representative of Cleary Gottlieb, and representatives of several other organizations that Endurance engaged to assist it in the diligence process.

On October 5, 2015, Endurance provided Constant Contact with a comprehensive due diligence request list and proposed a series of meetings to review various elements of Constant Contact, including sales and marketing, product, including engineering and operations, customer operations, our SinglePlatform business, finance, accounting, human resources, and legal. These meetings occurred later in the week of October 5th and during the following two weeks. In addition, on October 5, 2015 and again on October 6, 2015, Messrs. Grewal, Leiman, and Crowley met with Mr. Ravichandran and other members of Endurance’s senior management team at

Endurance’s headquarters to discuss the potential combination of our two companies, including potential revenue and expense synergies. Later that day, we provided Endurance and their representatives, including Cleary Gottlieb, access to our electronic data room.

Commencing on October 7, 2015 and occurring each Wednesday thereafter until the signing of the merger agreement, Mr. Nault and members of his legal team, Mr. Bryson and members of his legal team, and representatives of Latham & Watkins and Cleary Gottlieb held a telephone call to review the status of legal diligence and documentation.

On October 7, 2015, Mr. Nault, representatives of Latham & Watkins, and a representative of Richards Layton had a telephone call to discuss the issues under Delaware law likely to be presented by the definitive agreement. The parties had several follow-up calls over the next three weeks.

On October 8, 2015, the special committee held a telephonic meeting at which a majority of all other members of our Board who are not members of the special committee were present. Representatives of Morgan Stanley and Latham & Watkins also attended the meeting. Ms. Goodman updated the special committee on the status of Endurance’s overall due diligence efforts, and Mr. Nault provided an update on the status of legal due diligence.

On October 9, 2015, we received a letter from Bidder X expressing continued interest in a potential strategic transaction with Constant Contact.

On October 14, 2015, the special committee held a special telephonic meeting, at which a majority of all other members of our Board who are not members of the special committee were also present. Representatives of Morgan Stanley and Latham & Watkins also attended the meeting. Ms. Goodman updated the special committee on the status of Endurance’s overall due diligence efforts, and Mr. Nault provided an update on the status of legal due diligence. Representatives of Morgan Stanley discussed the status of Endurance’s efforts to obtain financing for the transaction and our requirement that Endurance deliver to us a binding debt commitment letter executed by a reputable lending source prior to our execution of the merger agreement.

On October 15, 2015, Cleary Gottlieb distributed to Latham & Watkins an initial draft of the merger agreement.

On October 17, 2015, Ms. Goodman, Elizabeth M.D. Fischer, our Senior Director and Assistant General Counsel, Nika Engberg, our Senior Counsel, and Messrs. Grewal, Leiman, and Nault had a telephone call with representatives of Latham & Watkins to review the draft merger agreement. During that call, a representative of Latham & Watkins described each of the provisions of the merger agreement that required review and the participants on the call discussed a potential response to the issues raised, subject to review with the special committee.

Throughout the week of October 19, 2015, Endurance continued to perform significant due diligence relating to our business and operations, financial results, accounting, internal controls, and tax and legal matters.

On October 19, 2015, the special committee held a special telephonic meeting, at which a majority of the members of our Board who are not members of the special committee were also present. Representatives of Morgan Stanley and Latham & Watkins also attended the meeting. Mr. Leiman updated the special committee on the status of Endurance’s overall due diligence efforts, and Mr. Nault provided an update on the status of legal due diligence. A representative of Latham & Watkins provided a review of the fiduciary duties of the members of the special committee in the context of the transaction and reviewed the terms of the draft merger agreement, focusing particularly on the “go-shop” and “no-shop” provisions, the proposed termination fee payable by us, a proposed termination fee payable by Endurance under certain circumstances, the definition of “material adverse effect,” the provisions of the merger agreement that relate to Endurance’s debt financing, and the requirement that members of our Board and our executive officers enter into a voting agreement with Endurance. Ms. Goodman then provided management’s perspective on how company options and company RSUs held by our employees should be treated under the merger agreement. The special committee provided guidance to our senior management and Latham & Watkins on the potential issues raised by the merger agreement.

On October 20, 2015, Ms. Goodman had a telephone call with Mr. Ravichandran to discuss the status of the due diligence and the negotiation of the merger agreement, including the perspective of the special committee.

On October 21, 2015, Latham & Watkins distributed to Cleary Gottlieb a draft of the merger agreement that had been revised to reflect the guidance provided by our senior management and the special committee.

Later that day, the special committee held a special telephonic meeting, at which a majority of the members of our Board who are not members of the special committee were present. Representatives of Morgan Stanley and Latham & Watkins also attended the meeting. Ms. Goodman reviewed overall status and a proposed timeline for a public announcement if the merger agreement is signed, and Mr. Leiman reviewed the status of Endurance’s due diligence efforts. Representatives of Morgan Stanley discussed the status of Endurance’s efforts to obtain debt financing for the transaction.

On October 23, 2015, Cleary Gottlieb distributed to Latham & Watkins a draft of the voting agreement to be entered into by members of our Board and our executive officers. Later that day, Latham & Watkins distributed to Cleary Gottlieb a draft of Constant Contact’s disclosure schedules to the merger agreement.

On October 24, 2015, Latham & Watkins distributed a revised draft of the voting agreement to Cleary Gottlieb. Also on October 24, 2015, Cleary Gottlieb distributed a draft of the debt financing commitment letter to Latham & Watkins.

On October 25, 2015, Cleary Gottlieb distributed a revised draft of the merger agreement to Latham & Watkins.

On October 26, 2015, Mr. Nault and a representative of Latham & Watkins had a telephone call to discuss the terms of the proposed voting agreement with representatives of Cleary Gottlieb.

On October 27, 2015, Ms. Goodman and Messrs. Grewal, Leiman, and Nault and representatives of Latham & Watkins and Morgan Stanley had a telephone call to discuss the revised draft of the merger agreement and our proposed response. Later that same day, Cleary Gottlieb provided comments on the draft disclosure schedules to the merger agreement.

Later in the evening on October 27, 2015, Mr. Nault and Mses. Fischer and Engberg, together with representatives of Latham & Watkins and a representative of Richards Layton, had a telephone call with representatives of Cleary Gottlieb to negotiate the terms of the merger agreement. In addition, Mr. Leiman had a separate telephone call with Mr. Cunneen to discuss our proposed treatment of company options and company RSUs held by our employees.

On October 28, 2015, Mr. Nault reviewed with Ms. Goodman and Messrs. Grewal and Leiman the results of the negotiating session held the previous night with representatives of Cleary Gottlieb. Later that day, Mr. Nault and representatives of Latham & Watkins had a telephone call with representatives of Cleary Gottlieb to discuss the merger agreement.

Later in the evening of October 28, 2015, our Board held a special telephonic meeting to review the status of the negotiations with Endurance. Representatives of Morgan Stanley and Latham & Watkins and a representative of Raymond James also attended the meeting. Representatives of Morgan Stanley reviewed the sales process to date, including the parties contacted in the initial process conducted in February and March of 2015 and the parties contacted in the process since Endurance submitted an oral indication of interest on July 29, 2015, Constant Contact’s historical trading performance, analysts’ perspectives on Constant Contact, its views on peer companies, and precedent transactions. Representatives of Morgan Stanley then discussed their views on the correlation between valuation and revenue growth and the implications that lower growth rates may have on Constant Contact’s valuation. Representatives of Morgan Stanley noted the lower projected 2016 revenue growth assumed by Constant Contact management relative to the comparable consensus assumptions included in publicly available research analyst estimates. Representatives of Morgan Stanley also provided perspective on the proposed terms of the merger agreement and the debt commitment letter that Endurance will deliver prior to execution of the merger agreement. Finally, representatives of Morgan Stanley discussed the post-announcement “go-shop” period and possible approaches for contacting potential strategic acquirers and financial sponsors that might be interested in acquiring Constant Contact. A representative of Latham & Watkins then reviewed the terms of the merger agreement, including the resolution of the items discussed at the special committee meeting held on October 19, 2015 and other open items and provided a review of the fiduciary duties of the members of the Board in the context of the transaction.

On October 29, 2015, the special committee held a telephonic meeting. Representatives of Morgan Stanley and Latham & Watkins also attended the meeting. A representative of Latham & Watkins discussed the terms of the merger agreement, noting that there were no material developments since the Board meeting held on October 28, 2015, except that the parties were close to a resolution on the treatment of company options and company RSUs under the merger agreement. A representative of Latham & Watkins also provided a review of the fiduciary duties of the members of the special committee in the context of the transaction. After consideration of the proposed terms of the merger agreement, the special committee unanimously determined to make, among other things, the following recommendations to our Board: (i) that the Board declare that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to, and in the best interests of Constant Contact and its stockholders, (ii) that the Board approve the merger agreement and the merger, on the terms and subject to the conditions set forth in the merger agreement, and (iii) that the Board recommend that Constant Contact stockholders adopt the merger agreement.

Throughout the day on October 30, 2015, Mr. Nault, Mses. Fischer and Engberg, and representatives of Latham & Watkins spoke with representatives of Cleary Gottlieb to finalize the merger agreement and the disclosure schedules to the merger agreement. In addition, Ms. Goodman and Mr. Leiman continued to have discussions with Messrs. Ravichandran and Cunneen regarding the treatment under the merger agreement of company options and company RSUs held by our employees.

Later in the evening of October 30, 2015, our Board held a special telephonic meeting. Representatives of Morgan Stanley and Latham & Watkins also attended the meeting. Prior to the meeting, materials were distributed to the Board, including materials prepared by Morgan Stanley related to its proposed fairness opinion. Latham & Watkins distributed to the Board the draft merger agreement, a presentation that discussed the terms of the merger agreement, proposed resolutions to be considered by the Board, and a memorandum that reviewed a proposed amendment to our bylaws with respect to the designation of a specific court to serve as the exclusive venue for particular types of stockholder and intra-corporate litigation, which we refer to as an “exclusive forum bylaw.” During the meeting, representatives of Morgan Stanley reviewed its financial analyses, noting that it had not materially changed since the October 28, 2015 Board meeting, and responded to questions from the Board. Morgan Stanley then delivered its oral opinion to the Board, subsequently confirmed in writing, that subject to the assumptions made, matters considered, and qualifications and limitations on the review undertaken by Morgan Stanley set forth in its opinion, as of October 30, 2015, the consideration to be received by Constant Contact’s stockholders (other than holders of excluded shares) pursuant to the merger was fair, from a financial point of view, to such stockholders. A representative of Latham & Watkins then provided a review of the fiduciary duties of the Board in the context of the transaction, reviewed the proposed final terms of the merger agreement with Endurance referring to the materials previously distributed to our Board, and discussed the rationale for revising our bylaws to adopt an exclusive forum bylaw. After consideration of the proposed terms of the merger agreement with Endurance, the presentations of Morgan Stanley and Latham & Watkins, including the receipt of Morgan Stanley’s oral opinion, the recommendation of the special committee and taking into account the other factors described under “—Reasons for the Merger” beginning on page 52, our Board unanimously (with each member of the Board being polled separately) (i) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to, and in the best interests of Constant Contact and its stockholders, (ii) approved the merger agreement and the merger, on the terms and subject to the conditions set forth in the merger agreement, and (iii) recommended that Constant Contact stockholders adopt the merger agreement.

In the early morning hours of October 31, 2015, each of Constant Contact, Endurance, and Merger Sub executed and delivered the merger agreement, and Endurance and each of the members of the Board and our executive officers each executed and delivered the voting agreement, each effective as of October 30, 2015.

On November 2, 2015, Constant Contact and Endurance issued a joint press release announcing the execution of the merger agreement. Also on November 2, 2015, Constant Contact filed a current report on Form 8-K with the SEC, which disclosed the execution of the merger agreement and the voting agreement, summarized the material terms of each of the merger agreement and the voting agreement, and included as exhibits the joint press release, the merger agreement, and the voting agreement.

Go-Shop Period

Under the merger agreement, during the “go-shop” period that began on the date of the merger agreement and continued until 11:59 p.m., New York time, on November 21, 2015, Constant Contact was permitted, subject to the terms and conditions of the merger agreement, to, among other things, initiate, solicit, seek, authorize, encourage or facilitate the submission or making of an acquisition proposal or any inquiry, expression of interest, proposal, offer or request for information, with respect to, or that could reasonably be expected to result in, an acquisition proposal from potential acquirers. At the direction of the Board, representatives of Morgan Stanley commenced the go-shop process on behalf of Constant Contact on November 2, 2015. During that process, a total of 38 potential acquirers (which included 24 strategic parties and 14 financial sponsors) were contacted regarding their interest in exploring a potential strategic transaction with Constant Contact. Four such potential acquirers (including two strategic parties (including Bidder X) and two financial sponsors) negotiated and signed acceptable confidentiality agreements with Constant Contact and thereafter received certain non-public information with respect to Constant Contact and/or held certain calls with our management regarding a potential strategic transaction and related due diligence matters. On November 20, 2015, Bidder X informed Constant Contact that it was not interested in pursuing a strategic transaction with Constant Contact. Through the end of the go-shop period, none of the parties contacted during the go-shop process submitted an acquisition proposal to Constant Contact or its representatives, and no such party remained engaged in discussions or negotiations with Constant Contact or its representatives with respect to a potential acquisition proposal.

Reasons for the Merger

In evaluating the merger agreement and the transactions contemplated thereby, including the merger, the special committee and the Board consulted with our senior management, as well as our outside legal counsel and our financial advisors. In the course of reaching its determination to recommend that the Board present the merger proposal to Constant Contact stockholders for approval, the special committee considered, and in the course of reaching its determination to approve the merger agreement and the transactions contemplated thereby, including the merger, and to recommend that Constant Contact stockholders vote to approve the merger proposal, the Board considered many factors, including the following factors weighing in favor of approving the merger agreement, which are not intended to be exhaustive and are not presented in any relative order of importance:

Compelling Value

The fact that the merger consideration represents a substantial premium over the market prices at which our common stock traded prior to the public announcement of the execution of the merger agreement, including the fact that the merger consideration of $32.00 per share represented a premium of approximately:

•	25% over the $25.63 closing price per share of our common stock on October 29, 2015, the last trading day before our Board approved the transaction;

•	28% over the average price per share of $24.91 for the 30-day period ended October 29, 2015; and

•	30% over the average price per share of $24.68 for the 60-day period ended October 29, 2015.

The special committee and the Board also considered the certainty of value and liquidity for our stockholders provided by the fact that the merger consideration is all cash and at a fixed price.

Business and Financial Position

The current and prospective conditions of the digital marketing industry, including email marketing, and the challenges that face Constant Contact and its competitors and how these challenges had evolved since Constant Contact’s initial public offering in 2007. In particular, the special committee and the Board considered as significant factors: (1) the increasingly competitive and complex digital marketing environment, including the differentiation of our product offerings, the future state of that environment, and where Constant Contact might potentially fit in that environment in future years, (2) a recognition that adoption rates for email marketing generally have slowed after many years of significant growth, (3) the difficulties associated with efficiently and effectively engaging the portion of our target market that has not yet adopted email marketing as a marketing channel, (4) the difficulties associated with maintaining strong profitable growth, (5) the difficulties associated with leveraging our core business, and (6) the strategic options available to us, including potential acquisitions. The special committee and the Board also considered the historical, current and prospective financial condition, results of operations, and business and strategic objectives of Constant Contact and the risk-adjusted probabilities associated with achieving Constant Contact’s stand-alone plan. In this context, the special committee and the Board specifically considered the impact that our slowing growth rate would have on the near-term valuation of our company, including the prospect that lower near-term growth rates would very likely negatively impact the market price of our common stock. Further, the special committee and the Board considered that if we remained an independent company, the decline in our stock price, or in the stock market in general, would mean that the price that might be received by our stockholders for our common stock in the public market or in a future strategic transaction would likely be significantly less than the $32.00 per share to be received in the merger.

Strategic Alternatives

The strategic review process undertaken by Constant Contact, in consultation with its legal and financial advisors. During the strategic process, the Board and Constant Contact’s senior management contacted 12 companies and five financial sponsors over the course of 2015 to explore potential interest in a strategic transaction and engaged two financial advisors to provide advice throughout the process. The special committee and the Board also considered the fact that the process was competitive, including the special committee and the Board having considered a competitive indication of interest submitted by another party. In addition, after the Board determined to explore a sale of Constant Contact in September 2015, Constant Contact conducted a “market check” by discussing a potential transaction with five strategic acquirers and three financial sponsors, including the strategic acquirer that ultimately submitted a competitive indication of interest, structured negotiations to maximize the likelihood of obtaining Endurance’s best proposal, and subsequently negotiated to improve the terms of that proposal, with particular focus on maximizing closing certainty. The special committee and the Board, after consultation with representatives of Morgan Stanley, Raymond James, and Latham & Watkins, believed the terms of the merger agreement provided an adequate opportunity for alternative proposals to be made, associated due diligence to be conducted, and definitive documentation to be negotiated with respect thereto, and for the Board to consider such alternative proposals and agreements, if any, and the Board’s right, after complying with the terms of the merger agreement, to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal, upon payment to Endurance of a termination fee of $36 million.

Negotiations with Endurance

The course of negotiations with Endurance, which were conducted at arm’s length and during which the special committee and the Board were advised by outside legal counsel and financial advisors, including that the negotiations resulted in (1) a materially increased price, (2) enhanced commitments to complete the transaction, (3) a go-shop period, during which time Constant Contact had the opportunity to actively solicit a superior proposal from other potential acquirers, and (4) increased flexibility for Constant Contact to operate its business in a manner designed to preserve a viable standalone business if a transaction cannot be completed in accordance with the terms of the merger agreement; as well as the special committee’s and the Board’s belief, based on these negotiations, that these were the most favorable terms to Constant Contact and its stockholders on which Endurance was willing to transact.

Likelihood of Completion

The likelihood of obtaining required regulatory approvals and Endurance’s covenants and commitments to obtain such approval, considered after consultation with Latham & Watkins. The special committee and the Board considered the business reputation, financial resources, and experience of Endurance in structuring and completing transactions similar to the merger. The special committee and the Board also considered the likelihood that the merger will be completed, including, among other things:

•	the probability of receiving the approval of Constant Contact stockholders necessary to complete the transaction in a timely manner;

•	the other limited and otherwise customary conditions to the parties’ obligations to complete the merger;

•	the fact that the transaction is not conditioned on Endurance’s receipt of financing;

•	the fact that the merger agreement provides that, in the event the merger agreement is terminated by Constant Contact under certain circumstances, Endurance will pay us a $72 million termination fee, without our having to establish any damages through potentially expensive and time-consuming litigation;

•	the receipt of an executed debt commitment letter from Endurance’s sources of debt financing for the merger, and the terms of the commitments and the reputation of the financing sources which, in the reasonable judgment of the special committee and the Board, increased the likelihood of such financings being completed;

•	the belief that the debt commitment letter represents a strong commitment on the part of the lenders that are parties to such letter with few conditions that would permit the lenders to terminate their commitments; and

•	the fact that the merger is not subject to approval by Endurance’s stockholders.

Opinion of Morgan Stanley & Co. LLC

The financial analysis presented by Morgan Stanley, Constant Contact’s independent financial advisor, of the terms of the merger and the opinion of Morgan Stanley addressed to, and provided for the information of, the Board that, as of October 30, 2015, and based upon and subject to the assumptions made, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the $32.00 per share cash consideration to be received by the holders of our common stock, other than holders of excluded shares, was fair, from a financial point of view, to such holders. The Board and special committee also considered that Morgan Stanley was entitled to receive a fee contingent upon the closing of the merger.

Terms of the Merger Agreement

The terms and conditions of the merger agreement, including:

•	the reasonable and customary nature of the representations, warranties, and covenants of Constant Contact in the merger agreement;

•	the flexibility permitted under the interim operating covenants which restrict the conduct of Constant Contact’s business prior to the completion of the merger (see “—Flexibility to Operate the Business” on page 56);

•	the reasonable and customary nature of the definition of “material adverse effect”;

•	Constant Contact’s ability to solicit acquisition and business combination proposals during a 22-day “go-shop” period, and, subject to certain limitations, to respond to unsolicited acquisition or business combination proposals from third parties and to provide such third parties with confidential information during the non-solicitation period that commenced after the go-shop period;

•	the Board’s right, after complying with the terms of the merger agreement, to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal, upon payment of a termination fee of $36 million;

•	Endurance’s obligation to pay Constant Contact a $72 million termination fee in the event the merger agreement is terminated by Constant Contact under certain circumstances without Constant Contact having to establish any damages through potentially expensive and time-consuming litigation;

•	the Board’s right, subject to certain limitations, to change its recommendation that the stockholders adopt the merger agreement following the occurrence of a “material development”;

•	Constant Contact’s ability to seek specific enforcement of Endurance’s obligations under the merger agreement, including Endurance’s obligation to complete the merger, under certain circumstances; and

•	other terms that, taken as a whole, the special committee and the Board viewed as providing a significant degree of certainty that the merger will be completed as promptly as possible.

Stockholder Vote

The fact that the merger agreement will be subject to the adoption by the affirmative vote of the holders of shares representing a majority of Constant Contact’s outstanding common stock entitled to vote at the special meeting, allowing our stockholders to approve or disapprove of the merger proposal.

Availability of Appraisal Rights

The fact that our stockholders are entitled under Section 262 of the DGCL to exercise appraisal rights with respect to the merger if the merger is completed, allowing such stockholders who have properly demanded and exercised appraisal rights under Section 262 of the DGCL to seek a determination of the fair value of their shares by a court of competent jurisdiction.

The special committee and the Board also considered a variety of risks and other potentially negative factors concerning the merger and the merger agreement, including the following:

•	No Stockholder Participation in Future Growth or Earnings. The fact that the nature of the transaction as an all-cash transaction prevents our stockholders from participating in any future earnings or growth of our business, and our stockholders would not benefit from any potential future appreciation in the value of our common stock, including any value that could be achieved if we engaged in future strategic transactions, including a future sale of Constant Contact.

•	Effect of Failure to Complete the Transaction. While the special committee and the Board expect that the merger will be completed, no assurance that the required stockholder approval will be obtained or that all of the conditions to the completion of the merger will be satisfied or waived and, at the time the special committee and the Board considered the merger, no assurance that the merger would receive required regulatory approvals, and, as a result, the possibility that the merger may not be completed in a timely manner or at all, even if the merger proposal is approved by our stockholders. The special committee and the Board also considered potential negative effects if the merger were not completed, including that:

•	the trading price of Constant Contact’s common stock could be adversely affected;

•	Constant Contact would have incurred significant transaction and opportunity costs attempting to complete the merger;

•	Constant Contact could lose customers, suppliers, business partners, and employees, including key technical personnel, after the public announcement of the execution of the merger agreement;

•	Constant Contact’s business may be subject to significant disruption and decline;

•	the market’s perceptions of Constant Contact’s prospects could be adversely affected; and

•	Constant Contact’s directors, executive officers, and other employees would have expended considerable time and effort to negotiate, implement, and complete the merger, and their time may have been diverted from other important business opportunities and operational matters while working to implement the merger.

•	Effect of Public Announcement. The special committee and the Board considered the effect of a public announcement of the execution of the merger agreement on Constant Contact’s business, operations, stock price, and employees, our ability to retain key employees, our ability to effectively recruit replacement personnel if key personnel were to depart while the merger is pending, and the potential adverse effects on Constant Contact’s financial results as a result of any related disruption in its business.

•	Flexibility to Operate the Business. The special committee and the Board considered the restrictions imposed by the merger agreement on the conduct of our business prior to the completion of the merger, which require Constant Contact to operate its business in all material respects in the ordinary course, consistent with past practices, subject to certain restrictions. These restrictions could delay or prevent Constant Contact from undertaking timely business enhancement opportunities that may arise prior to the completion of the merger and may have an adverse effect on Constant Contact’s ability to respond to changing market and business conditions in a timely manner or at all.

•	Non-Solicit. The special committee and the Board considered the fact that, after the go-shop period, which is more fully described in “Terms of the Merger Agreement—Go-Shop; Non-Solicitation of Acquisition Proposals; Changes in Board Recommendation” beginning on page 93, Constant Contact would not be permitted to solicit alternative transaction proposals regarding a business combination.

•

Termination Fee. The special committee and the Board considered the fact that, under certain circumstances, Constant Contact may be required to pay to Endurance a termination fee of $36 million. The special committee and the Board considered the potential effect of such termination fee to deter other potential acquirers from making a competing offer for Constant Contact, and the potential impact of the termination fee on certain transactions involving Constant Contact for 18 months following the date the merger agreement is terminated under certain circumstances.

•	Interests of the Board and Management. The special committee and the Board considered that certain of the directors and executive officers have interests in the transactions contemplated by the merger agreement, as described in the section titled “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page 67, that may be different from, or in addition to, those of stockholders.

Role and Recommendation of the Special Committee of the Board

Our Board established the special committee, consisting of Robert P. Badavas, Julie M.B. Bradley, and Dan T.H. Nye, to evaluate the merger and to make recommendations to the full Board with respect to the merger and other strategic business alternatives available to Constant Contact. The special committee evaluated the merger and determined that the merger agreement, the voting agreement, the merger, and the other transactions contemplated by the merger agreement were advisable, fair to, and in the best interests of the stockholders of Constant Contact. Accordingly, by a vote at a meeting held on October 29, 2015, the special committee unanimously recommended that the Board (i) determine that the merger agreement and the other transactions contemplated by the merger agreement, including the merger, are advisable, fair to, and in the best interests of Constant Contact and its stockholders, (ii) declare the voting agreement advisable, fair to, and in the best interests of Constant Contact and its stockholders, (iii) approve the merger agreement and the merger, on the terms and subject to the conditions set forth in the merger agreement, (iv) approve the voting agreement, on the terms and subject to the conditions set forth in the voting agreement, and (v) recommend that the stockholders of Constant Contact adopt the merger agreement.

Ability to Represent the Interests of Common Stockholders

In reaching these determinations, the special committee considered the fact that sufficient procedural safeguards were present to ensure that the special committee could represent the interests of the stockholders of Constant Contact, including that the special committee had the express authority to recommend against the approval of the merger with Endurance and to solicit expressions of interest or other proposals for any strategic alternatives that may be considered.

The special committee also had access to and consulted with the Board’s financial advisors and outside legal counsel. The special committee also considered a number of factors, including but not limited to the factors considered by the Board, and a variety of risks and other potentially negative factors, including but not limited to those considered by the Board.

The foregoing discussion of the information and factors considered by the special committee and the Board is not exhaustive. In view of the wide variety of factors considered by the special committee and the Board, and the complexity of these matters, the special committee and the Board did not consider it practical to, nor did they attempt to, quantify, rank or otherwise assign relative weights to the specific factors that they considered in reaching their decisions. In considering the factors described above and any other factors, individual members of the Board and special committee may have viewed factors differently or given different weight or merit to different factors.

Recommendation of Our Board

After considering various reasons to approve the merger agreement, including the recommendation of the special committee, as well as certain countervailing factors, the Board unanimously determined, among other things, the merger agreement and the other transactions contemplated by the merger agreement, including the merger, to be advisable, fair to, and in the best interests of Constant Contact and its stockholders, and unanimously approved the merger agreement, and the other transactions contemplated by the merger agreement, including the merger. Certain factors considered by the Board in reaching its decision to approve the merger agreement and the merger can be found in the section titled “Proposal 1: Adoption of the Merger Agreement—Reasons for the Merger” beginning on page 52.

The Board recommends that you vote (1) “FOR” the merger proposal, (2) “FOR” the merger-related named executive officer compensation proposal, and (3) “FOR” the adjournment proposal.

Financial Advisors and Opinion of Morgan Stanley

Morgan Stanley and Raymond James were retained by Constant Contact to act as financial advisors to our Board in connection with the proposed merger. The Board selected Morgan Stanley and Raymond James to act as our financial advisors based on Morgan Stanley’s qualifications, expertise, and reputation, and Morgan Stanley’s and Raymond James’ knowledge of the business and affairs of Constant Contact and the industry in which we operate. On October 30, 2015, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing, to our Board that, as of that date, and based upon and subject to the assumptions made, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its opinion, the $32.00 per share consideration to be received by Constant Contact stockholders (other than holders of excluded shares), pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Morgan Stanley’s written opinion to the Board, dated October 30, 2015, is attached as Annex C to this proxy statement. Constant Contact stockholders should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Morgan Stanley in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley’s opinion was addressed to, and provided for the information of, the Board, in its capacity as such, and addressed only the fairness from a financial point of view of the consideration to be received by Constant Contact stockholders pursuant to the merger agreement as of the date of the opinion and did not address any other aspects or implications of the merger. Morgan Stanley was not requested to opine as to, and its opinion does not in any manner address, the underlying business decision of Constant Contact to effect the merger or the likelihood of consummation of the merger, nor does it address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. The opinion was not intended to, and does not, constitute advice or a recommendation as to how any Constant Contact stockholders should vote at the special meeting or any adjournments or postponements thereof, or as to any other action that any stockholder should take relating to the merger.

In arriving at this opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of Constant Contact;

•	reviewed certain internal financial statements and other financial and operating data concerning Constant Contact;

•	reviewed certain financial projections prepared by the management of Constant Contact;

•	discussed the past and current operations and financial condition and the prospects of Constant Contact with senior executives of Constant Contact;

•	reviewed the reported prices and trading activity for Constant Contact common stock;

•	reviewed certain publicly available research analyst reports regarding Constant Contact;

•	compared the financial performance of Constant Contact and the prices and trading activity of Constant Contact common stock with that of certain other publicly-traded companies comparable with Constant Contact and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of Constant Contact and Endurance and their financial and legal advisors;

•	reviewed the merger agreement, the commitment letters from certain lenders substantially in the form executed by such lenders dated October 25, 2015, which we refer to as the “Commitment Letters,” and certain related documents; and

•	performed such other analyses and reviewed such other information and considered such other factors as Morgan Stanley has deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Constant Contact, and formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Constant Contact of the future financial performance of Constant Contact. In that regard, Morgan Stanley noted the lower projected 2016 revenue growth assumed by management of Constant Contact relative to the comparable consensus assumption derived from publicly available research analyst estimates. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Endurance will obtain financing in accordance with the terms set forth in the Commitment Letters and that the final merger agreement will not differ in any material respects from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax, or regulatory advisor. Morgan Stanley is a financial advisor only and Morgan Stanley relied upon, without independent verification, the assessment of Constant Contact and our legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. Morgan Stanley expresses no opinion with respect to the fairness of the amount or nature of the compensation to any of Constant Contact’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by Constant Contact stockholders in the merger. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of Constant Contact, nor was Morgan Stanley furnished with any such valuations or appraisals. In arriving at its opinion, Morgan Stanley has not conducted a physical inspection of the properties and facilities of Constant Contact. Morgan Stanley’s opinion was necessarily based on financial, economic, market, and other conditions as in effect on, and the information made available to Morgan Stanley as of the date of, its opinion. Events occurring after the date of Morgan Stanley’s opinion may affect its opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Morgan Stanley’s opinion is limited to the fairness, from a financial point of view, of the consideration to be received by Constant Contact stockholders pursuant to the merger agreement. Morgan Stanley was not requested to opine as to, and its opinion does not in any manner address, Constant Contact’s underlying business decision to effect the merger or the likelihood of the consummation of the merger. Morgan Stanley’s opinion does not address the relative merits of the merger as compared to any other alternative business transactions, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with the preparation of its written opinion to the Board, dated October 30, 2015, the full text of which is attached as Annex C to this proxy statement. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Furthermore, mathematical analysis, such as determining the mean, median or average, is not in itself a meaningful method of using the data referred to below. In performing its financial analysis summarized below and in arriving at its opinion, Morgan Stanley utilized and relied upon the projections provided by Constant Contact’s management and referred to below as the “Constant Contact Management Case.” For further information regarding these projections, see “—Certain Projections Prepared by the Management of Constant Contact” beginning on page 71.

Public Trading Valuation Analysis

Morgan Stanley performed a public trading valuation analysis, which is designed to provide an implied public trading valuation of a company by comparing it to similar publicly-traded companies. Morgan Stanley compared certain financial estimates for Constant Contact with comparable publicly available consensus equity research analyst estimates for selected technology companies that share similar business characteristics and have certain comparable operating characteristics. The companies, which we refer to as the “comparable companies,” were the following:

•	Adobe Systems Incorporated

•	Athenahealth, Inc.

•	Blackbaud, Inc.

•	Callidus Software, Inc.

•	Cimpress N.V.

•	Cvent, Inc.

•	Descartes System Group, Inc.

•	Fleetmatics Group P.L.C.

•	GoDaddy, Inc.

•	Endurance International Group Holdings, Inc.

•	Groupon, Inc.

•	HubSpot, Inc.

•	IntraLinks Holdings, Inc.

•	Intuit, Inc.

•	LogMeIn, Inc.

•	Marketo, Inc.

•	Medidata Solutions, Inc.

•	Qualys, Inc.

•	RealPage, Inc.

•	Salesforce.com, Inc.

•	SPS Commerce, Inc.

•	Synchronoss Technologies, Inc.

•	Ultimate Software Group, Inc.

•	Veeva Systems. Inc.

•	Web.com Group, Inc.

For purposes of this analysis, Morgan Stanley analyzed the ratio of the closing stock price on October 29, 2015, which we refer to as “equity value per share,” to estimated leveraged free cash flows (which we refer to as “LFCF”) per share for calendar year 2016, which Morgan Stanley calculated as net income plus deferred taxes, depreciation and amortization, and stock-based compensation, less capital expenditures and adjusted for increases or decreases in working capital for the Company and for comparison purposes for each of the comparable companies, to the extent publicly disclosed for each of the comparable companies. Based on its analysis of the relevant metrics for each of the comparable companies and Constant Contact, and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of equity value per share to estimated 2016 LFCF per share multiples and applied these ranges to the estimated 2016 LFCF for Constant Contact. For purposes of this analysis and other analyses described below, Morgan Stanley utilized two sources of estimates for Constant Contact. Morgan Stanley utilized publicly available estimates for 2016 prepared by equity research analysts, available as of October 29, 2015, which we refer to as the “Street Case.” Morgan Stanley also utilized estimates included in the Constant Contact Management Case, which are fully described in “—Certain Projections Prepared by the Management of Constant Contact.” This analysis resulted in the following implied equity values per share for Constant Contact:

	Multiples	Range(1)
Street Case	18.0x - 22.0x	$25.00 - $30.00
Constant Contact Management Case	14.0x - 17.0x	$22.00 - $26.50

(1)	Per share amounts rounded to the nearest $0.50

Present Value of Future Stock Price Analysis

Morgan Stanley calculated illustrative future stock prices for Constant Contact common stock in 2017 and 2019 using estimates contained in the Street Case and the Constant Contact Management Case. For the Street Case, Morgan Stanley applied (x) a reference range of equity value per share to estimated LFCF per share multiples of 17.0x to 21.0x to estimated LFCF for Constant Contact for 2018 and (y) a reference range of equity value per share to estimated LFCF per share multiples of 15.0x to 19.0x to estimated LFCF for Constant Contact for 2020. For the Constant Contact Management Case, Morgan Stanley applied (x) a reference range of equity value per share to estimated LFCF per share multiples of 16.5x to 20.5x to estimated LFCF for Constant Contact for 2018 and (y) a reference range of equity value per share to estimated LFCF per share multiples of 16.0x to 20.0x to estimated LFCF for Constant Contact for 2020. These multiple reference ranges were derived by Morgan Stanley from a regression analysis of the ratio of equity value per share to estimated LFCF per share for the relevant years, for Constant Contact and the comparable companies and the forecasted revenue growth of such companies, in each case as reflected by consensus equity research analyst estimates, and Morgan Stanley’s professional judgment. Morgan Stanley noted that this analysis indicated a statistically significant relationship between equity value per share to estimated LFCF per share multiples and the forecasted growth rates.

The illustrative future market equity values for Constant Contact in 2017 and 2019 were then discounted back to October 29, 2015, using a discount rate of 11.2%. Morgan Stanley selected this discount rate based on the application of its professional judgment and experience and taking into consideration, among other things, Constant Contact’s long-term average cost of equity calculated utilizing a capital asset pricing model. Based on this analysis, Morgan Stanley derived the following estimated ranges of implied equity values per share for Constant Contact:

	Multiples	Range(1)
CY+1 ‘17E LFCF
Street Case	17.0x - 21.0x	$25.50 - $31.00
Constant Contact Management Case	16.5x - 20.5x	$28.00 - $34.00
CY+1 ‘19E LFCF
Street Case	15.0x - 19.0x	$23.00 - $29.00
Constant Contact Management Case	16.0x - 20.0x	$31.50 - $38.50

(1)	Per share amounts rounded to the nearest $0.50

Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future unlevered cash flows and terminal value of the company.

Morgan Stanley calculated ranges of implied equity values per share of Constant Contact common stock based on estimates of future cash flows for fiscal years 2015 through 2020, using projections contained in the Street Case and the Constant Contact Management Case. Morgan Stanley first calculated estimated unlevered free cash flows through 2020, which Morgan Stanley calculated as earnings before interest, taxes, depreciation, amortization, and stock-based compensation, less cash taxes, stock-based compensation, capital expenditures and adjusted for increases or decreases in working capital. For the analysis utilizing the Street Case, Morgan Stanley used publicly available consensus equity research analyst estimates through 2016, available as of October 29, 2015. As directed by Constant Contact, Morgan Stanley extrapolated estimates for 2017 and all years thereafter from consensus equity research analyst estimates for 2015 and 2016, assuming revenue growth in constant dollar increments of $52.0 million per year, which is the amount of estimated incremental revenue for 2016 over estimated revenue for 2015 in the Street Case. Morgan Stanley also assumed that earnings before interest, taxes, depreciation, and amortization, or EBITDA, would represent 30% of incremental revenues for 2017 and all years thereafter. Morgan Stanley then calculated a terminal value for Constant Contact as of December 31, 2020 by applying a range of EBITDA multiples of 6.5x to 8.5x to the next-twelve-month EBITDA of Constant Contact, unburdened by stock-based compensation. This multiple reference range was derived by Morgan Stanley from a regression analysis of the ratio of aggregate value, which Morgan Stanley defined as fully-diluted market capitalization plus total debt less cash and cash equivalents, to EBITDA, or AV/EBITDA, for Constant Contact and the comparable companies and the forecasted revenue growth of such companies, in each case as reflected by consensus equity research analyst estimates, which we refer to as the “Regression Analysis,” and Morgan Stanley’s professional judgment. Morgan Stanley noted that the Regression Analysis indicated a statistically significant relationship between AV/EBITDA multiples and the forecasted growth rates.

With respect to the analysis utilizing the Constant Contact Management Case, Morgan Stanley calculated a terminal value for Constant Contact as of December 31, 2020 by applying a range of EBITDA multiples of 7.0x to 9.0x to the next-twelve-month EBITDA of Constant Contact, unburdened by stock-based compensation. This multiple reference range was derived by Morgan Stanley based on an application of the Regression Analysis to Constant Contact’s forecasted revenue growth rates, assuming revenue growth in 2021 of $64.0 million per year, which is the amount of estimated incremental revenue for 2020 over estimated revenue for 2019 in the Constant Contact Management Case, and Morgan Stanley’s professional judgment. Morgan Stanley also assumed that

EBITDA would represent 30% of incremental revenues in 2021. For its analysis using the Street Case and the Constant Contact Management Case, Morgan Stanley assumed a 35% tax rate in the terminal year.

Morgan Stanley then calculated implied aggregate value ranges of Constant Contact by calculating a range of present values for Constant Contact’s unlevered free cash flows for the period from October 29, 2015 through December 31, 2020, and for Constant Contact’s terminal value using a discount rate of 11.2%, which was selected by Morgan Stanley based on its professional judgment and experience and taking into consideration, among other things, Constant Contact’s long-term average cost of capital calculated using a capital asset pricing model. The unlevered free cash flows and the terminal value were discounted to present values as of October 29, 2015. In order to arrive at an implied per share equity value range for Constant Contact common stock, Morgan Stanley adjusted the total implied aggregate value ranges by Constant Contact’s net cash, cash equivalents, and marketable securities as of September 30, 2015, and divided the resulting implied total equity value ranges by Constant Contact’s fully-diluted shares outstanding at each of the implied equity values per share derived from the discounted cash flow analysis.

Based on the above-described analysis, Morgan Stanley derived the following ranges of implied equity values per share for Constant Contact common stock as of October 29, 2015:

	Multiples	Range(1)
Street Case	6.5x - 8.5x	$28.50 - $33.50
Constant Contact Management Case	7.0x - 9.0x	$34.00 - $40.00

(1)	Per share amounts rounded to the nearest $0.50

Since the 2016 revenue growth projections for the Street Case exceeded the 2016 revenue growth projections for the Constant Contact Management Case, for illustrative purposes only, Morgan Stanley also analyzed the potential impact on the implied trading multiples and the future market equity value per share of Constant Contact common stock if Constant Contact’s management were to lower revenue growth guidance for 2016 to 10% from estimated 2015 revenue in the Constant Contact Management Case. Based on an illustrative 2016 revenue growth rate of 10%, Morgan Stanley applied the Regression Analysis to calculate a range of implied future market equity values for Constant Contact common stock, using estimated LFCF margins in 2016 ranging from 11% to 13% and assuming varying discounts to the Regression Analysis implied multiple ranging from 0.0% to 10.9%. The resulting illustrative future market equity values for Constant Contact common stock ranged from $18.75 per share to $24.86 per share.

Leveraged Buyout Analysis

Morgan Stanley performed an illustrative leveraged buyout analysis to estimate the theoretical prices at which a financial sponsor might effect a leveraged buyout of Constant Contact. For purpose of this analysis, Morgan Stanley assumed a transaction date of December 31, 2015 and an illustrative multiple of debt to last-twelve-months EBITDA at the transaction date of 6.0x. Morgan Stanley also assumed a subsequent exit transaction by the financial sponsor at December 31, 2020 with a valuation of Constant Contact realized by the financial sponsor in such subsequent exit transaction based on a 7.0x to 9.0x aggregate value to last-twelve-months EBITDA multiple and Constant Contact’s estimated total debt and cash as of December 31, 2020. Morgan Stanley utilized projections from the Street Case and the Constant Contact Management Case in performing its analysis. The implied acquisition price per share paid by the financial sponsor was based on a hypothetical target range of internal rates of return for the financial sponsor between December 31, 2015 and December 31, 2020 of 20.0% to 25.0%. The following table summarizes Morgan Stanley’s analysis:

Implied Present Value per Share of Constant Contact Common Stock(1)
Street Case	$27.00 - $33.00
Constant Contact Management Case	$28.50 - $35.00

(1)	Per share amounts rounded to the nearest $0.50

Precedent Transaction Premium Analysis

Morgan Stanley performed a precedent transactions premia analysis, which is designed to imply a value of a company based on publicly available financial terms and premia of selected transactions. Morgan Stanley selected such comparable transactions because they shared certain characteristics with the merger. In connection with its analysis, Morgan Stanley compared publicly available statistics for select technology sector transactions with a value ranging from $500 million to $2 billion, occurring between July 26, 2011 and October 29, 2015.

For each transaction included in this analysis, Morgan Stanley noted the following financial statistics where available: (1) implied premium to the acquired company’s closing share price on the last trading day prior to announcement (or the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news); (2) implied premium to the acquired company’s 30-trading-day average closing share price prior to announcement (or the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news); and (3) the implied premium to the acquired company’s 52-week high closing share price prior to announcement (or the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news).

Based on its analysis of the relevant metrics and time frame for each of the selected transactions and upon the application of its professional judgment, Morgan Stanley selected representative ranges of implied premia of the transactions and applied these ranges of premia to the closing price per share of Constant Contact common stock on October 29, 2015, the volume-weighted average price per share of Constant Contact common stock for the 30 trading days ending on October 29, 2015, and the highest closing price per share of Constant Contact common stock for the 52-week period ending on October 29, 2015. The following table summarizes Morgan Stanley’s analysis:

Premia	Representative Range	Implied Value Per Share of Constant Contact Common Stock - Street Case (1)
Premium to 1-Day Prior Closing Share Price	20.0% - 40.0%	$31.00 - $36.00
Premium to 30-Day Average Closing Share Price	25.0% - 43.0%	$31.00 - $35.50
Premium to 52-Week High Closing Share Price	(11.0)% - 20.0%	$38.50 - $52.00

(1)	Per share amounts rounded to the nearest $0.50

No company or transaction utilized in the precedent transactions premia analysis is identical to Constant Contact or the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, market and financial conditions, and other matters, which are beyond Constant Contact’s control, such as the impact of competition on Constant Contact’s business or the industry generally, industry growth, and the absence of any adverse material change in Constant Contact’s financial condition or the industry or in the financial markets in general, which could affect the public trading value of the companies and the equity value of the transactions to which they are being compared.

General

Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Constant Contact. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions, and other matters. Many of these assumptions are beyond control of Constant Contact and variations to such financial assumptions and methodologies may impact the results of Morgan Stanley’s analysis. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above in connection with its analysis and preparation of its opinion, dated October 30, 2015, to the Board as to the fairness from a financial point of view of the consideration to be received by the holders of shares of Constant Contact common stock (other than holders of excluded shares) pursuant to the merger agreement. These analyses do not purport to be appraisals or to reflect prices at which shares of Constant Contact common stock might actually trade.

The consideration to be received by the holders of shares of Constant Contact common stock (other than holders of excluded shares) pursuant to the merger agreement was determined through negotiations between Constant Contact and Endurance and was approved by the Board. Morgan Stanley acted as financial advisor to the Board during these negotiations. Morgan Stanley did not, however, recommend any specific consideration to the Board or that any specific consideration constituted the only appropriate consideration for the merger.

Morgan Stanley’s opinion and its presentation to the Board was one of many factors taken into consideration by the Board in deciding to approve, adopt, and authorize the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board with respect to the merger consideration or of whether the Board would have been willing to agree to different consideration.

Morgan Stanley acted as financial advisor to the Board in connection with the merger and will receive a fee currently estimated to be approximately $11.0 million for its services, which is contingent upon the closing of the merger. In addition to such fee, Constant Contact has agreed to reimburse Morgan Stanley for its expenses incurred in performing its services, including reasonable fees of outside counsel and other professional advisors. Constant Contact also has agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees, and agents and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of or in connection with Morgan Stanley’s engagement.

In the two years prior to the date of its opinion, Morgan Stanley provided financing services for Endurance and has received aggregate fees of approximately $4.4 million in connection with such services. In the two years prior to the date of its opinion, Morgan Stanley provided financing services to, and has received aggregate fees of approximately $3.4 million in connection with such services from, Warburg Pincus LLC, which we refer to as “Warburg Pincus,” an affiliate of investment funds that are significant stockholders of Endurance. Morgan Stanley may also seek to provide such services to Endurance, Warburg Pincus and certain of its affiliates, and Constant Contact in the future and would expect to receive fees for the rendering of these services.

Morgan Stanley is a global financial services firm engaged in the securities, investment management, and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing, and financial advisory services. Morgan Stanley, its affiliates, directors, and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Endurance, Constant Contact, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers may have committed to invest in investment funds of Warburg Pincus.

Delisting and Deregistration of Our Common Stock

Constant Contact common stock is registered as a class of equity securities under the Exchange Act and is quoted on NASDAQ under the symbol “CTCT.” As a result of the merger, we will become a wholly-owned subsidiary of Endurance, with no public market for our common stock. After the merger, our common stock will cease to be traded on NASDAQ, and price quotations with respect to sales of shares of our common stock in the public market will no longer be available. In addition, the registration of our common stock under the Exchange Act will be terminated, and we will no longer be required to file periodic reports with the SEC after the effective time of the merger.

Financing of the Merger

The merger is not conditioned on Endurance obtaining the proceeds of any financing, however, Constant Contact cannot require Endurance to close if the debt financing is not available. We anticipate that the total amount of funds necessary to complete the merger and the other transactions contemplated by the merger agreement, including the payment of fees and expenses, will be approximately $1.1 billion. We expect this amount to be funded through a combination of the following:

•	a $735 million senior secured incremental term loan facility and a $175 million senior secured revolving credit facility (which increases Endurance’s existing revolving credit facility by $50 million);

•	the issuance of $350 million in aggregate principal amount of senior unsecured notes of Endurance; and

•	to the extent available, unrestricted cash on hand of Constant Contact.

Endurance has obtained the debt financing commitments described below. The funding under those commitments is subject to certain conditions, including conditions that do not relate directly to the merger agreement. Endurance has represented to us that, if the debt financing is funded in accordance with the debt commitment letter described below, it has sufficient committed debt financing to complete the transaction. Although obtaining the debt financing is not a condition to the completion of the merger, the failure of Endurance and Merger Sub to obtain sufficient debt financing would likely result in the failure of the merger to be completed. In that case, Endurance may be obligated to pay Constant Contact a fee of $72 million, as described under “Terms of the Merger Agreement—Termination Fees” beginning on page 107.

In connection with the execution and delivery of the merger agreement, Endurance has executed a commitment letter, dated as of October 30, 2015, and amended and restated on November 16, 2015, which we refer to as the “debt commitment letter,” with Credit Suisse AG, Credit Suisse Securities (USA) LLC, Goldman Sachs Lending Partners LLC, and Jefferies Finance LLC, which we refer to collectively as “the lenders,” committing to provide, severally and not jointly, upon the terms and subject to the conditions set forth in the debt commitment letter, up to $1.26 billion in debt financing (not all of which is expected to be drawn at the closing of the merger). The debt commitment letter includes commitments to provide (1) a senior secured incremental term loan facility in a total principal amount of $735.0 million (reduced to the extent necessary to satisfy the maximum secured leverage ratio condition for incremental facilities under Endurance’s existing credit agreement (any such reduction, we refer to as the “reallocated amount”)), (2) senior secured incremental revolving credit commitments in a total principal amount of $50.0 million, (3) a senior secured revolving credit facility in a total principal amount of $175.0 million to refinance Endurance’s existing revolving credit facility as so increased, and (4) a senior unsecured bridge loan facility up to an aggregate principal amount of $350.0 million plus any such reallocated amount, to be reduced by the amount of the senior unsecured notes, if any, issued in lieu thereof. It is expected that at the closing of the merger, $350 million in aggregate principal amount of senior unsecured notes will be issued pursuant to Rule 144A of the Securities Act or another private placement exemption in lieu of the senior unsecured bridge loan facility.

Interests of Certain Persons in the Merger

In considering the recommendation of the Board that you vote to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The members of the Board were aware of the different or additional interests and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to our stockholders that they adopt the merger agreement at the special meeting.

These interests are described in more detail below, and certain of them are quantified in the narrative below and under the heading “Proposal 2: Advisory Vote on Merger-Related Named Executive Officer Compensation” beginning on page 111. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.

For further information with respect to the compensatory arrangements between Constant Contact and its executive officers and directors, please see our proxy statement filed with the SEC on April 23, 2015 under the headings “Executive Compensation” and “Director Compensation” for fiscal year ended December 31, 2014.

Treatment of Outstanding Options and Restricted Stock Units

Under the merger agreement, equity based awards held by Constant Contact executive officers as of the effective time of the merger will be treated as follows:

Stock Options

As of the effective time of the merger, each outstanding vested in-the-money company option held by our executive officers will be cancelled and converted into the right to receive, in full satisfaction thereof, an amount in cash (without interest, rounded down to the nearest whole cent, and subject to deduction for any required withholding tax) equal to the product of (x) the total number of shares of Constant Contact common stock previously subject to such outstanding vested in-the-money company option, and (y) the excess of the merger consideration over the exercise price per share of underlying Constant Contact common stock subject to such outstanding vested in-the-money company option.

As of the effective time of the merger, each unvested company option and each vested out-of-the-money company option held by our executive officers that is outstanding immediately prior to the effective time will be assumed by Endurance and converted into and replaced with an Endurance option. Each such Endurance option will continue to have, and be subject to, the same terms and conditions as applied to the original assumed and converted company option immediately prior to the effective time of the merger (but taking into account any changes provided for in the applicable equity plan, underlying individual award agreement or by reason of the merger agreement or the merger). As of the effective time of the merger, each Endurance option will cover the number of whole shares of Endurance common stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Constant Contact common stock subject to such company option immediately prior to the effective time of the merger multiplied by (ii) the exchange ratio. The exercise price per share of such Endurance option (rounded up to the nearest whole cent) will equal (x) the per share exercise price of the Constant Contact common stock subject to such company option immediately prior to the effective time of the merger divided by (y) the exchange ratio.

Restricted Stock Units

As of the effective time of the merger, each outstanding TSR RSU will vest based on performance through the effective date of the merger in accordance with the terms of the underlying applicable award agreement, and any such TSR RSU that does not so vest will be cancelled and forfeited for no consideration. As of the effective time of the merger, each CAGR RSU will be deemed earned at 100% of the target performance level and will vest on the last day of the original measurement period set forth in the applicable award agreement, subject to continued employment through the last day of such measurement period, or earlier upon certain terminations of employment following the effective time of the merger.

Each company RSU that is outstanding and vested as of immediately prior to the effective time of the merger will be cancelled in exchange for the right to receive a cash payment (without interest and subject to deduction for any required withholding tax) equal to the merger consideration with respect to such vested company RSU. At the effective time of the merger, each unvested company RSU (including each unvested CAGR RSU, but excluding each unvested TSR RSU) will be assumed by Endurance and converted into an Endurance RSU that will have and be subject to the same terms and conditions as applied to the applicable underlying company RSU immediately prior to the effective time of the merger (but taking into account any changes provided for or permitted in the applicable equity plan, any award agreement or by reason of the merger agreement or the merger). The number of shares of Endurance common stock underlying each such Endurance RSU will be equal to the product of (x) the number of shares of Constant Contact common stock underlying the applicable company RSU and (y) the exchange ratio, rounded (i) up to the nearest whole share if half a share or more or (ii) down to the nearest whole share if less than half a share.

In general the company RSUs and company options held by our executive officers that will convert to Endurance RSUs and Endurance options, respectively, will vest in full per the terms of the individual award agreements in the event the executive officer is terminated without “cause” or resigns for “good reason” within one year of a change in control. For additional information on the treatment of equity awards in connection with the merger, see “Terms of the Merger Agreement—Treatment of Outstanding Equity Awards” beginning on page 84.

The table below indicates the number of vested and unvested company options and the amount payable to each executive officer for each vested company option based on the $32.00 per share merger consideration, assuming the effective date of the merger is December 4, 2015. For named executive officers, individual award agreements governing company options and company RSUs granted prior to December 2012 provide that, in the event of a change in control, such as the merger, 50% of the then outstanding and unvested portion of such awards will vest, and, if the named executive officer is terminated without cause within 12 months after the change in control, any remaining outstanding portion of the awards will immediately vest in full.

Executive Officer	Unvested Options (#)	Vested Options (#)	Vested Options ($)
Gail F. Goodman	12,283	850,847	9,992,459
Harpreet S. Grewal	10,839	26,307	342,937
Ellen M. Brezniak	5,782	211,529	2,669,175
Christopher M. Litster	9,629	119,325	796,182
Kenneth J. Surdan	5,780	97,340	1,356,699
Joel A. Hughes	7,656	24,981	250,570
Robert P. Nault	6,504	237,906	3,541,540
Robert D. Nicoson	5,780	105,131	1,255,892

The table below sets forth the estimated number of TSR RSUs held by each executive officer that will vest based on performance assuming the effective date of the merger is December 4, 2015, and the value of such TSR RSUs based on the $32.00 per share merger consideration and by calculating the total shareholder return of the comparative peer group as of December 4, 2015.

Executive Officer	TSR RSUs (#)	TSR RSUs ($)
Gail F. Goodman	47,938	1,534,016
Harpreet S. Grewal	30,479	975,328
Ellen M. Brezniak	17,503	560,096
Christopher M. Litster	20,760	664,320
Kenneth J. Surdan	19,942	638,144
Joel A. Hughes	18,085	578,720
Robert P. Nault	18,217	582,944
Robert D. Nicoson	17,056	545,792

Non-Employee Directors

Company Options. Prior to the 2014 annual meeting of Constant Contact stockholders, each of our non-employee directors have historically received a company option grant to purchase 25,000 shares of our common stock upon his or her initial election to the Board and an annual company option grant to purchase 10,000 shares of our common stock at each annual meeting thereafter for which he or she has continued to serve as a director, provided such non-employee director had served on the Board for at least six months prior to the annual meeting. These company options have a seven-year term and vest over a three-year period, with 33.33% of the shares underlying the company option vesting on the first anniversary of the date of grant, or in the case of annual option grants, one business day prior to the next annual meeting, if earlier, and an additional 8.33% of the shares underlying the company option vesting every three months thereafter, subject to continued service as a director. Upon a change in control of the company, the company options will vest in full; accordingly, each unvested company option held by a non-employee director will vest in full in connection with the merger.

Company RSUs. Beginning with the 2014 annual meeting of Constant Contact stockholders, each non-employee director is entitled to receive an automatic annual grant of company RSUs with a value of $120,000 at each annual meeting after which he or she continues to serve as a director, provided each such non-employee director had served on our Board for at least six months prior to the annual meeting. The company RSUs will vest in full (i) on the first anniversary of the date of grant, subject to continued service on the Board, or (ii) in the event of a change of control of our company. Accordingly, each unvested company RSU held by a non-employee director will vest in full in connection with the merger.

Based on the per share merger consideration of $32.00 and the number of unvested company RSUs and unvested company options held by each director as of December 4, 2015, the table below sets forth the number and value of company RSUs and company options held by each non-employee director that will immediately vest in connection with the merger and will be cancelled in exchange for each such director’s receipt of merger consideration in complete satisfaction thereof. Depending on when the merger occurs, some of the currently unvested company RSUs and/or unvested company options may vest pursuant to the terms of the applicable equity plan based upon the director’s continued service.

Director	Company RSUs (#)	Company RSUs ($)	Company Options (#)	Company Options ($)
Robert P. Badavas	4,357	139,424	1,666	28,505
Julie M.B. Bradley	4,192	134,144	—	—
John Campbell	4,357	139,424	1,666	28,505
Jay Herratti	4,357	139,424	1,666	28,505

Director	Company RSUs (#)	Company RSUs ($)	Company Options (#)	Company Options ($)
William S. Kaiser.	4,357	139,424	1,666	28,505
Daniel T. H. Nye.	4,357	139,424	1,666	28,505
Lisa Weinstein	4,192	134,144	—	—

Executive Severance Agreements

Each of our executive officers, including our named executive officers, is party to an executive severance agreement with Constant Contact, which we refer to as an “executive severance agreement,” which generally provide that in the event such executive officer is terminated by Constant Contact without “cause” or resigns for “good reason,” he or she will be entitled to (i) accrued and/or earned but unpaid base salary, vacation pay, and bonuses, (ii) the amount of any unpaid compensation previously deferred by such executive officer (provided that any such amounts subject to Section 409A of the Internal Revenue Code of 1986, as amended, will not be accelerated), (iii) 12 months continuation of the executive officer’s then-current base salary, and (iv) COBRA continuation coverage for a 12 month period (or until such COBRA coverage otherwise expires). Any amounts payable under an executive severance agreement are subject to the executive officer executing and not revoking a general release of claims. The agreements do not provide for increased severance in connection with a change in control of Constant Contact. Per the terms of each executive severance agreement, each such agreement must be assumed by the successor of Constant Contact, which, if the merger is completed, will be Endurance.

For purposes of the executive severance agreements,

•	“cause” means the executive’s (a) willful misconduct, (b) material failure to perform his or her reasonably assigned duties and responsibilities to us, (c) breach of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between us and the executive or any of our written policies or procedures, including, but not limited to, our code of business conduct and ethics and our written policies and procedures regarding sexual harassment, computer access and insider trading, or (d) conviction of, or plea of guilty or nolo contendere to, any felony or, with respect to his or her employment or any misdemeanor that is materially injurious to us, in the case of each of (a) through (d) as determined by the board of directors of Constant Contact or its successors; and

•	“good reason” means (a) a material diminution in the executive’s authority, duties or responsibilities, as in effect as of the effective date of the applicable executive severance agreement, (b) a material diminution in the executive’s base salary as in effect on the effective date of the applicable executive severance agreement or as the same was or may be increased thereafter from time to time except to the extent that such reduction affects all of our executive officers to a comparable extent, (c) a material change by us in the geographic location at which the executive performs the executive’s principal duties for us, or (d) any action or inaction by us that constitutes a material breach of the applicable executive severance agreement, provided that, in each of (a) through (d) the executive delivers notice to Constant Contact (or its successor) no later than 90 days after the first occurrence of events constituting a “good reason” event and Constant Contact (or its successor) fails to fully correct such event within the 30-day period following delivery of the notice.

For an estimate of the amounts that would be payable to each of Constant Contact’s named executive officers under his or her executive severance agreement upon a qualifying termination of employment in connection with the merger, see “Proposal 2: Advisory Vote on Merger-Related Named Executive Officer Compensation” beginning on page 111. The estimated aggregate amount that would be payable to all of Constant Contacts’s executive officers who are not named executive officers if the merger were completed and they were to experience a qualifying termination of employment is $7,318,248 (which includes the cash severance, COBRA benefits, and unvested equity acceleration under the terms of their respective individual equity award agreement, if applicable).

Employee Benefits

The merger agreement requires Endurance or the surviving corporation to continue to provide certain compensation and benefits until the earlier of (i) the first anniversary of the closing date of the merger and (ii) December 31, 2016, and to take certain actions in respect of employee benefits provided to all Constant Contact employees, including its executive officers. For a detailed description of these requirements, see “Terms of the Merger Agreement—Employee Benefits Matters” beginning on page 101.

Indemnification and Insurance

Constant Contact is party to indemnity agreements with each of its directors and executive officers that require Constant Contact, among other things, to indemnify the directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or executive officers. These indemnity agreements will be assumed by the surviving corporation in the merger, without any further action, and will survive the merger and continue in full force and effect in accordance with their terms. In addition, each of Endurance and the surviving corporation has agreed to indemnify and hold harmless each of our current and former directors, officers, and individuals serving as directors and officers at the request of Constant Contact or its subsidiaries to the fullest extent required by the organizational documents of Constant Contact and its subsidiaries for acts or omissions or alleged acts or omissions occurring in connection with the approval of the merger agreement and the consummation of the transactions contemplated thereby, and we are entitled, prior to the effective time of the merger and subject to certain limitations, to obtain a policy of directors’ and officers’ liability insurance coverage for the benefit of our current and former directors and executive officers for at least six years following completion of the merger. Such indemnification and insurance coverage is further described in “Terms of the Merger Agreement—Directors and Officers Indemnification and Insurance” beginning on page 102.

Raymond James Advisory Services Fee

Constant Contact retained Raymond James to act as one of its financial advisors in connection with a potential strategic transaction, such as the merger. As part of the financial advisory arrangement, Constant Contact is required to pay an advisory fee of approximately $1 million to Raymond James upon the completion of the merger, subject to approval from the audit committee of the Board. Mark Goodman, the brother of Gail F. Goodman, who is the Chairman, President and Chief Executive Officer of Constant Contact, is a managing director at Raymond James.

Certain Projections Prepared by the Management of Constant Contact

Constant Contact does not as a matter of course publicly disclose long-term projections of financial performance due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates. However, in connection with the evaluation of a possible transaction, Constant Contact provided the Board and its financial advisors and Endurance certain non-public, unaudited, stand-alone financial projections that were prepared by our management and not for public disclosure, representing management’s best estimate of the future performance of the business. The management projections represent forecasted financial information and are included below. The inclusion of this information should not be regarded as an indication that any of Constant Contact, Endurance, their respective financial advisors or any of their respective representatives or any other recipient of this information considered, or now considers, the management projections to be necessarily predictive of future results.

The management projections are subjective in many respects. As a result, the forecasted results may not be realized and the actual results may be significantly different than the forecasted results. Since the management projections cover multiple years, that information by its nature becomes less predictive with each successive year. Constant Contact stockholders are urged to review Constant Contact’s SEC filings for a description of risk factors with respect to Constant Contact’s business. See “Cautionary Statement Concerning Forward-Looking

Information” beginning on page 27 and “Where Stockholders Can Find More Information” beginning on page 119. The management projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with U.S. generally accepted accounting principles, which we refer to as “GAAP,” published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the management projections require significant estimates and assumptions that make them inherently less comparable to the similarly titled GAAP measures in Constant Contact’s historical GAAP financial statements.

Neither Constant Contact’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the management projections contained herein, nor have they expressed any opinion or any other form of assurance on the information or its achievability. The report of Constant Contact’s independent registered public accounting firm contained in Constant Contact’s Annual Report on Form 10-K for the year ended December 31, 2014 relates to Constant Contact’s historical financial information. It does not extend to the management projections and should not be read to do so. Furthermore, the management projections do not take into account any circumstances or events occurring after the date they were prepared.

Except for the fiscal year ending December 31, 2014, which presents actual financial performance, the following tables present selected management projections for the fiscal years ending 2015 through 2020 for Constant Contact on a standalone basis.

Management Projections

	Year Ending December 31,
	2014 (Actual)	2015	2016	2017	2018	2019	2020
				(in millions)
Revenue	$331.7	$368.5	$408.1	$457.1	$512.4	$573.0	$636.6
Adjusted EBITDA(1)	$60.6	$73.9	$87.7	$107.4	$128.1	$151.8	$178.2
Free Cash Flow(2)	$33.1	$38.4	$53.0	$59.0	$72.4	$86.3	$105.0

(1)	Adjusted EBITDA is GAAP net income (loss) before income taxes, interest and other income (expense), depreciation and amortization, stock-based compensation, and litigation contingency accruals.
(2)	Free cash flow is net cash flow from operating activities less acquisition of property and equipment.

These management projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Constant Contact’s management. They are not a guarantee of future financial performance. Important factors that may affect actual results and cause the management projections to not be achieved include, but are not limited to, our ability to retain and attract new customers, especially among small organizations, our ability to expand our product offerings, our ability to compete (including against current and new email and other digital marketing companies), significant disruptions to our systems and as a result of data breaches, current or new legislation in the United States and abroad regulating email marketing and private entities attempting to regulate the use of email for commercial solicitation, our ability to maintain our relationships with our partners and with search engine companies, third-party litigation (including intellectual property claims), failure to promote our brand, factors negatively impacting our deliverability rate, loss of employees, economic factors impacting the small business sector, risks related to the merger, including our and Endurance’s ability to consummate the merger, and general economic and business conditions and other risk factors described under the section titled “Risk Factors” in Constant Contact’s Quarterly Report on Form 10-Q for the three months ended September 30, 2015, and other filings incorporated by reference in this proxy statement and the section titled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 27. The management projections also do not take into account any circumstances or events occurring after the date on which they were prepared and do not give effect to the transactions contemplated by the merger agreement, including the merger. The management projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in these management projections. Accordingly, there can be no assurance that the management projections will be realized or that actual results will not be significantly different than projected.

None of Constant Contact, Endurance, or their respective affiliates, advisors, officers, employees, directors or their respective representatives undertakes any obligation to update or otherwise revise or reconcile these management projections to reflect circumstances existing after the date the management projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error. Except as may be required by applicable securities laws, Constant Contact does not intend to make publicly available any update or other revision to these management projections, even in the event that any or all of the assumptions are shown to be in error. None of Constant Contact, Endurance, or their respective affiliates, advisors, officers, employees, directors or their respective representatives has made or makes any representation to any Constant Contact stockholder or other person regarding Constant Contact’s ultimate performance compared to the information contained in these management projections or that projected results will be achieved. Constant Contact has made no representation to Endurance, in the merger agreement or otherwise, concerning these management projections.

Governmental and Regulatory Matters

Each party has agreed to use reasonable best efforts to file as promptly as practicable all necessary applications and filings under the HSR Act within 10 business days of the date of the merger agreement. Additionally, subject to the terms of the merger agreement, each party has agreed to use its reasonable best efforts to take, or cause to be taken, all actions necessary under applicable laws to complete the merger, including:

•	to obtain all actions, waivers, consents and approvals from governmental authorities and expirations or early termination of waiting periods, make registrations and filings with governmental authorities, and take steps reasonably necessary to obtain approval or waiver from, or avoid a proceeding by, any governmental authority;

•	to deliver required notices to, and obtain required consents and waivers from, third parties; and

•	execute and deliver any instruments reasonably necessary to consummate the merger.

Additionally, Constant Contact and Endurance have agreed, subject to applicable law, to:

•	give each other, to the extent practicable, the right to review in advance, and to consult with each other on, any material filing made with governmental authorities in connection with the merger agreement;

•	promptly inform each other of any material communication or correspondence received from, or given to, governmental authorities in connection with the merger agreement;

•	promptly furnish to each other copies of all material correspondence, filings and written communications between them and any governmental authority, with respect to the merger agreement; and

•	to the extent practicable, provide each other and each other’s counsel with advance notice of and the opportunity to participate in any material discussion or meeting with any governmental authority regarding any filing, investigation or other inquiry in connection with the merger agreement.

U.S. Antitrust Filings

Completion of the merger is subject to the receipt of antitrust clearance in the United States. Under the HSR Act and the rules and regulations promulgated thereunder, the merger may not be completed until notification and report forms have been filed with the DOJ and the FTC and the applicable waiting period has expired or been terminated. On November 13, 2015, Constant Contact and Endurance filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC.

The waiting period with respect to the notification and report forms filed under the HSR Act expires 30 calendar days after the date both parties have submitted such filings, unless otherwise extended or terminated. The waiting period can be extended if the DOJ or the FTC issues a Second Request to Constant Contact and/or Endurance. A Second Request is a request that the parties to a merger or acquisition provide the DOJ or FTC with information, documents, and data that allows the agency to further consider whether the proposed transaction violates the federal antitrust laws. The issuance of a Second Request extends the required waiting period to complete the transaction for an additional 30 days, measured from the time both Constant Contact and/or Endurance certify that they have substantially complied with the Second Request, unless that waiting period is earlier terminated by the DOJ and FTC, or unless the parties extend that 30-day period by agreement with the DOJ or FTC as applicable. On November 27, 2015, the FTC granted early termination of the waiting period.

At any time before or after completion of the merger, notwithstanding the termination of the waiting period under the HSR Act, the DOJ, FTC, or any U.S. state, could take such action under the antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Constant Contact and Endurance. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that the DOJ, the FTC or any other governmental entity or any private party will not attempt to challenge the merger on antitrust or competition grounds, and, if such a challenge is made, there can be no assurance as to its result.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (each as defined below) who receive cash in exchange for shares of Constant Contact common stock pursuant to the merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the merger. The tax consequences of the merger under U.S. federal tax laws other than those pertaining to the income tax, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion also does not address any tax consequences arising under the Medicare contribution tax on net investment income. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” the Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, which we refer to as the “IRS,” in each case, in effect as of the date hereof. These authorities may change or be subject to differing interpretations, and any such change or differing interpretation may be applied retroactively in a manner that could affect the accuracy of the statements and conclusions set forth in this summary. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the merger.

This discussion is limited to holders of shares of Constant Contact common stock who hold their shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances. In addition, this discussion does not address the U.S. federal income tax consequences to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	persons holding shares of Constant Contact common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“S corporations,” partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

•	mutual funds;

•	real estate investment trusts and regulated investment companies;

•	personal holding companies;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell their shares of Constant Contact common stock under the constructive sale provisions of the Code;

•	persons for whom shares of Constant Contact common stock constitute “qualified small business stock” within the meaning of Code Section 1202;

•	persons who hold or received their shares of Constant Contact common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans or other tax-deferred accounts.

This discussion also does not address the U.S. federal income tax consequence to holders of shares of Constant Contact common stock who exercise appraisal rights in connection with the merger under the DGCL and assumes that shares of Constant Contact common stock are not “U.S. real property interests” within the meaning of Section 897 of the Code.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Constant Contact common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding Constant Contact common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the merger to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF CONSTANT CONTACT COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF THE MEDICARE CONTRIBUTION TAX ON NET INVESTMENT INCOME, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE TAX LAWS OTHER THAN THE U.S. FEDERAL INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of Constant Contact common stock that for U.S. federal income tax purposes is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and for which one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of the trust, or (2) has a valid election in effect to be treated as a “United States person” for U.S. federal income tax purposes.

Effect of the Merger

The receipt of cash by a U.S. holder in exchange for shares of Constant Contact common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Any gain or loss realized by a U.S. holder in connection therewith must be calculated separately for each block of shares of Constant Contact common stock (that is, shares acquired at the same cost in a single transaction) exchanged for cash in the merger. The amount of any such gain or loss realized with respect to each block of shares of Constant Contact common stock generally will equal the difference, if any, between the amount of cash received for such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis in a share generally will be equal to the amount the U.S. holder paid for the share. Any gain or loss realized by a U.S. holder upon the receipt of cash in exchange for a share of Constant Contact common stock in the merger generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held such share for more than one year at the effective time of merger. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments made to a U.S. holder in exchange for shares of Constant Contact common stock pursuant to the merger may be subject to information reporting and may be subject to backup withholding. To avoid backup withholding on such payments, U.S. holders that do not otherwise establish an exemption should complete and return to the paying agent a properly executed IRS Form W-9, certifying that such holder is a U.S. person, the taxpayer identification number provided is correct, and that such holder is not subject to backup withholding. Certain holders (including corporations) are not subject to backup withholding or information reporting rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of Constant Contact common stock that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

Effect of the Merger

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of Constant Contact common stock in the merger unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder is a non-resident alien individual who was present in the United States for 183 days or more during the taxable year of the disposition of shares of Constant Contact common stock in the merger, and certain other requirements are met; or

•	Constant Contact is or has been a United States real property holding corporation, or “USRPHC,” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the merger or the period that the non-U.S. holder held shares and the non-U.S. holder held (actually or constructively) more than five percent of our shares at any time during the five-year period ending on the date of the merger.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates, generally in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, the determination whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our United States and foreign real property interests. We believe that we have not been a USRPHC for U.S. federal income tax purposes during the time described above.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments made to non-U.S. holders in the merger may be subject to information reporting and backup withholding. Non-U.S. holders generally can avoid backup withholding and information reporting by providing the paying agent with the applicable and properly executed IRS Form W-8 certifying the holder’s non-U.S. status or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Appraisal Rights

If the merger is completed, stockholders who do not vote in favor of the adoption of the merger proposal, who properly demand appraisal of their shares, who do not withdraw such demand or lose their right to appraisal, and who otherwise strictly comply with the requirements for seeking appraisal under Section 262, which we refer to as “Section 262,” of the Delaware General Corporation Law, which we refer to as “DGCL,” will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under

Section 262. Only a holder of record of shares of Constant Contact common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of Constant Contact common stock held of record in the name of another person, such as a broker, bank or other nominee, should act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Constant Contact common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee.

Under Section 262, holders of shares of Constant Contact common stock who (1) deliver a written demand for appraisal of their shares of Constant Contact common stock before the vote is taken to approve the merger proposal; (2) do not vote in favor of the merger proposal; (3) continuously hold such shares through the effective time of the merger; and (4) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware, which we refer to as the “Court of Chancery,” and to receive in lieu of the merger consideration payment in cash of the amount determined by the Court of Chancery to be the “fair value” of the shares of Constant Contact common stock as of the effective time of the merger, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be the fair value by the court. Unless the Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined by the Court of Chancery pursuant to Section 262 of the DGCL could be more than, the same as or less than the $32.00 per share merger consideration payable pursuant to the merger agreement.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Constant Contact’s notice to stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex D. In connection with the merger, any holder of shares of Constant Contact’s common stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex D carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Constant Contact common stock, Constant Contact believes that if a stockholder is considering exercising appraisal rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of Constant Contact common stock must fully comply with Section 262, which means doing, among other things, ALL of the following:

•	the stockholder must not vote in favor of the merger proposal;

•	the stockholder must deliver to Constant Contact a written demand for appraisal before the vote on the merger proposal at the special meeting;

•	the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger); and

•	the stockholder or the surviving corporation must file a petition in the Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

Filing Written Demand

Any holder of shares of Constant Contact common stock wishing to exercise appraisal rights must deliver to Constant Contact, before the vote on the merger proposal at the special meeting, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote in favor of the merger proposal either in person or by proxy. A holder of shares of Constant Contact common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, and it will cause a stockholder to lose the stockholder’s right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the merger proposal or abstain from voting on the merger proposal. However neither voting against the merger proposal nor abstaining from voting or failing to vote on the merger proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. A stockholder’s failure to make the written demand prior to the taking of the vote on the merger proposal at the special meeting will cause the stockholder to lose its appraisal rights in connection with the merger.

Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Constant Contact common stock should be executed by or on behalf of the holder of record and must reasonably inform Constant Contact of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR THROUGH OTHER NOMINEES AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BROKER, BANK OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, SHOULD ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Constant Contact, Inc.

1601 Trapelo Road

Waltham, Massachusetts, 02451

Attention: Corporate Secretary

Any Constant Contact stockholder may withdraw such stockholder’s demand for appraisal by delivering to Constant Contact a written withdrawal of its demand for appraisal and acceptance of the merger consideration, except that (i) any such attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of Constant Contact, and (ii) no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditioned upon such terms as the Court of Chancery deems just. However, notwithstanding the foregoing, any Constant Contact stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such stockholder’s demand for appraisal and accept the terms offered upon the merger within 60 days after the effective time of the merger.

Notice by the Surviving Corporation

If the merger is completed, within ten days after the effective time of the merger, the surviving corporation will notify each holder of shares of common stock who has complied with Section 262 and who has not voted in favor of the merger proposal of the date that the merger has become effective.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of shares of Constant Contact common stock who has demanded appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The surviving corporation is under no obligation, and has no present intention, to file such a petition, and holders should not assume that the surviving corporation will file a petition. Accordingly, any holders of shares of Constant Contact common stock who desire to have their shares appraised by the Court of Chancery should assume that they will be responsible for filing a petition for appraisal with the Court of Chancery in the manner prescribed in Section 262. The failure of a holder of Constant Contact common stock to file such a petition for appraisal within the period specified in Section 262 will nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the effective time of the merger, any holder of shares of Constant Contact common stock who has complied with the requirements for the exercise of appraisal rights, or a beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger proposal and with respect to which Constant Contact received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a holder of shares of Constant Contact common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery, which we refer to as the “Register in Chancery,” a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss that stockholder from the proceedings.

Determination of Fair Value

After determining the holders of Constant Contact common stock entitled to appraisal, the Court of Chancery will appraise the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to fair value under Section 262 of the DGCL. Although Constant Contact believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Each of Constant Contact and Endurance reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Constant Contact common stock is less than the $32.00 per share merger consideration.

Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of his, her or its shares of Constant Contact’s common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration, without interest.

From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Constant Contact common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Constant Contact common stock, if any, payable to stockholders as of a time prior to the effective time of the merger.

Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of appraisal rights. In that event, you will be entitled to receive the merger consideration for your shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a Constant Contact stockholder and are considering exercising your appraisal rights under the DGCL, you should consult your own legal advisor.

TERMS OF THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement and is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that may be important to you. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties, and Covenants in the Merger Agreement are not Intended to Function or to be Relied on as Public Disclosures

The merger agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding the terms of the merger agreement and are not intended to provide any factual information about Constant Contact, Endurance, Merger Sub or any of their respective subsidiaries or affiliates. Such information can be found elsewhere in this proxy statement or in the public filings that Constant Contact or Endurance make with the SEC, as described for Constant Contact in the section titled “Where Stockholders Can Find More Information” beginning on page 119. The representations, warranties, and covenants contained in the merger agreement have been made solely for the purposes of the merger agreement and as of specific dates and solely for the benefit of parties to the merger agreement, and:

•	are not intended as statements of fact, but rather as a way of allocating the risk among the parties to the merger agreement in the event the statements therein prove to be inaccurate;

•	have been modified or qualified by certain confidential disclosure schedules that were made among the parties to the merger agreement in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement itself;

•	may no longer be true as of a given date;

•	may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other stockholders and reports and documents filed with the SEC; and

•	may be subject in some cases to other exceptions and qualifications, including exceptions that do not result in, and would not reasonably be expected to have, a material adverse effect, as defined in “—Material Adverse Effect” beginning on page 90.

Accordingly, you should not rely on the representations, warranties or covenants contained in the merger agreement or any descriptions thereof as characterizations of the actual state of facts or condition of Constant Contact, Endurance, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties contained in the merger agreement may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Constant Contact’s or Endurance’s public disclosures. Accordingly, the representations, warranties, covenants, and other provisions of the merger agreement or any description of such provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where Stockholders Can Find More Information” beginning on page 119.

The Merger; Effective Time

The merger agreement provides for the merger of Merger Sub, a wholly-owned subsidiary of Endurance, with and into Constant Contact upon the terms and subject to the conditions set forth in the merger agreement, whereupon the separate existence of Merger Sub will cease. Immediately after the effective time of the merger,

Constant Contact will continue as the surviving corporation, and as a wholly-owned subsidiary of Endurance. The surviving corporation will be a privately held corporation and our current stockholders will cease to have any ownership interest in the surviving corporation or rights as our stockholders, other than the right to receive the merger consideration payable pursuant to the merger agreement or, in the case of a stockholder who has not voted in favor of the merger and has properly exercised appraisal rights in accordance with Section 262 of the DGCL, the right to receive payment of the fair value of their shares in accordance with Section 262 of the DGCL. The effective time of the merger will be at the time when the certificate of merger is duly filed with the Secretary of State of the State of Delaware, or at such later date and time as the parties agree and specify in the certificate of merger.

Certificate of Incorporation; By-laws; Directors and Officers

At the effective time of the merger:

•	the certificate of incorporation of Constant Contact will be amended in its entirety to be in the form set forth as an exhibit to the merger agreement, and, as so amended, will be the certificate of incorporation of the surviving corporation until thereafter amended as provided therein or by applicable law;

•	the by-laws of Merger Sub will be the by-laws of the surviving corporation until thereafter amended as provided therein, by the certificate of incorporation of the surviving corporation, or by applicable law;

•	the directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the surviving corporation until their successors have been duly elected or appointed and qualified in accordance with applicable law; and

•	the officers of Constant Contact immediately prior to the effective time of the merger will become the officers of the surviving corporation until their successors have been duly elected or appointed and qualified in accordance with applicable law.

Closing of the Merger; Marketing Period

The closing of the merger will take place at 9:01 a.m. (New York City time) on a date no later than the third business day after all conditions to the completion of the merger have been satisfied or waived (other than those conditions that can only be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions) at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York or at such other place, time or date as Endurance, Constant Contact, and Merger Sub mutually agree in writing, provided that neither Endurance nor Merger Sub will be obligated to close the merger prior to the third business day following the final day of the marketing period or such earlier date as Endurance may request upon two business days’ prior written notice to Constant Contact.

As used in the merger agreement and in this proxy statement, the “marketing period” means the first period of 18 consecutive business days commencing on the first business day upon delivery to Endurance of certain financial information required to be provided by Constant Contact under the merger agreement in connection with Endurance’s efforts to obtain the debt financing, as described in “—Financing Covenant; Company Cooperation” beginning on page 99, throughout and at the end of which period:

•	such required financial information does not, when taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such financial information, in light of the circumstances under which the statements were made, not misleading; and

•

certain closing conditions (other than (i) the stockholder vote to adopt the merger agreement which must be satisfied no later than four business days prior to the end of the marketing period, and (ii) those conditions that by their nature are to be satisfied at closing, but only if such conditions are capable of being satisfied if the closing of the merger were to occur at such time) will be satisfied and nothing will have occurred or nothing will exist that would cause any of such conditions to fail to be satisfied assuming the closing of the merger was to be scheduled at any time during such 18 consecutive business day period.

If the marketing period is not completed on or prior to December 18, 2015, then it will not commence earlier than January 4, 2016. For purposes of calculating the 18 consecutive business day period, November 27, 2015 is disregarded and does not count as a business day for such period. Additionally, the marketing period will not commence or be deemed to have commenced if, prior to the completion of the marketing period:

•	Constant Contact or any of its subsidiaries publicly announces its intention to, or determines that it must, restate any historical financial statements or other financial information required to be provided to Endurance under the merger agreement in connection with the debt financing, or if any such restatement is under consideration or may be a possibility, in which case the marketing period will not commence unless and until the restatement is complete and the applicable historical financial statements or other financial information required to be provided to Endurance under the merger agreement in connection with the debt financing has been amended and updated such that any such restatement is no longer intended or required;

•	PricewaterhouseCoopers LLP, Constant Contact’s registered independent public accounting firm, has withdrawn its audit opinion with respect to any financial statements contained in the financial information required to be provided to Endurance under the merger agreement in connection with the debt financing, in which case the marketing period will not commence unless and until, at the earliest, a new, unqualified audit opinion is issued with respect to such financial statements for the applicable periods by PricewaterhouseCoopers LLP; or

•	Constant Contact is late in filing certain periodic or current reports required to be filed with the SEC, in which case the marketing period will not commence unless and until all such reports have been filed.

Merger Consideration

At the effective time of the merger, on the terms and subject to the conditions set forth in the merger agreement, each share of Constant Contact common stock issued and outstanding immediately prior to such time (other than the shares held by Constant Contact, Endurance, or Merger Sub or any of their respective wholly-owned subsidiaries (which will be cancelled without conversion or payment) and with respect to any shares held by stockholders who are entitled to demand and have properly demanded appraisal of such shares pursuant to, and in strict compliance in all respects with, the DGCL) will be converted into the right to receive $32.00 in cash, without interest.

Treatment of Outstanding Equity Awards

Stock Options

Immediately prior to the effective time of the merger, each unvested company option held by a small holder or by a director will vest in full. In addition, 25% of the unvested company options held by non-executive holders that were granted prior to November 2, 2015 will vest pro rata across all grants to such non-executive holders. As of the effective time of the merger, each outstanding vested in-the-money company option, taking into account any accelerated vesting immediately prior to the effective time of the merger or required pursuant to the terms of any applicable award agreement governing such company stock option, will be cancelled and converted into the right to receive, in full satisfaction thereof, an amount in cash (without interest, rounded down to the nearest whole cent, and subject to deduction for any required withholding tax) equal to the product of (x) the total number of shares of Constant Contact common stock previously subject to such vested in-the-money company option and (y) the excess of the merger consideration over the exercise price per share of the Constant Contact common stock subject to such outstanding vested in-the-money company option. All out-of-the-money company options held by small holders will be cancelled as of the effective time of the merger for no consideration.

As of the effective time of the merger, each unvested company option and each vested out-of-the-money company option that is held by an individual or entity other than a small holder and that is outstanding and unexercised immediately prior to the effective time of the merger, will be assumed by Endurance and converted into and replaced with an Endurance option to purchase a number of shares of Endurance common stock, rounded down to the nearest whole share, equal to the product of (a) the number of shares of Constant Contact common stock subject to such company option immediately prior to the effective time of the merger and (b) the exchange ratio, with an exercise price per share of Endurance common stock subject to such Endurance option (rounded up to the nearest whole cent) equal to the product of (x) the per share exercise price of such company option immediately prior to the effective time of the merger divided by (y) the exchange ratio. Each such Endurance option will continue to have, and be subject to, the same terms and conditions as applied to the original assumed and converted company option immediately prior to the effective time of the merger (but taking into account any changes provided for in the applicable equity plan, the underlying individual award agreement or by reason of the merger agreement or the merger).

Restricted Stock Units

Immediately prior to the effective time of the merger, each unvested company RSU held by a small holder or by a director will vest in full. In addition, 25% of any unvested company RSUs held by non-executive holders that (i) were granted prior to November 2, 2015 (with the exception of certain recent grants) and (ii) vest solely based on the holder’s continued employment with the company will vest pro rata across all grants. As of the effective time of the merger, each outstanding TSR RSU will vest based on performance through the effective date of the merger in accordance with the terms of the underlying applicable award agreement, and each TSR RSU that does not so vest will be cancelled and forfeited for no consideration at the effective time of the merger. As of the effective time of the merger, each CAGR RSU will be deemed earned at 100% of the target performance level and will vest on the last day of the original measurement period set forth in the applicable award agreement, subject to the holder’s continued employment through the last day of such measurement period, or earlier upon certain terminations of employment following the effective time of the merger.

Each company RSU that is outstanding and vested as of immediately prior to the effective time of the merger (after giving effect to any vesting accelerated in connection with the merger) will be cancelled in exchange for the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the merger consideration multiplied by the number of shares of Constant Contact common stock subject to such vested company RSU immediately prior to the effective time of the merger. Each unvested company RSU (including each unvested CAGR RSU, but excluding each unvested TSR RSU) will be assumed by Endurance and converted into an Endurance RSU in respect of a number of shares of Endurance common stock equal to the product of (x) the number of shares of Constant Contact common stock underlying the applicable company RSU and (y) the exchange ratio, rounded (i) up to the nearest whole share of Endurance common stock if half a share or more or (ii) down to the nearest whole share of Endurance common stock if less than half a share. Each such Endurance RSU will have and will be subject to the same terms and conditions as applied to the applicable underlying company RSU immediately prior to the effective time of the merger (but taking into account any changes provided for or permitted in the applicable equity plan, any award agreement or by reason of the merger agreement or the merger).

Procedure for Receiving Merger Consideration

Prior to the effective time of the merger, Endurance will designate a paying agent to handle the exchange of shares of Constant Contact common stock for the merger consideration. At the effective time of the merger, Endurance will deposit (or cause to be deposited) with the paying agent the aggregate merger consideration. As soon as practicable, and in no event later than three business days, after the effective time of the merger, Endurance or the paying agent will send to each record holder of Constant Contact common stock a letter of transmittal and instructions specifying that delivery will be effected, and risk of loss and title to any certificates that represented outstanding shares of Constant Contact common stock that were converted into the right to receive the merger consideration, which we refer to as “certificates,” will pass, only upon receipt of such certificates by the paying agent. Payment for vested in-the-money company options and vested company RSUs will be made through the payroll system of the surviving corporation for current and former employees or the paying agent for holders who are not current or former employees.

Constant Contact stockholders should not return certificates with the enclosed proxy card, and Constant Contact stockholders should not forward certificates to the paying agent without a letter of transmittal.

Upon surrender of a certificate to the paying agent and upon delivery of a duly completed and executed letter of transmittal, the paying agent will pay to each holder the merger consideration for each share formerly represented by such certificate, and such certificate will be cancelled. If payment of the merger consideration is to be made to a person other than the person in whose name any certificate is registered, the certificate must be properly endorsed, and the person requesting must have paid any transfer or similar taxes required in conjunction with payment of the merger consideration. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such certificate.

No holder of non-certificated shares represented by book-entry, which we refer to as “book-entry shares,” will be required to deliver a certificate or, in the case of book-entry shares held through the Depository Trust Company, which we refer to as “DTC,” an executed letter of transmittal, to the paying agent to receive the merger consideration. Instead, each holder of record of any book-entry shares held through DTC whose shares were converted into the right to receive merger consideration will, upon receipt of an “agent’s message” by the paying agent (or other evidence the paying agent or Endurance may reasonable request), be entitled to receive, as promptly as practicable after the effective time of the merger, a cash amount in immediately available funds deposited in DTC equal to the merger consideration (less any applicable withholding taxes). Payment will only be made to the person in whose name the book-entry shares are registered, and no interest will be paid or accrue on any amount payable.

At the effective time of the merger, the Constant Contact stock transfer books will be closed, and there will be no further registration of transfers of Constant Contact common stock. If, after the effective time of the merger, certificates are presented to Endurance or the surviving corporation for transfer, Endurance or the surviving corporation will provide the holder of such certificates instruction to permit them to receive the merger consideration in respect to their certificates.

Unclaimed Amounts

Any amounts remaining unclaimed by any holders of certificates after the first anniversary of the closing of the merger will be delivered by the paying agent to the surviving corporation, upon demand, and any holders who have not exchanged their certificates for the merger consideration may look only to the surviving corporation as a general creditor for payment of the merger consideration in respect to such certificates.

Lost, Stolen or Destroyed Certificates

If any certificates have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the stockholder, then the paying agent will issue in exchange for such lost certificates the merger consideration payable in respect of such lost, stolen or destroyed certificate. Endurance may, in its reasonable discretion, require the owners of such lost, stolen or destroyed certificates to post a bond in a reasonable amount as indemnity against any claim that may be made against Endurance with respect to certificates alleged to have been lost, stolen or destroyed.

Dissenting Shares

If the merger is effected, under Delaware law, in lieu of the merger consideration offered by Endurance, Constant Contact stockholders who have not voted in favor of the merger proposal or consented thereto in writing and who have properly exercised appraisal rights in strict compliance with Section 262 of the DGCL, which we refer to as “dissenting shares,” will not be converted into the right to receive the merger consideration. Instead, such holders will have the right to receive the fair value of their shares as of the effective time of the merger as determined by the Court of Chancery unless and until any such holder fails to perfect or effectively withdraws, loses its right to appraisal and payment under the DGCL, or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL. The amount determined by the Court of Chancery in an appraisal proceeding to be the fair value of Constant Contact common stock as of the effective time of the merger could be more than, the same as, or less than the merger consideration a stockholder would be entitled to receive under the terms of the merger agreement if the merger is effected. If any holder of dissenting shares fails to perfect or otherwise waives, withdraws, loses, or is no longer entitled to such holder’s appraisal rights, then the dissenting shares will be deemed to have been converted, as of the effective time of the merger, into, and will be exchangeable solely for the right to receive, the merger consideration, without interest.

Representations and Warranties

The merger agreement contains customary representations and warranties made by Constant Contact to Endurance and Merger Sub and customary representations and warranties made by Endurance and Merger Sub to Constant Contact. These representations and warranties have been made solely for the purposes of the merger agreement and as of specific dates and solely for the benefit of parties to the merger agreement. See “—Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement” beginning on page 82.

Constant Contact’s representations and warranties under the merger agreement relate to, among other things:

•	the due incorporation or organization, valid existence, good standing, and corporate or other organizational power and authority, as applicable, of Constant Contact and each of its subsidiaries;

•	the authority of Constant Contact to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against Constant Contact, except as such enforceability may be limited due to certain customary exceptions;

•	the unanimous approval by the Board of the merger agreement, the voting agreement, and the merger and recommendation of the Board that the stockholders of Constant Contact adopt the merger agreement;

•	subject to the accuracy of certain of Endurance’s and Merger Sub’s representations and warranties, the absence of any voting requirement in connection with the adoption of the merger agreement, other than the vote of the stockholders of Constant Contact;

•	the consents, approvals, authorizations, permits, filings, registrations, and notifications required by governmental entities in connection with the transactions contemplated by the merger agreement;

•

the absence of any (i) conflict with or violation of the organizational documents of Constant Contact or any of its subsidiaries (subject to obtaining approval of the stockholders of Constant Contact) or any resolutions adopted by the Board or the board of directors of any subsidiary of Constant Contact, (ii) conflict with or violation of applicable laws (subject to the fulfillment of certain conditions), (iii) conflict with, violation of, required consent or approval, breach, loss of benefit, change of control, default, termination or cancellation under any contract or permit or any contract or permit in connection with the property, assets or business of either Constant Contact or its subsidiaries, and (iv) creation or imposition of a lien on the rights, property or assets of Constant Contact or its subsidiaries, in each case, as a result of the execution and delivery by Constant Contact of the merger agreement and the completion by Constant Contact of the merger;

•	the capitalization of Constant Contact, including the number of shares of Constant Contact common stock, preferred stock, stock options, and restricted stock units outstanding and the ownership of the capital stock of its subsidiaries, the absence of restrictions or encumbrances with respect to the capital stock of Constant Contact and its subsidiaries, the absence of any other outstanding securities with respect to Constant Contact’s capital stock, and the absence of dividends or distributions by Constant Contact since January 1, 2015;

•	compliance with SEC filing requirements for Constant Contact’s SEC filings since January 1, 2012, including the accuracy of information contained in such documents and compliance with GAAP and the rules and regulations of the SEC with respect to the consolidated or condensed (as applicable) financial statements contained therein;

•	the adequacy of disclosure controls and internal controls over financial reporting;

•	the absence of certain changes and events since December 31, 2014 relating to Constant Contact and its subsidiaries;

•	the absence of certain undisclosed liabilities relating to Constant Contact and its subsidiaries;

•	the absence of certain litigation matters relating to Constant Contact and its subsidiaries;

•	compliance with applicable laws and governmental orders;

•	required permits, licenses, consents, franchises, approvals, privileges, immunities, authorizations, exemptions, registrations, certificates, variances, and similar rights necessary for the conduct of Constant Contact’s and each of its subsidiaries’ businesses;

•	compliance with the Foreign Corrupt Practices Act of 1977 and other anticorruption laws, the establishment and maintenance of internal controls and procedures designed to ensure compliance with such laws, and the absence of any investigation or request by a governmental authority regarding such laws;

•	material contracts and the absence of breaches of or defaults under material contracts;

•	tax matters;

•	employee benefit plans;

•	labor and employment matters;

•	Constant Contact’s and its subsidiaries’ largest customers, suppliers, and third-party solution providers, franchisors, technology partners, or other strategic partners;

•	insurance policies and claims;

•	the compliance with environmental laws and the absence of any claims or liability arising under those laws;

•	intellectual property matters;

•	privacy, data security, and consumer protection matters;

•	the absence of owned real property and valid and binding leasehold interests in real property;

•	compliance with applicable import and export control laws, including certain economic sanctions laws;

•	the absence of transactions with interested parties;

•	the existence of certain brokers’ and financial advisors’ fees related to the merger; and

•

receipt by the Board of an opinion of Morgan Stanley, dated as of the date of the merger agreement, to the effect that as of such date and based upon and subject to the assumptions, matters considered, and limitations set forth therein, the merger consideration to be received in the merger by holders of shares of Constant Contact common stock is fair, from a financial point of view, to such holders.

Endurance’s and Merger Sub’s representations and warranties under the merger agreement, relate to, among other things:

•	Endurance’s and Merger Sub’s due incorporation, valid existence, good standing, and corporate power;

•	the authority of Endurance and Merger Sub to enter into the merger agreement and complete the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against Endurance and Merger Sub, except as such enforceability may be limited due to certain customary exceptions;

•	the actions and filings required by governmental entities in connection with the transactions contemplated by the merger agreement;

•	the absence of any (1) conflict with or violation of the organizational documents of Endurance or Merger Sub, (2) conflict with or violation of applicable laws, or (3) conflict with or violation of, or required consent or approval, breach, loss of benefit, default or termination under any contract of Endurance, Merger Sub or any other subsidiary of Endurance, in each case, as a result of the execution and delivery by Endurance and Merger Sub of the merger agreement and completion by Endurance and Merger Sub of the merger;

•	the capitalization of Merger Sub;

•	the absence of a requirement for the shareholders of Endurance to vote to approve the merger agreement or the merger;

•	the accuracy of information supplied to Constant Contact by both Endurance and Merger Sub for use in this proxy statement, as it may be amended or supplemented from time to time;

•	the absence of certain litigation matters;

•	the receipt of an executed debt commitment letter and compliance with the debt commitment letter and enforceability of such letter against Endurance and the financing sources party thereto;

•	the existence of certain brokers’ and financial advisors’ fees related to the merger;

•	the absence of beneficial ownership of Constant Contact’s common stock;

•	the solvency of Constant Contact, its subsidiaries, Endurance, and Merger Sub immediately after the merger, subject to certain assumptions; and

•	the non-reliance on any representation or warranty of Constant Contact not contained in the merger agreement and acknowledgment that no representations or warranties are made with respect to projections, forecasts or other prospective information provided to Endurance or Merger Sub.

None of the representations and warranties in the merger agreement will survive the completion of the merger.

Many of the representations and warranties in the merger agreement are qualified by a materiality or a “material adverse effect standard” (that is, such representations and warranties will not be deemed to be untrue or incorrect unless a materiality threshold is satisfied or their failure to be true or correct would, or would reasonably be expected to, result in a material adverse effect as defined in “—Material Adverse Effect” beginning on page 90).

Material Adverse Effect

Many of Constant Contact’s representations and warranties are qualified by a material adverse effect standard. For purposes of the merger agreement, a “material adverse effect” means, with respect to Constant Contact, any state of facts, circumstance, condition, event, change, development, occurrence, result or effect, each of which we refer to as an “effect,” that, individually or in combination with any other effect (i) is materially adverse to the business, financial condition, assets, liabilities or results of operations of Constant Contact, taken as a whole with its subsidiaries, or (ii) would prevent or delay the consummation of the merger beyond March 31, 2016. For purposes of the foregoing clause (i), effects resulting from or arising out of the following will not constitute a material adverse effect:

•	changes in general economic, business, social or political conditions in the United States or any nation or jurisdiction in which Constant Contact or its subsidiaries do business;

•	general changes in the securities, credit or other financial markets in the United States or elsewhere in the world;

•	changes in conditions generally affecting the industry or industries in which Constant Contact and its subsidiaries operate;

•	changes or developments in, or changes in interpretations or enforcement of, GAAP, applicable stock exchange listing requirements, or applicable law;

•	any outbreak or continuation or escalation of any military conflict, declared or undeclared war, armed hostilities, or acts of foreign or domestic terrorism;

•	any hurricane, flood, tornado, earthquake or other natural disaster, or national or international emergency;

•	actions or omissions required of Constant Contact or its subsidiaries under the merger agreement (other than actions or omissions required to comply with its operating covenants; see “—Covenants Regarding Conduct of Business by Constant Contact Pending the Merger” beginning on page 91);

•	any failure by Constant Contact or its subsidiaries to meet any internal or external projections, budgets, forecasts, estimates or analysts’ expectations in respect of revenue, profitability, cash flow or position, earnings or other financial or operating metric for any period (but excluding the underlying causes of such failure except to the extent such underlying causes would otherwise be excepted from the definition of “material adverse effect” or relate solely to the short-term performance of Constant Contact or its subsidiaries);

•	the announcement of the merger agreement or the merger, the identity of Endurance or any communication by Endurance or any of its affiliates regarding plans, proposals, expectations or projections with respect to Constant Contact and its subsidiaries, contractual or otherwise, with Constant Contact’s customers, suppliers, distributors, partners, or employees, including the failure to obtain new customers or retain existing customers, disruptions in partnership or similar relationships, or loss of employees, in each case, resulting from such announcement or communication;

•	changes in the trading price or trading volume of Constant Contact common stock (but excluding the underlying causes of such failure except if such underlying causes would otherwise be excepted from the definition of material adverse effect); and

•	the failure to obtain the consent or waiver of a third party under any contract (including any consent or waiver which, if not obtained, could result in the termination of any such contract).

Effects from the matters listed in the first six bullet points above may constitute, and will be taken into account in determining the occurrence of, a material adverse effect to the extent such change or event has a materially disproportionate adverse impact on Constant Contact, taken as a whole together with its subsidiaries, as compared to any other companies in the industries or markets in which Constant Contact and its subsidiaries operate.

Covenants Regarding Conduct of Business by Constant Contact Pending the Merger

Constant Contact has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the effective time of the merger. In general, Constant Contact has agreed that, except as expressly required under the merger agreement or set forth in Constant Contact’s confidential disclosure schedule delivered to Endurance, as is required by applicable law, or with the prior written consent of Endurance (not to be unreasonably withheld, delayed or conditioned), from the date of the merger agreement until the earlier of the effective time of the merger or termination of the merger agreement, Constant Contact will and will cause each of its subsidiaries to conduct its business in all material respects in the ordinary course, consistent with past practice, and will use commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of current officers and employees, maintain in effect all material permits, and to maintain and preserve, in all material respects, its relationship with customers, lenders, suppliers, licensors, licensees, distributors, and other material business relations. In addition, except as expressly required under the merger agreement, as required by applicable law or as set forth in Constant Contact’s confidential disclosure schedules delivered to Endurance, Constant Contact will not, and will cause each of its subsidiaries not to, without the prior written consent of Endurance (not to be unreasonably withheld, delayed, conditioned or denied):

•	amend its or its subsidiaries organizational documents;

•	issue, sell, grant, pledge or otherwise dispose of or grant any Constant Contact securities or any Constant Contact capital stock or options, warrants or other rights to acquire any such capital stock or other interest or any instrument convertible into or exchangeable or exercisable for any such capital stock or other interest of any of Constant Contact’s subsidiaries (other than the issuance of shares of Constant Contact common stock upon the exercise of stock options or the settlement of restricted stock units, or the issuance of shares of Constant Contact common stock at the end of the current offering period on December 31, 2015 under Constant Contact’s employee stock purchase plan), provided, that prior to the effective time of the merger, Constant Contact may grant company stock options and company RSUs to certain newly hired or promoted employees, not to exceed 61,200 company stock options and 8,000 company RSUs in the aggregate, provided that, as of the effective time of the merger, each such company stock option and company RSU will be converted into Endurance options and Endurance RSUs in accordance with the terms of the merger agreement;

•	amend any term of any Constant Contact security or any security of any of Constant Contact’s subsidiaries;

•	purchase, redeem or otherwise acquire any Constant Contact securities, except for acquisitions of Constant Contact common stock by Constant Contact from holders of stock options or in connection with the net issuances of restricted stock units, in each case, as required by the terms of any applicable employment agreement or equity grant agreement in existence as of the date of the merger agreement;

•	adopt any plan of merger, consolidation, reorganization, liquidation or dissolution of Constant Contact or any of its subsidiaries, file a petition in bankruptcy under any provisions of applicable law on behalf of Constant Contact or any of its subsidiaries or consent to the filing of any bankruptcy petition against Constant Contact or any of its subsidiaries under any similar applicable law;

•	create any subsidiary of Constant Contact or any of its subsidiaries;

•	declare, accrue, set aside or pay any dividend or make any other distribution on or in respect of (whether in cash, stock, property or otherwise) Constant Contact’s or any of its subsidiaries’ capital stock or other securities (other than to Constant Contact or one of its subsidiaries), or split, combine or reclassify, or otherwise amend the terms of, any capital stock of Constant Contact or its subsidiaries;

•	make any material changes in any accounting methods, principles or practices except as required by GAAP or required by applicable law;

•	change in any material respect the policies or practices regarding accounts receivable or accounts payable or fail to manage working capital in accordance with past practices;

•	except in the ordinary course of business consistent with past practices, terminate, cancel, renew, materially amend, grant a waiver of any material rights under, or otherwise materially modify, any material contract or lease, or enter into any material contract or lease agreement;

•	make any capital expenditures that exceed $500,000 individually or $1,000,000 in the aggregate other than as expressly provided for in the budget of Constant Contact or its subsidiaries, or as may be necessary for the maintenance of existing facilities and equipment in good operating condition and repair in the ordinary course of business consistent with past practices;

•	other than any intercompany loans from Constant Contact to its subsidiaries in the ordinary course of business consistent with past practices, incur, assume or guarantee any indebtedness;

•	grant or suffer to exist any material liens on any properties or assets, tangible or intangible, of Constant Contact and its subsidiaries other than liens permitted under the merger agreement;

•	make any capital investment in or loan to, or make or forgive any loan to, any other person or entity except with respect to intercompany arrangements between Constant Contact and its subsidiaries in the ordinary course of business consistent with past practices;

•	sell, lease, pledge, abandon, assign or otherwise dispose of any of the material tangible assets, properties or rights of Constant Contact or any of its subsidiaries except sales of assets pursuant to existing contracts or in the ordinary course of business consistent with past practice, or dispositions of immaterial, obsolete or worthless assets;

•	purchase or acquire, directly or indirectly, any corporation, partnership, other business organization or division thereof or any other business, any equity interest in or a substantial portion of the assets of any entity;

•	enter into a new line of business or abandon or discontinue any existing line of business;

•	settle, pay, discharge or satisfy any legal proceeding where such settlement, payment, discharge or satisfaction would require the payment by Constant Contact and/or any of its subsidiaries of an amount in excess of $250,000 or impose or purport to impose any restrictions or limitations upon the operations or business of Constant Contact or any of its subsidiaries, whether before, on or after the effective time of the merger, or from and after the effective time of the merger, on Endurance or its affiliates;

•	commence any legal proceeding except in the ordinary course of business or to pursue any claim relating to the merger agreement or the transactions contemplated by the merger;

•	except as required by applicable law or the terms of any employee benefit plan,

•	pay bonuses or increase the compensation payable or that could become payable by Constant Contact or any of its subsidiaries to directors, officers or employees, other than increases in base salaries for employees who are not executives at times and in amounts in the ordinary course of business consistent with past practice, provided, that Constant Contact may prior to the closing of the merger, grant retention bonuses of up to $1,000,000 in the aggregate, to such Constant Contact employees and in such amounts as reasonably determined by the Chief Executive Officer of Constant Contact, which shall be payable as soon as practicable following the sixtieth day of the closing of the merger, subject to the recipient’s continued employment with Constant Contact and the surviving corporation through the payment date or earlier if the recipient’s employment is terminated without cause following the effective date of the merger;

•	enter into any new or amend in any material respect, any existing employment, severance, retention, change in control, indemnification or similar agreement with any of its past or present directors, officers or employees, other than in accordance with the merger agreement, other than (1) offer letters for new hires hired in accordance with the merger agreement that do not provide for severance, change in control or retention benefits, and (2) indemnification agreements in the form provided in the merger agreement for newly hired officers in the ordinary course of business consistent with past practices;

•	other than as provided in the bullet point immediately preceding this one or as set forth in the merger agreement, establish, adopt, enter into, amend, terminate, fund or take any action to accelerate rights under any employee benefit plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be an employee benefit plan if it were in existence as of the date of the merger agreement, provided, that prior to the effective date of the merger, Constant Contact may amend the terms and conditions of the CAGR RSUs to provide that in the event the employment of a holder of a CAGR RSU is terminated for any reason by either the holder or Endurance (other than for cause) following the first anniversary of the effective date of the merger, such holder’s then-outstanding CAGR RSUs, as converted into Endurance RSUs, will immediately vest in full;

•	accelerate any rights or benefits to any current or former employee, director or service provider to Constant Contact or its subsidiaries;

•	subject to certain exceptions, enter into any third-party contract with respect to an employee benefit plan;

•	hire any employee or independent contractor who has a target annual compensation of less than $250,000 and who is not an executive officer, other than in the ordinary course of business consistent with past practice, or hire an executive officer or an employee or independent contractor who has target annual compensation of more than $250,000; or

•	terminate the employment or services of (other than for cause) any key employee;

•	assign, grant a lien on, grant a license, release, immunity or a covenant not to sue under or in respect of any of its material intellectual property (other than the grant of non-exclusive licenses to Constant Contact’s customers in the ordinary course of business);

•	cancel, fail to renew, fail to continue to prosecute, fail to protect or defend, abandon or allow to lapse any of its material intellectual property;

•	settle or compromise any claim relating to taxes, amend any tax return, make any change in any of the methods, principles or practices used for tax accounting, make or change any tax election, or prepare and file any tax return other than a tax return that is prepared on a basis consistent with past practice;

•	enter into any transaction with any stockholder, director, officer or employee of Constant Contact or any of its subsidiaries that would require disclosure by Constant Contact under Item 404 of Regulation S-K of the Securities Act or is otherwise outside the ordinary course of business consistent with past practices; or

•	authorize, resolve, commit, agree (by contract or otherwise) or otherwise become obligated to take any of the actions listed above.

Go-Shop; Non-Solicitation of Acquisition Proposals; Changes in Board Recommendation

As described below, the merger agreement provides for a go-shop period, during which Constant Contact was permitted to solicit or discuss competing proposals with third parties, subject to, among other things, certain notice and reporting obligations owed to Endurance. Following the end of the go-shop period and the start of a no-shop period, as described below, Constant Contact is generally no longer permitted to solicit or discuss competing proposals with third parties, subject to certain exceptions (including that Constant Contact may continue discussions with any excluded party, as described below).

For purposes of the merger agreement:

•	an “acquisition proposal” is any offer or proposal (other than from Endurance) related to an acquisition transaction;

•	an “acquisition transaction” is any transaction (including any single- or multi-step transaction) relating to the acquisition of (i) at least 20% of the combined assets of Constant Contact and its subsidiaries, taken as a whole or (ii) equity interests representing at least 20% of the voting power of Constant Contact, in each such case pursuant to a merger, reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or otherwise;

•	an “excluded party” is any person, group of person, or group that includes any person (so long as such person, together with all other members of such group, if any, who were members of such group or another group that included such person immediately prior to the no-shop start date (as defined in “—Non-Solicitation of Acquisition Proposals”), represent at least 50% of the equity financing of such group at all times following the no-shop start date and prior to the termination of the merger agreement) from whom Constant Contact or any of its representatives has received during the go-shop period a bona fide written acquisition proposal meeting certain requirements, which the Board determines, in good faith and after consultation with its outside legal counsel and financial advisors, constitutes or could reasonably be expected to lead to a superior proposal, provided that such person or group ceases to be an “excluded party” if such person or group ceases to actively pursue efforts to acquire Constant Contact after the start of the non-solicitation period; and

•	a “superior proposal” is a bona fide written acquisition proposal (with all percentages in the definition of acquisition transaction increased to 67%) made by a third party that the Board determines in good faith, after consultation with Constant Contact’s outside legal counsel and financial advisors, and considering all the terms of the acquisition proposal, (i) is on terms that are more favorable from a financial point of view to the holders of Constant Contact common stock than the proposed merger, (ii) is reasonably expected to be consummated, and (iii) the financing for which is reasonably likely to be obtained.

Go-Shop

From the date of the merger agreement and continuing until 11:59 p.m. (New York time) on November 21, 2015, which period we refer to as the “go-shop period,” Constant Contact and its representatives were permitted to, directly or indirectly:

•	initiate, solicit, seek, authorize, or encourage or facilitate any submission or making of any acquisition proposal or any inquiry, expression of interest, proposal, offer or request for information, with respect to, or that could reasonably be expected to result in an acquisition proposal;

•	participate or engage in negotiations or discussions with, or furnish any information concerning Constant Contact or any of its subsidiaries to, any third party relating to an acquisition proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to result in an acquisition proposal (provided that such third party was made party to a confidentiality agreement meeting the standards required by the merger agreement or if such third party was already party to a confidentiality agreement, such confidentiality agreement was amended to meet the standards required by the merger agreement);

•	grant waivers under any “standstill” provisions to allow a third party to make an acquisition proposal; and

•	resolve or agree to take any of the foregoing actions.

Each third party who engaged with Constant Contact during the go-shop period was subject to a confidentiality agreement that met the standards required by the merger agreement. During the go-shop period, Constant Contact was required to provide to Endurance any material non-public information that was provided to any third party and that was not previously provided to Endurance within 48 hours of providing such information to such third party. Under the merger agreement, Constant Contact is required to provide a list of excluded parties to Endurance by 12:00 noon (New York time) on November 22, 2015 and an unredacted copy of the most recent acquisition proposals made in writing by such excluded parties, as well as written summaries of the material terms of the most recent unwritten acquisition proposals made by such excluded parties. On November 22, 2015, Constant Contact notified Endurance that there were no excluded parties.

Following the end of the go-shop period, Constant Contact and its affiliates and its and their respective representatives were each required to (except, prior to obtaining stockholder approval to adopt the merger agreement, with respect to excluded parties):

•	immediately cease any discussions or negotiations with any third party relating to an acquisition proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to result in an acquisition proposal;

•	terminate access to any data room or access to data related to an acquisition proposal; and

•	enforce obligations under confidentiality or non-disclosure agreements entered into with respect to any acquisition proposal or any potential acquisition transaction, including “standstill” provisions contained therein.

Non-Solicitation of Acquisition Proposals

From 12:01 a.m. (New York City time) on November 22, 2015, which we refer to as the “no-shop start date,” and continuing until the effective time of the merger (or, if earlier, the termination of the merger agreement in accordance with its terms), Constant Contact and its affiliates and representatives are prohibited from directly or indirectly:

•	initiating, soliciting, authorizing or knowingly encouraging, or knowingly facilitating the submission or making of, any acquisition proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to result in an acquisition proposal;

•	participating or engaging in negotiations or discussions with, or furnishing any information concerning Constant Contact or any of its subsidiaries to, any third party relating to an acquisition proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to result in an acquisition proposal (except to inform third parties of Constant Contact’s obligations under the non-solicitation and “fiduciary out” provisions contained in the merger agreement);

•	entering into any contract or agreement relating to an acquisition proposal; or

•	resolving or agreeing to do any of the above.

At any time after the no-shop start date and prior to obtaining stockholder approval to adopt the merger agreement, in the event that Constant Contact receives an unsolicited, written bona fide acquisition proposal, and Constant Contact has not materially breached its non-solicitation obligations under the merger agreement with respect to the acquisition proposal, Constant Contact and its Board and their representatives may engage in negotiations or discussions regarding the acquisition proposal with, or furnish any information and access to, any third party making such acquisition proposal and its representatives if the Board determines in good faith, after consultation with Constant Contact’s financial advisors and outside legal counsel, that such acquisition proposal constitutes, or could reasonably be expected to result in, a superior proposal and failure to take such action would be inconsistent with the Board’s fiduciary duties to the stockholders of Constant Contact under applicable law. Constant Contact may not furnish any information to any such third party making the acquisition proposal without first entering into a confidentiality agreement with such third party meeting the standards required by the merger agreement, or if such third party was already party to a confidentiality agreement, such confidentiality agreement is amended to meet the standards required by the merger agreement. Constant Contact must concurrently provide to Endurance any material non-public information made available to such third party that was not previously provided to Endurance. Constant Contact must also notify Endurance in writing about the Board’s determination promptly after it makes such determination but, in any case, prior to furnishing such information or engaging in such negotiations or discussions.

From and after the no-shop start date, Constant Contact is required to advise Endurance promptly (and in any event within 24 hours) orally or in writing in the event that it receives any acquisition proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to result in an acquisition proposal, and in connection with such notice, provide to Endurance the material terms and conditions (including the identity of the third party making any such acquisition proposal and copies of any documentation, including copies of any related financing commitments) received by Constant Contact with respect to any such acquisition proposal. From and after the no-shop start date, Constant Contact shall (i) promptly (and in any event within 24 hours) notify Endurance of any material change to the terms of any such acquisition proposal, and (ii) provide to Endurance as soon as practicable (and in any event within 24 hours) after receipt from any third party of any written indication of interest (or amendment of such indications of interest) or any written material received in connection with such acquisition proposal (or amendment of such acquisition proposal) including copies of any proposed competing acquisition arrangements (including any drafts of such proposed competing acquisition arrangements) and any proposed financing commitments related to such acquisition proposal (including drafts of such proposed financing commitments).

Changes in Board Recommendation

The Board has made the recommendation that the stockholders of Constant Contact vote “FOR” the proposal to adopt the merger agreement. For more information on the board recommendation, see “Proposal 1: Adoption of the Merger Agreement—Recommendation of Our Board” beginning on page 57. Constant Contact has agreed that the Board (and any committees thereof) will not, except as described below:

•	withdraw (or qualify or modify in any manner adverse to Endurance), or publicly propose to withdraw (or so qualify or modify), the board recommendation;

•	fail to include the board recommendation in this proxy statement;

•	if an acquisition proposal has been made by a third party or a “material development” (as described below) has occurred, fail to recommend or publicly reaffirm the board recommendation within three business days after Endurance so requests in writing;

•	fail to recommend, in a solicitation/recommendation statement, against any acquisition proposal subject to Regulation 14D under the Exchange Act within 10 business days after the commencement of such acquisition proposal; or

•	approve, adopt or recommend any acquisition proposal, or propose publicly to approve, adopt or recommend any acquisition proposal.

We refer to any action described in the foregoing bullet points as a “change in recommendation”. A “material development” is a material development or material change in circumstances (other than relating to or in connection with an acquisition proposal) that occurs prior to obtaining stockholder approval to adopt the merger agreement that was not known and not reasonably foreseeable by the Board as of the date of the merger agreement. In the event a material development occurs or arises after the date of the merger agreement, the Board may take the actions in the first three foregoing bullet points if the Board determines in good faith that failure to take such actions would be inconsistent with the Board’s fiduciary duties to the stockholders of the Company under applicable law, provided, that it provides Endurance with four business days’ prior written notice advising Endurance that it intends to take such action and specifying, in reasonable detail, the reasons for such action.

The Board may terminate the merger agreement, if, prior to obtaining stockholder approval of the merger proposal, Constant Contact receives a written bona fide acquisition proposal made after the date of the merger agreement that (x) did not result from a breach by Constant Contact of its covenants relating to the non-solicitation of acquisition proposals and (y) that the Board determines in good faith after consultation with its outside legal counsel and financial advisors constitutes a superior proposal and the failure to approve or recommend such superior proposal would be inconsistent with the Board’s fiduciary duties to the stockholders of Constant Contact under applicable law. Subject to Endurance’s match right described below and if the foregoing requirements are satisfied, Constant Contact may terminate the merger agreement pursuant to the terms of the merger agreement if it pays, or causes to be paid, prior to or concurrently with such termination the company termination fee (as more fully described in “—Termination Fees” beginning on page 107) and, substantially concurrently with such termination, enters into a definitive alternative acquisition agreement with respect to such superior proposal.

In the event Constant Contact receives an acquisition proposal that is a superior proposal pursuant to the foregoing paragraph, Constant Contact must provide Endurance four business days’ prior written notice advising Endurance that it intends to terminate the merger agreement (and specifying, in reasonable detail, the terms and conditions of such superior proposal, including the identity of the third party making the superior proposal), provide Endurance with a copy of the relevant proposed transaction agreement or the latest draft thereof and certain related transaction documents, and:

•	during such four business day period, if requested by Endurance, engage, along with its financial advisors and outside legal counsel, in good faith negotiations with Endurance regarding the changes to the terms of the merger agreement intended to cause such superior proposal to no longer constitute a superior proposal; and

•	consider any adjustments to the merger agreement and any other agreements that may be proposed by Endurance no later than 11:59 p.m. (New York City time) on the third business day of such four business day period and must have determined in good faith after consultation with its outside legal counsel and financial advisors, that the superior proposal would continue to constitute a superior proposal if such proposed adjustments proposed by Endurance were to be given effect.

Endurance and Constant Contact have acknowledged and agreed that if Endurance, within four business days following notice of termination due to a superior proposal, makes a proposal that, as determined in good faith by the Board (after consultation with its outside counsel and financial advisors) results in the acquisition proposal no longer being a superior proposal, then Constant Contact shall have no right to terminate the merger agreement as a result of such acquisition proposal.

A material revision or amendment to the superior proposal will require Constant Contact to deliver a new written notice to Endurance and to again comply with the above requirements, except that the four business day notice period described above is reduced to three business days with respect to such revised superior proposal.

Required Stockholder Vote

As promptly as practicable, and in any event within five business days following the later of the date on which the SEC confirms it has no further comment to this proxy statement or the expiration of the ten-day waiting period provided under Rule 14a-6(a) of the Exchange Act, Constant Contact is obligated to use its reasonable best efforts to mail this proxy statement to holders of Constant Contact common stock and duly call, establish a record date for, give notice of, convene, and hold a meeting of its stockholders for the purpose of voting upon the merger proposal. Subject to the provisions permitting a change of recommendation by the Board, Constant Contact has agreed to use its reasonable best efforts to obtain a stockholder vote in favor of the adoption of the merger agreement. Subject to limitations specified in the merger agreement in certain cases, such stockholder meeting may also be postponed or adjourned after consultation with Endurance, if a quorum has not been established, Constant Contact has not received a sufficient number of proxies to adopt the merger agreement, or to allow reasonable additional time for the filing and dissemination of, and a sufficient period for evaluation by the Constant Contact stockholders of, any supplemental or amended disclosure or other information that the Board has determined in good faith, after consultation with outside legal counsel, is necessary under applicable law. Subject to Constant Contact’s right to effect a change of recommendation, Constant Contact is obligated to include in this proxy statement the unanimous recommendation of the Board that the Constant Contact stockholders vote in favor of the proposal to adopt the merger agreement.

Consents, Approvals and Filings

Endurance and Constant Contact have each agreed, subject to the terms of the merger agreement, to use their reasonable best efforts to, among other things:

•	take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things reasonably necessary under applicable law to consummate the merger;

•	obtain all necessary actions, waivers, consents, and approvals from governmental authorities, and the expiration or early termination of any applicable waiting periods, make all necessary registrations and filings, and take reasonable steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an action or legal proceeding by, any governmental authorities;

•	deliver required notices to, and obtain required consents or waivers from, third parties, execute and deliver any additional instruments reasonably necessary to consummate the merger, and fully carry out the purposes of the merger agreement;

•	prepare and file any notification and report forms and related material required under the HSR Act, and any additional filings or notifications and related material that are necessary, proper or advisable to permit consummation of the merger, as promptly as practicable (but in no event later than ten business days from the date of the merger agreement for the filing of any notification and report forms and related material required under the HSR Act except by mutual consent of Constant Contact and Endurance confirmed in writing) and provide, or cause to be provided, as promptly as practicable any information and documentary material that may be requested by the DOJ or FTC under the HSR Act;

•	consult on and review in advance any material filing or submission to a governmental authority in connection with the merger;

•	provide the other party with the opportunity to participate in any material discussions or meetings with governmental authorities regarding any filing, investigation or other inquiry in connection with the merger;

•	subject to certain limitations, cooperate, except where prohibited by applicable law, in determining strategy related to antitrust matters, except that under no circumstances shall Constant Contact, without the prior written consent of Endurance, offer to, or in actuality, sell, divest, hold separate, license, cause a third party to acquire, or otherwise dispose of, any subsidiary of Constant Contact, operations, divisions, businesses, product lines, customers or assets of Endurance, its affiliates, Constant Contact or the subsidiaries of Constant Contact, or take other similar actions; and

•	obtain the amendments and consents expressly disclosed in Constant Contact’s confidential disclosure schedule delivered to Endurance concurrently with the execution of the merger agreement.

Constant Contact and Endurance have agreed that they will cooperate with each other to prepare and file this proxy statement and a registration statement on Form S-8 relating to the stock options and restricted stock units assumed by Endurance in connection with the merger and to take any action necessary to delist Constant Contact’s common stock from NASDAQ and to deregister Constant Contact’s common stock under the Exchange Act.

The required notification and report forms under the HSR Act were filed with the Antitrust Division of the DOJ and the FTC by Constant Contact and Endurance on November 13, 2015. Under the HSR Act, Constant Contact and Endurance are required to observe a waiting period of 30 calendar days from the date of the filing before consummating the merger, unless the waiting period is terminated early or extended by a request for additional documents or information. On November 27, 2015, the FTC granted early termination of the waiting period. See “Proposal 1: Adoption of the Merger Agreement—Governmental and Regulatory Matters” beginning on page 73.

Constant Contact and Endurance have agreed to promptly inform each other if either receives any written notice or other communication from a governmental authority in connection with the transactions contemplated by the merger agreement or if either receives a written notice or other written communication from a person or entity alleging that such person’s or entity’s consent, approval, or permission is required in connection with the merger. Constant Contact and Endurance have also agreed to promptly furnish each other with copies of all material correspondence, filings, and written communications between them or their subsidiaries or affiliates, on the one hand, and any governmental authority or its respective staff, on the other hand, with respect to the transactions contemplated by the merger agreement.

Financing Covenant; Company Cooperation

Financing Covenant

In connection with the debt financing, Endurance has agreed to use its reasonable best efforts to:

•	maintain the debt commitment letter and the fee letter, dated as of October 30, 2015, and amended and restated on November 16, 2015, which we refer to as the “fee letter,” and satisfy (or obtain the waiver of) on a timely basis of all conditions in the debt commitment letter, fee letter, and the definitive agreements entered into with respect to the debt financing, which we refer to as the “definitive agreements,” and comply with its obligations under the debt commitment letter, fee letter, and the definitive agreements;

•	obtain the proceeds of the financing on the terms and conditions described in the debt commitment letter and related documentation (unless, and to the extent, Endurance or Merger Sub have sufficient cash from other sources available to satisfy their obligations under the merger agreement), including using reasonable best efforts to:

•	negotiate the definitive agreements on terms not materially less favorable, in the aggregate, to Endurance and Merger Sub than those contained in the debt commitment letter and fee letter; and

•	consummate the debt financing at or prior to the closing of the merger.

Endurance has further agreed that, without the prior written consent of Constant Contact, it will not permit any amendment or modification, or any waiver of any provision under, or voluntarily replace the debt commitment letter or fee letter, if such amendment, modification, waiver or replacement:

•	adds new, or adversely modifies existing, conditions to the consummation of the debt financing as compared to those in the debt commitment letter and fee letter in effect as of the date of the merger agreement;

•	adversely affects the ability of Endurance to enforce its rights against the other parties to the debt commitment letter, fee letter or the definitive agreements as so amended, replaced, supplemented or otherwise modified, relative to the ability of Endurance to enforce its rights against such other parties to the debt commitment letter and fee letter in effect as of the date of the merger agreement;

•	reduces the aggregate amount of the financing; or

•	would otherwise reasonably be expected to prevent, materially impede or materially delay the closing of the merger.

No consent from Constant Contact shall be required for:

•	any amendment, replacement, supplement or modification of the debt commitment letter that is limited to adding lenders, lead arrangers, bookrunners, syndication agents or similar entities;

•	implementation or exercise of any “flex” provisions in the fee letter as in effect as of the date of the merger agreement; or

•	any amendment, replacement, supplement or modification to the debt commitment letter, fee letter or the definitive agreements so long as such action would not be prohibited by the merger agreement.

In addition, unless and to the extent Endurance or Merger Sub have sufficient cash from other sources available to satisfy their obligations under the merger agreement, in the event that the debt financing becomes unavailable (other than as a result of Constant Contact’s breach of the merger agreement that prevents or makes impractical the consummation of the debt financing), Endurance has agreed to (1) use its reasonable best efforts to obtain alternative financing from the same or other financing sources in an amount sufficient to consummate the transactions contemplated under the merger agreement, including the merger, and such alternative financing will not include any incremental conditionality to the consummation of the debt financing that is more onerous to Endurance or Constant Contact, in the aggregate, than those set forth in the debt commitment letter and fee letter as of the date of the merger agreement, and (2) promptly notify Constant Contact of the unavailability of such debt financing and the reason for such unavailability.

Company Cooperation

Constant Contact has agreed, prior to the effective time of the merger, to use reasonable best efforts to (including causing its subsidiaries and certain representatives to use their reasonable best efforts to) provide to Endurance such cooperation as may be reasonably requested by Endurance in connection with the debt financing, including to:

•	make senior management and advisors available to participate in a reasonable number of meetings, presentations, road shows, and due diligence sessions with actual or proposed lenders, underwriters, arrangers, initial purchasers or placement agents, which we refer to as “debt financing sources,” with respect to the debt financing, and in sessions with rating agencies or other syndication activities;

•	provide reasonable access to Endurance and any debt financing sources, and their respective officers, employees, consultants, and advisors (including legal, valuation, and accounting advisors) to Constant Contact’s books and records, properties, officers, directors, agents, and representatives and assist with due diligence activities relating to Constant Contact’s and its subsidiaries’ financial information;

•	assist with the preparation, execution, and delivery of definitive financing documents, and otherwise reasonably facilitate the pledging of, and granting, recording, and perfection of security interests in, collateral;

•	request and cooperate in obtaining customary payoff letters, lien terminations, and instruments of discharge, relating to any of Constant Contact’s or its subsidiaries’ existing indebtedness;

•	assist Endurance with its preparation of pro forma financial information and pro forma financial statements and other materials for rating agency presentations, offering documents, private placement memoranda, registration statements, bank information memoranda, prospectuses, business projections, and similar documents used in connection with the debt financing and provide customary estimates and other forward-looking financial information regarding the further performance of Constant Contact and its subsidiaries to the extent reasonably requested by the debt financing sources;

•	cause its independent accountants to provide assistance and cooperation to Endurance, including participating in drafting sessions and accounting due diligence sessions, assisting in the preparation of any pro forma financial statements to be included in the documents and presentations referred to in the previous bullet point and providing consent to Endurance to use the independent accountants’ audit reports relating to Constant Contact;

•	furnish to Endurance and its debt financing sources all pertinent and customary financial and other information reasonably requested by Endurance as promptly as practicable following such request to consummate the debt financing, including the historical financial statements and other information described in the debt commitment letter; and

•	subject to the occurrence of the closing of the merger, take all corporate actions necessary to permit consummation of the debt financing (unless and only to the extent that taking such action or providing such cooperation will not interfere materially and unreasonably with Constant Contact’s business or operations).

Constant Contact has also agreed to (including causing its subsidiaries and certain representatives to use their reasonable best efforts to), prior to the effective time of the merger, furnish to Endurance and the debt financing sources:

•	customary authorization and representation letters in connection with the materials and other documents used in connection with the debt financing, which may include customary representations that such information does not contain a material misstatement or omission and that the public-side versions of such documents, if any, do not contain material non-public information; and

•	at least four business days prior to the anticipated effective time, all documentation and other information about Constant Contact and its subsidiaries required by applicable “know your customer” and anti-money laundering rules and regulations (including the USA Patriot Act) to the extent requested at least ten calendar days prior to the anticipated effective time, in each case, as required to be delivered pursuant to the commitment letter or that is otherwise necessary to satisfy the conditions thereof.

Endurance has agreed to promptly, upon request by Constant Contact, reimburse Constant Contact for all reasonable out-of-pocket costs and expenses incurred by Constant Contact or any of its subsidiaries and their respective representatives in connection with the cooperation described above and has agreed to indemnify and hold harmless Constant Contact, its subsidiaries, and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred in connection with the debt financing and any information (other than information provided in writing by or on behalf of Constant Contact and its subsidiaries) used in connection with the debt financing, in each case other than to the extent any of the foregoing arises from the bad faith, gross negligence or willful misconduct or breach of the merger agreement by Constant Contact, its subsidiaries or their respective affiliates or representatives.

Employee Benefits Matters

Under the merger agreement, Endurance has agreed that effective as of the effective time of the merger until the earlier of (i) the first anniversary of the closing date of the merger and (ii) December 31, 2016, Endurance or the surviving corporation will provide Constant Contact employees who continue to be employed by Endurance, the surviving corporation or any of their respective subsidiaries, which we refer to as a “continuing employee,” with compensation and benefits (excluding any equity or equity-based plan, program or arrangement), that are substantially comparable in the aggregate to the compensation and benefits (excluding any equity or equity-based plan, program or arrangement) paid and provided to similarly situated employees of Endurance and its subsidiaries (excluding Constant Contact and its subsidiaries), provided, that employee benefit plans provided to Constant Contact employees immediately prior to the effective time are deemed to be substantially comparable to those provided to similarly situated Endurance employees.

For purposes of eligibility, vesting, and levels of benefits under the benefit plans of Endurance and its subsidiaries after the closing of the merger, continuing employees will be credited with their years of service before the closing date of the merger to the same extent that such employees were entitled to credit for such service under any comparable Constant Contact benefit plan prior to the closing date of the merger, provided, that such recognition of service shall not:

•	apply for purposes of any plan that provides for retiree welfare benefits;

•	apply for purposes of benefit accruals or participation eligibility under any defined benefit pension plan or plan providing post-retirement pension plan benefits;

•	operate to duplicate any benefit with respect to the same period of service; and

•	apply for purposes of any plan, program or arrangement under which similarly situated employees of Endurance and its subsidiaries do not receive credit for prior service or that is grandfathered or frozen, either with respect to level of benefits or participation.

With respect to any benefit plan that provides medical, dental or vision insurance benefits, for the plan year in which a continuing employee is first eligible to participate, Endurance will use commercially reasonable efforts to (i) waive, or cause to be waived, any pre-existing condition limitations or eligibility waiting periods that apply with respect to the continuing employee under the applicable benefit plans of Endurance or any of its subsidiaries to the extent such limitation would have been waived or satisfied under the Constant Contact plan in which such continuing employee participated immediately prior to the effective time of the merger, and (ii) credit each continuing employee for an amount equal to any medical, dental or vision expenses paid by such continuing employee in the year in which the closing of the merger occurs (or, if later, the year in which the continuing employee is first eligible to participate in the Endurance plans) for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such Endurance plan to the extent such expenses would have been credited under the Constant Contact plan in which the continuing employee participated immediately prior to the effective time of the merger. Such credited expenses also count toward any annual or lifetime limits, treatment or visit limits or similar limitation that apply under the terms of the applicable plan.

From and after the closing date of the merger, each continuing employee may use, in accordance with the vacation policy of Endurance or the surviving corporation as in effect from time to time, and shall be credited with the number of vacation days that accrued but were not yet used or cashed out as of the closing date of the merger under Constant Contact’s vacation policy as in effect immediately prior to the closing of the merger.

In the event any continuing employee who is party to a severance agreement is terminated (other than for cause) by Endurance or the surviving corporation during the one-year period immediately following the closing of the merger, Endurance will provide such continuing employee with severance benefits that are no less favorable than those to which such continuing employee is entitled under the terms and conditions of any such severance agreement.

Prior to the closing date of the merger, Endurance may cause Constant Contact to terminate its 401(k) plan, effective as of the day prior to the closing of the merger. Following the effective time of the merger, and as soon as practicable following a favorable determination letter from the Internal Revenue Service on the termination of the Constant Contact 401(k) plan, the assets shall be distributed to participants and the continuing employees who are at the time actively employed may, to the extent permitted by Endurance’s applicable 401(k) plan, rollover the full account balance (excluding loans) distributed to such employee from the Constant Contact 401(k) plan into the applicable Endurance 401(k) plan. Endurance has agreed to use commercially reasonable efforts to amend, or cause to be amended, its 401(k) plan to accept the rollover of outstanding loans from the Constant Contact 401(k) plan.

Directors and Officers Indemnification and Insurance

To the fullest extent required by the organizational documents of Constant Contact and its subsidiaries in effect as of the date of the merger agreement (except as may be limited by applicable law), after the effective time of the merger, Endurance will cause the surviving corporation to indemnify, advance expenses, and hold harmless the indemnified parties (as defined below) for any and all costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any legal proceeding or inquiry to the extent such legal proceeding or inquiry arises out of, directly or indirectly, any action or omission or alleged action or omission made in the indemnified party’s capacity as a director or officer of Constant Contact or its subsidiaries, made at the request of Constant Contact, its subsidiaries or any of their affiliates, or any of the transactions contemplated by the merger agreement. The term “indemnified parties” means all individuals who, on or prior to the effective time of the merger, were current or former directors and officers of Constant Contact or its subsidiaries or of Constant Contact’s or its subsidiaries, affiliates or predecessors, or directors and officers who were serving at the request of Constant Contact or any of its subsidiaries as an officer or director of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise, including for each director and officer, his or her heirs, executors, trustees, fiduciaries and administrators.

The merger agreement also provides that prior to the effective time of the merger, Constant Contact will, or, if Constant Contact is unable to do so, Endurance will cause the surviving corporation to, purchase, subject to the expense limit (as defined below), a “tail” prepaid insurance policy for a claims reporting or discovery period of at least six years from and after the effective time of the merger with respect to any claim related to any period at or prior to the effective time of the merger from an insurance carrier with the same or better credit rating as Constant Contact’s current carrier of director and officer liability insurance and fiduciary liability insurance in an amount and scope at least as favorable to the indemnified parties as Constant Contact’s existing policies. If Constant Contact or the surviving corporation does not purchase a “tail” policy, as of the effective time of the merger, (i) the surviving corporation will maintain in effect, subject to the expense limitation, for a period of at least six years after the effective time of the merger, the director and officer liability insurance and fiduciary liability insurance maintained by Constant Contact as of the date of the merger agreement or with an insurance carrier with the same or better credit rating as Constant Contact’s current carrier of director and officer liability insurance and fiduciary liability insurance in an amount and scope at least as favorable to the indemnified parties as Constant Contact’s existing policies, or (ii) Endurance will, subject to the expense limitation, cause the surviving corporation to provide the indemnified parties, for a period of at least six years after the effective time of the merger, such director and officer liability insurance and fiduciary liability insurance that provides for coverage for events occurring at or prior to the effective time of the merger and is comparable to the director and officer liability insurance and fiduciary liability insurance maintained by Constant Contact, or if substantially equivalent insurance coverage is unavailable, the best available coverage . The purchase of the “tail” policy or the continuing insurance is subject to a cap of no more than 200% of the annual premiums (or an equivalent amount in the case of a prepaid policy) paid by Constant Contact in its last full fiscal year prior to the date of the merger agreement for its existing director and officer liability insurance and fiduciary insurance, which we refer to as the “expense limitation.”

The merger agreement also requires that, after the effective time of the merger, Endurance will cause the surviving corporation and its subsidiaries to fully honor the respective indemnification obligations of Constant Contact and its subsidiaries, including pursuant to the indemnification agreements in effect between Constant Contact or its subsidiaries and an indemnified party and any indemnification, expense advancement, and exculpation provision in any organizational document of Constant Contact or its subsidiaries or in any other agreement in effect as of the date of the merger agreement. In addition, for a period of six years following the effective date of the merger, the surviving corporation’s certificate of incorporation, by-laws or other organizational documents must contain provisions with respect to indemnification, advancement of expenses, and exculpation of the indemnified parties that are at least as favorable to the indemnified parties as those contained in the certificate of incorporation, by-laws or other organizational documents of Constant Contact and its subsidiaries immediately prior to the effective time of the merger. During such six-year period, the surviving corporation may not amend, repeal or otherwise modify these provisions in any manner that would adversely affect the rights of the indemnified parties.

In the event the surviving corporation has insufficient funds to meet these director and officer indemnification and insurance obligations, Endurance is required to make capital contributions to, lend money to, or otherwise provide funds to the surviving corporation to allow the surviving corporation to meet its obligations. If Endurance, the surviving corporation or their successors consolidates with or merges into any other entity or transfers at least 50% of its properties and assets to any person or entity, proper provision must be made so that the successor assumes these director and officer indemnification and insurance obligations.

Other Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including covenants relating to:

•	Constant Contact and its subsidiaries providing, prior to the effective time of the merger, reasonable access to its officers, employees, agents, properties, books, contracts, and records and furnishing to Endurance and Merger Sub all financial, operating and other data and information in Constant Contact’s or any of its subsidiaries’ possession or control as Endurance and Merger Sub through their officers, employees or agents, may reasonably request (subject to limited exceptions), with any information received by Endurance or any of its representatives as a result being subject to the confidentiality agreement between Endurance and Constant Contact;

•	confidentiality obligations of and access by Endurance and Merger Sub to certain information about Constant Contact pursuant to the confidentiality agreement between Endurance and Constant Contact;

•	Constant Contact and Endurance providing each other prompt written notice of any known fact, event or circumstance that would reasonably be expected to result in a failure of any representation or warranty of the notifying party contained in the merger agreement to be true and accurate at or prior to the closing of the merger, or a failure of the notifying party to comply with its covenants and agreements contained in the merger agreement, provided, that a notice is only required to the extent that any such failure, when considered together with all other such failures, would reasonably be expected to result in the failure of any conditions precedent to the consummation of the merger;

•	obtaining the prior consent of the other party prior to any public announcements relating to the merger or related transactions (subject to limited exceptions);

•	Constant Contact, Endurance, and Merger Sub taking the action necessary to render inapplicable to the transactions contemplated by the merger agreement any state anti-takeover or other state law that limits or restricts business combinations;

•	Endurance’s obligation to cause Merger Sub to perform its obligations under the merger agreement and to consummate the merger on the terms and conditions set forth in the merger agreement;

•	Constant Contact taking such action as may be reasonably requested by Endurance or Merger Sub to cause any dispositions of equity securities by Constant Contact’s directors or officers, determined according to Section 16 of the Exchange Act, to be exempt under Rule 16b-3 of the Exchange Act;

•	Constant Contact providing Endurance with the opportunity to participate in the defense and settlement of stockholder litigation relating to the transactions contemplated by the merger agreement (including that Constant Contact must seek Endurance’s consent for the compromise or full or partial settlement of any such litigation);

•	Constant Contact’s agreement to duly call, establish a record date for, give notice of, convene, and hold a stockholder meeting to obtain stockholder approval of the merger proposal; and

•	cooperation between Endurance and Constant Contact in the preparation and filing of this proxy statement.

Conditions to Completion of the Merger

The obligations of Endurance, Merger Sub, and Constant Contact to complete the merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) by Endurance, Merger Sub, and Constant Contact at or prior to the effective time of the merger of the following conditions:

•	the adoption of the merger agreement by Constant Contact stockholders;

•	the expiration or termination of the applicable waiting period (or any extensions thereof) under the HSR Act, which was terminated on November 27, 2015; and

•	the absence of any order, applicable law or other legal restraint, injunction or prohibition that would make the completion of the merger illegal or otherwise prohibited.

The obligations of Endurance and Merger Sub to complete the merger are subject to the satisfaction or waiver by Endurance and Merger Sub at or prior to the effective time of the merger of the following further conditions:

•	(i) the representations and warranties of Constant Contact set forth in the merger agreement concerning its corporate existence and power, organization, authority to execute and deliver the merger agreement, absence of a material adverse effect, and opinion of its financial advisor must be true and correct in all respects as of the date of the merger agreement and as of the closing date of the merger (except to the extent expressly made as of a specific date, in which case as of such date), (ii) the representations and warranties of Constant Contact set forth in the merger agreement relating to its capitalization must be true and correct in all but de minimis respects as of the date of the merger agreement and as of the closing date of the merger (except to the extent expressly made as of a specific date, in which case as of such date), and (iii) all other representations and warranties of Constant Contact set forth in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date of the merger (except to the extent expressly made as of a specific date, in which case as of such date), without giving effect to any materiality or material adverse effect qualifications therein, except where failures to be true and correct have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Constant Contact;

•	Constant Contact having performed and complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it at or prior to the closing of the merger;

•	Endurance having received a certificate dated as of the closing date of the merger and signed by an executive officer of Constant Contact certifying to the effect that the conditions in the two bullet points above have been satisfied; and

•	the absence of any facts, circumstances, conditions, events, changes, developments, occurrences, results or effects since the date of the merger agreement that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect with respect to Constant Contact.

Constant Contact’s obligations to complete the merger are subject to the satisfaction or waiver by Constant Contact at or prior to the effective time the merger of the following further conditions:

•	the representations and warranties of Endurance and Merger Sub set forth in the merger agreement must be true and correct, except for the failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, prevent or have a material adverse effect on Endurance’s or Merger Sub’s ability to consummate the merger, in each case, as of the closing date of the merger (except to the extent expressly made as of a specific date, in which case as of such date);

•	Endurance and Merger Sub having performed and complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by them on or prior to the closing of the merger; and

•	Constant Contact having received a certificate dated as of the closing date of the merger and signed by an executive officer of Endurance certifying to the effect that the conditions in the two bullet points above have been satisfied.

Notwithstanding the satisfaction of the above conditions, Endurance is not obligated to complete the merger until the expiration of the marketing period that Endurance may use to complete the debt financing. The conditions to the commencement of the marketing period are described in “—Closing of the Merger; Marketing Period” beginning on page 83.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger by mutual written consent of each of Endurance and Constant Contact. In addition, either Endurance or Constant Contact may terminate the merger agreement prior to the effective time of the merger, if:

•	the merger has not been completed at or before 6:00 p.m. Eastern Time on March 31, 2016, provided that the right to terminate the merger agreement pursuant to this provision will not be available to a party if such party’s material breach of the merger agreement caused the failure of the closing of the merger to have occurred by the end date;

•	the stockholders of Constant Contact fail to adopt the merger agreement upon a vote taken at the special meeting or at any adjournment or postponement thereof; or

•	any final, non-appealable order has been issued or other action has been taken by a court of competent jurisdiction or governmental authority having jurisdiction over Endurance or Constant Contact, in each case permanently restraining, enjoining or otherwise prohibiting the completion of the merger, or any applicable law shall be in effect that makes the completion of the merger illegal or otherwise prohibited.

The merger agreement may also be terminated by Endurance:

•	at any time before obtaining Constant Contact stockholder approval of the merger proposal, if (1) the Board or a committee of the Board fails to include the recommendation of the Board in this proxy statement or otherwise changes the recommendation of the Board, (2) Constant Contact enters into a merger agreement, letter of intent or other similar agreement relating to a competing acquisition proposal, or (3) Constant Contact violates in any material respect any of its obligations under the go-shop, non-solicitation, change in recommendation, proxy statement and proxy solicitation, and stockholder approval provisions of the merger agreement; or

•	if Constant Contact has breached or failed to perform in any material respect any of its covenants or agreements set forth in the merger agreement or any of its representations or warranties set forth in the merger agreement is not true and correct, and such breach or failure (1) would give rise to the failure of certain closing conditions to be satisfied and (2) is not capable of being cured or has not been cured by Constant Contact within 20 days of receipt of a written notice from Endurance of such breach or failure, provided, that this termination right will not be available if Endurance or Merger Sub is then also in material breach of the merger agreement, which we refer to as a “Constant Contact material breach event.”

The merger agreement may also be terminated by Constant Contact:

•	at any time prior to obtaining approval of the merger proposal by the stockholders of Constant Contact and in compliance with the non-solicitation provisions of the merger agreement (including its obligation to negotiate in good faith with Endurance pursuant to Endurance’s match right), in order to enter into a definitive alternative acquisition agreement with respect to a superior proposal, provided, that Constant Contact, (a) prior to or concurrently with such termination, pays to Endurance the company termination fee described under “—Termination Fee” beginning on page 107 and (b) substantially concurrently with such termination, enters into a definitive alternative acquisition agreement with respect to such superior proposal;

•	if Endurance or Merger Sub has breached or failed to perform in any material respect any of their covenants or agreements set forth in the merger agreement or any of their representations or warranties set forth in the merger agreement is not true and correct, and such breach or failure (1) would give rise to the failure of certain closing conditions to be satisfied and (2) is not capable of being cured or has not been cured by Endurance within 20 days of receipt of a written notice from Constant Contact of such breach or failure, provided, that this termination right will not be available if Constant Contact is then also in material breach of the merger agreement; or

•	if (i) all conditions to Endurance’s obligations to consummate the merger have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the merger, but which conditions are capable of being satisfied) on the date the closing of the merger was required to occur pursuant to the merger agreement, (ii) Constant Contact stood ready, willing, and able to consummate the closing of the merger on that date, and (iii) Endurance and Merger Sub do not complete the merger on that date.

Effect of Termination

Subject to the terms and conditions of the surviving provisions of the merger agreement, including the provisions regarding termination fees, if the merger agreement is terminated pursuant to its terms, the merger agreement will be void and of no effect without liability on the part of Endurance, Merger Sub or Constant Contact or any of their respective representatives, financing sources or other related parties, except that (i) the parties to the merger agreement will continue to be bound by certain specified surviving provisions of the merger agreement, and (ii) the termination of the merger agreement will not relieve the Company from liability or damages resulting from any fraud or willful breach of the merger agreement that occurred prior to such termination.

Termination Fees

Under the merger agreement, Constant Contact will be required to pay Endurance a termination fee equal to $36 million, which we refer to as the “company termination fee,” if the merger agreement is terminated by:

•	(x)(1) Endurance following a Constant Contact material breach event, or (2) either Endurance or Constant Contact if the merger has not been completed by the end date, or if the stockholders of Constant Contact fail to adopt the merger agreement at the special meeting or at any adjournment or postponement thereof, and, in any such case, (y) prior to such termination (or prior to the meeting of the stockholders of Constant Contact in the case of a termination in accordance with the foregoing clause (2)), an acquisition proposal has been communicated to the management of Constant Contact or the Board or has been publicly disclosed and not irrevocably withdrawn prior to such date and (z) within 18 months of such termination of the merger agreement, (1) Constant Contact enters into a competing acquisition arrangement with a third party that is later consummated, (2) Constant Contact consummates the transactions contemplated by an acquisition proposal with a third party, or (3) the Board recommends an acquisition proposal with a third party to the stockholders of Constant Contact that is later consummated;

•	Constant Contact if, prior to obtaining approval of the merger proposal by the stockholders of Constant Contact and in compliance with the non-solicitation provisions of the merger agreement, Constant Contact enters into a definitive alternative acquisition agreement with respect to a superior proposal; or

•	Endurance if, at any time before obtaining Constant Contact stockholder approval of the merger proposal, (1) the Board or a committee of the Board fails to include the recommendation of the Board in this proxy statement or otherwise changes the recommendation of the Board in favor of the merger proposal, (2) Constant Contact enters into a merger agreement, letter of intent or other similar agreement relating to a competing acquisition proposal, or (3) Constant Contact violates in any material respect any of its obligations under the go-shop, non-solicitation, change in recommendation, proxy statement and proxy solicitation, and stockholder approval provisions of the merger agreement.

Under the merger agreement, Endurance will be required to pay Constant Contact a termination fee equal to $72 million, if the merger agreement is terminated by Constant Contact:

•

if Endurance or Merger Sub has breached or failed to perform in any material respect any of their covenants or agreements set forth in the merger agreement or any of their representations or warranties set forth in the merger agreement is not true and correct, and such breach or failure (1) would give rise to the failure of certain closing conditions to be satisfied and (2) is not capable of being cured or has not been cured by Endurance within 20 days of receipt of a written notice from Constant Contact of such breach or failure, provided, that Constant Contact is not then also in material breach of the merger agreement; or

•	if (1) all conditions to Endurance’s obligations to consummate the merger have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the merger, but which conditions are capable of being satisfied) on the date the closing of the merger was required to occur pursuant to the merger agreement, (2) Constant Contact stood ready, willing and able to consummate the closing of the merger on that date, and (3) Endurance and Merger Sub do not complete the merger on that date.

Enforcement and Limitations on Remedies

In circumstances where the parties’ respective termination fees are payable following the termination of the merger agreement, in each case in accordance with the provisions of the merger agreement, either party’s receipt of the other party’s termination fee will be the receiving party’s sole and exclusive remedy under the merger agreement (except that in the case of receipt of the company termination fee by Endurance, any case of fraud or willful breach of the merger agreement will not so limit Endurance’s remedies).

Assignment; Third Party Beneficiaries

The merger agreement may not be assigned by any of the parties to the merger agreement, whether by law or otherwise, without the prior written consent of the other parties to the merger agreement. However, Endurance and Merger Sub, upon their sole discretion and upon prior written notice to Constant Contact, may assign any of or all of their rights, interests, and obligations under the merger agreement to Endurance or to any direct or indirect wholly-owned subsidiary of Endurance, provided, that no such assignment will relieve Parent or Merger Sub of its obligations under the merger agreement.

The merger agreement is not intended to confer upon any person other than the parties to the merger agreement or any of their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under the merger agreement except for:

•	the indemnification rights of the current and former directors and officers of Constant Contact and its subsidiaries;

•	certain limited rights of Endurance’s debt financing sources and other related parties as set forth in the merger agreement; and

•	the rights of the stockholders of Constant Contact to receive the amounts of the merger consideration to which they are entitled under the terms of the merger agreement, but only from and after the effective time of the merger.

Amendments; Waivers

Any provision of the merger agreement may be amended or waived by mutual agreement of the parties to the merger agreement by action taken by or on behalf of their respective boards of directors or stockholders. However, after the merger has been approved by the stockholders of Constant Contact, no amendment or waiver may be made or given that requires the further approval of the stockholders of Constant Contact by law, unless such further approval is obtained. Certain provisions of the merger agreement may be amended, modified, waived or terminated in a manner that adversely impacts Endurance’s debt financing sources only with the prior written consent of such debt financing sources.

Fees and Expenses

All fees and expenses incurred in connection with the merger agreement, the merger, and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses.

Specific Performance

Constant Contact, Endurance, and Merger Sub agree that irreparable damage would occur in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached and, except as set forth below, Constant Contact, Endurance, and Merger Sub agree that the parties will be entitled to (i) an injunction or injunctions to prevent breaches of the merger agreement and (ii) specifically enforce, in court, the terms and provisions of the merger agreement. The parties have agreed to waive any requirement for the securing or posting of any bond in connection with pursuing such remedies.

Notwithstanding the foregoing, Constant Contact is not entitled to seek specific performance of, or other equitable remedies with respect to, Endurance’s and Merger Sub’s obligations to consummate the merger unless all of the following conditions are satisfied:

•	all of the conditions precedent to Endurance’s and Merger Sub’s obligation to consummate the merger must have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the merger, but which conditions are capable of being satisfied at the closing of the merger);

•	the debt financing has been funded or will be funded in accordance with the terms thereof at the closing of the merger;

•	Endurance and Merger Sub fail to complete the closing of the merger by the date the closing of the merger was required to have occurred pursuant to the merger agreement;

•	Constant Contact has irrevocably confirmed in a writing delivered to Endurance that if specific performance is granted and the debt financing is funded, then it would take such actions that are within its control to consummate the closing of the merger in accordance with the terms of the merger agreement (including the satisfaction of the conditions to Endurance’s and Merger Sub’s closing obligations that contemplated an action to be taken or documents to be delivered at closing of the merger); and

•	Endurance fails to complete the closing of the merger within three business days following the delivery of the writing from Constant Contact pursuant to the immediately foregoing bullet point, and Constant Contact stands ready, willing, and able to complete the closing of the merger throughout such three business day period.

Either party may pursue both a grant of specific performance and the payment of the applicable termination fee, however, under no circumstances will either party be obligated to both specifically perform its obligation to consummate the merger, on the one hand, and pay the applicable termination fee, on the other hand. Moreover, under no circumstances will Constant Contact be entitled to seek specific performance or other equitable remedies other than as described above.

The Voting Agreement

In connection with entering into the merger agreement, Endurance entered into a voting agreement with each of the directors and executive officers of Constant Contact and entities affiliated with Constant Contact’s directors and executive officers, who we refer to as the “voting agreement parties.” Pursuant to the voting agreement, the voting agreement parties have each, in their capacities as stockholders of Constant Contact, agreed to, among other things:

•	vote their shares of common stock in Constant Contact at the special meeting in favor of approval of the merger proposal and the adjournment proposal;

•	vote their shares against any proposal made in opposition to the merger agreement or that would reasonably be expected to breach the merger agreement; and

•	agree to abide by the “go-shop,” non-solicitation, and “fiduciary out” provisions of the merger agreement to the extent that such provisions are applicable to “representatives” of Constant Contact, as such term is defined in the merger agreement, and not to make any statement or proposal inconsistent with the recommendation of the Board.

The voting agreement parties further agreed to (i) certain restrictions on the transfer, sale, encumbrance, and other disposition of their shares of Constant Contact’s common stock and other equity interests (subject to exceptions for transfers to immediate family members, family trusts, and certain permitted transferees so long as they agree to continue to be bound by the voting agreement) and for transfers made under Rule 10b5-1 plans in effect as of the date of the merger agreement) and (ii) not exercise any appraisal rights with respect to the merger pursuant to Section 262 of the DGCL.

The voting agreement parties also granted Endurance an irrevocable proxy to vote their shares of common stock in Constant Contact at the special meeting in the manner described above, unless the voting agreement is terminated, as described below. The voting agreement expressly provides that no provision of the voting agreement will limit or affect the fiduciary duties of any of the voting agreement parties to Constant Contact.

The voting agreement will terminate automatically upon the earliest of (i) the termination of the merger agreement in accordance with its terms, (ii) the effective time of the merger, and (iii) the entry, without the prior written consent of the voting agreement parties, into any material modification, waiver or amendment of any provision of the merger agreement that reduces the amount or changes the form or otherwise adversely affects, in any material respects, the consideration payable to any voting agreement party without the consent of the voting agreement party.

As discussed in “The Special Meeting—Required Vote; Effect of Abstentions and Broker Non-Votes” beginning on page 32, approval of the merger proposal requires the affirmative vote of a majority of the outstanding shares of Constant Contact’s common stock, and approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Constant Contact common stock that are present in person or by proxy at the special meeting and voting affirmatively or negatively on such proposal. As of the record date, the voting agreement parties owned 727,715 shares of Constant Contact’s common stock entitled to vote at the special meeting, representing approximately 2.3% of the total issued and outstanding shares of Constant Contact’s common stock. See “Security Ownership of Certain Beneficial Owners and Management” beginning on page 116.

This summary of the voting agreement describes certain material provisions of the voting agreement and is qualified in its entirety by reference to the voting agreement, a copy of which is attached to this proxy statement as Annex B and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting agreement that may be important to you. We encourage you to read the voting agreement carefully and in its entirety.

Vote Required

Assuming a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Constant Contact common stock entitled to vote at the special meeting is required to approve the merger proposal. A failure to vote your shares of Constant Contact common stock, an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” the merger proposal.

Board Recommendation

The Board unanimously recommends that the Constant Contact stockholders vote “FOR” the merger proposal.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED NAMED EXECUTIVE OFFICER COMPENSATION

Constant Contact is required pursuant to Section 14A of the Exchange Act to include in this proxy statement a non-binding advisory vote on certain compensation that may become payable to each of its “named executive officers,” as determined in accordance with Item 402(t) of Regulation S-K, in connection with the proposed merger.

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of Constant Contact that is based on or otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable or that may become payable to Constant Contact’s named executive officers. The “golden parachute” compensation payable or that may become payable to Constant Contact’s named executive officers is subject to a non-binding advisory vote of Constant Contact stockholders, as described in this section.

The amounts set forth below have been calculated assuming (1) that the merger was completed on December 4, 2015 (which is the latest practicable date prior to the filing of this proxy statement) and, where applicable, that each executive officer experiences a qualifying termination of employment immediately on or after such date, and (2) the $32.00 per share merger consideration. Depending on when the merger occurs, certain equity awards that are now unvested and included in the table below may vest pursuant to their terms based upon the completion of continued service with the company or the prior achievement of performance goals, in either case, independent of the occurrence of the merger. For further information regarding the consideration to be received in settlement of equity-based awards, see “Terms of the Merger Agreement—Treatment of Outstanding Equity Awards” beginning on page 84.

The amounts indicated below are estimates of amounts that would be payable to the named executive officers, and such estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of the assumptions are based on information not currently available and, as a result, the actual amounts, if any, to be received by any named executive officer may differ in material respects from the amounts set forth below. All dollar amounts set forth below have been rounded to the nearest whole number.

Golden Parachute Payments-Current Agreements(1)

Executive Officer	Cash(2)	Equity(3)	Perquisites/ Benefits(4)	Total(5)
Gail F. Goodman Chairman, President and Chief Executive Officer	$525,000	$6,298,607	$18,072	$6,841,679
Harpreet S. Grewal Executive Vice President, Chief Financial Officer and Treasurer	$350,000	$3,601,562	$9,600	$3,961,162
Ellen M. Brezniak Senior Vice President, Customer Operations	$300,000	$2,085,768	$8,496	$2,394,264
Christopher M. Litster Senior Vice President, Sales and Marketing	$305,000	$2,619,753	$17,280	$2,942,033
Kenneth J. Surdan Senior Vice President, Product	$315,000	$2,660,344	$25,440	$3,000,784

(1)	Except as provided in Footnote (3), all amounts reflected in the table are attributable to double-trigger arrangements (i.e., the amounts are triggered by the change of control that will occur upon completion of the merger and payment is conditioned upon the named executive officer’s termination of employment).

(2)	Cash. Amounts reflect each named executive officer’s cash severance payments (i.e., annual base salary in effect as of December 4, 2015) payable in installments over 12 months under the executive severance agreements entered into with each of the executive officers, assuming an involuntary termination by Constant Contact without cause or such officer’s resignation for good reason (see “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger—Executive Severance Agreements” on page 70).
(3)	Equity. Amounts reflect the value of accelerated vesting of stock options and restricted stock units. Pursuant to the terms of the merger agreement, company RSUs that vest based on the achievement of total shareholder return performance goals will vest in accordance with the terms of the applicable award agreement, and each company RSU that vests based on the achievement of revenue or other performance metrics will be deemed earned at 100% of the target performance level and will vest on the last day of the original measurement period set forth in the applicable award agreement, subject to accelerated vesting upon a qualifying termination within one year of the change in control, as described in greater detail in “Terms of the Merger Agreement—Treatment of Outstanding Equity Awards” beginning on page 84. Individual award agreements governing company options and company RSUs granted prior to December 2012 provide that, in the event of a change in control, 50% of the then outstanding and unvested portion of such awards will vest, and, if the named executive officer is terminated without cause within 12 months after the change in control, any remaining outstanding portion of the awards will immediately vest in full.

The following assumes a termination of each named executive officer’s employment without cause or resignation for good reason within twelve months following the merger:

Named Executive Officer	Unvested Options (#)	Unvested Options ($)	Unvested RSUs (#)	Unvested RSUs ($)
Gail F. Goodman	27,907	343,503	186,097	5,955,104
Harpreet S. Grewal	13,025	220,506	105,658	3,381,056
Ellen M. Brezniak	6,830	116,776	61,531	1,968,992
Christopher M. Litster	12,471	200,233	75,610	2,419,520
Kenneth J. Surdan	20,780	302,200	73,692	2,358,144

(4)	Perquisites/Benefits. Amounts reflect the estimated cost of COBRA continuation coverage for each named executive officer based on the share of the premium Constant Contact pays for active, similarly situated employees for a 12-month period.
(5)	Tax Reimbursement. None of the named executive officers will be entitled to reimbursement of any golden parachute excise taxes imposed under Section 4999 of the Code.

Merger-Related Compensation Proposal

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, Constant Contact is seeking stockholder approval of a non-binding advisory proposal to approve the compensation of Constant Contact’s named executive officers that is based on or otherwise relates to the merger as disclosed above in this section. The non-binding advisory proposal gives Constant Contact stockholders the opportunity to express their views on the merger-related compensation of Constant Contact’s named executive officers.

Accordingly, Constant Contact is requesting that our stockholders approve the following resolution, on a non-binding advisory basis:

“RESOLVED, that the compensation that will or may be payable to Constant Contact’s named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation will or may be payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in ‘Proposal 2: Advisory Vote on Merger-Related Named Executive Officer Compensation—Golden Parachute Compensation,’ is hereby APPROVED.”

Vote Required

The vote regarding this non-binding advisory proposal on merger-related compensation is a vote separate and apart from the vote on the proposal to approve the merger. Accordingly, you may vote to approve the proposal to adopt the merger agreement and vote not to approve the proposal on merger-related compensation and vice versa. Because the vote regarding merger-related compensation is advisory only, it will not be binding on Constant Contact, the surviving corporation or Endurance. Accordingly, if the merger is approved and completed, the named executive officers will be eligible to receive the various merger-related compensation that may become payable in connection with the completion of the merger, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding advisory vote of Constant Contact stockholders.

Assuming a quorum is present, approval of the merger-related named executive officer compensation proposal requires the affirmative vote of the holders of a majority of the shares of Constant Contact common stock that are present in person or by proxy at the special meeting and voting affirmatively or negatively on such proposal. Abstentions, failures to vote and broker non-votes, if any, will not be counted as votes either “FOR” or “AGAINST” the proposal on merger-related compensation and, accordingly, will have no effect on the outcome of any vote on the proposal on merger-related compensation.

Board Recommendation

The Board unanimously recommends that the Constant Contact stockholders vote “FOR” the merger-related named executive officer compensation proposal.

PROPOSAL 3: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

Adjournment Proposal

Constant Contact stockholders are being asked to approve the adjournment proposal, providing for the adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our Board to vote your shares in favor of adjourning the special meeting, and any later adjournments, to another time and place. If Constant Contact stockholders approve the adjournment proposal, we could adjourn the special meeting in the circumstances described above, and any adjourned session of the special meeting, to a later date and use the additional time to, among other things, solicit additional proxies in favor of the merger proposal, including the solicitation of proxies from holders of Constant Contact common stock that have previously submitted a proxy to vote against the merger proposal. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the merger proposal, we could adjourn the special meeting without a vote on the merger proposal and seek to convince the holders of those shares to change their votes to votes in favor of the merger proposal.

Vote Required

The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to adopt the merger agreement and vote not to approve the adjournment proposal and vice versa. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Constant Contact common stock that are present in person or by proxy at the special meeting and voting affirmatively or negatively on the proposal is required to approve the adjournment proposal. Abstentions, failures to vote, and broker non-votes, if any, will not be counted as votes either “FOR” or “AGAINST” the adjournment proposal and, accordingly, will have no effect on the outcome of any vote on the adjournment proposal.

If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

Board Recommendation

The Board believes that if the number of shares of Constant Contact common stock present in person or represented by proxy at the special meeting and voting in favor of the merger proposal is not sufficient to adopt the merger agreement, it is in the best interests of the holders of Constant Contact common stock to enable the Board to continue to seek to obtain a sufficient number of additional votes to adopt the merger agreement.

The Board unanimously recommends that the Constant Contact stockholders vote “FOR” the adjournment proposal.

MARKET PRICE OF CONSTANT CONTACT COMMON STOCK AND DIVIDEND INFORMATION

Our common stock trades on NASDAQ under the symbol “CTCT.” As of December 8, 2015, there were 32,213,542 shares of our common stock outstanding, held by approximately 39 stockholders of record.

The following table sets forth the high and low reported sale prices for our common stock for the periods shown as reported on NASDAQ. No dividends were declared on the Constant Contact common stock in the periods shown.

	Common Stock
	High	Low
Fiscal Year Ending December 31, 2015
First Quarter	$43.18	$34.42
Second Quarter	$40.23	$25.00
Third Quarter	$31.54	$22.75
Fourth Quarter (through December 8, 2015)	$32.33	$23.72
Fiscal Year Ended December 31, 2014
First Quarter	$32.91	$23.62
Second Quarter	$32.15	$21.08
Third Quarter	$33.74	$27.09
Fourth Quarter	$38.83	$26.37
Fiscal Year Ended December 31, 2013
First Quarter	$16.06	$12.70
Second Quarter	$17.26	$11.75
Third Quarter	$24.05	$16.08
Fourth Quarter	$31.36	$22.35

On October 30, 2015, the last trading day before we publicly announced the execution of the merger agreement, the high and low sale prices for our common stock as reported on NASDAQ were $26.19 and $25.42 per share, respectively, and the closing sale price on that date was $26.10, compared to which the merger consideration represents a premium of approximately 23%. On December 8, 2015 the last trading day before the date of this proxy statement, the high and low sale prices for our common stock as reported on NASDAQ were $31.51 and $31.29 per share, respectively, and the closing sale price on that date was $31.51.

No cash dividends were paid on our common stock during fiscal year 2015, 2014 or 2013. Our ability to pay future cash dividends will depend upon, among other things, our earnings, anticipated expansions, capital requirements, and our financial condition. Furthermore, under the terms of the merger agreement, we are generally prohibited from declaring, authorizing, making or paying any dividend or distribution. We do not expect to pay cash dividends in the foreseeable future.

STOCKHOLDERS SHOULD OBTAIN A CURRENT MARKET QUOTATION FOR OUR COMMON STOCK BEFORE MAKING ANY DECISION WITH RESPECT TO THE MERGER.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of December 8, 2015 concerning “beneficial” ownership, as that term is defined in the rules and regulations of the SEC, of our common stock by: (1) all persons known by us to be beneficial owners of more than 5% of our outstanding common stock; (2) each director; (3) each named executive office; and (4) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, including shares of common stock issuable upon the exercise of vested options that are immediately exercisable or exercisable within the 60 days following December 8, 2015, shares underlying unvested time-based restricted stock units which will become vested within 60 days following December 8, 2015, and shares underlying performance-based restricted stock units earned and expected to be issued within the 60 days following December 8, 2015. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Percentage ownership calculations are based on 32,213,542 shares of our common stock outstanding as of December 8, 2015.

Directors and Officers

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Shares Acquirable Within 60 Days	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned
Named Executive Officers and Directors:
Gail F. Goodman	572,692	880,315	1,453,007	4.5
Harpreet S. Grewal (3)	15,849	45,773	61,622	*
Ellen M. Brezniak	14,201	222,013	236,214	*
Christopher M. Litster	5,475	132,058	137,533	*
Kenneth J. Surdan	12,596	105,454	118,050	*
Robert P. Badavas (4)	20,788	87,334	108,122	*
Julie M.B. Bradley	—	—	—	*
John Campbell (5)	5,954	5,334	11,288	*
Jay Herratti	4,288	33,334	37,622	*
William S. Kaiser (6)	27,655	58,334	85,989	*
Daniel T. H. Nye (7)	14,288	63,334	77,622	*
Lisa Weinstein	—	—	—	*
All directors and executive officers as a group (15 persons)	727,715	2,034,506	2,762,221	8.6

*	Less than 1% of the outstanding common stock.
(1)	The address of each beneficial owner listed is c/o Constant Contact, Inc., 1601 Trapelo Road, Waltham, Massachusetts 02451.
(2)	For each person, the “Number of Shares Beneficially Owned” column may include shares of common stock attributable to the person because of that person’s voting or investment power or other relationship. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named stockholder.
(3)	The shares reported as beneficially owned are held jointly with Mr. Grewal’s spouse.
(4)	The shares reported as beneficially owned consist of 14,288 shares held by Mr. Badavas individually and 6,500 shares held by the Robert P. Badavas Trust of 2007. Mr. Badavas exercises sole voting and investment power with respect to the shares held by the Robert P. Badavas Trust of 2007.
(5)	The shares reported as beneficially owned are held jointly with Mr. Campbell’s spouse.

(6)	The shares reported as beneficially owned consist of 25,686 shares held by Mr. Kaiser individually and 1,969 shares held by the Kaiser Family Trust. Mr. Kaiser exercises sole voting and investment power with respect to the shares held by the Kaiser Family Trust.
(7)	The shares reported as beneficially owned include 8,600 shares held by the Nye Family Trust — 2007, 5,088 shares held by Mr. Nye individually, and 600 shares held directly by Mr. Nye’s spouse.

Security Ownership by Certain Other Beneficial Owners

The following table sets forth information about persons we know were the beneficial owners of more than 5% of our issued and outstanding common stock as of December 8, 2015. The percentage of beneficial ownership for the following table is based on 32,213,542 shares of our common stock outstanding as of December 8, 2015.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned
BlackRock, Inc. (2)	3,829,041	3,829,041	11.9%
The Vanguard Group, Inc. (3)	2,032,487	2,032,487	6.3%
Daruma Capital Management, LLC (4)	1,939,995	1,939,995	6.0%
Mariko O. Gordon (4)	1,939.995	1,939.995	6.0%

(1)	For each person, the “Number of Shares Beneficially Owned” column may include shares of common stock attributable to the person because of that person’s voting or investment power or other relationship. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named stockholder.
(2)	This information is based solely on Amendment No. 4 to Schedule 13G filed with the SEC by BlackRock, Inc. on August 7, 2015, reporting share ownership as of July 31, 2015. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. BlackRock, Inc. has sole voting power over 3,732,838 shares and sole investment power over 3,829,041 shares.
(3)	This information is based solely on Amendment No. 2 to Schedule 13G filed with the SEC by The Vanguard Group, Inc. (the “Vanguard Group”) on February 11, 2015, reporting share ownership as of December 31, 2014. The Vanguard Group’s principal business address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The shares reported as beneficially owned include 39,409 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, and 2,100 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group. The Vanguard Group exercises sole voting power over 41,509 shares. The Vanguard Group exercises sole investment power over 1,993,078 shares and shared investment power over 39,409 shares.
(4)	This information is based solely on Schedule 13G filed with the SEC by Daruma Capital Management, LLC and Mariko O. Gordon on February 17, 2015, reporting share ownership as of December 31, 2014. The principal business address of Daruma Capital Management, LLC and Mariko O. Gordon is 80 West 40th Street, 9th Floor, New York, NY 10018. Daruma Capital Management LLC and Mariko O. Gordon exercise shared voting power over 884,304 shares and exercise shared investment power over 1,939,995 shares.

OTHER MATTERS

As of the date of this proxy statement the Board has not received notice of any stockholder proposal and does not intend to propose any other matters for stockholder action at the special meeting other than as described in this proxy statement. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders and there will be no public participation in any of our stockholder meetings that occur after completion of the merger. However, if the merger is not completed, or if Constant Contact is otherwise required to do so under applicable law, we will hold a 2016 annual meeting of stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to Constant Contact as set forth below.

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act for our 2016 annual meeting is December 30, 2015. Stockholder proposals that are intended to be presented at our 2016 annual meeting, but that are not intended to be considered for inclusion in our proxy statement and proxy related to that meeting, or nominations of a candidate for election as a director, must be delivered to us in accordance with our by-laws not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 20 days before or 60 after such anniversary date, notice by a stockholder must be delivered not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting and the tenth day following the day on which notice of the date of the annual meeting is mailed or first publicly announced. All notices must be delivered to our Corporate Secretary at Constant Contact, Inc., 1601 Trapelo Road, Waltham, Massachusetts 02451, Attn: Corporate Secretary. Provided we do not change our meeting date, in order to be considered for a vote at our 2016 annual meeting, notices of stockholder proposals (other than stockholder proposals submitted pursuant to Rule 14a-8) and director nominations must be submitted on or after February 3, 2016 and on or before March 4, 2016. As of the date of this proxy statement, the Board has not received notice of any stockholder proposals for the 2016 annual meeting.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements, and other documents contain additional information about us and will be made available for inspection and copying at our executive offices during regular business hours by any stockholder or a representative of a stockholder as so designated in writing.

Stockholders may read and copy any reports, statements or other information filed by us at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549, United States. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, United States, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room. Our SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website located at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Constant Contact through the “Investors” section of our website under the “Financials” tab and “SEC Filings” tab therein. The website address is www.constantcontact.com. The information provided on or accessible through Constant Contact’s website, other than securities filings that are otherwise incorporated herein by reference, is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to Constant Contact’s website provided in this proxy statement. You may also send a written request to our Corporate Secretary at Constant Contact, Inc., 1601 Trapelo Road, Waltham, Massachusetts 02451, Attn: Corporate Secretary, or request materials by calling the Corporate Secretary at (781) 472-8100.

A list of stockholders will be available for inspection by stockholders of record at our executive offices at 1601 Trapelo Road, Waltham, Massachusetts 02451, during ordinary business hours for ten days prior to the date of the special meeting and will be available for review at the special meeting or any adjournment or postponement thereof.

The SEC allows us to “incorporate by reference” information that we file with the SEC in other documents into this proxy statement. This means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we file later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. Such updated and superseded information will not, except as so modified or superseded, constitute part of this proxy statement.

We incorporate by reference each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the special meeting (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein). We also incorporate by reference in this proxy statement the following documents filed by us with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 25, 2015;

•	our Quarterly Report on Form 10-Q filed with the SEC on November 6, 2015;

•	our Current Report on Form 8-K filed with the SEC on November 2, 2015; and

•	our 2015 Annual Proxy Statement filed with the SEC on April 23, 2015.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

Constant Contact, Inc.

Attn: Corporate Secretary

1601 Trapelo Road

Waltham, Massachusetts 02451

Telephone number: (781) 472-8100

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Constant Contact since the date of this proxy statement or that the information herein is correct as of any later date.

Endurance and Merger Sub have supplied, and we have not independently verified, the information in this proxy statement exclusively concerning Endurance and Merger Sub.

We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated December 9, 2015. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, if there is any material change in any of the information previously disclosed, we will, where relevant and to the extent required by applicable law, update such information through a supplement to this proxy statement.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

CONSTANT CONTACT, INC.,

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

and

PAINTBRUSH ACQUISITION CORPORATION

OCTOBER 30, 2015

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated October 30, 2015, is entered into by and among Constant Contact, Inc., a Delaware corporation (the “Company”), Endurance International Group Holdings, Inc., a Delaware corporation (“Parent”), and Paintbrush Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

WHEREAS, the Company Board has unanimously (i) determined and resolved that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and the stockholders of the Company, (ii) approved this Agreement and the Merger, on the terms and subject to the conditions set forth in this Agreement, and (iii) determined and resolved to recommend that the stockholders of the Company adopt this Agreement;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the parties intend that Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and each issued and outstanding share (each, a “Share” and collectively, the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than Dissenting Shares and Shares owned by Parent, Merger Sub, the Company or any of their respective wholly owned Subsidiaries, will thereupon be cancelled and converted into the right to receive cash in an amount equal to the Merger Consideration (as defined below), on the terms and subject to the conditions set forth herein;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, certain stockholders of the Company are entering into a voting agreement, dated as of the date hereof, in the form attached as Exhibit A hereto (the “Voting Agreement”);

WHEREAS, the Board of Directors of each of Parent and Merger Sub has approved and declared it advisable for Merger Sub to enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth herein; and

WHEREAS, each of Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions.

(a) As used herein, the following terms have the following meanings:

“2010 Health Care Law” means the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010.

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms no less restrictive of, or more favorable to, in any material respect, the Third Party that is party to such agreement and its Affiliates and Representatives than the terms set forth in the Confidentiality Agreement are to Parent and its Affiliates and Representatives, including with respect to standstill provisions.

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by or on behalf of Parent) related to an Acquisition Transaction.

“Acquisition Transaction” means any transaction (including any single- or multi-step transaction) or series of transactions with a Person or “group” (as defined in Exchange Act) relating to the acquisition of (i) at least twenty percent (20%) of the combined assets of the Company and the Company Subsidiaries, taken as a whole, or (ii) equity interests representing at least twenty percent (20%) of the voting power of the Company, in each such case pursuant to a merger, reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or otherwise.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, including through one or more intermediaries, controls, is controlled by or is under common control with such Person; provided, that “Affiliate” shall not include investment funds managed by Warburg Pincus LLC or investment funds managed by Affiliates of Goldman, Sachs & Co., or any portfolio companies of such investment funds or any Affiliates of such portfolio companies (other than Parent, Merger Sub and their respective Subsidiaries and, after the Closing, the Company and the Company Subsidiaries). As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, including through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Alternative Acquisition Agreement” means any merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or similar agreement or arrangement (other than an Acceptable Confidentiality Agreement) with any Third Party that constitutes or relates to an Acquisition Proposal or Acquisition Transaction.

“Anticorruption Laws” means the US Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and any other anticorruption or anti-bribery Applicable Law applicable to the Company or any of the Company Subsidiaries.

“Applicable Law” means, with respect to any Person, any supranational, national, federal, state, provincial, local or other law, constitution, treaty, convention, statute, ordinance, code, rule, regulation or common law or other similar requirement enacted, adopted, promulgated or applied by any Governmental Authority, in each such case that is binding on or applicable to such Person, or its Subsidiaries or its or their respective properties, assets or businesses.

“Applicable SEC Document” means the Company SEC Documents filed with or furnished to the SEC on or after January 1, 2015 and prior to the date of this Agreement (but excluding any disclosures set forth in any risk factors section, any disclosures in any section relating to “forward-looking statements” and any other disclosures to the extent they are predictions or forward-looking in nature).

“Audited Balance Sheet” means the audited consolidated balance sheet of the Company as of December 31, 2014.

“Audited Balance Sheet Date” means the date of the Audited Balance Sheet.

“Audited Financial Statements” means the audited consolidated financial statements, consisting of the consolidated balance sheets and related consolidated statements of operations, comprehensive income, cash flows and stockholders’ equity, of the Company as of and for the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012 (including, in each case, any related notes thereto and the related reports of independent public accountants).

“BIS” has the meaning set forth in the definition of “Sanctioned Person.”

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Closing Date” means the date on which the Closing occurs.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Board” means the Board of Directors of the Company.

“Company Group” means the Company and each of the Company Subsidiaries and each of the Company’s and each of the Company Subsidiaries’ respective former or current directors, officers and employees.

“Company’s Knowledge” means, as to a particular matter, the actual knowledge of any one or more of the individuals listed on Schedule 1.01(a), after reasonable inquiry of individuals with subject matter expertise with respect to such matter.

“Company Material Adverse Effect” means any state of facts, circumstance, condition, event, change, development, occurrence, result or effect (each, an “Effect”) that, individually or in combination with any other Effect, (i) is materially adverse to the business, financial condition, assets, liabilities or results of operations of the Company, taken as a whole together with the Company Subsidiaries or (ii) would prevent, or delay beyond the End Date, the consummation of the Merger by the Company; provided, however, that, in the case of clause (i) above, no Effect shall constitute a Company Material Adverse Effect to the extent that such Effect arises out of or results from: (A) changes in the general economic, business, social or political conditions in the United States or any nation or jurisdiction in which the Company or the Company Subsidiaries do business; (B) general changes in the securities, credit or other financial markets in the United States or elsewhere in the world; (C) changes in conditions generally affecting the industry or industries in which the Company and the Company Subsidiaries operate; (D) changes or developments in GAAP, applicable stock exchange listing requirements, or Applicable Law or in the enforcement or interpretation thereof; (E) any outbreak, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities, or acts of foreign or domestic terrorism; (F) any hurricane, flood, tornado, earthquake or other natural disaster, or national or international emergency; (G) actions or omissions required of the Company or a Company Subsidiary by this Agreement (other than such actions or omissions required to comply with Section 6.01 hereof); (H) any failure by the Company or any of the Company Subsidiaries to meet any internal or external projections, budgets, forecasts, estimates or analysts’ expectations in respect of revenue, profitability, cash flow or position, earnings or other financial or operating metric for any period (but excluding, in each case, the underlying causes of such failure except to the extent such underlying causes (i) would otherwise be excepted from this definition or (ii) relate solely to the short-term performance of the Company or the Company Subsidiaries); (I) the announcement of this Agreement or the Merger, including the announcement of the identity of Parent, or any communication by Parent or any of its Affiliates regarding plans, proposals, expectations or projections with respect to the Company and the Company Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, partners, or employees, including the failure to obtain new customers or retain existing customers, disruptions in partnership or similar relationships, or loss of employees, in each case, to the extent resulting from such announcement or communications; (J) changes in the trading price or trading volume of Shares (but excluding, in each case, the underlying causes of such changes unless such underlying causes would otherwise be excepted from this definition); or (K) the failure (in and of itself) to obtain the consent or waiver of an unaffiliated counterparty under any Contract (including any consent or waiver which, if not obtained, could result in the termination of any such Contract) (but excluding, in the case of each of clauses (A) through (K), for the purposes of the representations and warranties set forth in Section 4.04); provided, further, that any Effect arising out of or resulting from any change or event referred to in clause (A), (B), (C), (D), (E) or (F) above may constitute, and shall be taken into account in determining the occurrence of, a Company Material Adverse Effect to the extent such change or event has a materially disproportionate adverse impact on the Company, taken as a whole together with the Company Subsidiaries, as compared to any other companies that operate in the industries in which the Company and the Company Subsidiaries operate.

“Company Owned IP” means all Intellectual Property owned by the Company or any of the Company Subsidiaries.

“Company Product or Service” means any product or service provided, licensed or sold by the Company and/or any of the Company Subsidiaries during the past three (3) years.

“Company Related Party” shall mean the Company, the Company Subsidiaries and each of their respective Affiliates and their respective Affiliates’ stockholders, partners, members, officers, directors, employees, controlling persons, agents, Representatives, successors or assignees.

“Company RSU” means a restricted stock unit award for shares of Company Common Stock granted under any Company Stock Plan.

“Company Software” means any Software the rights to which are included in Company Owned IP.

“Company Source Code” means any Software source code, or any portion, aspect or segment of any Software source code, included in any Company Software.

“Company Stock Option” means an option to acquire shares of Company Common Stock granted under a Company Stock Plan.

“Company Subsidiary” means each Subsidiary of the Company.

“Competing Acquisition Arrangement” means any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or similar agreement or arrangement (whether binding or non-binding and other than an Acceptable Confidentiality Agreement) with any Third Party constituting or relating to any Acquisition Proposal or Acquisition Transaction, or requiring, or reasonably expected to cause, the Company to abandon, terminate, delay or fail to consummate, or that would otherwise impede or interfere with this Agreement, the Merger or any of the other transactions contemplated hereby.

“Compliant” means, with respect to the Required Information, that such Required Information does not, when taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information, in light of the circumstances under which the statements contained in the Required Information are made, not misleading.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of March 4, 2015, between Parent and the Company.

“Contract” means any written or oral contract, agreement, or other instrument, obligation, or arrangement that is, or purports to be, legally binding on the parties thereto, including any note, bond, indenture, mortgage, guarantee, undertaking, commitment, promise, option, lease, sublease, license, sublicense, joint venture agreement, warranty or sales or purchase order.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property.”

“Data Room” means the electronic data site established for Project Paintbrush on Merrill Datasite on behalf of the Company and to which Parent and its Representatives have been given access in connection with the transactions contemplated by this Agreement.

“DOJ” means the U.S. Department of Justice.

“Effect” has the meaning set forth in the definition of “Company Material Adverse Effect.”

“Environmental Law” means any Applicable Law relating to (i) pollution, (ii) the protection of the environment or natural resources, or (iii) Releases of or exposure to Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Excluded Party” means any Person, group of Persons or group that includes any Person (so long as such Person, together with all other members of such group, if any, who were members of such group or another group that included such Person immediately prior to the No-Shop Start Date, represent at least 50% of the equity financing of such group at all times following the No-Shop Start Date and prior to the termination of this Agreement) from whom the Company or any of its Representatives has received, after the execution of this Agreement and prior to the No-Shop Start Date, a bona fide, written Acquisition Proposal that the Company Board determines, in good faith and after consultation with its outside legal counsel and financial advisors, constitutes or could reasonably be expected to lead to a Superior Proposal; provided, however, that notwithstanding anything to the contrary contained herein, if any such Person or group ceases to be actively pursuing efforts to acquire the Company at any time after the No-Shop Start Date, such Person or group shall cease to be an “Excluded Party” at such time after the No-Shop Start Date.

“Executive” means each executive officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act, in each such case, as designated most recently as such by the Company Board.

“Financial Statements” means the Audited Financial Statements and the Unaudited Financial Statements.

“FTC” means the U.S. Federal Trade Commission.

“GAAP” means United States generally accepted accounting principles in the United States.

“Government Official” means any (i) employee or official of a (A) Governmental Authority, (B) instrumentality of a Governmental Authority, including any state-owned or controlled enterprise, or government agency, or (C) public international organization, (e.g., The World Bank), (ii) political party or party official, or (iii) any Person working in an official capacity on behalf of any of the foregoing.

“Governmental Authority” means any supranational, national, federal, state, provincial, local or other government, department, authority, court, tribunal, commission, regulatory body or self-regulatory body (including any securities exchange), or any political or other subdivision, department, agency or branch of any of the foregoing.

“Hazardous Substance” means any pollutant, contaminant, chemical, petroleum or any fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, or industrial, solid, toxic, radioactive, infectious, disease-causing or hazardous substance, material, waste or agent, including all substances, materials, wastes or agents which are identified, regulated, the subject of Liability or requirements for investigation or remediation under, or otherwise subject to, any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any rules and regulations promulgated thereunder.

“Indebtedness” of any Person at any date means, without duplication, all obligations of such Person to pay principal, interest, premiums, penalties, fees, guarantees, reimbursements, damages, “make-whole” amounts, breakage fees and other Liabilities with respect to (i) indebtedness for borrowed money, whether current or funded, fixed or contingent, secured or unsecured, (ii) indebtedness evidenced by bonds, debentures, notes, mortgages or similar instruments or debt securities, (iii) leases that are required to be capitalized in accordance with GAAP under which such Person is the lessee, (iv) the deferred purchase price of goods or services (other than trade payables or accruals in the ordinary course of business consistent with past practices), (v) obligations under interest rate, currency swap, hedging, cap, collar or futures Contracts or other derivative instruments or agreements, (vi) obligations of such Person as an account party under letters of credit, letters of guaranty and performance bonds, to the extent drawn upon, (vii) all indebtedness of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the indebtedness secured thereby have been assumed by such Person and (viii) direct or indirect guarantees or other forms of credit support of any obligations described in clauses (i) through (vii) above of any Person.

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction, whether registered or unregistered, including rights in and to:

(i) patents and patent applications and any and all divisions, extensions, continuations, continuations-in-part, reexaminations, continuing patent applications, reissues, counterparts claiming priority therefrom, foreign equivalents and utility models (collectively, “Patents”), and inventions, inventions disclosures, discoveries and improvements, whether or not patentable;

(ii) designs;

(iii) business and trade names, logos, slogans, certification marks, trademarks, service marks, trade dress and any indicators of origin (collectively, “Marks”) and Internet domain names;

(iv) copyrights and copyrightable works, including moral rights (collectively, “Copyrights”), as well as all rights in compilations, databases (including computerized databases) or other collections of information, data, works or other materials, manuals and other documentation;

(v) computer programs and systems, whether embodied in software, firmware or otherwise, including data and other files, application programming interfaces, architecture, records, schematics, computerized databases, software implementations of algorithms, software tool sets, compilers, and software models and methodologies (regardless of the stage of development or completion), and all related specifications and documentation, including system documentation, user manuals, and training materials, all descriptions, flowcharts and other work product used to design, plan, organize, and develop any of the foregoing, and including any and all forms in which any of the foregoing is embodied (whether in source code, object code, executable code or human readable form) (collectively, “Software”);

(vi) trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding state or foreign statutory law and common law), know-how, and confidential, proprietary or non-public information including marketing and technical information, product specifications, compositions, processes, methods and techniques (collectively, “Trade Secrets”); and

(vii) rights of publicity and other rights to use the names, likeness, signature, image, voice and biographical and personal information of individuals;

as well as, in each case above, any registrations of, applications for registration and renewals and extensions thereof with or by any Governmental Authority in any jurisdiction.

“In-the-Money Company Stock Option” means a Company Stock Option whose exercise price per share of Company Common Stock subject to such Company Stock Option is less than the Merger Consideration as of the Effective Time.

“IRS” means the United States Internal Revenue Service.

“Key Employee” means each employee of the Company or any Company Subsidiary listed on Schedule 1.01(b).

“Liabilities” means any and all Indebtedness, liabilities, commitments or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, liquidated or unliquidated, determined or determinable, on- or off-balance sheet, and whether arising in the past, present or future, and including those arising under any Contract, Proceeding or Order.

“Lien” means, with respect to any property or asset, any charge, claim, adverse interest, community property interest, pledge, hypothecation, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, deed of trust, encumbrance, easement, encroachment, lease, sublease license or sublicense (other than the grant of non-exclusive licenses or sublicenses of Intellectual Property to the Company’s or any Company Subsidiary’s customers in the ordinary course of business), right of way, right of first refusal or offer, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, or any interest or restriction similar in substance to any of the foregoing.

“Made Available” means that such information, document or material was (i) publicly filed on the SEC EDGAR database as part of a filing (or expressly incorporated by reference into a filing) made on or after January 1, 2014 or (ii) made available for review by Parent or Parent’s Representatives in the Data Room, in each case, prior to 5:30 p.m. New York City time on October 30, 2015.

“Marketing Period” means the first period of eighteen (18) consecutive Business Days commencing on the first Business Day upon delivery to Parent of the Required Information in Compliant form:

(i) throughout and at the end of which Parent shall have the Required Information and such Required Information shall be Compliant; and

(ii) throughout and at the end of which the conditions set forth in Section 7.01 and Section 7.02 (other than (x) the condition set forth in Section 7.01(a), which shall be satisfied no later than four (4) Business Days prior to the end of the Marketing Period and (y) such other conditions that by their nature are to be satisfied at the Closing, but only if such conditions are capable of being satisfied if the Closing were to occur during such time) shall be satisfied and nothing shall have occurred and no condition shall exist that would cause any of such conditions to fail to be satisfied assuming the Closing were to be scheduled for any time during such eighteen (18) consecutive Business Day period.

If the Company in good faith reasonably believes that it has delivered the Required Information in Compliant form, it may deliver to Parent written notice to that effect, stating when it believes it completed the applicable delivery, in which case the Required Information shall be deemed to have been delivered, subject to the last paragraph of this definition, on the date of the delivery of the applicable notice to Parent (and the Marketing Period shall be deemed to have commenced on such date), in each case, unless Parent in good faith reasonably believes that the Company has not completed delivery of the Required Information in Compliant form and within five (5) Business Days after receipt of such notice, Parent specifies in writing to the Company what Required Information was not delivered or was not in Compliant form.

Notwithstanding anything in this definition to the contrary, the Marketing Period shall not commence or be deemed to have commenced if, after the date hereof and prior to the completion of such eighteen (18) consecutive Business Day period:

(A) the Company or any of the Company Subsidiaries has publicly announced (i) its intention to, or determines that it must, restate any historical financial statements or other financial information included in the Required Information or (ii) any such restatement is under consideration or may be a possibility, in which case, the Marketing Period shall not commence unless and until such restatement has been completed and the applicable Required Information has been amended and updated such that any such restatement is no longer intended or required; or

(B) the Company’s independent accountants have withdrawn any audit opinion with respect to any financial statements contained in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to such financial statements for the applicable periods by the Company’s independent accountants; or

(C) the Company or any of the Company Subsidiaries shall have failed to file any periodic or current report required to be filed with the SEC by the date required under the Exchange Act, in which case the Marketing Period will not be deemed to commence unless and until all such reports have been filed.

Notwithstanding the foregoing, (w) November 27, 2015 shall be disregarded and not count as a Business Day for purposes of calculating such eighteen (18) consecutive Business Day period, (x) if the Marketing Period has not been completed on or prior to December 18, 2015, the Marketing Period shall commence no earlier than January 4, 2016, (y) the Marketing Period shall commence no earlier than the mailing of the Proxy Statement to the stockholders of the Company and (z) the Marketing Period shall end on such earlier date as the Debt Financing has been received.

“Marks” has the meaning set forth in the definition of “Intellectual Property.”

“Nasdaq” means the NASDAQ Global Select Market.

“OFAC” has the meaning set forth in the definition of “Sanctioned Person.”

“Open Source Software” means any Software that is licensed, distributed or conveyed as “open source software,” “free software,” “copyleft” or under a similar licensing or distribution model, or under a Contract that requires as a condition of its use, modification or distribution that it, or other Software into which such Software is incorporated or with which such Software is combined or distributed or that is derived from or links to such Software, be disclosed or distributed in source code form, delivered at no charge or be licensed, distributed or conveyed under some or all of the terms as such Contract (including Software licensed under the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Affero General Public License, Mozilla Public License (MPL), BSD licenses, Microsoft Shared Source License, Common Public License, Netscape Public License, Sun Community Source License (SCSL), Sun Industry Standards License (SISL), Apache License and any license listed at www.opensource.org).

“Order” means, with respect to any Person, any order, injunction, judgment, decision, determination, award, writ, ruling, stipulation, assessment or decree or other similar requirement of, or entered, enacted, adopted, promulgated or applied by, with or under the supervision of, a Governmental Authority or arbitrator, in each such case that is binding upon or applicable to such Person or its Subsidiaries or its or their respective properties, assets or businesses.

“Organizational Documents” means, with respect to any Person that is not a natural person, the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, certificate of formation, regulations, operating agreement, partnership agreement, certificate of limited partnership, trust agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto or restatements thereof.

“Out-of-the-Money Company Stock Option” means a Company Stock Option whose exercise price per share of Company Common Stock subject to such Company Stock Option equals or exceeds the Merger Consideration as of the Effective Time.

“Parent Related Parties” means (i) the former, current and future direct or indirect holders of any equity interest, controlling persons, financing sources, incorporators, directors, officers, employees, agents, attorneys, Affiliates (other than Merger Sub), members, managers, partners, Representatives, successors or assignees of Parent, and (ii) any former, current and future direct or indirect holders of any equity, general or limited partnership or limited liability company interest, controlling persons, management companies, portfolio companies, financing sources, incorporators, directors, officers, employees, agents, attorneys, Affiliates (other than Merger Sub), members, managers, general or limited partners, stockholders, Representatives, successors or assignees of any of the Persons described in clause (i).

“Parent Stock” means the common stock, par value $0.0001 per share, of Parent.

“Patents” has the meaning set forth in the definition of “Intellectual Property.”

“Permits” means all permits, licenses, consents, franchises, approvals, privileges, immunities, authorizations, exemptions, registrations, certificates, variances and similar rights obtained from a Governmental Authority.

“Permitted Liens” means (i) Liens for Taxes that (A) are not yet due and payable or (B) are being contested in good faith by appropriate Proceedings, in each case only if adequate reserves with respect thereto have specifically been established in the Audited Balance Sheet to the extent required in accordance with GAAP, (ii) Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other similar common law or statutory Liens arising or incurred in the ordinary course of business consistent with past practice (A) that relate to obligations that are not delinquent or that the Company or any of the Company Subsidiaries is contesting in good faith by appropriate Proceedings and for which, in the latter scenario, adequate reserves have specifically been established in the Audited Balance Sheet to the extent required in accordance with GAAP and (B) that are not, individually or in the aggregate, material to the business of the Company and the Company Subsidiaries, taken as a whole and that do not materially adversely affect either continuation of the current use, occupancy or activity conducted by the Company or any of the Company Subsidiaries at the affected property or the market value of such property, (iii) Liens arising under original purchase price conditional sales Contracts and equipment leases with Third Parties entered into in the ordinary course of business consistent with past practice that are not, individually or in the aggregate, material to the business of the Company and the Company Subsidiaries, taken as a whole, (iv) the effect of zoning, entitlement, building and land use ordinances, codes and regulations imposed by any Governmental Authority that are not materially violated by any current use, occupancy or activity conducted by the Company or any of the Company Subsidiaries or any condition of the property regulated thereby, and (v) such other customary covenants, defects of title, easements, rights of way, restrictions and similar Liens which arise in the ordinary course of business consistent with past practices that are not material in amount or that, in the aggregate, do not materially impair the value or the continued use and operation of the assets to which they relate and will not impair the ability to obtain the Debt Financing; provided, however, that the “Permitted Liens” included in clauses (iv) and (v) shall in no instance include any Liens that secure an obligation for borrowed money.

“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Authority (or any department, agency, or political subdivision thereof).

“Personally Identifiable Information” means information that alone or in combination with other information can be used to identify an individual natural Person, or that is about an identifiable natural Person, including name, maiden name, mother’s maiden name, alias, physical address, telephone number, email address, Internet protocol address, financial account number or credit card number, government issued identifier (including Social Security number, Social Insurance Number, passport number, taxpayer identification number and driver’s license number), other unique identifier (including a device identification number), medical, health or insurance information, information about an individual’s preferences or activities, gender, place of birth, date of birth, weight, educational or employment information, personal characteristics (including photographic image, fingerprints, handwriting, retina scan, voice signature, or facial geometry), geolocation data, racial or ethnic origin, political opinions, religious beliefs or others beliefs of a similar nature, trade union membership, sexual life and marital status.

“Privacy Laws” means all laws within the United States, Canada, or the United Kingdom applicable to the Company or any Company Subsidiary which govern direct marketing, advertising or unsolicited communications or the receipt, collection, compilation, use, storage, recording, processing, sharing, safeguarding, deletion, disposal or security of Personally Identifiable Information and all such laws or regulations governing breach notification, penalties and compliance with Orders, including Section 5 of the Federal Trade Commission Act, state unfair and deceptive trade practice laws, state privacy laws, the Children’s Online Privacy Protection Act, the California Online Privacy Protection Act, the Fair Credit Reporting Act, the CAN-SPAM Act and Canada’s Anti-Spam Legislation, the Telephone Consumer Protection Act, and the Federal Trade Commission’s Telemarketing Sales Rule, the Personal Information Protection and Electronic Documents Act (Canada) and substantially similar Canadian provincial legislation, and, in the case of the United Kingdom, the Data Protection Act 1998.

“Proceeding” means any suit (whether civil, criminal, administrative, judicial or investigative), claim, action, litigation, arbitration, mediation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, criminal prosecution, or, (in the case of the Company) to the Company’s Knowledge, any examination or formal or informal investigation or SEC “Wells” process, in each case commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any mediator, arbitrator or arbitration panel.

“Proxy Statement” means, collectively, the letter to stockholders, notice of meeting, proxy statement and form of proxy that will be provided to stockholders of the Company in connection with the Merger and any annexes, schedules or exhibits required to be filed, or actually filed, with the SEC in connection therewith (including, in each case, any amendments or supplements thereto).

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing, or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata).

“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other representatives and advisors of such Person.

“Sanctioned Country” means any country or territory subject to economic sanctions or trade restrictions of the United States, Canada, the United Kingdom, the European Union, or the United Nations that broadly prohibit or restrict dealings with such country (currently the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means any Person with whom dealings are restricted or prohibited by any economic sanctions imposed by the United States, Canada, the United Kingdom, the European Union, or the United Nations, including (i) any Person identified in any sanctions list maintained by (A) the United States government, including the United States Department of Treasury, Office of Foreign Assets Control (“OFAC”), the United States Department of Commerce, Bureau of Industry and Security (“BIS”), and the United States Department of State; (B) the federal government of Canada, including by Foreign Affairs, Trade and Development Canada; (C) the government of the United Kingdom, including HM Treasury; (D) the European Union; or (E) the United Nations Security Council; (ii) any Person located, organized, or resident in, or a government instrumentality of, any Sanctioned Country; and (iii) any Person directly or indirectly owned or controlled by or acting on behalf of a Person described in clauses (i) or (ii).

“Sanctions Laws” means all Applicable Laws concerning embargoes, economic sanctions or export restrictions, including those administered by OFAC, BIS, and the Department of State in the United States and similar laws of other relevant jurisdictions.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder.

“Shrink Wrap License” means any third-party Software license Contract for non-customized, “off-the-shelf” Software licensed in object code form that is generally commercially available to the public with annual royalties or other fees (and with respect to per-use licenses, contractually-committed royalties or other fees) payable to the licensor not exceeding $500,000.

“Small Holder” means each individual who holds, in the aggregate, one thousand (1,000) or less outstanding Company Stock Options (regardless of whether vested or unvested) and/or Company RSUs.

“Software” has the meaning set forth in the definition of “Intellectual Property.”

“Stockholder Litigation” means any claim or Proceeding (including any class action or derivative litigation) relating directly or indirectly to the Agreement, the Merger or the other transactions contemplated hereby, including with respect to disclosures in the Proxy Statement.

“Subsidiary” means, with respect to any Person, any other Person with respect to which such first Person (alone or in combination with any of such first Person’s other Subsidiaries) owns (i) capital stock or other equity interests having the ordinary voting power to elect a majority of the board of directors or other governing body of such Person or (ii) if no such governing body exists, a majority of the outstanding voting securities of such Person.

“Superior Proposal” means a bona fide, written Acquisition Proposal (provided, that for purposes of this definition, the references to “twenty percent (20%)” in the definition of Acquisition Transaction shall be deemed to be a reference to “sixty-seven percent (67%)”) made by a Third Party that the Company Board determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, and considering all the terms of the Acquisition Proposal (including, without limitation, the legal, financial and regulatory aspects of such proposal, the identity of the Third Party making such proposal and the conditions for completion of such proposal), (i) is on terms that are more favorable from a financial point of view to the holders of Company Common Stock than the Merger (after giving effect to all Proposed Changed Terms), (ii) is reasonably expected to be consummated and (iii) the financing of which is reasonably likely to be obtained.

“Tax” means any tax or other like governmental assessment or charge of any kind whatsoever including income, franchise, profits, corporations, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental or other governmental taxes or charges (including taxes, charges, or other assessments which are imposed upon or incurred under Treasury Regulation §1.1502-6 (or any similar provision of state, local or foreign law) or otherwise as a result of membership in an affiliated, consolidated, combined or unitary group for tax purposes, and including any Liability for taxes, charges or other assessments as a transferee or successor, by contract or otherwise), together with any interest, penalty, addition to tax or additional amount with respect thereto, whether disputed or not.

“Taxing Authority” means any Governmental Authority exercising any authority to determine, impose, regulate, collect, levy, assess, enforce or administer any Tax.

“Tax Return” means any report, return, document, declaration, form, information return, statement or other information required to be filed with or supplied to a Taxing Authority (including any amendments thereto and including any schedule or statement thereto) and any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent, the Company or any of their respective Affiliates or Representatives.

“Trade Secret” has the meaning set forth in the definition of “Intellectual Property.”

“Treasury Regulations” means the temporary and final regulations promulgated under the Code by the United States Department of Treasury.

“Unaudited Balance Sheet” means the unaudited condensed consolidated balance sheet of the Company as of September 30, 2015.

“Unaudited Financial Statements” means the unaudited condensed consolidated financial statements of the Company consisting of the Unaudited Balance Sheet and all of the related condensed consolidated statements of operations, comprehensive income, cash flows and stockholders’ equity of the Company for the three, six and nine months ended March 31, 2015, June 30, 2015 and September 30, 2015 (including, in each case, comparative figures to the corresponding period during the previous fiscal year and any related notes thereto).

“willful breach” means (a) with respect to any failure of a representation or warranty to be true or correct, that the party making such representation or warranty had knowledge of as of the date of this Agreement that such representation or warranty was untrue or incorrect as of such date, and (b) with respect to any material breach of a covenant or other agreement, a material breach that is a consequence of an act undertaken or omitted to be taken by the breaching party with the knowledge that the taking of such act or failure to take such action would, or would reasonably be expected to, cause a breach of the relevant covenant or agreement.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
1940 Act	Section 6.18
Affiliate Program Member	Section 4.28(b)
Agreement	Preamble
Alternative Debt Financing	6.10(c)
Anti-Spam Policy	Section 4.28(c)
Assumed Option	2.10(a)(iii)
Board Recommendation	4.03(b)
CAGR RSU	2.10(b)(ii)
Cashed Out Option	2.10(a)(ii)
Cashed Out Company RSUs	2.10(b)(iii)

Term	Section
CCSC	Section 6.18
CEMs	Section 4.28(c)
Certificates	2.08(a)
Certificate of Merger	2.03
Change in Recommendation	6.02(d)
Clearance Date	6.17(b)
Closing	2.02
Commitment Letter	5.09(a)
Company	Preamble
Company 401(k) Plan	6.16(e)
Company Common Stock	Recitals
Company Disclosure Schedules	Article 4
Company Employee Plan	4.17(a)
Company Employees	4.17(a)
Company ESPP	2.10(d)
Company IP Licenses	4.15(a)(xiii)
Company Material Permits	4.13(b)
Company Meeting	6.17(c)
Company IT Systems	4.22(j)
Company Preferred Stock	4.06(a)
Company SEC Documents	4.08(a)
Company Securities	4.06(c)
Company Stock Plans	4.06(b)
Company Termination Fee	8.03(a)
Contaminants	4.22(i)
Continuing Company Employees	6.16(a)
Contributor	4.22(d)
Current Premium	6.08(b)
Debt Financing	5.09(a)
Debt Financing Sources	6.11(a)(i)
Definitive Agreement	6.10(a)(ii)
DGCL	Recitals
Disaster Recovery Plans	4.22(j)
Dissenting Shares	2.09
Divestiture	6.09(d)
D&O Insurance	6.08(b)
Effective Time	2.04
End Date	8.01(b)(i)
Exchange Ratio	2.10(a)(iii)
Expense Limitation	6.08(b)
Fee Letter	5.09(a)
Indemnified Party	6.08(a)
Insurance Policies	4.20
International Employee Plans	4.17(a)
Lease Agreement	4.23(b)
Leased Real Property	4.23(b)
Lenders	5.09(a)
Major Customers	4.19(a)
Major Partners	4.19(c)
Major Suppliers	4.19(b)
Material Contracts	4.15(a)

Term	Section
Material Development	Section 6.02(d)
Merger	Recitals
Merger Consideration	2.07(a)
Merger Sub	Preamble
No-Shop Start Date	6.02(b)
Non-Executives	6.01(b)(xx)
Non-Executive Holder	2.10(a)(i)
Option Consideration	2.10(a)(ii)
Other Party	Section 8.03(h)
Parent	Preamble
Parent 401(k) Plan	6.16(e)
Parent RSUs	2.10(b)(iv)
Parent Stock Option	2.10(a)(iii)
Parent Termination Fee	8.03(d)
Paying Agent	2.08(a)
Payment Fund	2.08(a)
Post-Closing Plans	6.16(b)
Pre-Closing Period	6.01(a)
Prevailing Party	Section 8.03(h)
Privacy Policies	Section 4.28(a)
Proposed Changed Terms	6.02(f)(ii)
Required Information	6.11(a)(vii)
Requisite Stockholder Approval	4.03(c)
Restraint	6.09(d)
RSU Consideration	2.10(b)(iii)
Solvent	Section 5.12
Shares	Recitals
Superior Proposal Notice	6.02(f)
Surviving Corporation	2.05
Third Party Rights	4.22(b)
Voting Agreement	Recitals

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein,” “hereto” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified, and references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References (i) to “$” and “dollars” are to the currency of the United States, (ii) from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively and (iii) to “days” shall be calendar days unless otherwise indicated.

ARTICLE 2

THE MERGER

Section 2.01 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and wholly owned Subsidiary of Parent, and the Surviving Corporation shall succeed to and assume all the rights and obligations of Sub and the Company in accordance with Section 259 of the DGCL.

Section 2.02 The Closing. The closing of the Merger (the “Closing”) will take place at 9:01 a.m., (New York City time), as soon as practicable after (but in any event no later than the third (3rd) Business Day after) the satisfaction or, to the extent permitted hereunder, waiver of all conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing) unless another time or date is agreed to in writing by the parties hereto; provided, however, that notwithstanding anything herein to the contrary, neither Parent nor Merger Sub shall be obligated to effect the Closing prior to the third (3rd) Business Day following the final day of the Marketing Period or such earlier date as Parent shall request on two (2) Business Days prior written notice to the Company (but, subject in such case, to the satisfaction or waiver of all conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing)). The Closing shall be held at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York, unless another place is agreed to in writing by the parties hereto.

Section 2.03 Effecting the Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, concurrently with the Closing, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and delivered to the Office of the Secretary of State of the State of Delaware for filing, all in accordance with the applicable provisions of the DGCL.

Section 2.04 Effective Time. The Merger shall become effective on such date and at such time as when the Certificate of Merger has been received for filing by the Secretary of State of the State of Delaware or at such later time and date as may be agreed by the parties hereto in writing and specified in the Certificate of Merger (the “Effective Time”).

Section 2.05 Surviving Corporation. At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

Section 2.06 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL, this Agreement and the Certificate of Merger.

Section 2.07 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders thereof or any other Person:

(a) except as otherwise provided in Section 2.07(b), Section 2.09 or Section 2.10, each Share outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive $32.00 without interest (the “Merger Consideration”);

(b) each Share held by Parent, Merger Sub, the Company or any wholly owned Subsidiary of the Company, Parent or Merger Sub immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

(c) each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.08 Surrender and Payment.

(a) Paying Agent and Payment Fund. Prior to the Effective Time, Parent shall appoint a paying agent reasonably acceptable to the Company (the “Paying Agent”) for the purpose of exchanging for the Merger Consideration certificates representing Shares (the “Certificates;” provided, however, that any references herein to “Certificates” are deemed to include references to effective affidavits of loss in accordance with Section 2.14 or to book-entry account statements relating to the ownership of Shares). As of the Effective Time, Parent shall have deposited, or shall have taken all steps necessary to enable and cause the Surviving Corporation to deposit, with the Paying Agent the aggregate Merger Consideration to be paid in respect of the Certificates (the “Payment Fund”). Promptly after the Effective Time and in any event no later than three (3) Business Days after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each record holder of Shares at the Effective Time, in each case whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.07(a), a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates to the Paying Agent and shall be in such form and have such other customary provisions as Parent may reasonably specify) for use in such payment.

(b) Surrender of Shares. Each holder of Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Shares represented by a Certificate promptly upon (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other customary documents as may reasonably be requested by the Paying Agent or Parent, or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent or Parent may reasonably request) in the case of a book-entry transfer of Shares. Until so surrendered or transferred, each Share and each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration and no other rights or interests whatsoever. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate.

(c) Unregistered Transferees. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(d) No Other Rights. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificate and from and after the Effective Time, there shall be no further registration of transfers of Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, any Certificate is presented to the Surviving Corporation or Parent for transfer, the Surviving Corporation or Parent shall provide the holder of such Certificates with such instructions as may be necessary to permit such holder to receive the Merger Consideration to which such holder is entitled pursuant to the Merger.

(e) Termination of the Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of Shares twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged Shares for the Merger Consideration in accordance with this Section 2.08 prior to that time shall thereafter look only to the Surviving Corporation as a general creditor thereof for payment of the Merger Consideration.

Section 2.09 Dissenting Shares. Notwithstanding Section 2.07 or any other provision of this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time and held by a holder who is entitled to appraisal and who has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration but instead shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares; provided, however, that if, after the Effective Time, such holder fails to timely perfect, effectively withdraws or loses such holder’s right to appraisal, pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Shares shall immediately cease to be Dissenting Shares and shall be treated as if they had been Shares converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.07(a), without interest thereon, upon surrender of such Certificate formerly representing such Share. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of Shares, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relate to such demand, and Parent shall have the opportunity and right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent (such consent not to be unreasonably withheld, delayed, or conditioned), the Company shall not make any payment with respect to, or offer to settle or actually settle, or otherwise negotiate any such demands.

Section 2.10 Company Equity Awards.

(a) Company Stock Options. The Company shall take all requisite action so that, as of the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be treated as follows:

(i) Each Company Stock Option held by a Small Holder shall be fully vested immediately prior to the Effective Time. Each non-Executive who is not a Small Holder (a “Non-Executive Holder”) shall have twenty-five percent (25%) of any unvested Company Stock Options granted prior to November 2, 2015 vest in full (pro rata as to all grants to such Non-Executive Holder) immediately prior to the Effective Time.

(ii) As of the Effective Time, each (A) vested In-the-Money Company Stock Option that is outstanding and unexercised as of immediately prior to the Effective Time (taking into account any accelerated vesting immediately prior to the Effective Time as provided in Section 2.10(a)(i) or required pursuant to the terms of the applicable Company Stock Plan or any individual award agreement governing such Company Stock Option), and (B) outstanding and unexercised Company Stock Option held by a Small Holder (each of (A) and (B), a “Cashed Out Option”) that is outstanding and unexercised as of immediately prior to the Effective Time shall be cancelled and converted into the right to receive, in full satisfaction of the rights of the holder of such Cashed Out Option with respect thereto, an amount in cash, rounding such amount down to the nearest whole cent, equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock subject to such Cashed Out Option immediately prior to the Effective Time and (y) the excess, if any, of the Merger Consideration less the exercise price per share of Company Common Stock issuable under such Cashed Out Option (the “Option Consideration”). All payments provided pursuant to this Section 2.10(a)(ii) shall be subject to any applicable Tax withholding requirements. In no event shall any Company Stock Options described in this Section 2.10(a)(ii) be assumed by Parent. If the exercise price per share of Company Common Stock issuable under any Cashed Out Option equals or exceeds the Merger Consideration, the Option Consideration therefor shall be zero.

(iii) Except as described in Section 2.10(a)(ii), as of the Effective Time, each (A) unvested Company Stock Option (whether or not an In-the-Money Company Stock Option) and (B) each vested Out-of-the-Money Company Stock Option, in the case of each of (A) and (B), held by any individual or entity other than a Small Holder (the “Assumed Options”), that is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Parent and shall be converted into and replaced with a stock option (a “Parent Stock Option”) to acquire Parent Stock in accordance with this Section 2.10. Each such Parent Stock Option so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to such Assumed Option immediately prior to the Effective Time (but taking into account any changes thereto provided for in the applicable Company Stock Plan, in any award agreement or in such Assumed Option by reason of this Agreement or the Merger). Except as described in Section 2.10(a)(ii), as of the Effective Time, each such Parent Stock Option as so assumed and converted shall be for that number of whole shares of Parent Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Company Common Stock subject to such Assumed Option multiplied by (ii) a fraction (the “Exchange Ratio”), the numerator of which is the Merger Consideration and the denominator of which is the volume weighted average price of Parent Stock for a ten (10) trading day period, starting with the opening of trading on the eleventh (11th) trading day prior to the Closing Date to the closing of trading on the second to last trading day prior to the Closing Date, as reported by Bloomberg. The exercise price per share of such Parent Stock Option (rounded up to the nearest whole cent) shall equal (x) the per share exercise price for the Company Common Stock subject to such Assumed Option immediately prior to the Effective Time divided by (y) the Exchange Ratio; provided, that the exercise price and the number of shares of Parent Stock subject to the Parent Stock Option shall be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of Assumed Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, consistent with the requirements of Section 424 of the Code.

(b) Company RSUs. The Company shall take all requisite action so that, as of the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time shall be treated as follows:

(i) (A) all Company RSUs held by Small Holders will vest in full, (B) all Company RSUs that vest based on the achievement of total shareholder return performance goals shall vest in accordance with the terms set forth in the applicable award agreement, and (C) twenty-five percent (25%) of the Company RSUs that vest based solely on continued employment granted prior to November 2, 2015 (but excluding the Company RSUs scheduled on Section 2.10(b)(i) of the Company Disclosure Schedules) that are held by a Non-Executive Holder will vest (pro rata as to all applicable grants to such Non-Executive Holder).

(ii) Each Company RSU that vests based on the achievement of revenue or other metrics (each a “CAGR RSU”) (A) will be deemed earned at the one hundred percent (100%) target level and (B) shall vest on the last day of the original applicable measurement period subject to continued employment through the last day of the original applicable measurement period or earlier accelerated vesting upon certain terminations of employment, if any, as provided by the terms of the individual award agreements governing the CAGR RSUs or such holder’s retention or employment agreement with the Company or any Company Subsidiary.

(iii) Each vested Company RSU (after taking into account any vesting accelerated by reason of Section 2.10(b)(i) and the terms of any applicable Company Stock Plan or any individual award agreement governing such Company RSU) (the “Cashed Out Company RSUs”), at the Effective Time and by virtue of the Merger and without any action on the part of the holders thereof, shall be cancelled at the Effective Time and converted into the right to receive, in full satisfaction of the rights of the holder of such Company RSU with respect thereto, an amount in cash, rounding such amount down to the nearest whole cent, equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Cashed Out Company RSUs immediately prior to the Effective Time and (ii) the Merger Consideration (the “RSU Consideration”).

(iv) Each Company RSU that is not a Cashed Out Company RSU shall at the Effective Time be assumed by Parent and shall be converted into a restricted stock unit award for Parent Stock (the “Parent RSUs”)

with associated rights to the issuance of additional shares of Parent Stock in accordance with this Section 2.10. Each Parent RSU so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the applicable Company RSUs immediately prior to the Effective Time (but taking into account any changes thereto, including any necessary changes to any issuance provisions, provided for or permitted in the applicable Company Stock Plan, in any award agreement or in such Company RSUs, by reason of this Agreement or the Merger). As of the Effective Time, the number of shares of Parent Stock underlying each such Parent RSU as so assumed and converted shall be equal to the product of (x) the Shares underlying the applicable Company RSUs multiplied by the Exchange Ratio (which shall be rounded (x) up to the nearest whole share if half a share or more or (y) down to the nearest whole share if less than half a share).

(c) Any current or former employee of the Company entitled to Option Consideration or RSU Consideration shall be paid, without interest and subject to applicable withholding Tax, such Option Consideration and/or RSU Consideration through the payroll system of the Surviving Corporation or, if not a current or former employee of the Company, through the Paying Agent, in each case, payable as soon as practicable following the Closing Date (and, in the case of current or former employees of the Company, in no event later than the next regularly scheduled payroll run of the Surviving Corporation following the Closing Date).

(d) Company Employee Stock Purchase Plan. As soon as practicable following the date of this Agreement, the Company shall take all requisite actions, including adopting any necessary resolution, to (i) terminate the Company 2007 Employee Stock Purchase Plan (the “Company ESPP”) as of immediately prior to the Closing Date, (ii) ensure that no Plan Period (as defined in the Company ESPP) shall be commenced on or after the date of this Agreement, (iii) if the Closing shall occur prior to the end of the Plan Period in existence under the Company ESPP on the date of this Agreement, cause a new Exercise Date (as defined in the Company ESPP) to be set under the Company ESPP, which date shall be the Business Day immediately prior to the anticipated Closing Date, (iv) prohibit participants in the Company ESPP from altering their payroll deductions from those in effect on the date of this Agreement (other than to discontinue their participation in the Company ESPP in accordance with the terms and conditions of the Company ESPP), and (v) provide that the amount of the accumulated contributions of each participant under the Company ESPP as of immediately prior to the Effective Time shall, to the extent not used to purchase Shares in accordance with the terms and conditions of the Company ESPP (as amended pursuant to this Section 2.10(d)), be refunded to such participant as promptly as practicable following the Effective Time (without interest).

(e) Authorization of Equity Award Treatment. At or prior to the Effective Time, the Company Board and the Compensation Committee of such Company Board, as applicable shall adopt any resolutions and take any actions (including delivering all required notices, obtaining any employee consents and making any determinations) that may be necessary to effectuate the provisions of this Section 2.10 and Section 6.01(b)(ii). At or prior to the Effective Time, other than as set forth in Section 2.10(a)(iii) and Section 2.10(b)(iv), the Company shall terminate each Company Stock Option and each Company RSU without any further Liability on the part of the Company, the Surviving Corporation, Parent or any of their respective Subsidiaries.

Section 2.11 Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, all references herein to specified numbers of shares affected thereby, and any calculations that are based upon such numbers of shares affected thereby, including the Merger Consideration and any other amounts payable pursuant to this Agreement, shall be appropriately adjusted. Nothing in this Section 2.11 shall be construed as permitting the Company to take any action that is otherwise prohibited by this Agreement.

Section 2.12 Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold from such payment under any provision of any applicable Tax law. To the extent that amounts are so deducted and withheld by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction, withholding and payment was made. Any amounts so withheld shall be timely paid over to an appropriate Taxing Authority.

Section 2.13 No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Payment Fund delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Applicable Law. If any Certificate shall not have been surrendered immediately prior to such date on which any amounts payable pursuant to this Article 2 would otherwise escheat to or become the property of any Governmental Authority, any such amounts shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

Section 2.14 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such Person of a bond, in such customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated under this Article 2.

Section 2.15 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall thereafter be made.

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01 Certificate of Incorporation. At the Effective Time and without any further action on the part of the Company or Merger Sub, the certificate of incorporation of the Company shall be amended in its entirety to read as set forth on Exhibit B hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and Applicable Law.

Section 3.02 Bylaws. At the Effective Time and without any further action on the part of the Company or Merger Sub, the bylaws of Merger Sub (which shall include all provisions required to be included therein by Section 6.08 hereof) will be the bylaws of the Surviving Corporation until thereafter amended in accordance with its terms, the certificate of incorporation of the Surviving Corporation and Applicable Law.

Section 3.03 Directors and Officers. From and after the Effective Time and without any further action on the part of the Company or Merger Sub, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Applicable SEC Documents (provided, that in no event shall any disclosure in any Applicable SEC Document qualify or limit the representations and warranties of the Company set forth in Section 4.01 (Corporate Existence and Power), Section 4.02 (Organizational Documents; Officers and Directors), Section 4.03 (Corporate Authorization), Section 4.04 (Governmental Authorization), Section 4.06 (Capitalization), Section 4.26 (Brokers’ Fees) and Section 4.27 (Opinion of Financial Advisor)), or (b) as set

forth in the Company Disclosure Schedules (each section of which qualifies the correspondingly numbered and lettered representation and warranty in this Article 4 to the extent specified therein and also qualifies or modifies each of the other representations and warranties in such other applicable sections of this Article 4 as to which the applicability of the disclosure is reasonably apparent on its face upon reading the disclosure contained in such section of the Company Disclosure Schedules) delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Schedules”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the Applicable Law of the state of Delaware. The Company has full corporate power and authority required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.02 Organizational Documents; Officers and Directors. The Company has Made Available correct and complete copies of the Organizational Documents of the Company as of the date of this Agreement and (i) the Organizational Documents of the Company are in full force and effect and (ii) the Company is not in violation of any such Organizational Documents. The Company has Made Available a true and complete list of the officers and directors of the Company as of the date of this Agreement.

Section 4.03 Corporate Authorization.

(a) Authority; Enforceability. The Company has full corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, except, in the case of the consummation of the Merger, the receipt of the Requisite Stockholder Approval. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity.

(b) Company Board Approval and Board Recommendation. At a meeting duly called and held, prior to the execution of this Agreement, at which all directors of the Company were present and voting in favor, the Company Board duly and unanimously adopted resolutions (which have not been rescinded, modified or withdrawn in any way) (i) approving and declaring that this Agreement and the Merger are fair and advisable to the Company and the Company stockholders, (ii) declaring that it is in the best interests of the Company and the Company’s stockholders that the Company enter into this Agreement and consummate the transactions contemplated hereby on the terms and subject to the conditions set forth in this Agreement, (iii) approving this Agreement, the Voting Agreement and the Merger, (iv) subject to the accuracy of the representations set forth in Section 5.11 hereof, taking all actions necessary so that the restrictions on business combinations and the stockholder vote requirements contained in Section 203 of the DGCL and any other Applicable Law with respect to a “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws or regulations that may purport to be applicable will not apply with respect to or as a result of the Merger, the Voting Agreement or this Agreement, and (v) recommending that the Company’s stockholders approve the adoption of this Agreement (collectively, the “Board Recommendation”). No provision of the Company’s Organizational Documents has an effect similar to an anti-takeover law or regulation with respect to this Agreement, the Voting Agreement, the Merger or the other transactions contemplated hereby.

(c) Requisite Stockholder Approval. Subject to the accuracy of the representations set forth in Section 5.11 hereof, the only vote of the stockholders of the Company required to adopt this Agreement in accordance with Section 251 of the DGCL and the Organizational Documents of the Company is the affirmative vote of the holders of not less than a majority of the outstanding Shares in favor of the adoption of the agreement of merger (as such term is used in Section 251 of the DGCL) contained in this Agreement (the “Requisite Stockholder Approval”).

Section 4.04 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby require no consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) compliance with any applicable requirements of the HSR Act, (iii) the filing with the SEC of (A) the Proxy Statement and (B) any other filings and reports that may be required in connection with this Agreement and the Merger under the Exchange Act, (iv) compliance with any applicable requirements of, or rules or regulations promulgated under, the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws, or by Nasdaq and (v) any consents, approvals, authorizations, permits, registrations, notifications, or filings the absence of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.05 Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both) (i) subject to obtaining the Requisite Stockholder Approval, contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of the Company or any Company Subsidiary or any resolutions adopted by the Company Board or the board of directors of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits referred to in Section 4.04 have been obtained, and all filings and notifications described in Section 4.04 have been made and all applicable waiting periods under the HSR Act have been terminated or expired, and otherwise assuming compliance with the matters referred to in Section 4.04, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order, (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute a change of control or default under, or result in termination or cancellation or give to others any right of termination, vesting, amendment, acceleration or cancellation (in each case, with or without notice or lapse of time or both) of, any Contract or Lease Agreement (including any Material Contract or Lease Agreement) to which the Company or any Company Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected or any Permits affecting, or relating in any way to, the property, assets or business of the Company or any of the Company Subsidiaries, or (iv) result in the creation or imposition of any Lien on any rights, property or asset of the Company or any of the Company Subsidiaries, with such exceptions, in the case of each of clauses (ii), (iii) and (iv), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.06 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). The rights and privileges of the Company Common Stock and the Company Preferred Stock are as set forth in the Company’s Restated Certificate of Incorporation. At the close of business on October 30, 2015, (i) 31,844,970 Shares were issued and outstanding, (ii) Company Stock Options to purchase an aggregate of 4,002,294 Shares were issued and outstanding, (iii) Company RSUs in respect of an aggregate of 1,288,600 Shares were issued and outstanding and (iv) no shares of Company Preferred Stock were issued and outstanding. All outstanding shares of capital stock of the Company have been, and all Shares that may be issued pursuant to any Company Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable and free of preemptive rights.

(b) Section 4.06(b)(i) of the Company Disclosure Schedules sets forth, as of the close of business on October 30, 2015, a complete and correct list of (i) all outstanding Company Stock Options, including the number of shares subject to such award, the name of the holder, the grant date, the vesting schedule, the expiration date thereof and the exercise or purchase price per share and (ii) all outstanding Company RSUs, including the name of the holder, the vesting schedule, and the grant date. The Company stock plans set forth on Section 4.06(b)(ii) of the Company Disclosure Schedules (the “Company Stock Plans”) are the only plans or programs the Company or any of the Company Subsidiaries maintains under which stock options, restricted stock, restricted stock units, stock appreciation rights or other compensatory equity and equity-based awards are outstanding and no such awards other than Company Stock Options and Company RSUs were granted under the Company Stock Plans or otherwise. With respect to each grant of Company Stock Options, (i) each such grant was made in accordance with the terms of the applicable Company Stock Plan and Applicable Law (including rules of Nasdaq), (ii) each such grant was properly accounted for in accordance with GAAP and all Applicable Laws in the Company SEC Documents (including financial statements), and (iii) each Company Stock Option has an exercise price per share of Company Common Stock equal to or greater than the fair market value of a share of the Company Common Stock on the date of such grant. The Company has Made Available each form of award agreement under the Company Stock Plans, as well as copies of any award agreement, including those which have performance conditions, under the Company Stock Plans that deviates materially from any such form of award agreement.

(c) Except as set forth in this Section 4.06, as of the date of this Agreement, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company or the Company Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company or any of the Company Subsidiaries, (iii) options, warrants or other rights or arrangements to acquire from the Company or any of the Company Subsidiaries, or other obligations or commitments of the Company or any of the Company Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, the Company or any of the Company Subsidiaries, (iv) restricted shares, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company or any of the Company Subsidiaries (the items in clauses (i)-(iv) being referred to collectively as the “Company Securities”), (v) voting trusts, proxies or other similar agreements or understandings to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of the Company Subsidiaries, or (vi) contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of the Company or any of the Company Subsidiaries. There are no outstanding obligations or commitments of any character of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities or any of the capital stock of the Company Subsidiaries (other than withholding for Taxes in the ordinary course for settlements of Company RSUs). No Company Subsidiary owns any Company Securities.

(d) Since January 1, 2015, the Company has not declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued (other than issuances resulting from the exercise of Company Stock Options, issuances under the Company ESPP, or settlements of Company RSUs), or authorized or effected any split-up or any other recapitalization of, any Company Securities, or directly or indirectly redeemed, purchased or otherwise acquired any Company Securities. Other than the Company Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or, other than the outstanding Company Stock Options, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

Section 4.07 Subsidiaries.

(a) Identification of the Company Subsidiaries. Section 4.07(a) of the Company Disclosure Schedules contains a correct and complete list of each of the Company Subsidiaries and, for each such Company Subsidiary, the jurisdiction of incorporation or organization of such Company Subsidiary.

(b) Subsidiary Capital Stock. Neither the Company nor any of the Company Subsidiaries (i) owns any share capital of, or any equity interest of any nature in, any other Person, other than the Company or the Company Subsidiaries or (ii) has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any material investment in or material capital contribution to any other Person. All outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, and such shares, securities or interests are owned by the Company or by a Company Subsidiary that is wholly owned by the Company free and clear of any Liens or limitations on voting rights.

(c) Organizational Documents. The Company has Made Available true, correct and complete copies of the Organizational Documents as amended through the date hereof for each Company Subsidiary. The Company or another of the Company Subsidiaries is the sole record and beneficial owner of all the outstanding shares of capital stock of each Company Subsidiary, free and clear of any Liens (other than Permitted Liens) and there are no irrevocable proxies with respect to any such shares.

(d) Organization; Qualification. Each Company Subsidiary is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing under the Applicable Laws of its jurisdiction of incorporation or organization, and has full corporate or other organizational power and authority required to carry on its business as now conducted, except where the failure to be in good standing or to have such power or authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Officers and Directors. The Company has Made Available a correct and complete list of the officers and directors of each Company Subsidiary as of the date of this Agreement.

Section 4.08 SEC Filings and the Sarbanes-Oxley Act.

(a) Since January 1, 2012, the Company has filed with or furnished to the SEC each report, statement, registration statement, schedule, form or other document or filing required by Applicable Law to be so filed or furnished by the Company at or prior to the time so required (the reports, statements, registration statements, schedules, forms and other documents or filings filed with or furnished to the SEC since January 1, 2012, including any amendments or supplements thereto and information explicitly incorporated by reference therein, the “Company SEC Documents”). No Company Subsidiary is required to file or furnish any report, statement, schedule, form or other document with, or make any filing of any sort with, or furnish any material to, the SEC.

(b) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document complied, and each such Company SEC Document filed subsequent to the date of this Agreement and prior to the Effective Time will comply, in all material respects, with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document (that is not a registration statement or amendment thereto) filed on or prior to the date hereof did not, and subject to the accuracy of the representations and warranties set forth in Section 5.07, each such Company SEC Document filed subsequent to the date of this Agreement and prior to the Effective Time will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not, and each such Company SEC Document filed subsequent to the date of this Agreement and prior to the Effective Time will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) The Company has Made Available copies of all comment letters received by the Company from the SEC since January 1, 2012 to the date of this Agreement relating to the Company SEC Documents, together with all written responses of the Company thereto. As of the date of this Agreement, there are no outstanding or unresolved comments in any such comment letters received by the Company from the SEC. To the Company’s Knowledge, as of the date hereof, none of the Company SEC Documents is the subject of any ongoing review by the SEC.

(e) Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company or any of the Company Subsidiaries in the Company’s or such Subsidiary’s published financial statements or the Company SEC Documents.

Section 4.09 Financial Statements; Internal Controls.

(a) The Financial Statements included in the Company SEC Documents (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with (A) the books and records of Company and its consolidated or condensed (as applicable) Company Subsidiaries and (B) GAAP applied on a consistent basis during the periods involved and (iii) fairly presented in all material respects the consolidated or condensed (as applicable) financial position of the Company and the Company Subsidiaries and their consolidated or condensed (as applicable) results of operations and cash flows of the Company and the Company Subsidiaries as of the dates thereof or for the periods presented therein, all in accordance with GAAP (subject, in the case of the Unaudited Financial Statements, to normal year-end adjustments (the effect of which would not be material, individually or in the aggregate) and certain omissions relating to the preparation of condensed Unaudited Financial Statements and the absence of notes (which omissions and notes, if presented, would not differ materially from those presented in the Audited Financial Statements)).

(b) The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is sufficient in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP applied on a consistent and fair basis, (ii) that receipts and expenditures are made in accordance with the authorization of management, and (iii) that any unauthorized use, acquisition or disposition of the Company’s assets that would materially affect the Company’s financial statements would be detected or prevented in a timely manner. Neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm has identified or been made aware of any “significant deficiencies” or “material weaknesses” (as such terms are defined by the Public Company Accounting Oversight Board) in the design or operation of such internal controls. No significant deficiency, material weakness or fraud, whether or not material, that involves management or other employees was identified in management’s assessment of internal controls as of and for the fiscal year ended December 31, 2014 (nor has any such significant deficiency, weakness or fraud been identified since such date through the date hereof).

(c) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are designed to provide reasonable assurance that (i) all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such material information is accumulated and communicated to the Company’s management or to other individuals responsible for preparing such reports as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

(d) Since January 1, 2012, (i) neither the Company nor any of the Company Subsidiaries nor, to the Company’s Knowledge, any director, officer, auditor, accountant or representative of the Company or any of the Company Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of the Company Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of the Company Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing the Company or any of the Company Subsidiaries, whether or not employed by the Company or any of the Company Subsidiaries, has reported evidence of a material violation of Applicable Law, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

Section 4.10 Absence of Certain Changes. Since the Audited Balance Sheet Date through the date of this Agreement, (a) the Company and the Company Subsidiaries have conducted their business in the ordinary course in all material respects and in a manner consistent in all material respects with past practice (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto), (b) there has not been any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (c) neither the Company nor any of the Company Subsidiaries has taken any action that, if taken after the date of this Agreement, would require the prior written consent of Parent under clauses (i), (iii), (v), (vi), (vii), (viii), (ix), (xii), (xiii), (xiv), (xv), (xvi), (xvii), (xxi) and (xxiv) of Section 6.01(b).

Section 4.11 No Undisclosed Liabilities. There are no Liabilities or obligations of the Company or any of the Company Subsidiaries of a type required to be reflected in a consolidated balance sheet of the Company or the notes thereto prepared in accordance with GAAP, other than Liabilities (a) specifically stated and adequately, reserved against or disclosed in the Audited Balance Sheet or in the notes thereto, or in the unaudited balance sheet including in the most recent Unaudited Financial Statements Made Available, (b) incurred in the ordinary course of business since the Audited Balance Sheet Date in amounts consistent with past practice, (c) incurred pursuant to this Agreement or in connection with the transactions contemplated hereby, or (d) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.12 Litigation. There is no Proceeding pending against or, to the Company’s Knowledge, threatened against the Company or any of the Company Subsidiaries, in each case that (i) seeks monetary damages that would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, (ii) seeks any form of non-monetary remedies that, if granted, would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, or (iii) as of the date hereof, challenges the validity or propriety of, or seeks to prevent, materially impair or materially delay consummation of, the Merger or the other transactions contemplated hereby. Section 4.12 of the Company Disclosure Schedules sets forth a true, correct and complete list of all Proceedings resolved or settled since January 1, 2013 that would be, but for such resolution or settlement, material to the Company and the Company Subsidiaries, taken as a whole. Neither the Company nor any Company Subsidiary is subject to any outstanding Order.

Section 4.13 Compliance with Applicable Law.

(a) The Company and each of the Company Subsidiaries is and, since January 1, 2013, has been, in compliance in all material respects with all Applicable Law and Orders. Neither the Company nor any of the Company Subsidiaries has received any written notice since January 1, 2013 that remains unresolved (i) of any Proceeding by any Governmental Authority relating to the Company or any of the Company Subsidiaries the outcome of which, if determined adversely to the Company or any Company Subsidiary, would, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole; or (ii) from any Governmental Authority alleging that the Company or any of the Company Subsidiaries is not in compliance with any Applicable Law or Order in any material respect.

(b) Each of the Company and the Company Subsidiaries has in effect all material Permits necessary for it to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and operations as now conducted (the “Company Material Permits”) and, since January 1, 2013, there have occurred no defaults (with or without notice or lapse of time or both) under or violations of any such Company Material Permits, except where the failure to have any such Company Material Permit or such default or violation would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

Section 4.14 Anticorruption Matters. Within the past five (5) years, the Company Group has not violated and, to the Company’s Knowledge, none of the Company Group’s agents or other Persons acting on behalf of the Company have violated the Anticorruption Laws. The Company and each Company Subsidiary has instituted and maintains policies, procedures and internal controls reasonably designed to ensure compliance with all applicable Anticorruption Laws.

(a) To the Company’s Knowledge, (i) there is no pending investigation of or outstanding request for information from the Company Group by any Governmental Authority regarding Anticorruption Laws and (ii) there is not pending any other allegation, investigation or inquiry regarding the Company Group’s actual or possible violation of Anticorruption Laws.

(b) None of the current officers, directors or, to the Company’s Knowledge, employees of the Company or any of the Company Subsidiaries is a Government Official.

Section 4.15 Material Contracts.

(a) Section 4.15 of the Company Disclosure Schedules sets forth a true, correct and complete list, as of the date of this Agreement, of the following Contracts (but not including any Lease Agreements, which are addressed by Section 4.23) to which the Company or any of the Company Subsidiaries is party or by which any of the Company or any of the Company Subsidiaries’ assets or properties are bound (collectively, the “Material Contracts”):

(i) any Contract not otherwise described in any other subsection of this Section 4.15(a) that would be required to be filed by the Company as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

(ii) any Contract pursuant to which the Company and/or any of the Company Subsidiaries may be entitled to receive or obligated to pay more than $750,000 in any calendar year;

(iii) any Contract that requires the Company or any of the Company Subsidiaries to purchase its total requirements of any product or service from any other Person or contains “take or pay” or similar provisions;

(iv) any Contract that contains a “most-favored-nation” clause or similar term that provides preferential treatment with respect to pricing, in each case, other than Contracts that expire or are terminable or cancellable without penalty within one year following the Closing Date or such Contracts that are immaterial to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole;

(v) any Contract that limits or purports to limit the ability of the Company or any of the Company Subsidiaries to (A) compete in any line of business, with any Person, in any geographic area or during any period of time, including by limiting the ability to sell any particular services or products to any Persons, or (B) solicit any customers or individuals for employment (other than customary employee non-solicitation covenants contained in vendor, partner or supplier contracts entered into in the ordinary course of business);

(vi) any Contract requiring or otherwise relating to any future capital expenditures by the Company or any of the Company Subsidiaries in excess of $500,000 individually or $1,000,000 in the aggregate, in each case, other than Contracts that expire or are terminable or cancellable without penalty within one year following the Closing Date;

(vii) any Contract relating to the creation, incurrence, assumption or guarantee of any Indebtedness in excess of $500,000 individually or $1,000,000 in the aggregate, other than accounts receivable and payables incurred or arising in the ordinary course of business;

(viii) any Contract that relates to the acquisition or disposition of any business, a material amount of stock or assets of any Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(ix) any Contract that provides for the establishment or operation of any joint venture, partnership, joint development, strategic alliance or similar arrangement that is material to the business of the Company and the Company Subsidiaries, taken as a whole;

(x) any Contract to which a (A) Governmental Authority (other than Contracts with a Governmental Authority in its capacity as a customer of the Company or any Company Subsidiary), (B) Major Supplier or (C) Major Customer is a party;

(xi) any Contract involving any resolution or settlement of any actual or threatened Proceeding which will involve payments after the date hereof in excess of $100,000 individually or $250,000 in the aggregate or that provides for any material injunctive or other non-monetary relief;

(xii) any hedging, swap, derivative or similar Contract;

(xiii) any Contract under which (A) the Company or any of the Company Subsidiaries has licensed or otherwise made available any Company Owned IP to a Third Party, including agreements containing releases, immunities from suit, covenants not to sue or non-assertion provisions with respect to Company Owned IP (except for non-exclusive licenses granted to the Company’s or any Company Subsidiary’s customers or vendors in the ordinary course of business or partners in the ordinary course of business in substantially similar form as the licenses granted under the partner Contracts linked to in the “Links to Key Terms of Service and Privacy Statement” document Made Available in the Data Room), and/or (B) Intellectual Property that is material to the business of the Company or the Company Subsidiaries is licensed or otherwise made available (including through agreements containing releases, immunities from suit, covenants not to sue or non-assertion provisions)

to the Company or any of the Company Subsidiaries by any Person (except for Shrink Wrap Licenses, Open Source Software licenses and licenses granted to the Company or any of the Company Subsidiaries from consultants or independent contractors performing services for the Company or any of the Company Subsidiaries and which license grants are in substantially similar form as the licenses granted under the consultant and contractor Contracts in the “Standard Forms of Agreement” folder Made Available in the Data Room) (such Contracts under this clause (B), “Company IP Licenses”);

(xiv) any labor, collective bargaining agreement or similar agreements; and

(xv) any insurance policies required to be set forth in Section 4.20 of the Company Disclosure Schedules.

(b) The Company has Made Available to Parent, true, correct and complete copies of each Material Contract (including all modifications, amendments, supplements, annexes and schedules thereto and written waivers thereunder). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Material Contract is in full force and effect and is a valid and binding agreement enforceable against the Company or any of the Company Subsidiaries party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Laws affecting creditors’ rights generally and by general principles of equity, and (ii) as of the date of this Agreement, none of the Company nor any of the Company Subsidiaries party to, nor, to the Company’s Knowledge, any other party to any Material Contract, is in breach of or default under, or has provided or received any written notice of any intention to terminate or seek renegotiation of, any Material Contract.

Section 4.16 Taxes.

(a) (i) The Company and each of the Company Subsidiaries have filed all Tax Returns required by Applicable Law to be filed by the Company or any of the Company Subsidiaries with any Taxing Authority when due (taking into account any available extensions) and in accordance with all Applicable Law; (ii) the Company and each of the Company Subsidiaries have maintained all required records prescribed by Applicable Law; (iii) all such Tax Returns and records are true, correct, and complete; and (iv) the Company and each of the Company Subsidiaries have paid (or have had paid on their behalf) all Taxes due and owing (whether or not shown as due on any Tax Return).

(b) Neither the Company nor any of the Company Subsidiaries has granted any currently effective extension or waiver of the statute of limitations period applicable to any Taxes of the Company or any of the Company Subsidiaries, which period (after giving effect to such extension or waiver) has not yet expired or has executed or filed any power of attorney with respect to Taxes which is still in effect.

(c) (i) No deficiencies for Taxes with respect to the Company or any of the Company Subsidiaries have been claimed, proposed or assessed by any Taxing Authority in writing, except for deficiencies that have been paid or otherwise resolved; (ii) there is no Proceeding pending or threatened against or with respect to the Company or any of the Company Subsidiaries in respect of any Tax; and (iii) no claim has been made by a Taxing Authority in writing in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that the Company or the Company Subsidiaries is or may be subject to taxation by that jurisdiction.

(d) The Company and each of the Company Subsidiaries have, in accordance with all Tax withholding provisions of Applicable Law (including backup withholding provisions), (i) timely, properly and accurately withheld and paid over all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or any other Person and (ii) complied with all reporting requirements (including maintenance of required records with respect thereto).

(e) There are no Liens for Taxes on any of the assets or properties of the Company or any of the Company Subsidiaries, other than Permitted Liens.

(f) During the three-year period ending on the date of this Agreement, neither the Company nor any of the Company Subsidiaries was a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 and Section 361 of the Code.

(g) Neither the Company nor any of the Company Subsidiaries has been a U.S. real property holding corporation within the meaning of Section 897 of the Code and was not a U.S. real property holding corporation on any “determination date” (as defined in § 1.897-2(c) of the United states Treasury Regulations) that occurred in the five-year period preceding the Closing Date.

(h) Neither the Company nor any of the Company Subsidiaries has participated in any “reportable transaction” or “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4.

(i) The Company and each Company Subsidiary have disclosed on their Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code or any similar provision of state, local or foreign law.

(j) Neither the Company nor any of the Company Subsidiaries has any Liability for the Taxes of any Person (other than the Company or the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(k) There are no Tax sharing agreements or similar arrangements, including Tax indemnity arrangements (other than customary commercial or financial arrangements entered into in the ordinary course of business consistent with past practice) or other arrangements or practices with respect to any Tax (including any advance pricing agreement, closing agreement or other agreement relating to any Tax with any Taxing Authority) with respect to or involving the Company or any of the Company Subsidiaries.

(l) Neither the Company nor any of the Company Subsidiaries (i) has received any notice from the IRS proposing any adjustments or changes in accounting methods with respect to the Company or any Company Subsidiary; (ii) has any application pending with the IRS requesting permission for any changes in accounting methods; or (iii) could be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date under any provision of federal, state, local or foreign Tax law or by agreement with any Taxing Authority as a result of (A) an installment sale or open transaction disposition made on or prior to the Closing Date, (B) any prepaid amount received on or prior to the Closing, (C) a gain recognition agreement or closing agreement (whether under Section 7121 of the Code or under any corresponding provision of state, local or foreign law) executed on or prior to the Closing Date, (D) the utilization of dual consolidated losses described in U.S. Treasury Regulations issued under Code Section 1503(d) on or prior to the Closing Date, (E) any intercompany transaction or any excess loss account within the meaning of Treasury Regulation Section 1.1502-19 under the Code (or any corresponding or similar provision or administrative rule of federal, state, local or foreign law), or (F) an election pursuant to Section 108(i) of the Code made effective on or prior to the Closing Date.

(m) The Company and the Company Subsidiaries are in compliance with all transfer pricing requirements in all jurisdictions in which the Company or the Company Subsidiaries do business. Transactions between the Company or the Company Subsidiaries and other related Persons have been effected on an arms’-length basis.

Section 4.17 Employee Benefits Plans.

(a) Section 4.17(a) of the Company Disclosure Schedules contains a correct and complete list identifying each material Company Employee Plan. “Company Employee Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), each employment, individual consulting, restrictive covenant, change of control, retention or severance contract, plan, program, agreement, arrangement or policy and each other Contract, plan, agreement, arrangement or policy (written or oral) providing for compensation, bonuses, profit-sharing, savings, stock option, stock purchase or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, health or medical benefits, employee assistance program, disability or sick leave benefits, supplemental unemployment benefits, post-employment or retirement compensation or benefits, pension, life insurance benefits, supplemental retirement benefits (including termination indemnities and seniority payments), or any other similar fringe or welfare benefit which is maintained, administered or contributed to by the Company or any ERISA Affiliate of the Company for the benefit of or relating to any current or former employee, independent contractor, officer or director of the Company or any of the Company Subsidiaries (collectively, “Company Employees”), or with respect to which the Company or any of the Company Subsidiaries has or could reasonably be expected to have any Liability. With respect to each Company Employee Plan, the Company has Made Available complete and accurate copies, to the extent applicable, of: (A) the most recent annual report on Form 5500 required to have been filed with the IRS for each Company Employee Plan, including all schedules thereto; (B) the most recent determination letter, if any, from the IRS for any Company Employee Plan that is intended to qualify under Section 401(a) of the Code; (C) the plan documents and summary plan descriptions, or a written description of the terms (or with respect to offer letters that are terminable at will or do not provide for severance payments, the form of such offer letter and any individual offer letter that materially deviates from the form) of any Company Employee Plan that is not in writing; (D) any related trust agreements, insurance Contracts, insurance policies or other documents of any funding arrangements; (E) any notices to or from the IRS or any office or representative of the U.S. Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of any such Company Employee Plan; (F) with respect to each Company Employee Plan that is maintained outside the United States (the “International Employee Plans”), to the extent applicable, (x) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan and (y) any document comparable to the determination letter reference under clause (B) above issued by a Governmental Authority relating to the satisfaction of all requirements under Applicable Law necessary to obtain the most favorable Tax treatment and (G) all amendments, modifications or supplements to any such document.

(b) Neither the Company nor any ERISA Affiliate of the Company sponsors, maintains or contributes or is obligated to contribute to, or has in the past six (6) years sponsored, maintained or contributed or has been obligated to contribute to, (i) any Company Employee Plan subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA, (ii) any multiemployer plan within the meaning of Section 4001(a)(3) or 3(37) of ERISA, or (iii) any multiple employer plan (as defined in Section 4063 or 4064 of ERISA) (in each case under clause (ii) or (iii) whether or not subject to ERISA).

(c) Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code has received or is permitted to rely upon a favorable determination or opinion letter, or has pending or has time remaining in which to file, an application for such determination from the IRS, and the Company is not aware of any reason why any such determination letter would reasonably be expected to be revoked or not be issued or otherwise materially adversely affect the qualified status of any such Company Employee Plan. Each Company Employee Plan has been maintained, operated and administered in material compliance with its terms and Applicable Law, including ERISA and the Code. No events have occurred with respect to any Company Employee Plan that would result in a payment or assessment by or against the Company of any material excise Taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code.

(d) No event has occurred and there currently exists no condition or set of circumstances that could reasonably give rise to any material Liability of the Company or any of the Company Subsidiaries under the terms of any Company Employee Plan (other than the benefits payable under the terms of such Company Employee Plan), ERISA, the Code or any other Applicable Law.

(e) None of the Company, any of the Company Subsidiaries, or, to the Company’s Knowledge, any of their respective directors, officers, employees or agents has, with respect to any Company Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of the Company Subsidiaries or any Company Employee Plan or for which the Company or any of the Company Subsidiaries has any indemnification obligation.

(f) All contributions, premiums and other payments required to be made with respect to any Company Employee Plan have been timely made, accrued or reserved for in all material respects.

(g) Neither the execution or delivery of this Agreement nor the consummation of the Merger will (either alone or together with any other event) (i) result in any payment or benefit becoming due or payable, or required to be provided, to any Company Employee; (ii) increase the amount or value of any benefit, compensation or other material obligation otherwise payable or required to be provided to any such Company Employee; (iii) accelerate the time of payment or vesting of any such benefit or compensation; (iv) accelerate the time of or otherwise trigger any funding (through a grantor trust or otherwise) of any such compensation or benefits or (v) except for the disclosures with respect to Section 280G of the Code Made Available pursuant to this Section 4.17(g), result in any amount failing to be deductible by reason of Section 280G of the Code or any similar Applicable Law. There is no Contract to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries is bound to compensate any Company Employee for excise Taxes paid pursuant to Section 4999 of the Code. The Company has Made Available, as determined as of October 26, 2015, a list of all persons who are “disqualified individuals” (as such term is defined in the Treasury Regulation Section 1.280G-1) of the Company, as well as the amount of each payment or benefit that could become payable to each such disqualified individual under a Company Employee Plan as a result of the Merger or a termination of employment or service within twelve months of the Closing Date, including as a result of accelerated vesting, and the estimated amount of any “excess parachute payments” within the meaning of Section 280G of the Code that could reasonably become payable to each such disqualified individual.

(h) Neither the Company nor any of the Company Subsidiaries has any Liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees or directors of the Company or the Company Subsidiaries except as required to comply with Section 4980B of the Code or any similar Applicable Law. Each Company Employee Plan that is a “group health plan” (as defined in Code Section 5000(b)) has at all times been in material compliance with the provisions of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and any similar Applicable Law. Each of the Company Employee Plans is in compliance with the 2010 Health Care Law, to the extent applicable.

(i) There is no action, suit, investigation, audit or Proceeding pending against or involving or, to the Company’s Knowledge, threatened against or involving any Company Employee Plan, the assets of any trust under any Company Employee Plan, or the plan sponsor, plan administrator or any fiduciary of any Company Employee Plan with respect to the administration or operation of such plans, which would reasonably be expected to result in any material Liability before any arbitrator or any Governmental Authority.

(j) Each Company Employee Plan that is subject to Section 409A of the Code has been operated in material compliance with such section and all applicable regulatory guidance. Neither the Company nor any Company Subsidiary is a party to, or otherwise obligated under, any Contract, plan or program that provides for the gross-up of Taxes imposed by Section 409A(a)(1)(B) of the Code. Each Company Stock Option is exempt from the additional Tax and interest described in Section 409A(a)(1)(B) of the Code.

(k) (i) Each International Employee Plan is, and has been, established, registered (where required), qualified, administered, operated, funded (where required) and invested in compliance in all material respects with the terms thereof and Applicable Law, (ii) with respect to each International Employee Plan, all required material filings and reports have been made in a timely manner with all Governmental Authorities, (iii) all material obligations of the Company and the Company Subsidiaries to or under the International Employee Plans (whether pursuant to the terms thereof or Applicable Law) have been satisfied, and there are no outstanding material defaults or violations thereunder by the Company or any of the Company Subsidiaries, (iv) full payment has been made in a timely manner of all material amounts which are required to be made as contributions, payments or premiums to or in respect of any International Employee Plan under Applicable Law or under the terms of any International Employee Plan, (v) no material Taxes, penalties or fees are owing or assessable under any such International Employee Plan, (vi) to the Company’s Knowledge, no event has occurred with respect to any registered International Employee Plan which would result in the revocation of the registration of such International Employee Plan, or which would entitle any Person (without the consent of the sponsor of such International Employee Plan) to wind up or terminate any such International Employee Plan, in whole or in part, or could otherwise reasonably be expected to have an adverse effect on the Tax status of any such International Employee Plan, and (vii) no contribution holidays have been taken under any of the International Employee Plans, and there have been no material withdrawals of assets or transfers from any International Employee Plan, except in accordance with Applicable Law.

(l) All contracts of employment with any director or employee of, or independent contractor to, the Company or any of the Company Subsidiaries who provide services outside the United States can be terminated by three months’ notice or less given at any time without giving rise to any claim for damages, severance pay, or compensation (other than a statutory redundancy payment applicable by virtue of Applicable Law or compensation for unfair dismissal applicable by virtue of Applicable Law).

Section 4.18 Labor and Employment Matters.

(a) The Company and each Company Subsidiary are in material compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, occupational safety and health and workers’ compensation, employee classification and wages and hours, including, to the extent applicable, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, as amended, and state anti-discrimination laws. As of the date of this Agreement, (i) there are no material charges, complaints, audits or investigations pending or scheduled by any Governmental Authority pertaining to the employment practices of the Company or, to the Company’s Knowledge, otherwise threatened against it, and (ii) no written complaints relating to employment practices of the Company have been submitted to the Company or, to the Company’s Knowledge, made to any Governmental Authority. Neither the Company nor any of the Company Subsidiaries has any material Liability with respect to any misclassification of any person as an independent contractor rather than as an “employee,” or with respect to any Company employee leased from another employer.

(b) The Company and each of the Company Subsidiaries, with respect to each Company Employee, if applicable: (i) has withheld and reported all amounts required by Applicable Law or by agreement to be withheld and reported with respect to wages, salaries and other payments to such employees, consultants, independent contractors and directors, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for such employees, consultants, independent contractors and directors (other than routine payments to be made in the normal course of business and consistent with past practice).

(c) Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union, organization, group or association, works council or other employee representative body. Neither the Company nor any Company Subsidiary is subject to any charge, demand, petition or representation Proceeding seeking to compel, require or demand it to bargain with any labor union, organization, group or association, works council or other employee representative body. There is no pending or, to the Company’s Knowledge, threatened, labor strike, lockout, slowdown or work stoppage involving the Company or any Company Subsidiary or their employees, nor have there been any such labor strikes, lockouts, slowdowns or work stoppages in the last three (3) years.

(d) WARN Act. Within the past year, neither the Company nor any of the Company Subsidiaries has implemented any plant closing or layoff of employees that implicated the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Law.

(e) Key Employees. No Key Employee has given notice that such Key Employee is resigning or intends to resign.

Section 4.19 Customers, Suppliers and Partners.

(a) Section 4.19(a) of the Company Disclosure Schedules sets forth a correct and complete list of the top ten (10) third-party customers (by revenue) of the Company and the Company Subsidiaries, taken as a whole, over the period between January 1, 2015 and September 30, 2015 (“Major Customers”) and the amount of revenue recognized by the Company and the Company Subsidiaries for providing Company Products or Services to each Major Customer during such period. To the Company’s Knowledge, during the twelve (12) month period prior to the date of this Agreement, the Company and the Company Subsidiaries have not received any written notice from any Major Customer indicating that it intends to cancel, terminate or otherwise adversely modify in any material respect its relationship with the Company or any of the Company Subsidiaries.

(b) Section 4.19(b) of the Company Disclosure Schedules sets forth a correct and complete list of the top five (5) third-party suppliers and service providers (by expenditure) of the Company and the Company Subsidiaries, taken as a whole, over the period between January 1, 2015 and September 30, 2015 (“Major Suppliers”) and the amount of expenditures paid to each Major Supplier by the Company and the Company Subsidiaries during such period. During the twelve (12) months prior to the date of this Agreement, neither the Company nor to the Company’s Knowledge any of its Affiliates (including the Company Subsidiaries) has received any written notice from any Major Supplier indicating that it intends to cancel, terminate or otherwise adversely modify in any material respect its relationship with the Company and the Company Subsidiaries.

(c) Section 4.19(c) of the Company Disclosure Schedules sets forth a correct and complete list of the top ten (10) third-party partners (including solution providers, franchisors, technology partners and other strategic partners) (by revenue received from such partner) of the Company and the Company Subsidiaries, taken as a whole, over the period between January 1, 2015 and September 30, 2015 (“Major Partners”) and the amount of revenue received by the Company and the Company Subsidiaries from each Major Partner during such period. During the twelve (12) months prior to the date of this Agreement, neither the Company nor to the Company’s Knowledge any of its Affiliates (including the Company Subsidiaries) has received any written notice from any Major Partner indicating that it intends to cancel, terminate or otherwise adversely modify in any material respect its relationship with the Company and the Company Subsidiaries.

Section 4.20 Insurance Policies. Section 4.20 of the Company Disclosure Schedules sets forth a true, correct and complete list of all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers or directors of the Company and the Company Subsidiaries (collectively, the “Insurance Policies”), including, for each, the amount and type of coverage, carrier, term and annual premiums. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (A) all of the Insurance Policies or renewals thereof are in full force and effect and (B) all premiums due and payable under all such policies and bonds have been paid when due, and the Company and the Company Subsidiaries are otherwise in material compliance with the terms of such Insurance Policies (or other policies and bonds providing substantially similar insurance coverage). Neither the Company nor any of the Company Subsidiaries has received any written notice of cancellation or non-renewal with respect to any such policy or coverage (other than in connection with normal renewals of any such Insurance Policies).

Section 4.21 Environmental Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) the operations of the Company and the Company Subsidiaries since January 1, 2013 have been and are in compliance with all Environmental Laws, which compliance has included obtaining, maintaining and complying with any Permits required under all Environmental Law necessary to operate its business as now being operated;

(b) to the Company’s Knowledge, neither the Company nor any of the Company Subsidiaries is subject to any pending or threatened claim, Proceeding or Order which would be reasonably expected to result in the Company or any of the Company Subsidiaries incurring liability under Environmental Laws;

(c) to the Company’s Knowledge, there has been no Release or presence of or exposure to any Hazardous Substance that would reasonably be expected to result in Liability or a requirement for investigation, notification or remediation by the Company or any of the Company Subsidiaries under any Environmental Law;

(d) to the Company’s Knowledge, no underground storage tanks are located at the properties owned, operated or leased by the Company or any of the Company Subsidiaries, and no such underground storage tanks have released any Hazardous Substance; and

(e) the Company has delivered to, or has otherwise Made Available all material investigation reports, studies, audits, test results or similar documents in the possession, control or custody of the Company or any of the Company Subsidiaries relating to environmental, health or safety matters or Hazardous Substances.

Section 4.22 Intellectual Property.

(a) Section 4.22(a) of the Company Disclosure Schedules contains a true, correct and complete list of the following categories of Company Owned IP: (i) Patents and invention disclosures, (ii) registered and applied-for Marks, (iii) registered and applied-for Copyrights, (iv) Internet domain names and (v) material Software; in each case listing, as applicable, a true, correct and complete list of (A) the name of the applicant/registrant and current owner of record, (B) the jurisdiction where the application/registration is located, (C) the application or registration number and (D) the status of the application or registration. The Company or one of the Company Subsidiaries is the sole and exclusive owner of each item listed on Section 4.22(a) of the Company Disclosure Schedules. To the Company’s Knowledge, each item of Company Owned IP that is material to the business of the Company or any Company Subsidiaries is (1) with regard to registered or applied-for Company Owned IP, valid, enforceable and subsisting; (2) free and clear of any Liens other than Permitted Liens; (3) with regard to registered or applied-for Company Owned IP, properly recorded with the applicable Governmental Authority as owned by the Company or one of the Company Subsidiaries, including the correct chain of title for each item; and (4) not subject to any pending, threatened or outstanding Order, Proceeding (including reexaminations, transitional program proceedings, derivation proceedings, post-grant reviews, inter partes reviews or opposition or confirmation proceedings), charge, complaint, claim or demand which challenges or would restrict the legality, validity, enforceability, use, or ownership by the Company or its respective Company Subsidiary of the item, except for ordinary course, non-final office actions by the applicable Governmental Authorities in the normal course of prosecution efforts to register the Company Owned IP listed on Section 4.22(a) of the Company Disclosure Schedules.

(b) To the Company’s Knowledge, the conduct of the business of the Company and each of the Company Subsidiaries as currently conducted and as conducted during the past three (3) years, and the Company Products and Services do not infringe, violate or misappropriate and during the past three (3) years have not infringed, violated or misappropriated in any material way any Intellectual Property of any Person (“Third Party Rights”). During the past three (3) years, neither the Company nor any of the Company Subsidiaries has received any written invitation to license, cease and desist or equivalent letter or any other notice of any allegation (including any third-party claims for indemnification), nor is there any pending or, to the Company’s Knowledge, threatened Proceeding, alleging the infringement, violation or misappropriation in any material way by the Company or any Company Subsidiary, or by the Company Products or Services, of any Third Party Rights, nor is there, to Company’s Knowledge, any basis therefor. To the Company’s Knowledge, there is no infringement, misappropriation or violation by any Person of any of the Company Owned IP in a manner that would have a Company Material Adverse Effect.

(c) The Company and the Company Subsidiaries have taken reasonable steps and security measures to protect, maintain and safeguard their rights in all material Trade Secrets included in the Company Owned IP, including by requiring all of its employees, contractors and consultants and any other Person with access to such material Trade Secrets to execute confidentiality and non-disclosure agreements, and to the Company’s Knowledge, there has not been any breach by any party to such agreements. To the Company’s Knowledge, no Company Owned IP material to the business of the Company or any Company Subsidiaries is in jeopardy of being lost or abandoned through failure to act of the Company or any Company Subsidiary.

(d) Each current or former employee, advisor, partner, consultant or contractor of the Company or any of the Company Subsidiaries that has been involved in the creation, invention or development of Intellectual Property for or on behalf of the Company or the Company Subsidiaries (each such Person, a “Contributor”) has executed and delivered written Contracts with the Company or the relevant Company Subsidiary that assign to the Company or the relevant Company Subsidiary all Intellectual Property relating to the business of the Company and the Company Subsidiaries that are or were created, invented or developed by such Contributors during the course of their work for or on behalf of the Company or the Company Subsidiaries. Without limiting the foregoing, no Contributor owns or has any right, claim, interest or option, with respect to Company Owned IP, nor has any Contributor made any assertions in writing to the Company with respect to any alleged ownership or any such right, claim, interest or option, nor threatened any such assertion; and neither this Agreement nor the Merger will provide any Contributor with any such right, claim, interest or option.

(e) To the Company’s Knowledge, since January 1, 2014, there have been no material (i) breaches or violations of any such security measures or of the security of the Company IT Systems, or (ii) unauthorized access to or theft, misuse, disclosure or loss of any Personally Identifiable Information or any other data stored by or on behalf of the Company or any Company Subsidiary.

(f) To the Company’s Knowledge, neither this Agreement nor the Merger, including the assignment to Parent by operation of law or otherwise of any Contracts to which the Company or any of the Company Subsidiaries is a party, will cause: (i) Parent, any of its Affiliates or the Company or any of the Company Subsidiaries to grant to any Third Party any right to any Intellectual Property owned by any of them, (other than the current grants by the Company or the Company Subsidiaries with respect to the Company Owned IP), (ii) Parent, any of its Affiliates or the Company or any of the Company Subsidiaries to be obligated to pay any royalties or other fees or consideration with respect to Intellectual Property of any Third Party in excess of those payable by the Company or the Company Subsidiaries in the absence of this Agreement or the Merger pursuant to those Contracts set forth in Section 4.15(a)(xiii) or (iii) Parent, any of its Affiliates of the Company or any of the Company Subsidiaries to be in breach of any applicable Privacy Laws or the Privacy Policies of the Company and each of the Company Subsidiaries.

(g) No funding, facilities or resources of any Governmental Authority, university, college, other educational institution or research center was used in the development of any Company Owned IP except for Open Source Software owned by any Governmental Authority, university, college, other educational institution or research center, and no such entity has the right to obtain ownership of or other right or interest in or to any Company Owned IP, except for non-exclusive licenses granted pursuant to customer Contracts in the ordinary course of business.

(h) To the Company’s Knowledge, there are no material bugs, defects or other errors in any Company Software that is used by the Company or any of the Company Subsidiaries or sold by the Company to any of their respective customers. To the Company’s Knowledge, no such Company Software contains “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that permit unauthorized access or the unauthorized disablement or erasure of Company Products or Services (collectively, “Contaminants”), and the Company and the Company Subsidiaries have taken all commercially reasonable steps to prevent the introduction of Contaminants into Company Products or Services.

(i) To the Company’s Knowledge, all hardware (including computers, servers, peripheral devices and telecommunications devices) and Software whether owned, leased or used by the Company or any of the Company Subsidiaries that is material to the performance of or providing of any services to the customers of the Company or any of the Company Subsidiaries (“Company IT Systems”) operate and perform, in all material respects, as required by the Company and the Company Subsidiaries for the Company’s and the Company Subsidiaries’ distribution, delivery and other provision of the Company Products or Services as presently distributed, delivered or provided, and neither the Company nor any of the Company Subsidiaries has experienced any defects in such Company IT Systems that have materially affected the Company’s and the Company Subsidiaries’ distribution, delivery and other provision of the Company Products or Services. The Company and each of the Company Subsidiaries has established and maintains appropriate and reasonable disaster recovery plans, procedures and backup equipment and facilities (collectively, the “Disaster Recovery Plans”), and such Disaster Recovery Plans are of a scope consistent in all material respects with (i) customary industry practice in the event of a disaster, emergency or persistent equipment or telecommunications failure affecting the Company and/or the Company Subsidiaries or its or their customers, (ii) Applicable Law and (iii) all Material Contracts (including customer Contracts) to which the Company and/or the Company Subsidiaries are party. The Company and the Company Subsidiaries carry out periodic audits and tests of the Disaster Recovery Plans and are otherwise in full compliance with the Disaster Recovery Plans in all material respects.

(j) The Company and the Company Subsidiaries have not used Open Source Software in any manner that does, or would be reasonably expected to, with respect to any material Company Software or Company Product or Service, (i) require its disclosure or distribution in source code form, (ii) require the licensing thereof for the purpose of making derivative works, or (iii) impose any restriction on the consideration to be charged for the distribution thereof. With respect to any Open Source Software that is or has been used by the Company or the Company Subsidiaries in any way, to the Company’s Knowledge, the Company and the Company Subsidiaries have been and are in material compliance with all applicable agreements with respect thereto.

(k) Neither the Company nor any of the Company Subsidiaries (nor any other Person acting on its or their behalf) has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any Company Source Code except for (i) disclosures to employees, contractors or consultants under binding written agreements that prohibit use or disclosure except in the performance of services to the Company or the Company Subsidiaries or (ii) with respect to Company Source Code that is not material to the Company’s or any of the Company Subsidiaries’ respective businesses, disclosures, deliveries or licenses that are in compliance with the policies of the Company and the Company Subsidiaries relating to outbound licensing of Open Source Software.

Section 4.23 Real Property.

(a) Neither the Company nor any of the Company Subsidiaries currently owns or has ever owned any real property.

(b) Section 4.23(b) of the Company Disclosure Schedules sets forth (i) a true, correct and complete list of all real property leased, subleased, licensed, sublicensed or otherwise occupied by the Company or any of the Company Subsidiaries (each, a “Leased Real Property”) and (ii) the address for each Leased Real Property. The Company has Made Available complete and correct copies of each lease, sublease, license, sublicense or other occupancy agreement, in each case including all amendments thereto (each, a “Lease Agreement”), for each

Leased Real Property. The Lease Agreement for each Leased Real Property is a valid and binding obligation enforceable against the Company or one of the Company Subsidiaries, as applicable, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity, and is in full force and effect. The Company or one of the Company Subsidiaries has a valid leasehold, subleasehold, license, sublicense or similar interest in each Leased Real Property, free and clear of all Liens except for Permitted Liens and there is no uncured material default or material breach by the Company or any of the Company Subsidiaries under any Lease Agreement or, to the Company’s Knowledge, any counterparty to a Lease Agreement nor any event or condition which, with the giving of notice or passage of time or both, would constitute a material default or material breach by the Company or any Company Subsidiary or any counterparty to a Lease Agreement. Neither the Company nor any Company Subsidiary under any Lease Agreement has, since the Audited Balance Sheet Date, provided or received any written notice of any intention to terminate or seek renegotiation of any Lease Agreement.

Section 4.24 Sanctions Laws.

(a) The Company and the Company Subsidiaries are, and at all times since January 1, 2013 have been, in compliance in all material respects with, and have not engaged in any conduct sanctionable under, all applicable Sanctions Laws, and there are not now, nor have there been, since January 1, 2013, any formal or informal Proceedings, allegations, or inquires pending, expected or, to the Company’s Knowledge, threatened against the Company, any Company Subsidiary or any officer or director of the Company or any Company Subsidiary concerning violations or potential violations of, or conduct sanctionable under, any Sanctions Laws. The Company and each Company Subsidiary has instituted and maintains policies and procedures reasonably designed to ensure compliance with all applicable Sanctions Laws.

(b) None of the Company or any Company Subsidiary or any member of the board of directors or officer, or, to the Company’s Knowledge, any partner, managing director or similar person with senior managerial responsibility of the Company or any Company Subsidiary, is a Sanctioned Person. No Sanctioned Person or group of Sanctioned Persons beneficially owns more than 5% of the Company.

(c) Neither the Company nor any Company Subsidiary, directly or indirectly, has or in the past five (5) years has had, directly or indirectly, any transactions with or investments in any Sanctioned Person or Sanctioned Country.

Section 4.25 Interested Party Transactions. Since the Audited Balance Sheet Date, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K and that has not otherwise been disclosed in the Company SEC Documents publicly filed prior to the date hereof.

Section 4.26 Brokers’ Fees. Except for Morgan Stanley & Co. LLC and Raymond James & Associates, Inc., a copy of whose engagement agreements (and all indemnification and other agreements related to such engagement) has been Made Available, there is no investment banker, broker, finder or other agent or intermediary that has been retained by or is authorized to act on behalf of the Company or any of the Company Subsidiaries or any of their respective officers or directors in their capacities as officers or directors, who is entitled to any advisory, banking, broker’s, finder’s or similar fee or commission in connection with the Merger or any of the other transactions contemplated hereby.

Section 4.27 Opinion of Financial Advisor. The Company Board has received an opinion from Morgan Stanley & Co. LLC, dated as of the date of this Agreement, to the effect that, as of such date and based upon and subject to the assumptions, matters considered and limitations set forth therein, the Merger Consideration to be received in the Merger by the holders of Shares is fair, from a financial point of view, to such holders. A signed copy of such opinion shall be delivered to Parent as soon as practicable, it being understood and agreed that such opinion will be delivered for information purposes only and is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub.

Section 4.28 Privacy, Data Security, and Consumer Protection.

(a) To the Company’s Knowledge, when used by the Company’s and the Company Subsidiaries’ customers in compliance with the terms of their applicable customer agreement, each Company Product or Service is and has been, in compliance in all material respects with all laws governing the transmission of commercial electronic mail messages. A privacy policy regarding the Company’s and the Company Subsidiaries’ (and Persons’ acting on their behalf) collection, acquisition, storage, use, recording, transfer, disclosure, disposal, dissemination, erasure, distribution, security and any other processing of Personally Identifiable Information (i) of visitors to the Company’s or the Company Subsidiaries’ websites, and (ii) as required by Applicable Law, of individuals acting for or who personally are potential or actual purchasers of the Company Products or Services (hereafter, collectively, the “Privacy Policies”) is posted and/or made accessible to such individuals on the Company’s or the Company Subsidiaries’ applicable websites and/or through the Company Products or Services and all such Privacy Policies are comprehensive and accurate and contain all disclosures required by Privacy Laws. The Company and the Company Subsidiaries are in compliance in all material respects with the Privacy Policies, and have over the last two (2) years been in compliance in all material respects with the Privacy Policies applicable to such past period. Except for disclosures of information required by Applicable Laws, or authorized by the individual who is the subject of the Personally Identifiable Information, or as described in any Privacy Policies, to the Company’s Knowledge, the Company and the Company Subsidiaries have not shared, sold, rented or otherwise made available, and do not share, sell, rent or otherwise make available, to third Persons any Personally Identifiable Information. There have not been any complaints, investigations or claims by any Person in respect of Personally Identifiable Information, other than non-material complaints received by any compliance or call center of the Company or any Company Subsidiary, and no enforcement notices have been served on the Company or any Company Subsidiary with respect to Personally Identifiable Information.

(b) The Company and its Subsidiaries and, to the Company’s Knowledge, all Persons who provide referrals, recommendations or endorsements to, on or for the Company or the Company Subsidiaries or promote the products or services of the Company or the Company Subsidiaries (each such Person, an “Affiliate Program Member”) comply in all material respects with the Federal Trade Commission Guides Concerning the Use of Endorsements and Testimonials in Advertising, 16 CFR Part 255. To the Company’s Knowledge, all Affiliate Program Members have executed agreements including terms requiring that their activities conform to Applicable Laws which would include the FTC Act, and through its service providers, the Company has reasonably monitored the compliance of Affiliate Program Members with such terms and agreements.

(c) The Company and the Company Subsidiaries have had in place since January 1, 2012 a policy (the “Anti-Spam Policy”) governing the sending of commercial electronic messages (“CEMs”) and the installation of computer programs on the computer systems of third Persons and such policy is consistent with the requirements of Privacy Laws. To the Company’s Knowledge, Persons who perform services on behalf of the Company and the Company Subsidiaries relating to the collection of electronic addresses, the sending of CEMs and/or the installation of computer programs on computer systems have executed agreements including terms requiring such Persons to comply with Privacy Laws and the Anti-Spam Policy.

Section 4.29 No Other Representations and Warranties. Except for the representations and warranties set forth in this Article 4, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company and Company Subsidiaries or with respect to any projections, forecasts, estimates, budgets, documents, prospective or forward-looking information or any other information or materials provided to Parent or Merger Sub or their respective Representatives in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Merger Sub hereby represents and warrants to the Company as follows:

Section 5.01 Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and, when applicable, in good standing under the laws of the its jurisdiction of formation and has full corporate power and authority required to carry on its business as now conducted.

Section 5.02 Authority; Enforceability. Each of Parent and Merger Sub has full corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and Merger Sub. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity.

Section 5.03 Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal or foreign securities laws, and (iv) any actions or filings the absence of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s ability to consummate the Merger.

Section 5.04 Non-contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger do not and will not (with or without notice or lapse of time, or both) (i) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of Parent or of Merger Sub, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order, or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or cancellation or give to others any right of termination, vesting, amendment, acceleration or cancellation (in each case, with or without notice or lapse of time or both) of any Contract to which Parent, Merger Sub or any other Subsidiary of Parent is a party, or by which they or any of their respective properties or assets may be bound or affected, with such exceptions, in the case of each of clauses (ii) and (iii) above, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger.

Section 5.05 Capitalization and Operation of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no Liabilities or obligations other than as contemplated hereby.

Section 5.06 No Vote of Parent Stockholders; Required Approval. No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement, or to approve the Merger. The vote or consent of Parent or a wholly owned Subsidiary of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement, which consent shall be given immediately following the execution of this Agreement.

Section 5.07 Disclosure Documents. None of the information supplied or to be supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement will, at the time such document is filed with the SEC or at any time it is amended or supplemented or at the time it is first published, sent or given to the holders of Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 5.08 Litigation. As of the date of this Agreement, there is no Proceeding pending against or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair Parent’s or Merger Sub’s ability to consummate the Merger. Neither Parent nor any of its Subsidiaries is subject to any outstanding Order that has had, or would reasonably be expected to have, individually or in the aggregate, a materially adverse effect on either Parent’s or Merger Sub’s ability to perform its obligations under this Agreement.

Section 5.09 Financing.

(a) Parent has delivered to the Company a true and correct copy of (i) an executed commitment letter, dated as of the date of this Agreement (as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement to the extent permitted in compliance with Section 6.10(c), the “Commitment Letter”), from the arrangers and lenders (including any arrangers and lenders who become party thereto by joinder in accordance with the terms of the Commitment Letter) party thereto (such lenders, collectively, the “Lenders”), pursuant to which the Lenders have agreed, subject to the terms and conditions thereof, to provide the debt amounts set forth therein (the debt financing contemplated by the Commitment Letter (including any debt securities to be issued in lieu of the bridge facility and any credit facilities obtained in lieu of the incremental and refinancing facilities, each as contemplated by the Commitment Letter and the Fee Letter) is collectively referred to in this Agreement as the “Debt Financing”), (ii) the fee letter referred to in the Commitment Letter (with only economic and market flex terms redacted (none of which would adversely affect the total amount or availability of the Debt Financing)) (each as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement in compliance with Section 6.10, the “Fee Letter”) and (iii) a related redacted engagement letter.

(b) As of the date of this Agreement, there are no conditions precedent or other contingencies related to the funding of the Debt Financing or any contingencies that would permit the Lenders to reduce the total amount of the Debt Financing other than those set forth in the Commitment Letter (or in the unredacted portions of the Fee Letter) delivered to the Company in accordance with Section 5.09(a). As of the date of this Agreement, there are no other agreements, side letters or arrangements relating to the Debt Financing to which Parent or any of its Subsidiaries is a party as of the date of this Agreement that would impose conditions to the funding of the Debt Financing, other than those set forth in the Commitment Letter (or in the unredacted portions of the Fee Letter). As of the date of this Agreement and assuming the satisfaction of the conditions set forth in Section 7.01 and Section 7.02, Parent does not have any reason to believe that it will be unable to satisfy on a timely basis all conditions to be satisfied by it in the Commitment Letter or the Fee Letter at the time it is required to consummate the Closing hereunder, nor does Parent have knowledge, as of the date of this Agreement, that any Lender will not perform its funding obligations under the Commitment Letter in accordance with its terms and conditions.

(c) As of the date of this Agreement, the Commitment Letter is valid, binding and enforceable against Parent and, to the knowledge of Parent, the other parties thereto (except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Laws affecting creditors’ rights generally and by general principles of equity) and is in full force and effect. As of the date of this Agreement, assuming the satisfaction of the condition contained in Section 7.02(a), no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub under the terms and conditions of the Commitment Letter and Fee Letter. Parent has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Commitment Letter and Fee Letter on or before the date of this Agreement. The Commitment Letter and Fee Letter have not been modified, altered or amended on or prior to the date of this Agreement and none of the commitments under the Commitment Letter have been withdrawn or rescinded on or prior to the date of this Agreement.

(d) Assuming the satisfaction of the conditions set forth in Section 7.01 and Section 7.02, the proceeds of the Debt Financing after giving effect to all “flex” provisions, if funded, together with available cash of Parent and Merger Sub, shall constitute sufficient funds for the satisfaction of all of Parent’s and Merger Sub’s obligations to pay any amounts under Article 2 of this Agreement, including the payment of the aggregate Merger Consideration and all other amounts to be paid pursuant to Section 2.08 and Section 2.10 and the payment of all associated costs and expenses of the Merger.

Section 5.10 Brokers’ Fees. Except for Goldman, Sachs & Co., Allen & Company LLC and Credit Suisse Securities (USA) LLC there is no investment banker, broker, finder or other agent or intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacities as officers or directors, who is entitled to any advisory, banking, broker’s, finder’s or similar fee or commission in connection with the Merger or any of the other transactions contemplated hereby.

Section 5.11 Ownership of Company Capital Stock. Parent and Merger Sub and their respective Subsidiaries do not own, directly or indirectly, beneficially or of record, any Shares or other Company Securities or any other economic interest (through derivative securities or otherwise) in, the Company. Other than as contemplated by this Agreement, neither Parent nor Merger Sub is, nor at any time during the last three years has it been, an “interested stockholder” of the Company within the meaning of Section 203 of the DGCL.

Section 5.12 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, including, without limitation, the Debt Financing, the Company and each Company Subsidiary, Parent and Merger Sub will be Solvent, assuming (a) the Company and each Company Subsidiary is Solvent immediately prior to giving effect to the transactions contemplated by this Agreement and (b) the accuracy of the representations and warranties set forth in Article 4 (in each case, without regard to any qualifications therein as to “materiality,” “Material Adverse Effect,” “Knowledge” or words of similar import set forth therein). For purposes of this Section 5.12, “Solvent” means that, with respect to any Person and as of any date of determination, (a) the amount of the present fair saleable value (determined on a going concern basis) of the assets of such Person, will, as of such date, exceed the amount that will be required to pay the Liability of such Person on its Indebtedness as its Indebtedness becomes absolute and matured, (b) such Person will have adequate capital to carry on its business and (c) such Person will be able to pay its Indebtedness as it becomes absolute and mature, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its Indebtedness.

Section 5.13 Disclaimer of Reliance. Notwithstanding anything contained in this Agreement to the contrary, each of Parent and Merger Sub acknowledges and agrees that none of the Company, its Representatives, or any other Person on behalf of the Company has made or is making any representations or warranties relating to the Company, the Company Subsidiaries, or their respective Affiliates whatsoever, express or implied, beyond those expressly given by the Company in Article 4 hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company and the Company Subsidiaries furnished or Made Available to Parent, Merger Sub or any of their Representatives. Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges that, other than those representations and warranties expressly given by the Company in Article 4 hereof, no representations or warranties are made with respect to any projections, forecasts, estimates, budgets, documents, prospective or forward-looking information or any other information or materials that may have been furnished or provided to Parent, Merger Sub or any of their Representatives. None of Parent, Merger Sub and their Representatives have relied on any representations or warranties relating to the Company and the Company Subsidiaries or any of their Affiliates in determining to enter into this Agreement, except as expressly given by the Company in Article 4 hereof.

Section 5.14 No Other Representations and Warranties. Except for the representations and warranties set forth in this Article 5, neither Parent nor Merger Sub, or any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any projections, forecasts, estimates, budgets, documents, prospective or forward-looking information or any other information or materials provided to the Company or its Representatives in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 6

COVENANTS

Section 6.01 Conduct of the Company.

(a) During the period commencing on the date of this Agreement and ending on the earlier of the termination of this Agreement in accordance with Article 8 and the Effective Time (the “Pre-Closing Period”), except for matters (a) expressly required by this Agreement, (b) set forth in Section 6.01 of the Company Disclosure Schedules, (c) required by Applicable Law, or (d) undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, or conditioned), the Company shall, and shall cause each of the Company Subsidiaries to, conduct its business in all material respects in the ordinary course, consistent with past practices, and use its commercially reasonable efforts to (i) preserve substantially intact its business organization, (ii) keep available the services of the current officers and employees of the Company and the Company Subsidiaries, (iii) maintain in effect all of the Company Material Permits, and (iv) maintain and preserve, in all material respects, its relationships with customers, lenders, suppliers, licensors, licensees, distributors and others having material business relationships with the Company or any of the Company Subsidiaries.

(b) Without limiting the generality of the foregoing in Section 6.01(a) and except for matters expressly required by this Agreement or as required by Applicable Law, during the Pre-Closing Period or as set forth in the corresponding subsection of Section 6.01(b) of the Company Disclosure Schedules, the Company shall not, nor shall it permit any of the Company Subsidiaries to, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, conditioned or denied):

(i) amend the Organizational Documents of the Company or any of the Company Subsidiaries (whether by merger, consolidation or otherwise);

(ii) issue, sell, grant, pledge or otherwise dispose of or grant any Company Securities or any capital stock or options, warrants or other rights to acquire any such capital stock or other interest or any instrument convertible into or exchangeable or exercisable for any such capital stock or other interest of any Company Subsidiary, other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or the settlement of Company RSUs, (B) the grant of Company Stock Options or Company RSUs to new hires or in connection with promotions in the ordinary course of business consistent with past practices, on the terms and conditions set forth on Section 6.01(b)(ii) of the Company Disclosure Schedules, or (C) the issuance of Shares pursuant to the Company ESPP at the conclusion of the current offering period ending December 31, 2015;

(iii) amend any term of any Company Security or any security of any of the Company Subsidiaries (in each case, whether by merger, consolidation or otherwise);

(iv) purchase, redeem or otherwise acquire any Company Securities, except for acquisitions of Company Common Stock by the Company (A) from any holder of Company Stock Options, or (B) in connection with the net issuances of Company RSUs, in each such case, as required by the terms of such holder’s employment agreement or applicable equity grant agreement in existence as of the date hereof;

(v) adopt any plan of merger, consolidation, reorganization, liquidation or dissolution of the Company or any of the Company Subsidiaries, file a petition in bankruptcy under any provisions of Applicable Law on behalf of the Company or any of the Company Subsidiaries or consent to the filing of any bankruptcy petition against the Company or any of the Company Subsidiaries under any similar Applicable Law;

(vi) create any Subsidiary of the Company or any of the Company Subsidiaries;

(vii) (A) declare, accrue, set aside or pay any dividend or make any other distribution on or in respect of (whether in cash, stock, property or otherwise) the Company’s or any of the Company Subsidiaries’ capital stock or other securities (other than to the Company or one of the Company Subsidiaries) or (B) split, combine or reclassify, or otherwise amend the terms of, any capital stock of the Company or any of the Company Subsidiaries;

(viii) make any material changes in any accounting methods, principles or practices except as required by GAAP or required by Applicable Law;

(ix) change in any material respect the policies or practices regarding accounts receivable or accounts payable or fail to manage working capital in accordance with past practices;

(x) except in the ordinary course of business consistent with past practices, (A) terminate, cancel, renew, materially amend, grant a waiver of any material rights under, or otherwise materially modify, any Material Contract or Lease Agreement or any Contract or Lease Agreement that would constitute a Material Contract or a Lease Agreement if in effect as of the date of this Agreement or (B) enter into any Contract or Lease Agreement that would constitute a Material Contract or a Lease Agreement if in effect as of the date of this Agreement;

(xi) make any capital expenditures that exceed $500,000 individually or $1,000,000 in the aggregate other than (A) as expressly provided for in the budget of the Company or any of the Company Subsidiaries, in each case, that has been Made Available, or (B) as may be necessary for the maintenance of existing facilities and equipment in good operating condition and repair in the ordinary course of business consistent with past practices;

(xii) other than any intercompany loans from the Company to any of the Company Subsidiaries in the ordinary course of business consistent with past practices, incur, assume or guarantee any Indebtedness;

(xiii) grant or suffer to exist any material Liens on any properties or assets, tangible or intangible, of the Company or any of the Company Subsidiaries other than Permitted Liens;

(xiv) make any capital investment in or loan to, or make or forgive any loan to, any other Person except with respect downstream loans from the Company to any of the Company Subsidiaries and other intercompany arrangements between the Company and/or any of the Company Subsidiaries, in each case, in the ordinary course of business consistent with past practices;

(xv) sell, lease, pledge, abandon, assign or otherwise dispose of any of the material tangible assets, properties or rights of the Company or any of the Company Subsidiaries except (A) sales of assets (i) pursuant to existing Contracts or (ii) in the ordinary course of business consistent with past practice, or (B) dispositions of immaterial, obsolete or worthless assets;

(xvi) purchase or acquire, directly or indirectly (including by merger, consolidation, or acquisition of stock or assets or any other business combination), any corporation, partnership, other business organization or division thereof or any other business, any equity interest in or a substantial portion of the assets of any Person;

(xvii) enter into a new line of business or abandon or discontinue any existing line of business;

(xviii) settle, pay, discharge or satisfy any Proceeding where such settlement, payment, discharge or satisfaction would (A) require the payment by the Company and/or any of the Company Subsidiaries of an amount in excess of $250,000 or (B) impose or purport to impose any restrictions or limitations upon the operations or business of Company or any of the Company Subsidiaries, whether before, on or after the Effective Time, or from and after the Effective Time, on Parent or its Affiliates;

(xix) commence any Proceeding except in the ordinary course of business or to pursue any claim relating to this Agreement or the transactions contemplated hereby;

(xx) except as required by Applicable Law or the terms of any Company Employee Plan in effect as of the date hereof (A) pay bonuses or increase the compensation payable or that could become payable by the Company or any of the Company Subsidiaries to directors, officers or employees, other than increases in base salaries for employees who are not Executives (“Non-Executives”) at times and in amounts in the ordinary course of business consistent with past practice, (B) enter into any new or amend in any material respect, any existing employment, severance, retention, change in control, indemnification or similar agreement with any of its past or present directors, officers or employees, other than (1) offer letters for new hires hired in accordance with clause (F) below that provide for no severance, change in control or retention benefits and (2) indemnification agreements, substantially in the form set forth in Exhibit C hereto, entered into with newly hired officers in the ordinary course of business consistent with past practices, (C) other than as provided in subclause (B) above, establish, adopt, enter into, amend, terminate, fund or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, (D) accelerate any rights or benefits to any current or former employee, director or service provider to the Company or any Company Subsidiary, (E) enter into any third-party Contract with respect to a Company Employee Plan (including contracts for the provision of services to such Company Employee Plan, including benefits administration) having a term expiring (1) after December 31, 2016, and (2) prior to December 31, 2016, other than with respect to clause (E)(2), (x) in the ordinary course of business consistent with past practice, following consultation with Parent and a reasonable opportunity for Parent to review and comment on such Contract, and provided that such Contract does not result in a material increase in Liability to the Company, the Surviving Corporation or Parent or (y) with respect to the renewal of any Contract in existence as of the date hereof with a benefits broker relating to a Company Employee Plan, in the ordinary course of business consistent with past practice, provided that such Contract does not result in a material increase in Liability to the Company, the Surviving Corporation or Parent, (F) hire any employee or independent contractor who (1) has target annual compensation of less than $250,000 and who is not otherwise an Executive, other than in the ordinary course of business consistent with past practice, or (2) is an Executive or who has target annual compensation of greater than $250,000 or (G) terminate the employment or services of (other than for cause) any Key Employee;

(xxi) assign, grant a Lien on, grant a license, release, immunity or a covenant not to sue under or in respect of any material Company Owned IP (other than the grant of non-exclusive licenses to the Company’s customers in the ordinary course of business);

(xxii) cancel, fail to renew, fail to continue to prosecute, fail to protect or defend, abandon or allow to lapse any material Company Owned IP;

(xxiii) settle or compromise any claim relating to Taxes, amend any Tax Return, make any change in any of the methods, principles or practices used by it for Tax accounting, make or change any Tax election, or prepare and file any Tax Return other than a Tax Return that is prepared on a basis consistent with the Company’s (or, as relevant, its Subsidiary’s) past practice;

(xxiv) enter into any transaction with any stockholder, director, officer or employee of the Company or any of the Company Subsidiaries that would require disclosure by the Company under Item 404 of Regulation S-K or is otherwise outside the ordinary course of business consistent with past practices; or

(xxv) authorize, resolve, commit, agree (by Contract or otherwise) or otherwise become obligated to take any of the actions in the foregoing clauses (i) through (xxiv).

Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or the Company Subsidiaries prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct the operations of Parent or its Subsidiaries. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 6.02 Go-Shop; Non-Solicitation; Acquisition Proposals.

(a) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m., New York time, on November 21, 2015, the Company and its Representatives may, directly or indirectly (i) initiate, solicit, seek, authorize, or encourage or facilitate the submission or making of, any Acquisition Proposal or any inquiry, expression of interest, proposal, offer or request for information, with respect to, or that could reasonably be expected to result in an Acquisition Proposal, (ii) participate or engage in negotiations or discussions with, or furnish any information concerning the Company or any of the Company Subsidiaries to, any Third Party relating to an Acquisition Proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to result in an Acquisition Proposal (but only if, prior to so furnishing such information, the Company (A) receives from such Third Party an executed Acceptable Confidentiality Agreement or (B) if such Third Party is already party with the Company to a valid and existing confidentiality agreement as of the date of this Agreement, amends such existing agreement so that it is an Acceptable Confidentiality Agreement), (iii) grant a waiver under any “standstill” provisions or similar obligations of any Person with respect to the Company to allow such Person to submit an Acquisition Proposal, or (iv) resolve or agree to do any of the foregoing; provided, that the Company shall promptly (and in any case within forty-eight (48) hours) provide to Parent any material nonpublic information concerning the Company or the Company Subsidiaries, as provided to any such Third Party and that was not previously provided to Parent or Made Available. No later than 12:00 noon, New York time, on November 22, 2015, the Company shall notify Parent in writing of the identity of each Excluded Party or confirm to Parent that there are no Excluded Parties, as the case may be, and the Company shall promptly provide to Parent: (i) an unredacted copy of the most recent Acquisition Proposal made in writing by such Excluded Party (including any related financing commitments) and (ii) a written summary of the material terms of the most recent Acquisition Proposal made (but not in writing) by such Excluded Party (including any related financing commitments).

(b) Except as expressly permitted by this Section 6.02, from 12:01 a.m., New York time, on November 22, 2015 (the “No-Shop Start Date”) until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company will not, and shall cause its Affiliates and its and their respective Representatives not to, directly or indirectly (i) initiate, solicit, authorize or knowingly encourage, or knowingly facilitate the submission or making of, any Acquisition Proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to result in an Acquisition Proposal, (ii) other than informing Third Parties of the existence of the provisions contained in this Section 6.02, participate or engage in negotiations or discussions with, or furnish any information concerning the Company or any of the Company Subsidiaries to, any Third Party relating to an Acquisition Proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to result in an Acquisition Proposal, (iii) enter into any Competing Acquisition Arrangement relating to an Acquisition Proposal or (iv) resolve or agree to do any of the foregoing. On the No-Shop Start Date (except with respect to any Excluded Party (but only for so long as such Person or group remains an Excluded Party)) and with respect to any Excluded Party on the date such Excluded Party ceases to be an Excluded Party, the Company shall, and shall cause its Affiliates and its and their respective Representatives to, (A) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to result in an Acquisition Proposal, (B) terminate access by any Third Party to any physical or electronic data room or other access to data of the Company, in each case relating to or in connection with, any Acquisition Proposal and (C) enforce the provisions of any existing confidentiality or non-disclosure agreement entered into with respect to any Acquisition Proposal or any potential Acquisition Transaction, including any standstill provisions contained therein. Notwithstanding the commencement of the Company’s obligations under this Section 6.02(b) on the No-Shop Start Date, the parties agree that the Company may continue to engage in the activities described in Section 6.02(a) with respect to any Excluded Party on and after the No-Shop Start Date until the earlier of the time (A) the Requisite Stockholder Approval is obtained and (B) such Person or group ceases to be an Excluded Party. Any material violation of the restrictions set forth in this Section 6.02 by any Representative of the Company or any of its Affiliates shall constitute a breach of this Section 6.02 by the Company.

(c) Notwithstanding anything to the contrary contained in this Agreement, if, at any time on or after the No-Shop Start Date and prior to the receipt of the Requisite Stockholder Approval, the Company receives an unsolicited, written bona fide Acquisition Proposal (which Acquisition Proposal was made after the date of this Agreement or which Acquisition Proposal was made or renewed on or after the No-Shop Start Date and did not result from a material breach of this Section 6.02), the Company and the Company Board and their Representatives may, subject to compliance with this Section 6.02(c), engage in negotiations or discussions with, or furnish any information and access to, any Third Party making such Acquisition Proposal and its Representatives if, and only if, the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that such Acquisition Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal and failure to take such action would be inconsistent with the Company Board’s fiduciary duties to the stockholders of the Company under Applicable Law; provided, that (i) prior to providing access to or furnishing any such information, the Company (A) receives from such Third Party an executed Acceptable Confidentiality Agreement or (B) if such Third Party is already party with the Company to a valid and existing confidentiality agreement as of the date of this Agreement, amends such existing agreement so that it is an Acceptable Confidentiality Agreement, (ii) any such information so furnished has been previously provided to Parent or Made Available or is provided to Parent substantially concurrently with it being so furnished to such Third Party and (iii) the Company shall give Parent written notice of such determination promptly after the Company Board makes such determination and in any event prior to furnishing any such information or engaging in such negotiations or discussions.

(d) Except as otherwise provided in the last sentence of this Section 6.02(d) and Section 6.02(e), until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, neither the Company Board nor any committee thereof shall (i) withdraw (or qualify or modify in any manner adverse to Parent), or publicly propose to withdraw (or so qualify or modify), the Board Recommendation, (ii) fail to include the Board Recommendation in the Proxy Statement; (iii) if an Acquisition Proposal has been made by a Third Party or a Material Development (as defined below) has occurred, fail to publicly reaffirm the Board Recommendation within three (3) Business Days after Parent so requests in writing, (iv) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal subject to Regulation 14D under the Exchange Act within ten (10) Business Days after the commencement of such Acquisition Proposal, or (v) approve, adopt or recommend any Acquisition Proposal, or propose publicly to approve, adopt or recommend, any Acquisition Proposal (any action described in clauses (i) though (v) is referred to herein as a “Change in Recommendation”). Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Requisite Stockholder Approval, in the event a material development or material change in circumstances (other than relating to or in connection with an Acquisition Proposal) occurs or arises after the date of this Agreement (any such development or change, a “Material Development”) that was not known and not reasonably foreseeable by the Company Board as of the date of this Agreement, the Company Board may make a Change in Recommendation under clauses (i), (ii) or (iii) of the definition thereof if the Company Board determines in good faith that the failure to take such action would be inconsistent with the Company Board’s fiduciary duties to the stockholders of the Company under Applicable Law; provided, that the Company has provided Parent four (4) Business Days’ prior written notice advising Parent that it intends to take such action and specifying, in reasonable detail, the reasons for such action.

(e) At any time prior to receipt of the Requisite Stockholder Approval, if, in response to a written bona fide Acquisition Proposal first made after the date of this Agreement that did not result from a material breach of this Section 6.02, the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisors) that (i) such Acquisition Proposal constitutes a Superior Proposal and (ii) the failure to approve or recommend such Superior Proposal would be inconsistent with the Company Board’s fiduciary duties to the stockholders of the Company under Applicable Law, the Company may terminate this Agreement pursuant to Section 8.01(d)(i) and this Section 6.02(e); provided, however, that the Company shall not terminate this Agreement pursuant to Section 8.01(d)(i) and this Section 6.02(e) unless the Company (x) has complied in all material respects with this Section 6.02, including its obligations set forth in this Section 6.02(e) and Section 6.02(f), (y) pays, or causes to be paid, to Parent the Company Termination Fee payable pursuant to Section 8.03(a) prior to or concurrently with such termination and (z) substantially concurrently with such termination, enters into a definitive Alternative Acquisition Agreement that documents the terms and conditions of such Superior Proposal.

(f) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be entitled to terminate this Agreement pursuant to Section 6.02(e) and Section 8.01(d)(i), (x) unless the Company shall have provided to Parent four (4) Business Days’ prior written notice (the “Superior Proposal Notice”) advising Parent that the Company intends to take such action (and specifying, in reasonable detail, the terms and conditions of any such Superior Proposal, including the identity of the Third Party who has made such Superior Proposal) and, if applicable, provided Parent a copy of the relevant proposed transaction agreement or the latest draft thereof (including any related financing commitments) or, if no such agreement or draft exists, a written summary of the material terms and conditions of such Superior Proposal, and (y):

(i) during such four (4) Business Day period, if requested by Parent, the Company shall have engaged in good faith negotiations with Parent (and the Company shall have caused its Affiliates and Representatives, including, without limitation, its financial advisors and outside legal counsel, to have engaged in good faith negotiations with Parent and its Representatives) regarding changes to the terms of this Agreement intended to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and

(ii) the Company shall have considered any adjustments to this Agreement (including a change to the price terms hereof) and any other agreements that may be proposed in writing by Parent (the “Proposed Changed Terms”) no later than 11:59 p.m., New York City time, on the third (3rd) Business Day of such four (4) Business Day period and shall have determined in good faith (after consultation with its outside legal counsel and financial advisors) that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect.

The parties acknowledge and agree that, (A) if Parent, within four (4) Business Days following its receipt of a Superior Proposal Notice makes a proposal that, as determined in good faith by the Company Board (after consultation with its outside counsel and financial advisors) results in the applicable Acquisition Proposal no longer being a Superior Proposal, then the Company shall have no right to terminate this Agreement pursuant to Section 6.02(e) or Section 8.01(d)(i) as a result of such Acquisition Proposal, and (B) any (1) material revisions to the terms of a Superior Proposal or (2) material revisions to an Acquisition Proposal that the Company Board had determined no longer constitutes a Superior Proposal, shall constitute a new Acquisition Proposal, and shall in each case require the Company to deliver to Parent a new Superior Proposal Notice and comply with the requirements of this Section 6.02(f) with respect to such new Superior Proposal Notice, except that the references to a four (4) Business Day period shall be deemed to be references to a three (3) Business Day period.

(g) From and after the No-Shop Start Date, the Company shall promptly (and in any event within twenty-four (24) hours) advise Parent orally or in writing in the event that the Company receives any Acquisition Proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to result in an Acquisition Proposal, and in connection with such notice, provide to Parent the material terms and conditions (including the identity of the Third Party making any such Acquisition Proposal and copies of any documentation, including copies of any related financing commitments) received by the Company with respect to any such Acquisition Proposal. From and after the No-Shop Start Date, the Company shall (i) promptly (and in any event within twenty-four (24) hours) notify Parent of any material change to the terms of any such Acquisition Proposal (including any determination by the Company Board pursuant to Section 6.02(c)) and (ii) provide to Parent as soon as practicable (and in any event within twenty-four (24) hours) after receipt from any Third Party of any written indication of interest (or amendment thereto) or any written material received in connection therewith (or amendment thereto) including copies of any proposed Competing Acquisition Arrangements (including any drafts thereof) and any proposed financing commitments related thereto (including drafts thereof).

(h) Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through their respective Representatives, from (i) taking and disclosing any position or disclosing any information reasonably required under Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided, that no Change in Recommendation may be made except in accordance with the terms hereof.

Section 6.03 Access to Information.

(a) Subject to Applicable Law, upon reasonable notice, the Company shall (and shall cause the Company Subsidiaries and the officers, directors, employees and agents of the Company and each Company Subsidiary to) afford Parent’s officers and Parent’s other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its officers, employees, agents, properties, books, Contracts and records and shall furnish Parent and Merger Sub all financial, operating and other data and information in the Company’s or any Company Subsidiary’s possession or control as Parent and Merger Sub through their officers, employees or agents, may reasonably request, provided, however, that the Company and the Company Subsidiaries shall not be required to provide access to any information or documents which would, in the reasonable judgment of the Company after consultation with its outside legal counsel (i) breach any Contract with any Person or violate any Applicable Law, or (ii) result in a loss or waiver of the attorney-client or other privilege held by the Company or any Company Subsidiary (it being agreed that the Company shall give notice to Parent of the fact that it is withholding such information or documents pursuant to clause (i) or clause (ii) above, and thereafter the Company and Parent shall reasonably cooperate to cause such information to be provided in a manner that would not reasonably be expected to waive the applicable privilege or protection or violate the applicable restriction); provided, further, that any access or investigation pursuant to this Section 6.03(a) shall be conducted in such a manner as not to interfere unreasonably with the business and operations of the Company or any Company Subsidiary.

(b) No information or knowledge obtained by Parent or Merger Sub pursuant to Section 6.02, this Section 6.03 or otherwise shall affect or be deemed to affect or modify any representation, warranty, covenant or agreement contained herein, the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof or otherwise prejudice in any way the rights and remedies of Parent or Merger Sub hereunder, nor shall any such information, knowledge or investigation be deemed to affect or modify Parent’s or Merger Sub’s reliance on the representations, warranties, covenants and agreements made by the Company in this Agreement.

(c) Any access granted pursuant to this Section 6.03 shall be subject to the Company’s reasonable security measures and insurance requirements. The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.03. Nothing in this Section 6.03 or elsewhere in this Agreement shall be construed to require the Company, any Company Subsidiary or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information.

Section 6.04 Notice of Certain Events. During the Pre-Closing Period, each party hereto shall promptly notify the other in writing of:

(a) any written notice or other written communication received by such party or any of its Subsidiaries from any Person alleging that the consent, approval, permission or waiver from such party is or may be required in connection with the Merger;

(b) any notice or other communication received by such party or any of its Subsidiaries from any Governmental Authority in connection with the transactions contemplated hereby; and

(c) any fact, event or circumstance known to it that would be reasonably expected to result in (i) the failure of any representation or warranty of such party contained in this Agreement to be true or accurate at or prior to the Closing or (ii) any failure of such party to comply with any of such party’s covenants or agreements hereunder, in the case of each of the foregoing clauses (i) and (ii), only to the extent that any such failure, when considered together with all other such failures, would reasonably be expected to result in the failure of any of the conditions set forth in Article 7 to be satisfied; provided, that the failure to deliver any notice pursuant to this Section 6.04 shall not be considered in determining whether the conditions set forth in Article 7 have been satisfied;

provided, however, that that no notification given by any party pursuant to this Section 6.04 shall (A) limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement, (B) otherwise prejudice in any way the rights and remedies contained in this Agreement, (C) be deemed to affect or modify such party’s reliance on the representations, warranties, covenants and agreements made by the other parties in this Agreement or (D) be deemed to amend or supplement the Company Disclosure Schedules or prevent or cure any misrepresentation, breach of warranty or breach of covenant by such party.

Section 6.05 State Takeover Laws. If any “control share acquisition,” “business combination,” “fair price,” “moratorium” or other anti-takeover Applicable Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other transactions contemplated hereby, then each of the Company, Parent, Merger Sub, and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the Merger may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Applicable Law inapplicable to the foregoing.

Section 6.06 Obligations of Merger Sub. Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 6.07 Stock Exchange Delisting; Director Resignations.

(a) Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Law and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time (if such delisting and deregistration will not have already occurred at or prior to the Effective Time).

(b) At the Closing, upon the written request of Parent or its Representatives, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of the directors of the Company and the Company Subsidiaries (other than directors of the Company Subsidiaries whom Parent determines shall continue to serve in such capacities following the Effective Time), effective at the Effective Time.

Section 6.08 Director and Officer Liability.

(a) To the fullest extent required by the Organizational Documents of the Company and the Company Subsidiaries as in effect on the date hereof (except as may be limited by Applicable Laws), after the Effective Time, Parent shall cause the Surviving Corporation to, indemnify, advance expenses and hold harmless all individuals who on or prior to the Effective Time were the current and former directors and officers of the Company or the Company Subsidiaries or any of their respective Affiliates or any of their predecessors in all of their capacities (including as a stockholder, controlling or otherwise) or who were serving at the request of the Company or a Company Subsidiary as an officer or director of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise, including, in each case, the heirs, executors, trustees, fiduciaries and administrators of any such officer or director (each, an “Indemnified Party”) from and against any and all costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Proceeding or inquiry to the extent such Proceeding or inquiry arises directly or indirectly out of or pertains directly or indirectly to (i) any action or omission or alleged action or omission in their capacities as such or taken at the request of any of the Company or any of the Company Subsidiaries or any of their Affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to or at the Effective Time), or (ii) any of the transactions contemplated hereby.

(b) Prior to the Effective Time, subject to the Expense Limitation (as defined below), the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, the “D&O Insurance”), in each case for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current D&O Insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable to the Indemnified Parties as the Company’s existing policies. If the Company or the Surviving Corporation for any reason fails to obtain such “tail” insurance policies as of the Effective Time, (i) the Surviving Corporation shall, subject to the Expense Limitation, continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date of this Agreement with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current D&O Insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable to the Indemnified Parties as the Company’s existing policies, or (ii) Parent will, subject to the Expense Limitation, cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Indemnified Parties who are insured under the Company’s D&O Insurance with comparable D&O Insurance that provides coverage for events occurring at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current D&O Insurance carrier, that is no less favorable to the Indemnified Parties than the existing policy of the Company or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that in satisfying its obligation under this Section 6.08(b), Parent or the Surviving Corporation shall not be obligated to pay, and the Company shall not pay, annual premiums (or the equivalent thereof in the case of a fully-paid policy) in excess of 200% (the “Expense Limitation”) of the amount per annum the Company paid in its last full fiscal year prior to the date of this Agreement (the “Current Premium”) and if such premiums for such insurance would at any time exceed the Expense Limitation, then Parent shall cause the Surviving Corporation to maintain policies of insurance that provide the maximum coverage available at an annual premium equal to the Expense Limitation. If such prepaid policies have been obtained prior to the Effective Time, Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(c) Parent and Merger Sub agree that all rights to exculpation, expense advancement and indemnification for acts or omissions occurring prior to the Effective Time existing as of the date of this Agreement in favor of the Indemnified Parties, as provided in the Company’s or each of the Company Subsidiaries’ respective Organizational Documents or in any agreement, shall survive the Merger and shall continue in full force and effect in accordance with their terms. From and after the Effective Time, Parent shall cause the Surviving Corporation and the Company Subsidiaries to fully honor in all respects the respective obligations of the Company and the Company Subsidiaries, as applicable, to the maximum extent permitted under Applicable Law, including pursuant to (i) each indemnification agreement in effect between the Company or any of the Company Subsidiaries and an Indemnified Party; and (ii) any indemnification provision, any expense advancement provision, and any exculpation provision set forth in the Company’s or each of the Company Subsidiaries’ respective Organizational Documents or in any agreement as in effect on the date of this Agreement. In addition, for a period of six years following the Effective Time, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, cause the Organizational Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, expense advancement and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, expense advancement and exculpation provisions contained in the Organizational Documents of the Company and the Company Subsidiaries immediately prior to the Effective Time, and during such six-year period, such provisions shall not be amended, repealed or otherwise modified in any manner that is less favorable to any Indemnified Party in any material respect.

(d) The provisions of this Section 6.08 shall survive the Closing and are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification, expense advancement, or contribution that any such individual may have under the Organizational Documents of the Company or any Company Subsidiary, the Surviving Corporation or any of its Subsidiaries, or under any Applicable Law or under any agreement that any such individual may be party to with the Company or any Company Subsidiary, or otherwise. Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 6.08 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party without the consent of such Indemnified Party or such other person.

(e) Parent shall cause the Surviving Corporation to comply with its obligations under this Section 6.08, including by making capital contributions to, lending money to, or otherwise making funds available to, the Surviving Corporation to the extent the Surviving Corporation has insufficient funds available to satisfy its obligations under this Section 6.08. In the event that Parent, the Surviving Corporation or any of their Subsidiaries (or any of their respective successors or assigns) shall consolidate or merge with any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or transfers at least 50% of its properties and assets to any other Person, then in each case proper provision shall be made so that the continuing or surviving corporation or entity (or its successors or assigns, if applicable), or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.08.

Section 6.09 Efforts.

(a) Subject to the terms and conditions of this Agreement, the Company and Parent shall each use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary under Applicable Law to consummate the Merger, including (i) the obtaining of all necessary actions, waivers, consents and approvals from Governmental Authorities, the expiry or early termination of any applicable waiting periods, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of such reasonable steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an action or Proceeding by, any Governmental Authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, Third Parties and (iii) the execution and delivery of any additional instruments reasonably necessary to consummate the Merger and to fully carry out the purposes of this Agreement.

(b) In furtherance and not in limitation of the undertakings pursuant to this Section 6.09, each of Parent and the Company shall (i) prepare and file any notification and report forms and related material required under the HSR Act, and any additional filings or notifications and related material that are necessary, proper or advisable to permit consummation of the Merger, as promptly as practicable (but in no event later than ten (10) Business Days from the date of this Agreement for the filing of any notification and report forms and related material required under the HSR Act except by mutual consent confirmed in writing) and (ii) provide or cause to be provided as promptly as practicable any information and documentary material that may be requested by the DOJ or FTC under the HSR Act.

(c) Subject to Applicable Law relating to the exchange of information, the Company and Parent and their respective counsel shall (i) have the right to review in advance, and to the extent practicable each shall consult the other on, any material filing made with, or written materials to be submitted to, any Governmental Authority in connection with the transactions contemplated hereby, (ii) promptly inform each other of any material communication (or other material correspondence or memoranda) received from, or given to, any Governmental Authority in connection with the transactions contemplated hereby and (iii) promptly furnish each other with copies of all material correspondence, filings and written communications between them or their Subsidiaries or Affiliates, on the one hand, and any Governmental Authority or its respective staff, on the other hand, with respect to the transactions contemplated hereby. The Company and Parent shall, to the extent practicable, provide the other party and its counsel with advance notice of and the opportunity to participate in any material discussion or meeting with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated hereby. Notwithstanding anything to the contrary in this Section 6.09, materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company and the Company Subsidiaries.

(d) Parent and the Company shall use reasonable best efforts to cooperate, except where prohibited by Applicable Law, in determining the strategy for dealing with any Governmental Authority regarding Applicable Law relating to antitrust matters. Notwithstanding anything else contained herein, the Company shall not, without the prior written consent of Parent, (i) offer to sell, divest, hold separate, license, cause a Third Party to acquire, or otherwise dispose of, any Company Subsidiary, operations, divisions, businesses, product lines, customers or assets of Parent, its Affiliates, the Company or the Company Subsidiaries contemporaneously or after the Closing and regardless as to whether a Third Party purchaser must be identified or approved prior to the Closing (a “Divestiture”), (ii) agree or otherwise commit to undertake a Divestiture, (iii) take or commit to take such other actions that may limit Parent’s, its Affiliates’ the Company’s or the Company Subsidiaries’ freedom of action with respect to, or its ability to retain, one or more of its operations, divisions, businesses, products lines, customers or assets (a “Restraint”) or (iv) enter into any Order, consent decree or other agreement to effectuate any of the foregoing. Notwithstanding anything to the contrary in this Agreement, Parent shall not be required to offer, negotiate, agree to, effect, commit to, or undertake any Divestiture or Restraint, or enter into any Order, consent decree or other agreement to effectuate any of the foregoing provisions of this Section 6.09 if doing so will cause a material and adverse effect on Parent or the Company.

(e) Each of Parent and the Company shall use its reasonable best efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to obtain the amendments and consents listed on Section 6.09(e) of the Company Disclosure Schedules (it being understood and agreed that the failure to obtain any of the foregoing shall not in itself be a condition to or otherwise affect Parent’s or Merger Sub’s obligations hereunder).

Section 6.10 Financing.

(a) Parent shall use reasonable best efforts to:

(i) maintain in effect the Commitment Letter and Fee Letter in accordance with their terms; and

(ii) satisfy (or, if deemed advisable by Parent, obtain the waiver of) on a timely basis all conditions in the Commitment Letter, Fee Letter and the Definitive Agreements and comply with its obligations thereunder.

(b) Unless, and to the extent, Parent or Merger Sub have sufficient cash from other sources (including by reason of a capital markets or other financing transaction) available to satisfy their obligations under this Agreement, from and after the execution of this Agreement, Parent shall use its reasonable best efforts to obtain the proceeds of the Debt Financing on the terms and conditions described in the Commitment Letter and Fee Letter, including using reasonable best efforts to:

(i) negotiate definitive agreements with respect to the Debt Financing (the “Definitive Agreements”) not materially less favorable to Parent and Merger Sub, in the aggregate, than the terms and conditions contained therein (including, as necessary, the “flex” provisions contained in the Fee Letter); and

(ii) consummate the Debt Financing at or prior to the Closing.

(c) Parent shall not, without the prior written consent of the Company (which shall not be unreasonably withheld, delayed, conditioned or denied), permit any amendment or modification to, or any waiver of any provision (including any remedy) under, or voluntarily replace (it being understood that any Alternative Debt Financing shall not be deemed a voluntary replacement for purposes of the sentence), the Commitment Letter or Fee Letter if such amendment, modification, or waiver or voluntary replacement (w) adds new (or adversely modifies any existing) conditions to the consummation of the Debt Financing as compared to those in the Commitment Letter and Fee Letter as in effect on the date of this Agreement, (x) adversely affects the ability of Parent to enforce its rights against other parties to the Commitment Letter, Fee Letter or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified, relative to the ability of Parent to enforce its rights against such other parties to the Commitment Letter and Fee Letter as in effect on the date of this Agreement, (y) reduces the aggregate amount of the Debt Financing (unless after giving effect to such reduction, the representation and warranty in Section 5.09(d) shall be true and correct), or (z) would otherwise reasonably be expected to prevent, materially impede or materially delay the Closing; provided that, for the avoidance of doubt, no consent from the Company shall be required for (A) any amendment, replacement, supplement or modification of the Commitment Letter that is limited to adding lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Commitment Letter as of the date of this Agreement (including in replacement of a Lender), (B) implementation or exercise of any “flex” provisions provided in the Fee Letter as in effect as of the date hereof or (C) any amendment, replacement, supplement or modification to the Commitment Letter, Fee Letter or Definitive Agreements so long as such action would not be prohibited by the foregoing clauses (w) – (z).

(d) Parent shall keep the Company reasonably informed on a reasonably current basis of the status of its efforts to consummate the Debt Financing. Parent shall provide the Company with prompt notice of any breach, default, termination or repudiation (or any written notice thereof) by any party to any Commitment Letters or the Definitive Agreements of which Parent gains knowledge and that would reasonably be expected to prevent, materially impede or materially delay the Closing. Unless, and to the extent, Parent or Merger Sub have sufficient cash from other sources (including by reason of a capital markets or other financing transaction) available to satisfy their obligations under this Agreement, from and after the execution of this Agreement, in the event that any portion of the Debt Financing becomes unavailable (other than as a result of a breach by the Company of this Agreement which prevents or renders impracticable the consummation of the Debt Financing), Parent will (1) use its reasonable best efforts to obtain alternative debt financing (the “Alternative Debt

Financing”) from the same or other sources, in an amount such that the representation in Section 5.09(d) shall be true and correct, and which Alternative Debt Financing does not include any incremental conditionality to the consummation thereof that are more onerous to Parent or the Company, in the aggregate, than the conditions set forth in the Commitment Letter and Fee Letter in effect as of the date of this Agreement and (2) promptly notify the Company of such unavailability and the reason therefor.

(e) For purposes of the foregoing Sections 6.10(a) – (d), (i) the term “Commitment Letter” shall be deemed to include any commitment letter (or similar agreement) with respect to any Alternative Debt Financing, (ii) the term “Fee Letter” shall be deemed to include any fee letter (or similar agreement) with respect to any Alternative Debt Financing and (iii) the term “Lenders” shall be deemed to include any lenders providing the Alternative Debt Financing. Other than for purposes of Section 5.09, the term “Debt Financing” shall be deemed to include any permitted Alternative Debt Financing or any capital markets or other financing transactions intended to or that does fund Parent and Merger Sub’s obligations under this Agreement.

Section 6.11 Financing Cooperation.

(a) Prior to the Effective Time, the Company shall use reasonable best efforts to, and shall use reasonable best efforts to cause the Company Subsidiaries to, and shall use reasonable best efforts to cause their respective officers, employees, consultants and advisors, including legal and accounting advisors, of the Company and the Company Subsidiaries to, provide to Parent such cooperation as may be reasonably requested by Parent in connection with the Debt Financing, including, using reasonable best efforts to:

(i) make senior management and advisors of the Company and the Company Subsidiaries available to participate in a reasonable number of meetings, presentations, road shows and due diligence sessions with actual or proposed lenders, underwriters, arrangers, initial purchasers or placement agents with respect to the Debt Financing (together with their respective Affiliates and other related Persons, the “Debt Financing Sources”), and in sessions with rating agencies or other syndication activities;

(ii) provide reasonable access by Parent and any Debt Financing Sources, and their respective officers, employees, consultants and advisors (including legal, valuation, and accounting advisors) to the books and records, properties, officers, directors, agents and representatives of the Company and the Company Subsidiaries and assist with due diligence activities relating to the Company’s and the Company Subsidiaries’ financial information;

(iii) assist with the preparation of, and subject to the occurrence of the Effective Time, executing and delivering definitive financing documents, including pledge and security documents, original equity certificates and associated transfer powers, guaranties, legal opinions, certificates, management representation letters and other documents, to the extent reasonably requested by Parent, and otherwise reasonably facilitating the pledging of, and granting, recording and perfection of security interests in, collateral;

(iv) request and cooperate in obtaining customary payoff letters, lien terminations and instruments of discharge, relating to any indebtedness of the Company and the Company Subsidiaries;

(v) assist Parent with its preparation of pro forma financial information and pro forma financial statements and other materials for rating agency presentations, offering documents, private placement memoranda, registration statements, bank information memoranda, prospectuses, business projections and similar documents used in connection with the Debt Financing and providing customary estimates and other forward-looking financial information regarding the further performance of the business of the Company and the Company Subsidiaries to the extent reasonably requested by the Debt Financing Sources;

(vi) cause its independent accountants to provide assistance and cooperation to Parent, including participating in drafting sessions and accounting due diligence sessions, assisting in the preparation of any pro forma financial statements to be included in the documents and presentations referred to in clause (v) above and providing consent to Parent to use their audit reports relating to the Company;

(vii) furnish to Parent and its Debt Financing Sources all pertinent and customary financial and other information regarding the Company and the Company Subsidiaries reasonably requested by Parent as promptly as practicable following such request to consummate the Debt Financing, including the historical financial statements and other information relating to the Company and its Subsidiaries described in paragraph 3 and paragraph 7 of Exhibit D to the Commitment Letter, including the comfort letters referenced in such paragraph 7 (all such financial statements, information and comfort letters, the “Required Information”); and

(viii) subject to the occurrence of the Closing, take all corporate actions necessary to permit consummation of the Debt Financing; provided, in each case that nothing herein shall require such cooperation to the extent it would interfere materially and unreasonably with the business or operations of the Company or the Company Subsidiaries. The Company hereby consents to the pre-approved use in each case of its and the Company Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of the Company Subsidiaries or the reputation or goodwill of the Company or any of the Company Subsidiaries or any of their logos and on such other customary terms and conditions as the Company shall reasonably impose.

(b) Prior to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, and shall cause their respective officers, employees, consultants and advisors, including legal and accounting advisors of the Company and the Company Subsidiaries to, furnish to Parent and its Debt Financing Sources:

(i) customary authorization and representation letters in connection with the materials and other documents used in connection with the Debt Financing, which may include customary representations that such information does not contain a material misstatement or omission and that the public-side versions of such documents, if any, do not contain material non-public information with respect to the Company, its Affiliates or any of its or their respective securities for purposes of any applicable securities laws; and

(ii) at least four (4) Business Days prior to the anticipated Effective Time, all documentation and other information about the Company and the Company Subsidiaries required by applicable “know your customer” and anti-money laundering rules and regulations (including the USA Patriot Act) to the extent requested at least ten (10) calendar days prior to the anticipated Effective Time, in each case, as required to be delivered pursuant to the Commitment Letter or that is otherwise necessary to satisfy the conditions in Exhibit D thereof.

(c) Notwithstanding anything in this Section 6.11 to the contrary, neither the Company nor any of the Company Subsidiaries shall be required to (i) bear any out-of-pocket cost or expense that is not reimbursed pursuant to this Section 6.11(c) or pay any fee in connection with the Debt Financing prior to the Effective Time, (ii) incur any liability (or cause their respective directors, officers or employees to incur any liability) under the Debt Financing prior to the Effective Time that is not contingent on the Closing or (iii) enter into any agreement or commitment that would be effective prior to the Effective Time (other than such authorization and representation letters described above and the consents of accountants for use of their reports in any materials relating to the matters described above). Furthermore, Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company, the Company Subsidiaries and its and their respective Representatives in connection with their respective obligations pursuant to this Section 6.11. Parent shall indemnify and hold harmless the Company, the Company Subsidiaries and its and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the Debt Financing and any information utilized in connection therewith (other than any information provided in writing specifically for use by or on behalf of the Company or any of the Company Subsidiaries), in each case other than to the extent any of the foregoing arises from the bad faith, gross negligence or willful misconduct of, or breach of this Agreement by, the Company or any of the Company Subsidiaries or their respective Affiliates, officers, directors, employees, accountants, agents or Representatives.

Section 6.12 Stockholder Litigation. The Company shall as promptly as reasonably practicable (and in any event within one (1) Business Day) notify Parent in writing of, and shall give Parent the opportunity to participate in the defense and settlement of, any Stockholder Litigation. No compromise or full or partial settlement of any Stockholder Litigation shall be agreed to by the Company without Parent’s prior written consent.

Section 6.13 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such other public statement without the consent of the other party, which shall not be unreasonably withheld, conditioned, or delayed, except (i) as such release or announcement that Parent or the Company determines, after consultation with outside legal counsel, is required by Applicable Law or any listing agreement with or rule of any national securities exchange or association upon which the securities of the Company or Parent, as applicable, are listed, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party required to make the release or announcement will consider such comments in good faith or (ii) in connection with a Change in Recommendation, only if and to the extent permitted by the terms of this Agreement. Notwithstanding the foregoing, Parent may make public statements with respect to this Agreement and the transactions contemplated hereby, including their effect on Parent’s business and its financial projections, with investors, analysts and Debt Financing Sources, including, without limitation, on its quarterly earnings calls and in any “road show,” so long as Parent’s comments are not inconsistent with the press releases previously issued and agreed upon by the parties.

Section 6.14 Section 16 Matters and Form S-8. Prior to the Effective Time, the Company shall take all actions as may be reasonably requested by any party hereto to cause any dispositions of equity securities of the Company (including any derivative securities with respect to any equity securities of the Company) by each individual who is a director or officer of the Company, and who would otherwise be subject to Rule 16b-3 under the Exchange Act, to be exempt under Exchange Act Rule 16b-3. With respect to such Parent Stock Options and Parent RSUs assumed pursuant to Section 2.10, Parent shall prepare and file with the SEC a registration statement on Form S-8 with respect to the shares of Parent Stock issuable upon exercise of such Parent Stock Options and Parent RSUs, and shall use reasonable best efforts to file such registration statement not later than ten (10) Business Days after the Closing Date, and shall use reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Stock Options and Parent RSUs remain outstanding. The Company and its counsel shall reasonably cooperate with Parent in the preparation of such registration statement.

Section 6.15 FIRPTA Certificate. Prior to the Closing Date, the Company shall deliver to Parent a statement, issued by the Company in accordance with Treasury Regulations section 1.1445-2(c)(3) and sworn under penalty of perjury, certifying that the Company has not been a U.S. real property holding corporation at any time during the period specified by Treasury Regulations section 1.1445-2(c)(3).

Section 6.16 Employment Matters.

(a) Effective as of the Effective Time until the earlier of (i) the first anniversary of the Closing Date and (ii) December 31, 2016, Parent shall provide, or shall cause the Surviving Corporation to provide to Company Employees who continue to be employed by Parent or the Surviving Corporation or any of their respective Subsidiaries following the Effective Time (the “Continuing Company Employees”) for so long as the applicable Continuing Company Employee remains employed by Parent or the Surviving Corporation, compensation and benefits (excluding any equity or equity-based plan, program or arrangement), that are substantially comparable in the aggregate to the compensation and benefits (excluding any equity or equity-based plan, program or arrangement) paid and provided to similarly situated employees of Parent and Subsidiaries of Parent (other than the Company and the Company Subsidiaries); provided, that for purposes of the foregoing sentence the employee benefit plans generally provided to Company Employees as of immediately prior to the Effective Time shall be deemed to be substantially comparable, on an aggregate basis, to those provided to similarly situated employees of Parent and its Subsidiaries for purposes of this sentence, it being understood that the Company Employees may commence participation in Parent’s benefit plans on different dates following the Effective Time with respect to different benefit plans.

(b) Following the Closing Date, Parent shall, or shall cause the Surviving Corporation to, cause any employee benefit plans sponsored or maintained by Parent or the Surviving Corporation or their Subsidiaries in which the Continuing Company Employees are eligible to participate following the Closing Date (collectively, the “Post-Closing Plans”) to recognize the service of each Continuing Company Employee with the Company prior to the Closing Date for purposes of eligibility, vesting and levels of benefits under such Post-Closing Plans, in each case, to the same extent such service was recognized immediately prior to the Effective Time under a comparable Company Employee Plan in which such Continuing Company Employee was eligible to participate immediately prior to the Effective Time; provided that such recognition of service shall not (i) apply for purposes of any plan that provides retiree welfare benefits, (ii) apply for purposes of benefit accruals or participation eligibility under any defined benefit pension plan or plan providing post-retirement pension plan benefits, (iii) operate to duplicate any benefits of a Continuing Company Employee with respect to the same period of service, and (iv) apply for purposes of any plan, program or arrangement (x) under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service or (y) that is grandfathered or frozen, either with respect to level of benefits or participation. With respect to any Post-Closing Plan that provides medical, dental or vision insurance benefits, for the plan year in which such Continuing Company Employee is first eligible to participate, Parent shall use commercially reasonable efforts to (A) cause any pre-existing condition limitations or eligibility waiting periods under such plan to be waived with respect to such Continuing Company Employee to the extent such limitation would have been waived or satisfied under the Company Employee Plan in which such Continuing Company Employee participated immediately prior to the Effective Time, and (B) credit each Continuing Company Employee for an amount equal to any medical, dental or vision expenses incurred by such Continuing Company Employee in the year that includes the Closing Date (or, if later, the year in which such Continuing Company Employee is first eligible to participate in such Post-Closing Plan) for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such Post-Closing Plan to the extent such expenses would have been credited under the Company Employee Plan in which such Company Employee participated immediately prior to the Effective Time, subject to the applicable information being provided to Parent in a form that Parent reasonably determines is administratively feasible to take into account under its plans. Such credited expenses shall also count toward any annual or lifetime limits, treatment or visit limits or similar limitations that apply under the terms of the applicable plan.

(c) From and after the Closing Date, each Continuing Company Employee, may use, in accordance with the vacation policy of Parent or the Surviving Corporation as in effect from time to time, and shall be credited with the number of vacation days of such Continuing Company Employee that accrued but were not yet used or cashed out as of the Closing Date under the Company’s vacation policy as in effect immediately prior to the Closing Date.

(d) With respect to a Continuing Company Employee who is a party to a severance agreement set forth in Section 6.16(d) of the Company Disclosure Schedules, in the event such Continuing Company Employee’s employment is terminated (other than for cause) by Parent or the Surviving Corporation during the one year period immediately following the Closing Date, Parent agrees to provide such Continuing Company Employee with severance benefits (taking into account for such purpose such Continuing Company Employee’s service and compensation with the Company prior to the Closing Date and any additional service and compensation with

Parent from and after the Closing Date) that are no less favorable than those to which such Continuing Company Employee is entitled under the terms and conditions of such severance agreement.

(e) If requested by Parent in writing delivered to the Company not less than ten (10) Business Days before the Closing Date, the Company Board (or the appropriate committee thereof) shall adopt resolutions and take such corporate action as is necessary to terminate the Company’s 401(k) plan (the “Company 401(k) Plan”), effective as of the day prior to the Closing Date. Following the Effective Time and as soon as practicable following receipt of a favorable determination letter from the IRS on the termination of the Company 401(k) Plan, the assets thereof shall be distributed to the participants, and Parent shall, to the extent permitted by Parent’s applicable 401(k) plan (the “Parent 401(k) Plan”), permit the Continuing Company Employees who are then actively employed to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, exclusive of loans), in the form of cash, in an amount equal to the full account balance (excluding loans) distributed to such Company Employee from the Company 401(k) Plan to the Parent 401(k) Plan; provided, however, that Parent agrees to use commercially reasonable efforts to amend, or cause to be amended, the Parent 401(k) Plan to accept a rollover of outstanding loans from the Company 401(k) Plan. If the amendment to the Parent 401(k) Plan described in the immediately preceding sentence is obtained, any rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) by a Continuing Company Employee to the Parent 401(k) Plan described in the immediately preceding sentence shall be in an amount equal to the full account balance (including loans) distributed to such Company Employee from the Company 401(k) Plan.

(f) Nothing in this Agreement shall confer upon any Company Employee or other service provider any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any of their Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Company Employee at any time for any reason whatsoever, with or without cause. In no event shall the terms of this Agreement be deemed to (i) establish, amend, or modify any Company Employee Plan or any “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Surviving Corporation, the Company or any of their Subsidiaries (including, after the Closing Date, Company and the Company Subsidiaries) or Affiliates; or (ii) alter or limit the ability of Parent, the Surviving Corporation or any of their Subsidiaries (including, after the Closing Date, Company and the Company Subsidiaries) or Affiliates to amend, modify or terminate any Company Employee Plan or any other compensation or benefit or employment plan, program, agreement or arrangement after the Closing Date. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.16 shall create any third party beneficiary rights in any Company Employee or current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).

Section 6.17 Proxy Statement; Stockholder Approval.

(a) As soon as practicable following the date of this Agreement, and in no event later than one (1) Business Day after the No-Shop Start Date, the Company shall file with the SEC a preliminary Proxy Statement. Parent shall use its reasonable best efforts to cooperate with the Company in the preparation of the Proxy Statement, and shall use its reasonable best efforts to promptly furnish all information concerning Parent and Merger Sub that is necessary or appropriate in connection with the preparation of the Proxy Statement. Parent shall cause the information supplied or to be supplied by or on behalf of Parent and Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement not to contain, on the date of the mailing to the Company’s stockholders and at the time of the Company Meeting, any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will prepare the Proxy Statement such that it will not, on the date of filing with the SEC, at the time the Proxy Statement is mailed and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will cause the Proxy Statement to comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and other Applicable Law.

(b) The Company shall use its reasonable best efforts to respond promptly to any comments from the SEC or the staff of the SEC on the Proxy Statement. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable (and in any event within five (5) Business Days following the later of (i) the resolution of any comments from the SEC or the staff of the SEC with respect to the preliminary Proxy Statement and (ii) the expiration of the ten-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act (such later date, the “Clearance Date”)) and to cause the Clearance Date to occur as promptly as reasonably practicable following the date hereof. No filing of, or amendment or supplement to, or response to staff comments on, the Proxy Statement will be made by the Company, without providing Parent and its counsel a reasonable opportunity to review and comment thereon and giving reasonable consideration in good faith to such comments (it being understood that Parent and its counsel shall provide any comments thereon as soon as reasonably practicable in order to provide the Company and its counsel sufficient opportunity to review and consider such comments in advance of any such filing, amendment or supplement). If at any time prior to the Company Meeting (or any adjournment or postponement thereof) any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Company or Parent which is required to be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and the Company shall use its reasonable best efforts to promptly file an appropriate amendment or supplement describing such information with the SEC and, to the extent required by Applicable Law, disseminate such amendment or supplement to the stockholders of the Company. The Company shall notify Parent promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement, or the transactions contemplated hereby. At the Company’s reasonable request, Parent shall use reasonable best efforts and shall cause its counsel to use reasonable best efforts to assist and cooperate with the Company and its counsel in the resolution of any such comments from the SEC or the staff of the SEC with respect to the Proxy Statement. Notwithstanding anything to the contrary in this Section 6.17, (x) the right of Parent and its counsel to comment on the preliminary or the definitive Proxy Statement, any amendment or supplement thereto or any comments or communications received from the SEC or its staff shall not apply with respect to any disclosure, amendment or supplement made by the Company to effect a Change in Recommendation in accordance with Section 6.02, and (y) the Company shall have no responsibility with respect to any information or statements made or incorporated by reference in the Proxy Statement which were based on information supplied by or on behalf of Parent specifically for inclusion in the Proxy Statement.

(c) The Company shall take all actions necessary to duly call, establish a record date for, give notice of, convene and hold a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (the “Company Meeting”), so that the Company Meeting occurs as soon as possible following the Clearance Date, in accordance with Applicable Laws and the Company’s Organizational Documents; provided, that the Company may postpone or adjourn the Company Meeting after consultation with Parent, (i) if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting or to the extent that at such time the Company has not received proxies sufficient to allow the receipt of the Requisite Stockholder Approval at the Company Meeting or (ii) to allow time for the filing and dissemination of, and a sufficient period for evaluation by the Company’s stockholders of, any supplemental or amended disclosure document to the extent that the Company Board has determined in good faith (after consultation with the Company’s outside legal counsel) is necessary or required under Applicable Laws. Once the Company has established a record date for the Company Meeting, the Company shall not change such record date or establish a different record date for the Company Meeting without the prior written consent of Parent (not to be unreasonably withheld, delayed, or conditioned), unless required to do so by the DGCL. If the record date for the Company Meeting is changed, the Company shall, as to that record date, comply with each of its obligations under this Section 6.17. In connection with the Company Meeting, the Company shall (i) unless there has been a Change in Recommendation in accordance with Section 6.02, use reasonable best efforts to obtain the Requisite Stockholder Approval and (ii) otherwise comply with all legal requirements applicable to such meeting. The Company shall include in the Proxy Statement the Company Recommendation, unless there has been a Change in Recommendation in accordance with Section 6.02. Without limiting the generality of the foregoing, the Company shall submit this Agreement for adoption by its stockholders at the Company Meeting whether or not a Change in Recommendation shall have occurred or an Acquisition Proposal shall have been publicly announced or otherwise made known to the Company, the Company Board, or the Company’s Representatives or its stockholders.

Section 6.18 Investment Company Act. Prior to, but subject to the occurrence of, the Effective Time, the Company shall, if requested by Parent in writing no less than five (5) Business Days prior to the Closing, cause Constant Contact Securities Corporation (“CCSC”) to (x) merge with and into the Company with the Company as the surviving corporation in such merger, (y) liquidate and distribute all of its assets (excluding any assets required to be distributed to creditors of CCSC) to the Company or (z) sell, transfer or otherwise distribute to the Company all of its assets that constitute “Investment Securities” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) in exchange for consideration that is not “Investment Securities” as defined in the 1940 Act.

ARTICLE 7

CONDITIONS TO THE MERGER

Section 7.01 Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Merger is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of, at or prior to the Closing, of the following conditions:

(a) Requisite Stockholder Approval. The Requisite Stockholder Approval shall have been obtained in accordance with the DGCL;

(b) Regulatory Authorizations. Any applicable waiting period (or any extensions thereof) under the HSR Act relating to the consummation of the Merger shall have expired or been terminated; and

(c) No Injunction. No court of competent jurisdiction or any Governmental Authority having jurisdiction over any party hereto shall have issued any Order, nor shall there be in effect any Applicable Law or other legal restraint, injunction or prohibition, in any such case that makes consummation of the Merger illegal or otherwise prohibited.

Section 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger shall be further subject to the satisfaction, or to the extent permitted by Applicable Law, waiver of, at or prior to the Closing, of each of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Company (i) contained in Section 4.01 (Corporate Existence and Power), the first sentence of Section 4.02 (Organizational Documents), Section 4.03 (Corporate Authorization), Section 4.06 (Capitalization), Section 4.10(b) (No Company Material Adverse Effect), and Section 4.27 (Opinion of Financial Advisor) shall be true and correct in all respects (except as to Section 4.06 (Capitalization), which shall be true and correct in all but de minimis respects) as of the date of this Agreement and as of the Closing Date as though made on and as of such date

(except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only) and (ii) contained in Article 4 (other than the representations and warranties listed in clause (i) above), without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b) Covenants. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing;

(c) No Material Adverse Effect. Since the date of this Agreement, there have not been any Effects that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect; and

(d) Certificate. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company as to the satisfaction of the conditions in clauses (a) and (b) of this Section 7.02.

Section 7.03 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger shall be further subject to the satisfaction, or to the extent permitted by Applicable Law, waiver of, at or prior to the Closing each of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct, except for any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, prevent or have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger, in each case, as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only);

(b) Covenants. Parent and Merger Sub shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to Closing; and

(c) Certificate. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent as to the satisfaction of the conditions in clauses (a) and (b) of this Section 7.03.

ARTICLE 8

TERMINATION

Section 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (with any termination by Parent also being an effective termination by Merger Sub), whether before, or subject to the terms hereof, after, the receipt of the Requisite Stockholder Approval:

(a) by mutual written agreement of the Company and Parent;

(b) by either the Company or Parent, if:

(i) the Closing shall not have occurred at or before 6:00 P.M. Eastern Time on March 31, 2016 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose material breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Closing to have occurred at or prior to 6:00 P.M. Eastern Time on the End Date;

(ii) the Requisite Stockholder Approval shall not have been obtained at the Company Meeting or at any adjournment or postponement thereof, in each case, at which a vote on such adoption was taken; or

(iii) any court of competent jurisdiction or any Governmental Authority having jurisdiction over any party hereunder shall have issued a final, non-appealable Order or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the Merger, or any Applicable Law shall be in effect that makes consummation of the Merger illegal or otherwise prohibited;

(c) by Parent:

(i) prior to the receipt of the Requisite Stockholder Approval, if (A) the Company Board (or any committee thereof) shall have failed to include the Company Recommendation in the Proxy Statement or shall have otherwise effected a Change in Recommendation, (B) the Company enters into a Competing Acquisition Arrangement; or (C) the Company shall have violated or breached (or be deemed pursuant to the terms hereof, to have violated or breached) in any material respect any provision of Section 6.02 or Section 6.17;

(ii) if the Company shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement or any representation or warranty of the Company contained in this Agreement shall not be true and correct, which breach, failure to perform or failure to be true and correct (A) would give rise to the failure of one of the conditions set forth in Section 7.02(a) or Section 7.02(b) to be satisfied and (B) is incapable of being cured or has not been cured by the Company within twenty (20) calendar days after written notice has been given by Parent to the Company of such breach, failure to perform or failure to be true and correct; provided, however, that Parent may not terminate this Agreement pursuant to this Section 8.01(c)(ii) if, at the time such termination would otherwise take effect in accordance with the foregoing, Parent or Merger Sub is in material breach of this Agreement; or

(d) by the Company:

(i) prior to the receipt of the Requisite Stockholder Approval, in compliance with Section 6.02(e) in order to enter into a definitive Alternative Acquisition Agreement concerning a transaction that constitutes a Superior Proposal; provided, that the Company (A) prior to or concurrently with such termination pays to Parent by wire transfer in immediately available funds the Company Termination Fee required to be paid pursuant to Section 8.03(a) and (B) substantially concurrently with such termination, enters into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal;

(ii) if Parent shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement or any representation or warranty of Parent contained in this Agreement shall not be true and correct, which breach, failure to perform or failure to be true and correct (A) would give rise to the failure of one of the conditions set forth in Section 7.03(a) or Section 7.03(b) to be satisfied and (B) is incapable of being cured or has not been cured by Parent within twenty (20) calendar days after written notice has been given by the Company to Parent of such breach, failure to perform or failure to be true and correct; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.01(d)(ii) if, at the time such termination would otherwise take effect in accordance with the foregoing, the Company is in material breach of this Agreement; or

(iii) if (A) all the conditions set forth in Section 7.01 and Section 7.02 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but which conditions are capable of being satisfied) on the date the Closing is required to occur pursuant to Section 2.02, (B) the Company stood ready, willing and able to consummate the Closing on that date (including by satisfaction of the conditions set forth in Section 7.01 and Section 7.02 that are to be satisfied at the Closing), and (C) Parent and Merger Sub do not complete the Merger on that date as required by Section 2.02).

The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give written notice of such termination to each other party hereto and specify the applicable provision or provisions hereof pursuant to which such termination is effected and the basis for such termination.

Section 8.02 Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party hereto, any Representative of such party, any Parent Related Party or any Company Related Party to each other party hereto; provided, however, that the parties shall remain bound by, and continue to be subject to, the Confidentiality Agreement, this Section 8.02, Section 8.03, Article 9 and the indemnification provisions of Section 6.11, each of which shall survive any termination hereof pursuant to Section 8.01; provided, further, that, subject in all respects to Section 8.03(d), nothing in this Section 8.02 shall relieve the Company from any liability or damages resulting from any fraud or willful breach of this Agreement that occurred prior to such termination.

Section 8.03 Termination Fees.

(a) If, but only if, this Agreement is terminated by:

(i) Parent pursuant to Section 8.01(c)(ii) or either Parent or the Company pursuant to Section 8.01(b)(i) or Section 8.01(b)(ii), and in any such case (x) prior to such termination (or the Stockholders’ Meeting in the case of termination pursuant to Section 8.01(b)(ii)), an Acquisition Proposal shall have been communicated to the management of the Company or the Company Board or shall have been publicly disclosed and not irrevocably withdrawn prior to such date and (y) within eighteen (18) months after such termination, (1) the Company enters into a Competing Acquisition Arrangement with a Third Party that is thereafter consummated, (2) the Company consummates the transactions contemplated by any Acquisition Proposal with a Third Party, or (3) the Company Board recommends an Acquisition Proposal with a Third Party to the Company’s stockholders that is later consummated, which in the case of (1), (2) or (3), need not be the same Acquisition Proposal described in clause (x) above (provided that, for purposes of this Section 8.03, references to “20%” in the definition of Acquisition Transaction shall be deemed to be references to “50%”);

(ii) the Company pursuant to Section 8.01(d)(i); or

(iii) Parent pursuant to Section 8.01(c)(i);

then, in any such case, the Company shall pay, or cause to be paid, to Parent or Parent’s designee(s), as the case may be, an amount equal to $36,000,000 (the “Company Termination Fee”).

(b) Any payments required to be made under Section 8.03(a) shall be made by wire transfer of same day funds to the account or accounts designated by Parent, (w) in the case of Section 8.03(a)(i), on the same day as the consummation of any transactions contemplated by an Acquisition Proposal, (x) in the case of Section 8.03(a)(ii), immediately prior to or concurrently with such termination, and (y) in the case of Section 8.03(a)(iii), promptly, but in no event later than two (2) Business Days after the date of such termination.

(c) If the Agreement is terminated by the Company pursuant to Section 8.01(d)(ii) or Section 8.01(d)(iii), then Parent shall pay, or cause to be paid, to the Company an amount equal to $72,000,000 (the “Parent Termination Fee”) by wire transfer of same day funds to the account or accounts designated by the Company not later than two (2) Business Days after the date of such termination.

(d) Notwithstanding any other provision of this Agreement to the contrary, the Company acknowledges and agrees on behalf of itself and its Affiliates that termination of this Agreement pursuant to Section 8.01(d)(ii) or Section 8.01(d)(iii) and the receipt of the Parent Termination Fee (in circumstances in which it is payable) shall (x) constitute the sole and exclusive remedy under this Agreement of the Company and each of its Affiliates and Representatives and holders of Shares and any other Company Related Party, and (y) be deemed to be liquidated damages, for any and all losses or damages suffered or incurred by the Company and its Affiliates and Representatives, holders of Shares and any other Company Related Party in connection with or as a result of any breach of any representation, warranty, covenant or agreement or the failure of the transactions contemplated hereby to be consummated or any matter forming the basis for termination of this Agreement, and none of the Company and its respective Affiliates or Representatives, any holder of Shares or any other Company Related Party shall be entitled to bring or maintain any Proceeding against Parent, Merger Sub, any Parent Related Party or any of their respective Affiliates or Representatives arising out of or in connection with this Agreement, the Merger, the Debt Financing, or any of the other transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination. The Company shall not be entitled to specific performance under Section 9.09 if the Company has terminated this Agreement pursuant to Section 8.01(d)(ii) or Section 8.01(d)(iii) and Parent has paid in full the Parent Termination Fee as provided in Section 8.03(c), and in no event shall the Company or its Affiliates be permitted or entitled to receive both a grant of specific performance of Parent’s and Merger Sub’s obligations to cause the Closing to occur pursuant to Section 2.02 and the Parent Termination Fee.

(e) Notwithstanding any other provision of this Agreement to the contrary, Parent acknowledges and agrees on behalf of itself and its Affiliates that, (i) in the event of termination of this Agreement in a circumstance in which the Company Termination Fee becomes payable to Parent pursuant to Section 8.03(a)(i), Section 8.03(a)(ii) or Section 8.03(a)(iii), the receipt of the Company Termination Fee shall (except in the case of any willful breach or fraud, to which the limitations set forth in this subsection (e) shall not apply) (x) constitute the sole and exclusive remedy under this Agreement of Parent and each of its Affiliates and Representatives and any other Parent Related Party, and (y) be deemed to be liquidated damages, for any and all losses or damages suffered or incurred by Parent and its Affiliates and Representatives and any other Parent Related Party in connection with or as a result of any breach of any representation, warranty, covenant or agreement or the transactions contemplated hereby to be consummated or any matter forming the basis for termination of this Agreement, and (ii) in the event of any such termination of this Agreement in a circumstance in which the Company Termination Fee becomes payable to Parent pursuant to Section 8.03(a)(i), Section 8.03(a)(ii) or Section 8.03(a)(iii), then, following Parent’s receipt of the Company Termination Fee, none of Parent and its respective Affiliates or Representatives or any other Parent Related Party shall (except in the case of any willful breach or fraud, to which the limitations set forth in this clause (e) shall not apply) be entitled to bring or maintain any Proceeding against the Company or any Company Related Party or any of their respective Affiliates or Representatives arising out of or in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination.

(f) For the avoidance of doubt, any payment by the Company or Parent under this Section 8.03 shall be payable only once with respect to this Section 8.03 and not in duplication even though such payment may be payable under one or more provisions hereof.

(g) Notwithstanding anything herein to the contrary, if Parent or Merger Sub fail to complete the Merger for any or no reason or otherwise breach this Agreement, fail to perform hereunder or under the Debt Financing (in any case, whether willfully, intentionally, unintentionally or otherwise) then, except for an order of specific performance as and only to the extent expressly permitted by Section 9.09, the sole and exclusive remedy (whether at law, in equity, in contract in tort or otherwise) of the Company, its Affiliates and any other Person against Parent, Merger Sub or any Parent Related Party for any such failure, breach, loss, damage or otherwise shall be for the Company to terminate this Agreement and receive payment of the Parent Termination Fee, if payable hereunder. For the avoidance of doubt, under no circumstance will the Company, any of its Affiliates, any holder of Shares or any other Company Related Party be entitled to aggregate monetary damages (when taken together with all other monetary damages and the payment of the full or partial amount of the Parent Termination Fee) from Parent, Merger Sub and the Parent Related Parties to the Company, any of the Company’s Affiliates, any holder of Shares or any other Company Related Party in connection with this Agreement, the Debt Financing, for any breach, failure to perform hereunder or thereunder (in any case, whether willfully, intentionally, unintentionally or otherwise) or other liability of any kind suffered as a result of any breach of this Agreement or the failure to complete the Merger or any other transactions contemplated by this Agreement or the Debt Financing (including the abandonment or termination hereof or thereof) for any loss or otherwise, in excess of the amount of the Parent Termination Fee.

(h) Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.03 are an integral part of this Agreement and the transactions contemplated hereby and that without such agreements the Company, Parent and Merger Sub would not have entered into this Agreement. Accordingly, if the Company or Parent, as the case may be, fails to pay the fees due pursuant to this Section 8.03 or any portion thereof and, in order to obtain such payment, the Company, Parent or Merger Sub (as applicable, the “Prevailing Party”) commences a suit which results in an Order against the other party (the “Other Party”) for such fee or any portion thereof, the Other Party shall pay to the Prevailing Party its costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the amount of the applicable fee (or any portion thereof that has not been paid timely in accordance with this Agreement) and on the amount of such costs and expenses, in each case from and including the date payment of such amount was due to through the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made.

ARTICLE 9

MISCELLANEOUS

Section 9.01 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by email, in each case as follows:

if to Parent or Merger Sub, to:

Endurance International Group Holdings, Inc.
10 Corporate Drive
Suite 300
Burlington, Massachusetts 01803
Attention:	David Bryson
Lara Mataac
Email:	david@endurance.com
lara.mataac@endurance.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention:	David Leinwand
Matthew P. Salerno
Facsimile:	(212) 225-3999
Email:	dleinwand@cgsh.com
msalerno@cgsh.com

if to the Company, to:

Constant Contact, Inc.
1601 Trapelo Road, Third Floor
Waltham, Massachusetts 02451
Attention:	Robert P. Nault
Email:	rnault@constantcontact.com

with a copy to:

Latham & Watkins LLP
200 Clarendon Street
27th Floor
Boston, Massachusetts 02116
Attention:	Philip P. Rossetti
Facsimile:	(617) 948-9001
Email:	philip.rossetti@lw.com

Section 9.02 Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time; provided, that this Section 9.02 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 9.03 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived at any time before or after approval of this Agreement and the Merger by the respective Boards of Directors or stockholders of the parties hereto if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that, after the Requisite Stockholder Approval has been obtained, no such amendment or waiver shall be made or given that requires the further approval of the stockholders of the Company under the DGCL unless such required further approval is obtained.

(b) Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived at any time prior to the Effective Time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

(c) Notwithstanding anything to the contrary in this Agreement, none of this Section 9.03(c) or Section 8.03(e), Section 9.05, Section 9.07(b), Section 9.08 or Section 9.14 (and the related definitions and other provisions of this Agreement to the extent an amendment, modification, waiver or termination would serve to modify the substance or provisions of such Sections) may be amended, modified, waived or terminated in a manner that impacts or is adverse in any respect to the Debt Financing Sources without the prior written consent of the Debt Financing Sources.

Section 9.04 Fees; Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 9.05 Assignment; Benefit. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided that

Parent or Merger Sub, upon prior written notice to the Company, may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors, and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except (i) for the provisions of Section 6.08, which shall inure to the benefit of the Persons or entities benefiting therefrom who are expressly intended to be third-party beneficiaries thereof and who may enforce the covenants contained therein, (ii) for the provisions of this Section 9.05 and Section 8.03(d), Section 9.03(c), Section 9.07(b), Section 9.08 and Section 9.14, which shall inure to the benefit of the Lenders and the other Debt Financing Sources and such Lenders and Debt Financing Sources shall be entitled to rely on and enforce the provision of such sections, (iii) for the provisions of Section 8.02, Section 8.03 and Section 9.14, which shall inure to the benefit of the Parent Related Parties and (iv) as provided in Section 2.07 and Section 2.08 (with respect to which the holders of Shares shall be third party beneficiaries to receive the amounts that such holders of Shares are entitled to receive pursuant to and in accordance with Section 2.07 and Section 2.08, only from and after the Effective Time). For the avoidance of doubt, other than as expressly provided in this Section 9.05, no holder of Shares shall have any third-party beneficiary rights under this Section 9.05 or any other provision of this Agreement.

Section 9.06 Governing Law. This Agreement and any Proceedings arising out of or related hereto or to the Merger or to the inducement of any party hereto to enter into this Agreement (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, including all matters of construction, validity, and performance, without regard to the conflicts of law rules of such State that would refer a matter to the laws of another jurisdiction.

Section 9.07 Jurisdiction.

(a) The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware, or, if no such state court has proper jurisdiction, the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate court therefrom. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by Applicable Law.

(b) Notwithstanding anything herein to the contrary, each party hereto further agrees that New York State or United States Federal courts sitting in the borough of Manhattan, City of New York shall have exclusive jurisdiction over any action (whether at law or at equity and whether brought by any party hereto or any other person) brought against any Lender or other Debt Financing Source in connection with the Debt Financing or this Agreement, and that no party hereto will bring, or permit any of their Affiliates to bring, any such action in any other court.

Section 9.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR

RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR IN ANY ACTION RELATING TO THE DEBT FINANCING OR INVOLVING A LENDER OR OTHER DEBT FINANCING SOURCE.

Section 9.09 Specific Performance; Remedies.

(a) The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware, or, if no such state court has proper jurisdiction, the Federal District Court located in Wilmington, Delaware, and any appellate court therefrom, and, in any action for specific performance, each party waives the defense of adequacy of a remedy at law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity (subject to the limitations set forth in this Agreement).

(b) Notwithstanding anything to the contrary in this Agreement (including Section 9.09(a)), it is explicitly agreed that the Company’s right to specific performance of or other equitable remedies with respect to Parent’s and Merger Sub’s obligations to consummate the Merger shall be subject to the requirements that: (i) all of the conditions precedent to Parent’s and Merger Sub’s obligations set forth in Section 7.01 and Section 7.02 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but which conditions are capable of being satisfied at the Closing), (ii) the Debt Financing has been funded or will be funded in accordance with the terms thereof at the Closing, (iii) Parent and Merger Sub fail to complete the Closing by the time the Closing was required to have occurred pursuant to Section 2.02, (iv) the Company has irrevocably confirmed in writing delivered to Parent that if specific performance is granted and the Debt Financing is funded, then it would take such actions that are within its control to consummate the Closing in accordance with the terms hereof (including satisfaction of the conditions to Parent’s and Merger Sub’s obligations in Section 7.01 and Section 7.02 that contemplate an action be taken or documents be delivered at the Closing), and (v) Parent fails to complete the Closing within three (3) Business Days following delivery of the confirmation pursuant to clause (iv) above and the Company stood ready, willing and able to complete the Closing throughout such three (3) Business Day period. For the avoidance of doubt, the foregoing provisions of this Section 9.09(b) shall not be deemed to limit in any way the Company’s right to specific performance of or other equitable remedies to any of Parent’s or Merger Sub’s other agreements or obligations hereunder (including under Section 6.10) other than its obligation to consummate the Merger. In no event shall the Company be entitled to seek the remedy of specific performance or other equitable remedies with respect to Parent’s obligations to consummate the Merger other than solely under the specific circumstances and as specifically set forth in this Section 9.09(b). In no event shall any Person other than the Company be entitled to seek the remedy of specific performance of any of Parent’s or Merger Sub’s obligations to consummate the Merger. In no event shall any Person other than Parent and/or Merger Sub be entitled to seek the remedy of specific performance of the Company’s obligations to consummate the Merger. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity; provided, that nothing contained in this sentence shall prohibit a party from opposing a grant of specific performance or other equitable relief on the basis that such remedy is not permitted pursuant to the terms of this Agreement. For the avoidance of doubt, while the Company or Parent may pursue both a grant of specific performance as and only to the extent expressly permitted by this Section 9.09 and the payment of the Parent Termination Fee (only to the extent expressly permitted by Section 8.03(c)) or the payment of the Company Termination Fee (only to the extent expressly permitted by Section 8.03(a)), as applicable, under no circumstances shall Parent or the Company, as applicable, be obligated to both specifically perform its obligations to consummate the Merger, on the one hand, and pay the Parent Termination Fee or the Company Termination Fee, as applicable, on the other hand.

Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Merger and the other transactions contemplated hereby is not affected in any manner materially adverse to any party; provided, that the parties intend that the remedies and limitations on remedies contained in this Agreement (including the limitations on equitable remedies and provisions providing that the termination of this Agreement and the payment of the Parent Termination Fee be the sole and exclusive remedy of the Company, its Affiliates and any other Person against Parent, Merger Sub and the Parent Related Parties) to be construed as integral provisions of this Agreement and that such remedies and limitations shall not be severable in any manner that increases Parent’s, Merger Sub’s or any Parent Related Party’s liability or obligations hereunder. Upon such a determination, the parties agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the Merger be consummated as originally contemplated to the fullest extent possible.

Section 9.11 Entire Agreement. This Agreement, the Voting Agreement, the Confidentiality Agreement, the exhibits to this Agreement, the Schedules, the Company Disclosure Schedules and any documents delivered by the parties hereto in connection herewith constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.

Section 9.12 Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party hereto and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party hereto by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. Any matter set forth on the Company Disclosure Schedules shall not be deemed to constitute an admission by the Company or any Company Subsidiary, or to otherwise imply, that any such matter is material, is required to be disclosed by the Company under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement, nor shall be construed as an admission or indication to any Third Party that any breach or violation exists or has actually occurred.

Section 9.13 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party hereto has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 9.14 Non-Recourse.

(a) This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Notwithstanding anything herein to the contrary, no Parent Related Party nor Debt

Financing Source shall have any Liability (whether at law, in equity, in contract, in tort or otherwise) to the Company, any holder of Shares or any other Company Related Party for any obligations or Liabilities to any party hereto under this Agreement or the Debt Financing or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby and no Parent Related Party shall have any rights or claims against any Company Related Party (other than, following the Closing, the Surviving Corporation, Parent and Merger Sub).

(b) Notwithstanding anything to the contrary that may be expressed or implied in this Agreement and without limiting the generality of Section 9.14(a), no Parent Related Party nor Debt Financing Source shall have any Liability to the Company or any of its Affiliates or Representatives, or any holder of Shares, or any Company Related Party claiming by, under or through the Company, relating to or arising out of this Agreement, the Debt Financing or in respect of any other document or theory (whether at law, in equity, in contract, in tort or otherwise) or in respect of any oral representations made or alleged to be made in connection herewith or therewith (whether at law, in equity, in contract, in tort or otherwise).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CONSTANT CONTACT, INC.

By:	/s/ Gail F. Goodman

Name:	Gail F. Goodman

Title:	President and Chief Executive Officer

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

By:	/s/ Hari Ravichandran

Name:	Hari Ravichandran

Title:	Chief Executive Officer

PAINTBRUSH ACQUISITION CORPORATION

By:	/s/ Hari Ravichandran

Name:	Hari Ravichandran

Title:	Chief Executive Officer

Exhibit A

Form of Voting Agreement

EXHIBIT A

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of October 30, 2015 by and between Endurance International Group Holdings, Inc., a Delaware corporation (“Parent”), and the undersigned stockholders of Constant Contact, Inc., a Delaware corporation (the “Company”), set forth on Schedule A hereto (each a “Stockholder” and, collectively the “Stockholders”).

WITNESSETH:

WHEREAS, Parent, Paintbrush Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger of even date herewith (as it may be modified or amended from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving corporation of the Merger and pursuant to which all Common Shares will be converted into the right to receive the consideration set forth in the Merger Agreement;

WHEREAS, as of the date hereof each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of Common Shares set forth opposite the name of such Stockholder on Schedule A hereto;

WHEREAS, the Board of Directors of the Company has, prior to the execution of this Agreement, approved this Agreement and the transactions contemplated hereby; and

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, each Stockholder (in its capacity as such) has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below intending to be legally bound, the parties hereto agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Common Shares” shall mean, with respect to any Stockholder, (i) all shares of Company Common Stock, all Company Stock Options, all Company RSUs and all rights to purchase Company Common Stock, in each case, owned by such Stockholder as of the date hereof, and (ii) all additional shares of Company Common Stock, Company Stock Options and rights to purchase Company Common Stock, of which such Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date (including by means of purchase, dividend, distribution, stock split, split-up, merger, consolidation, reorganization, recapitalization, combination, exchange or similar transaction or issued upon the exercise of any warrants or options, the vesting or settlement of Company RSUs, or the conversion of any convertible securities or otherwise).

“Expiration Date” shall mean the earlier to occur of (i) the termination of the Merger Agreement in accordance with the terms thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (iii) the date of any material modification, waiver or amendment to any provision of the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects, in any material respect, the consideration payable to any Stockholder without the written consent of such Stockholder.

“Transfer” A Person shall be deemed to have effected a “Transfer” of a Common Share if such Person, directly or indirectly, (i) sells, issues, pledges, encumbers, assigns, grants an option with respect to, transfers, tenders or otherwise disposes of such Common Shares or any interest in such Common Shares in any manner, for or without consideration, or (ii) enters into an agreement or commitment providing for the sale of, issuance of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of, tender of or other disposition of such Common Shares or any interest therein in any manner, for or without consideration, provided, that, for the avoidance of doubt, “Transfer” does not include granting a proxy or voting or consent instructions with respect to any matter other than those specified in clauses (i), (ii) or (iii) of Section 3(a).

2. Transfer of Common Shares.

(a) Transfer Restrictions. During the term of this Agreement and subject to Section 2(c), no Stockholder shall Transfer (or cause or permit the Transfer of) any Common Shares (or enter into any agreement or arrangement relating to the Transfer of any Common Shares) except to Parent or with Parent’s prior written consent. Any Transfer, or purported Transfer, of Common Shares in breach or violation of this Agreement shall be void and of no force or effect and each Stockholder acknowledges that the Company will not register or permit the registration of or otherwise facilitate or effect any such Transfer.

(b) Transfer of Voting Rights. Without limiting the generality of Section 2(a), each Stockholder agrees not to deposit (or cause or permit the deposit of) any Common Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement with respect to any of the Common Shares or otherwise take any similar action in contravention of the obligations of each Stockholder under this Agreement.

(c) Permitted Transfers. Nothing in this Section 2 shall prohibit a Transfer of Common Shares by a Stockholder (i) to any member of such Stockholder’s immediate family, or to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family, (ii) by will or operation of law or upon the death such Stockholder, (iii) in connection with or for the purpose of personal tax-planning or estate-planning, (iv) to Affiliates of such Stockholder, (v) for charitable purposes or as charitable gifts or donations, or (vi) pursuant to any Rule 10b5-1 plan in effect as of the date of this Agreement; provided, however, that a Transfer referred to in subclauses (i)-(v) of this Section 2(c) shall be permitted only if, as a precondition to such transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement. In addition, notwithstanding anything in this Agreement to the contrary, a Stockholder may make: (A) with respect such Stockholder’s Company Stock Options, Transfers of the underlying Company Shares to the Company (or cancellations) in payment of the exercise price of such Stockholder’s Company Stock Options, and (B) with respect to such Stockholder’s Company Stock Options or Company RSUs, (x) Transfers or cancellations of the underlying Common Shares to the Company in order to satisfy Taxes applicable to the exercise of such Stockholder’s Company Stock Options, or (y) Transfers or cancellations of Common Shares or Company RSUs to the Company in order to satisfy Taxes applicable to the vesting or settlement of such Stockholder’s Company RSUs.

3. Agreement to Vote Common Shares; Irrevocable Proxy.

(a) At every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, each Stockholder (in such Stockholder’s capacity as such), to the extent not so voted by the Person(s) appointed under a Proxy (as defined below), shall, or shall cause the holder of record on any applicable record date to, vote all Common Shares as to which such Stockholder has sole or shared voting power and entitled to vote or act by written consent:

(i) in favor of (A) the adoption of the Merger Agreement and any other matter that must be approved by the stockholders of the Company in order for the transactions contemplated by the Merger Agreement to be consummated and (B) any adjournment, recess, delay or postponement recommended by the

Company (and not publicly opposed by Parent) with respect to any stockholder meeting with respect to the Merger Agreement;

(ii) against approval of any proposal made in opposition to, made in competition with, or that would reasonably be expected to result in a breach of, the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement; and

(iii) against any of the following actions (other than those actions in furtherance of the Merger and the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of or involving the Company or any of the Company Subsidiaries, (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of the Company Subsidiaries, (C) any reorganization, recapitalization, extraordinary dividend, dissolution, liquidation or winding up of the Company or any of the Company Subsidiaries, (D) any material change in the capitalization of the Company or any of the Company Subsidiaries, or the corporate structure of the Company or any of the Company Subsidiaries, (E) any Acquisition Proposal with respect to the Company, or (F) any other action that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

Each Stockholder shall retain at all times the right to vote its Common Shares in its sole discretion and without any other limitation on those matters other than those set forth in clauses (i), (ii) and (iii) that are at any time or from time to time presented for consideration to the Company’s stockholders generally. For the avoidance of doubt, clauses (i), (ii), and (iii) of this Section 3(a) shall not apply to votes, if any, solely on the election or removal of directors as recommended by the Company Board.

(b) In furtherance of the agreements herein and concurrently with the execution of this Agreement, each Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A (each such proxy, a “Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to all of such Stockholder’s Common Shares.

(c) Each Stockholder hereby represents and warrants to Parent that any proxies heretofore given by it in respect of its Common Shares are not irrevocable, that any such proxies have heretofore been effectively revoked, and that written notice of revocation of such proxies has been delivered to any such proxy holders.

(d) Each Stockholder hereby affirms that the Proxy is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the Proxy is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such Proxy may lawfully do or cause to be done by virtue hereof. Such Proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL until the termination of this Agreement in accordance with its terms.

(e) Each Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4. Agreement Not to Exercise Appraisal Rights. Each Stockholder shall not exercise, and hereby irrevocably and unconditionally waives, any statutory rights (including under Section 262 of the DGCL) to demand appraisal of any Common Shares that may arise in connection with the Merger or the Merger Agreement.

5. Directors and Officers. It is understood that each Stockholder enters into this Agreement solely in such Stockholder’s capacity as a stockholder of the Company. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall be construed as preventing or limiting a Stockholder or affiliate of a Stockholder, who is a director or officer of the Company, from taking (or omitting to take) any action in such capacity or fulfilling the obligations of such office, including by performing the obligations required by the fiduciary obligations of such Person, in each case, in his or her capacity as a director or officer of the Company. For the avoidance of doubt, nothing in this Agreement shall modify any rights or obligations under the Merger Agreement.

6. Representations and Warranties of the Stockholders. Each Stockholder hereby covenants, represents and warrants to Parent, severally and not jointly, and solely as to itself and its Common Shares, as follows:

(a) Ownership. Such Stockholder (i) is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Common Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all Liabilities, Liens, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of such Common Shares (collectively, “Encumbrances”) except for restrictions on Transfer under the Securities Act or Encumbrances arising hereunder; (ii) does not own as of the date hereof, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Common Shares set forth on Schedule A hereto; and (iii) has the sole right to vote, dispose of and exercise and holds sole power to issue instructions with respect to the matters set forth in Sections 2, 3, and 4 hereof, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement with respect to all of such Stockholder’s Common Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

(b) Power; Binding Agreement. Such Stockholder has the legal capacity and all requisite power and authority to execute and deliver this Agreement and the Proxy, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder, and no other actions on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Applicable Laws affecting or relating to creditors’ rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(c) No Conflicts. None of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by each Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with (A) in the case of a Stockholder that is not a natural person, any provisions of the Organizational Documents of such Stockholder or (B) any agreement to which such Stockholder is a party or by which such Stockholder’s Common Shares are bound, or (ii) violate, or require any consent, approval, or notice under, any provision of any judgment, order or decree or any Applicable Law that is applicable to such Stockholder or any of such Stockholder’s Common Shares (other than filings required pursuant to the Exchange Act), except, in the case of (i) or (ii) above, as would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Stockholder to perform its obligations hereunder on a timely basis.

(d) Absence of Litigation. As of the date hereof, there is no action, arbitration, claim, proceeding, suit or investigation pending or, to the knowledge of such Stockholder, threatened against such Stockholder before or by any Governmental Authority, except, as would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(e) Reliance by Parent. Such Stockholder has received and reviewed a copy of the Merger Agreement. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

7. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders as follows:

(a) Power; Binding Agreement. Parent has the legal capacity and all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent, and, assuming this Agreement constitutes a valid and binding obligation of each Stockholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Applicable Laws affecting or relating to creditors’ rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b) No Conflicts. The execution, delivery, and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby will not (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with (A) any provisions of the Organizational Documents of Parent or (B) any Contract to which Parent is a party or by which Parent’s assets may be bound, or (ii) violate, or require any consent, approval, or notice under, any provision of any judgment, order or decree or any Applicable Law that is applicable to Parent (other than filings required pursuant to the Exchange Act), except, in the case of (i) or (ii) above, as would not reasonably be expected, either individually or in the aggregate, to impair the ability of Parent to perform its obligations hereunder on a timely basis.

8. Certain Restrictions. Each Stockholder agrees, while this Agreement is in effect, (a) not to take, agree or commit to take any action that would reasonably be expected to make any representation or warranty of such Stockholder contained in this Agreement inaccurate in any respect as of any time during the term of this Agreement and (b) to take all reasonable action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

9. Non-Solicitation. Each Stockholder, in such Stockholder’s capacity as a stockholder of the Company, agrees (a) to be bound by and comply with the terms and provisions of Section 6.02 of the Merger Agreement, to the extent such terms and provisions are applicable to Representatives thereunder and (b) not to make any statement or proposal inconsistent with the Board Recommendation.

10. Disclosure. Each Stockholder shall permit Parent to publish and disclose in all documents and schedules filed with the SEC or any other similar Governmental Authority, and any press release or other disclosure document that Parent reasonably determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, such Stockholder’s identity and ownership of Common Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.

11. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Common Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Common Shares shall remain vested in and belong to each Stockholder.

12. Further Assurances. Subject to the terms and conditions of this Agreement, upon the request of Parent, each Stockholder shall execute and deliver any additional documents and take, or cause to be taken, all actions, and to do, or cause to be done, all things as may reasonably be deemed by Parent to be necessary or desirable to fulfill such Stockholder’s obligations under this Agreement.

13. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, each Stockholder shall, and hereby does authorize and instruct the Company or its counsel to notify the Company’s transfer agent that, from the date hereof until the Expiration Date, subject to the terms hereof, there is a stop transfer order with respect to all of the Common Shares of such Stockholder (and that this Agreement places limits on the voting and transfer of such Common Shares until the Expiration Date).

14. Termination. This Agreement and each Proxy, and all rights and obligations of the parties hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 14 or elsewhere in this Agreement shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for any material breach of this Agreement prior to such termination. This Section 14 and Sections 1, 5, 15 (as applicable) shall survive any termination of this Agreement.

15. Miscellaneous.

(a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that substance of this Agreement be consummated as originally contemplated to the fullest extent possible.

(b) Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder may be assigned by any of the parties (whether by operation of law or otherwise) without prior written consent of the other parties, except that Parent may assign, in its sole discretion and without the consent of any other party, any of or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly owned Subsidiaries of Parent. Subject to the preceding sentence, this Agreement and all of the provisions hereof shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns and the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder

(c) Amendments. This Agreement may be amended by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto.

(d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of any Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation at law or in equity, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity, without the requirement of posting a bond or other security.

(e) Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier, or (iv) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

If to Parent, to:

Endurance International Group Holdings, Inc.
10 Corporate Drive
Suite 300
Burlington, Massachusetts 01803
Attention:	David Bryson
Lara Mataac
Email:	david@endurance.com
lara.mataac@endurance.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention:	David Leinwand
Matthew P. Salerno
Facsimile:	(212) 225-3999
Email:	dleinwand@cgsh.com
msalerno@cgsh.com

If to any Stockholder, to the address set forth next to such Stockholder’s name on the relevant signature page hereto.

(f) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(h) No Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto.

(i) Governing Law. This Agreement and any Proceedings arising out of or related hereto or to the Merger or to the inducement of any party hereto to enter into this Agreement (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, including all matters of construction, validity, and performance, without regard to the conflicts of law rules of such State that would refer a matter to the laws of another jurisdiction.

(j) Consent to Jurisdiction.

(i) The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware, or, if no such state court has proper jurisdiction, the Federal

District Court for the District of Delaware located in Wilmington, Delaware, and any appellate court therefrom. Each Party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the Transactions, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each Party agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 15(e) or in any other manner permitted by Applicable Law.

(k) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Rules of Construction. Each of the parties hereto acknowledge that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(m) Entire Agreement. This Agreement (together with the Merger Agreement and any other documents and instruments referred to herein) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof.

(n) Interpretation.

(i) Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(ii) The article and section headings contained in this Agreement are for reference purposes only and shall not in any way affect or be deemed to affect the meaning or interpretation of this Agreement.

(iii) Words describing the singular number shall be deemed to include the plural and vice versa, and words denoting any gender shall be deemed to include all genders.

(o) Expenses. Except as expressly provided for herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

(p) Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive reimbursement for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred in such action or suit.

(q) Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Notwithstanding anything herein to the contrary, no Parent Related Party shall have any Liability (whether at law, in equity, in contract, in tort or otherwise) to any of the Stockholders or any other Person for any obligations or Liabilities to any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

(r) Counterparts; Facsimile Transmission of Signatures. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

Endurance International Group Holdings, Inc.

By:

Name:

Title:

STOCKHOLDERS

[STOCKHOLDER 1]

By:

Title:

[STOCKHOLDER 2]

By:

Title:

[Signature Page to Voting Agreement]

EXHIBIT A

IRREVOCABLE PROXY

The undersigned Stockholder (the “Stockholder”) of Constant Contact, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Endurance International Group Holdings, Inc., a corporation organized under the laws of Delaware (“Parent”), acting through any of its authorized signatories, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or equity securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below); provided, however, that such proxy and voting and related rights are expressly limited to the matters discussed in clauses (i) through (iii) in the fourth paragraph of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date, provided that, the undersigned may grant subsequent proxies with respect to any matter other than those discussed in clauses (i) through (iii) in the fourth paragraph of this Irrevocable Proxy.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by Applicable Law, is coupled with an interest sufficient in law and is granted pursuant to that certain Voting Agreement of even date herewith by and between Parent and the undersigned Stockholder (the “Voting Agreement”), and is granted as a condition and inducement to the willingness of Parent, Paintbrush Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) to enter into that certain Agreement and Plan of Merger of even date herewith (as it may be amended from time to time, the “Merger Agreement”), among Parent, Merger Sub and the Company. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving corporation of the Merger and pursuant to which all outstanding shares of Company Common Stock will be converted into the right to receive the consideration set forth in the Merger Agreement.

As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) the termination of the Merger Agreement in accordance with the terms thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (iii) the date of any material modification, waiver or amendment to any provision of the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects, in any material respect, the consideration payable to the Stockholder without the written consent of the Stockholder.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:

(i) in favor of (A) the adoption of the Merger Agreement (as it may be modified or amended from time to time) and any other matter that must be approved by the stockholders of the Company in order for the transactions contemplated by the Merger Agreement to be consummated and (B) any adjournment, recess, delay or postponement recommended by the Company (and not publicly opposed by Parent) with respect to any stockholder meeting with respect to the Merger Agreement;

(ii) against approval of any proposal made in opposition to, made in competition with, or that would reasonably be expected to result in a breach of, the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement; and

(iii) against any of the following actions (other than those actions in furtherance of the Merger and the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of or involving the Company or any of the Company Subsidiaries, (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of the Company Subsidiaries, (C) any reorganization, recapitalization, extraordinary dividend, dissolution, liquidation or winding up of the Company or any of the Company Subsidiaries, (D) any material change in the capitalization of the Company or any of the Company Subsidiaries, or the corporate structure of the Company or any of the Company Subsidiaries, (E) any Acquisition Proposal with respect to the Company, or (F) any other action that is intended, or would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter. The undersigned Stockholder may vote the Shares in its sole discretion on all other matters. For the avoidance of doubt, clauses (i) through (iii) in the fourth paragraph of this Irrevocable Proxy shall not apply to votes, if any, on the election or removal of directors as recommended by the Company Board.

Any obligation of the undersigned hereunder shall be binding upon the successors and permitted assigns of the undersigned.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

[Remainder of page left intentionally blank]

Dated: October 30, 2015	STOCKHOLDER

By:

Name:

[Signature Page to Irrevocable Proxy]

Schedule A

Common Shares Held by Stockholders

Stockholder	Company Common Stock		Company Stock Options	Company RSUs
Gail F. Goodman	566,081		863,130	207,205
Ellen M. Brezniak	12,219		243,311	65,580
Harpreet Grewal	12,226	[1]	37,146	112,914
Joel A. Hughes	2,550		32,637	69,122
Christopher M. Litster	2,365		162,213	80,993
Robert P. Nault	9,609		244,410	65,741
Robert D. Nicoson	14,635		143,120	63,532
Kenneth J. Surdan	9,941		103,120	78,994
Robert P. Badavas	20,788	[2]	89,000	4,357
Julie M. B. Bradley	0		0	4,192
John Campbell	5,954		7,000	4,357
Jay Herratti	4,288		35,000	4,357
William S. Kaiser	27,655	[3]	60,000	4,357
Daniel T. H. Nye	14,288	[4]	65,000	4,357
Lisa Weinstein	0		0	4,192

Total	702,599		2,085,087	781,250

[1]	These shares are held jointly with Mr. Grewal’s spouse.
[2]	14,288 shares are held directly by Mr. Badavas and 6,500 shares are held indirectly by Robert P. Badavas Trust of 2007.
[3]	25,686 shares are held directly by Mr. Kaiser and 1,969 shares are held indirectly by Kaiser Family Trust.
[4]	13,688 shares are held directly, with 5,088 of these held directly by Mr. Nye and 8,600 of these held jointly with Mr. Nye’s spouse. An additional 600 shares are held indirectly by Mr. Nye’s spouse.

Exhibit B

Form of Certificate of Incorporation of the Surviving Corporation

EXHIBIT B

AMENDED & RESTATED

CERTIFICATE OF INCORPORATION

OF

CONSTANT CONTACT, INC.

ARTICLE ONE

The name of the Corporation is Constant Contact, Inc.

ARTICLE TWO

The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of the registered agent whose office address will be the same as the registered office is The Corporation Trust Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE FOUR

The total number of shares of capital stock that the Corporation has authority to issue is 1,000 shares, which will be designated Common Stock, par value $0.01 per share.

ARTICLE FIVE

Unless, and except to the extent that, the by-laws of the Corporation (the “By-laws”) so require, the election of directors need not be by written ballot.

ARTICLE SIX

The board of directors of the Corporation (the “Board of Directors”) may from time to time adopt, amend or repeal the By-laws, subject to the power of the stockholders to adopt any By-laws or to amend or repeal any By-laws adopted, amended or repealed by the Board of Directors.

ARTICLE SEVEN

Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the

General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

ARTICLE EIGHT

The Corporation shall provide indemnification as follows:

1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereinafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974, and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

3. Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article Eight, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article Eight, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his or her conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4. Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4 of this Article Eight. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article Eight. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article Eight for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

5. Advance of Expenses. Subject to the provisions of Section 6 of this Article Eight, in the event of any threatened or pending action, suit, proceeding or investigation of which the Corporation receives notice under this Article Eight, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article; and provided further that no such advancement of expenses shall be made under this Article Eight if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

6. Procedure for Indemnification and Advancement. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article Eight, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of Indemnitee, unless (i) the Corporation has assumed the defense pursuant to Section 4 of this Article Eight (and none of the circumstances described in Section 4 of this Article Eight that would nonetheless entitle the Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (ii) the Corporation determines within such 60-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of this Article Eight, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

7. Remedies. The right to indemnification or advancement of expenses as granted by this Article shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article Eight that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation. Notwithstanding the foregoing, in any suit brought by Indemnitee to enforce a right to indemnification hereunder it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware.

8. Limitations. Notwithstanding anything to the contrary in this Article Eight, except as set forth in Section 7 of this Article Eight, the Corporation shall not indemnify an Indemnitee pursuant to this Article Eight in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article Eight, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement.

9. Subsequent Amendment. No amendment, termination or repeal of this Article Eight or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

10. Other Rights. The indemnification and advancement of expenses provided by this Article Eight shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article Eight shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article Eight. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article Eight.

11. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article Eight to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

12. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

13. Savings Clause. If this Article Eight or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article Eight that shall not have been invalidated and to the fullest extent permitted by applicable law.

14. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

ARTICLE NINE

The directors shall have powers without the assent or vote of the stockholders to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

ARTICLE TEN

The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

ARTICLE ELEVEN

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-laws from time to time made by the stockholders; provided, however, that no By-laws so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

ARTICLE TWELVE

Section 203 of the Delaware General Corporation Law, as amended from time to time, shall not apply to the Corporation.

Exhibit C

Form of Indemnification Agreement

EXHIBIT C

CONSTANT CONTACT, INC.

INDEMNIFICATION AGREEMENT

This Agreement is made as of the day of the      day of         ,         , by and between Constant Contact, Inc., a Delaware corporation (the “Corporation), and                      (the “Indemnitee”), a director or officer of the Corporation.

WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available, and

WHEREAS, the increase in corporate litigation subjects directors and officers to expensive litigation risks, and

WHEREAS, it is now and has always been the policy of the Corporation to indemnify its directors and officers, and

WHEREAS, the Corporation desires the Indemnitee to serve, or continue to serve, as a director or officer of the Corporation.

NOW THEREFORE, the Corporation and the Indemnitee do hereby agree as follows:

1. Definitions. As used in this Agreement:

(a) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternative dispute resolution proceeding, administrative hearing or other proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, and any appeal therefrom.

(b) The term “Corporate Status” shall mean the status of a person who is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, fiduciary, partner, trustee, member, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

(c) The term “Expenses” shall include, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with investigations, judicial or administrative proceedings or appeals, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.

(d) The term “Change in Control” shall mean the occurrence of any one of the following:

(i) individuals who, on the date of this Agreement, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of this Agreement whose election or nomination for election was approved by a vote of at least a majority of the Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) any “person” (as such term is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Corporation Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Corporation or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Voting Securities from the Corporation, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Corporation Voting Securities by such person;

(iii) the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction involving the Corporation or any of its subsidiaries that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Corporation Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Corporation Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation;

(v) the consummation of a sale of all or substantially all of the Corporation’s assets; or

(vi) the occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

(e) The term “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither currently is, nor in the past five years has been, retained to represent: (i) the Corporation or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(f) References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

2. Indemnity of Indemnitee. Subject to Sections 5, 6 and 8, the Corporation shall indemnify the Indemnitee in connection with any Proceeding as to which the Indemnitee is, was or is threatened to be made a party (or is otherwise involved) by reason of the Indemnitee’s Corporate Status, to the fullest extent permitted by law (as such may be amended from time to time). In furtherance of the foregoing and without limiting the generality thereof:

(a) Indemnification in Third-Party Proceedings. The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Section 2(a) if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor or a Proceeding referred to in Section 5 below) by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

(b) Indemnification in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Section 2(b) if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that, if applicable law so requires, no indemnification shall be made under this Section 2(b) in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Court of Chancery or such other court shall deem proper.

3. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein (other than a Proceeding referred to in Section 5), the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith.

4. Indemnification for Expenses of a Witness. To the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith.

5. Exceptions to Right of Indemnification. Notwithstanding anything to the contrary to this Agreement, except as set forth in Section 9,

(a) the Corporation shall not indemnify the Indemnitee under this Agreement in connection with a Proceeding (or part thereof) initiated by the Indemnitee unless (i) the initiation thereof was approved by the Board of Directors of the Corporation or (ii) the Proceeding was commenced following a Change in Control; and

(b) the Corporation shall not indemnify the Indemnitee to the extent the Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to the Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, the Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

6. Notification and Defense of Claim.

(a) As a condition precedent to the Indemnitee’s right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any Proceeding for which indemnity will or could be sought. With respect to any Proceeding of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Section 6. The Indemnitee shall have the right to employ his or her own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably determined that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such Proceeding or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement, and provided that Indemnitee’s counsel shall cooperate reasonably with the Corporation’s counsel to minimize the cost of defending claims against the Corporation and the Indemnitee. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the determination provided for in clause (ii) above.

(b) The Corporation shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

7. Advancement of Expenses. Subject to the provisions of Section 8, in the event that (a) the Corporation does not assume the defense pursuant to Section 6 of any Proceeding of which the Corporation receives notice under this Agreement or (b) the Corporation assumes such defense but Indemnitee is, pursuant to Section 6, entitled to have the fees and costs of Indemnitee’s own counsel paid for by the Corporation, any Expenses actually and reasonably incurred by or on behalf of the Indemnitee in defending such Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding; provided, however, that the payment of such Expenses incurred by or on behalf of the Indemnitee in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the

Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Agreement. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make repayment. Any advances and undertakings to repay pursuant to this Section 7 shall be unsecured and interest-free.

8. Procedures.

(a) In order to obtain indemnification or advancement of Expenses pursuant to this Agreement, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of Expenses. Any such indemnification or advancement of Expenses shall be made promptly, and in any event within (i) in the case of advancement of Expenses under Section 7, 30 calendar days after receipt by the Corporation of the written request of the Indemnitee, or (ii) in the case of all other indemnification, 60 calendar days after receipt by the Corporation of the written request of the Indemnitee, subject to the provisions of Sections 8(b) and (c) below.

(b) With respect to requests for indemnification under Section 2, indemnification shall be made unless the Corporation determines that Indemnitee has not met the applicable standard of conduct set forth in Section 2. Any determination as to whether Indemnitee has met the applicable standard of conduct set forth in Section 2, and any determination that advanced Expenses must be subsequently repaid to the Corporation, shall be made, in the discretion of the Board of Directors of the Corporation, (1) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the Proceeding (“disinterested directors”), whether or not a quorum, (2) by a committee of disinterested directors designated by a majority vote of disinterested directors, whether or not a quorum, (3) if there are no disinterested directors, or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, or (4) by the stockholders of the Corporation. Any such determination with respect to requests under Section 2 shall be made within the 60-day period referred to in clause (ii) of Section 8(a) (unless extended by mutual agreement by the Corporation and Indemnitee). For the purpose of the foregoing determination with respect to requests under Section 2 or repayment of advanced Expenses, the Indemnitee shall be entitled to a presumption that he or she has met the applicable standard of conduct set forth in Section 2.

(c) Notwithstanding anything to the contrary set forth in this Agreement, if a request for indemnification is made after a Change in Control, at the election of the Indemnitee made in writing to the Corporation, any determination required to be made pursuant to Section 8(b) above as to whether the Indemnitee has met the applicable standard of conduct or is required to repay advanced Expenses shall be made by Independent Counsel selected as provided in this Section 8(c). The Independent Counsel shall be selected by the Indemnitee, unless the Indemnitee shall request that such selection be made by the Board of Directors of the Corporation. The party making the determination shall give written notice to the other party advising it of the identity of the Independent Counsel so selected. The party receiving such notice may, within seven days after such written notice of selection shall have been given, deliver to the other party a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within 20 days after submission by the Indemnitee of a written request for indemnification, no Independent Counsel shall have been selected or if selected, shall have been objected to, in accordance with this paragraph either the Corporation or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel. The Corporation shall pay the reasonable fees and expenses of Independent Counsel incurred in connection with its acting in such capacity. The Corporation shall pay any and all reasonable and necessary fees and expenses incident to the procedures of this paragraph, regardless of the manner in which such Independent Counsel was selected or appointed.

(d) The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(e) The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Expenses actually and reasonably incurred by the Indemnitee in so cooperating shall be borne by the Corporation (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies the Indemnitee therefrom.

9. Remedies. The right to indemnification or advancement of Expenses as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the applicable period referred to in Section 8. Unless otherwise required by law, the burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s Expenses actually and reasonably incurred in connection with successfully establishing the Indemnitee’s right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation.

10. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which the Indemnitee is entitled.

11. Subrogation. In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

12. Term of Agreement. This Agreement shall continue until and terminate upon the later of (a) six years after the date that the Indemnitee shall have ceased to serve as a director or officer of the Corporation or, at the request of the Corporation, as a director, officer, partner, trustee, member, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise or (b) the final termination of all Proceedings pending on the date set forth in clause (a) in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by the Indemnitee pursuant to Section 9 of this Agreement relating thereto.

13. Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Certification of Incorporation, the By-Laws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of Delaware, any other law (common or statutory), or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding office for the Corporation. Nothing contained in this Agreement shall be deemed to prohibit the Corporation from purchasing and maintaining insurance, at its expense, to protect itself or the Indemnitee against any expense, liability or loss incurred by it or the Indemnitee in any such capacity, or arising out of the Indemnitee’s status as such, whether or not the Indemnitee would be indemnified against such expense, liability or loss under this Agreement.

14. No Special Rights. Nothing herein shall confer upon the Indemnitee any right to continue to serve as an officer or director of the Corporation for any period of time or at any particular rate of compensation.

15. Savings Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify the Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

17. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee.

18. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

19. Modification and Waiver. This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

(a) if to the Indemnitee, to:

(b) if to the Corporation, to:

or to such other address as may have been furnished to the Indemnitee by the Corporation or to the Corporation by the Indemnitee, as the case may be.

21. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Indemnitee may elect to have the right to indemnification or reimbursement or advancement of Expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of Expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of Expenses is sought; provided, however, that if no such notice is given, and if the General Corporation Law of Delaware is amended, or other Delaware law is enacted, to permit further indemnification of the directors and officers, then the Indemnitee shall be indemnified to the fullest extent permitted under the General Corporation Law, as so amended, or by such other Delaware law, as so enacted.

22. Enforcement. The Corporation expressly confirms and agrees that it has entered into this Agreement in order to induce the Indemnitee to continue to serve as an officer or director of the Corporation, and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity.

23. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supercedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit the Indemnitee’s rights under Delaware law or the Corporation’s Certificate of Incorporation or By-Laws.

24. Consent to Suit. In the case of any dispute under or in connection with this Agreement, the Indemnitee may only bring suit against the Corporation in the Court of Chancery of the State of Delaware. The Indemnitee hereby consents to the exclusive jurisdiction and venue of the courts of the State of Delaware, and the Indemnitee hereby waives any claim the Indemnitee may have at any time as to forum non conveniens with respect to such venue. The Corporation shall have the right to institute any legal action arising out of or relating to this Agreement in any court of competent jurisdiction. Any judgment entered against either of the parties in any proceeding hereunder may be entered and enforced by any court of competent jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CONSTANT CONTACT, INC.

By:
Name:
Title:

INDEMNITEE:

Annex B

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of October 30, 2015 by and between Endurance International Group Holdings, Inc., a Delaware corporation (“Parent”), and the undersigned stockholders of Constant Contact, Inc., a Delaware corporation (the “Company”), set forth on Schedule A hereto (each a “Stockholder” and, collectively the “Stockholders”).

WITNESSETH:

WHEREAS, Parent, Paintbrush Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger of even date herewith (as it may be modified or amended from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving corporation of the Merger and pursuant to which all Common Shares will be converted into the right to receive the consideration set forth in the Merger Agreement;

WHEREAS, as of the date hereof each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of Common Shares set forth opposite the name of such Stockholder on Schedule A hereto;

WHEREAS, the Board of Directors of the Company has, prior to the execution of this Agreement, approved this Agreement and the transactions contemplated hereby; and

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, each Stockholder (in its capacity as such) has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below intending to be legally bound, the parties hereto agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Common Shares” shall mean, with respect to any Stockholder, (i) all shares of Company Common Stock, all Company Stock Options, all Company RSUs and all rights to purchase Company Common Stock, in each case, owned by such Stockholder as of the date hereof, and (ii) all additional shares of Company Common Stock, Company Stock Options and rights to purchase Company Common Stock, of which such Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date (including by means of purchase, dividend, distribution, stock split, split-up, merger, consolidation, reorganization, recapitalization, combination, exchange or similar transaction or issued upon the exercise of any warrants or options, the vesting or settlement of Company RSUs, or the conversion of any convertible securities or otherwise).

“Expiration Date” shall mean the earlier to occur of (i) the termination of the Merger Agreement in accordance with the terms thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (iii) the date of any material modification, waiver or amendment to any provision of the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects, in any material respect, the consideration payable to any Stockholder without the written consent of such Stockholder.

“Transfer” A Person shall be deemed to have effected a “Transfer” of a Common Share if such Person, directly or indirectly, (i) sells, issues, pledges, encumbers, assigns, grants an option with respect to, transfers, tenders or otherwise disposes of such Common Shares or any interest in such Common Shares in any manner, for or without consideration, or (ii) enters into an agreement or commitment providing for the sale of, issuance of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of, tender of or other disposition of such Common Shares or any interest therein in any manner, for or without consideration, provided, that, for the avoidance of doubt, “Transfer” does not include granting a proxy or voting or consent instructions with respect to any matter other than those specified in clauses (i), (ii) or (iii) of Section 3(a).

2. Transfer of Common Shares.

(a) Transfer Restrictions. During the term of this Agreement and subject to Section 2(c), no Stockholder shall Transfer (or cause or permit the Transfer of) any Common Shares (or enter into any agreement or arrangement relating to the Transfer of any Common Shares) except to Parent or with Parent’s prior written consent. Any Transfer, or purported Transfer, of Common Shares in breach or violation of this Agreement shall be void and of no force or effect and each Stockholder acknowledges that the Company will not register or permit the registration of or otherwise facilitate or effect any such Transfer.

(b) Transfer of Voting Rights. Without limiting the generality of Section 2(a), each Stockholder agrees not to deposit (or cause or permit the deposit of) any Common Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement with respect to any of the Common Shares or otherwise take any similar action in contravention of the obligations of each Stockholder under this Agreement.

(c) Permitted Transfers. Nothing in this Section 2 shall prohibit a Transfer of Common Shares by a Stockholder (i) to any member of such Stockholder’s immediate family, or to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family, (ii) by will or operation of law or upon the death such Stockholder, (iii) in connection with or for the purpose of personal tax-planning or estate-planning, (iv) to Affiliates of such Stockholder, (v) for charitable purposes or as charitable gifts or donations, or (vi) pursuant to any Rule 10b5-1 plan in effect as of the date of this Agreement; provided, however, that a Transfer referred to in subclauses (i)-(v) of this Section 2(c) shall be permitted only if, as a precondition to such transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement. In addition, notwithstanding anything in this Agreement to the contrary, a Stockholder may make: (A) with respect such Stockholder’s Company Stock Options, Transfers of the underlying Company Shares to the Company (or cancellations) in payment of the exercise price of such Stockholder’s Company Stock Options, and (B) with respect to such Stockholder’s Company Stock Options or Company RSUs, (x) Transfers or cancellations of the underlying Common Shares to the Company in order to satisfy Taxes applicable to the exercise of such Stockholder’s Company Stock Options, or (y) Transfers or cancellations of Common Shares or Company RSUs to the Company in order to satisfy Taxes applicable to the vesting or settlement of such Stockholder’s Company RSUs.

3. Agreement to Vote Common Shares; Irrevocable Proxy.

(a) At every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, each Stockholder (in such Stockholder’s capacity as such), to the extent not so voted by the Person(s) appointed under a Proxy (as defined below), shall, or shall cause the holder of record on any applicable record date to, vote all Common Shares as to which such Stockholder has sole or shared voting power and entitled to vote or act by written consent:

(i) in favor of (A) the adoption of the Merger Agreement and any other matter that must be approved by the stockholders of the Company in order for the transactions contemplated by the Merger Agreement to be consummated and (B) any adjournment, recess, delay or postponement recommended by the

Company (and not publicly opposed by Parent) with respect to any stockholder meeting with respect to the Merger Agreement;

(ii) against approval of any proposal made in opposition to, made in competition with, or that would reasonably be expected to result in a breach of, the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement; and

(iii) against any of the following actions (other than those actions in furtherance of the Merger and the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of or involving the Company or any of the Company Subsidiaries, (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of the Company Subsidiaries, (C) any reorganization, recapitalization, extraordinary dividend, dissolution, liquidation or winding up of the Company or any of the Company Subsidiaries, (D) any material change in the capitalization of the Company or any of the Company Subsidiaries, or the corporate structure of the Company or any of the Company Subsidiaries, (E) any Acquisition Proposal with respect to the Company, or (F) any other action that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

Each Stockholder shall retain at all times the right to vote its Common Shares in its sole discretion and without any other limitation on those matters other than those set forth in clauses (i), (ii) and (iii) that are at any time or from time to time presented for consideration to the Company’s stockholders generally. For the avoidance of doubt, clauses (i), (ii), and (iii) of this Section 3(a) shall not apply to votes, if any, solely on the election or removal of directors as recommended by the Company Board.

(b) In furtherance of the agreements herein and concurrently with the execution of this Agreement, each Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A (each such proxy, a “Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to all of such Stockholder’s Common Shares.

(c) Each Stockholder hereby represents and warrants to Parent that any proxies heretofore given by it in respect of its Common Shares are not irrevocable, that any such proxies have heretofore been effectively revoked, and that written notice of revocation of such proxies has been delivered to any such proxy holders.

(d) Each Stockholder hereby affirms that the Proxy is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the Proxy is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such Proxy may lawfully do or cause to be done by virtue hereof. Such Proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL until the termination of this Agreement in accordance with its terms.

(e) Each Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4. Agreement Not to Exercise Appraisal Rights. Each Stockholder shall not exercise, and hereby irrevocably and unconditionally waives, any statutory rights (including under Section 262 of the DGCL) to demand appraisal of any Common Shares that may arise in connection with the Merger or the Merger Agreement.

5. Directors and Officers. It is understood that each Stockholder enters into this Agreement solely in such Stockholder’s capacity as a stockholder of the Company. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall be construed as preventing or limiting a Stockholder or affiliate of a Stockholder, who is a director or officer of the Company, from taking (or omitting to take) any action in such capacity or fulfilling the obligations of such office, including by performing the obligations required by the fiduciary obligations of such Person, in each case, in his or her capacity as a director or officer of the Company. For the avoidance of doubt, nothing in this Agreement shall modify any rights or obligations under the Merger Agreement.

6. Representations and Warranties of the Stockholders. Each Stockholder hereby covenants, represents and warrants to Parent, severally and not jointly, and solely as to itself and its Common Shares, as follows:

(a) Ownership. Such Stockholder (i) is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Common Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all Liabilities, Liens, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of such Common Shares (collectively, “Encumbrances”) except for restrictions on Transfer under the Securities Act or Encumbrances arising hereunder; (ii) does not own as of the date hereof, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Common Shares set forth on Schedule A hereto; and (iii) has the sole right to vote, dispose of and exercise and holds sole power to issue instructions with respect to the matters set forth in Sections 2, 3, and 4 hereof, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement with respect to all of such Stockholder’s Common Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

(b) Power; Binding Agreement. Such Stockholder has the legal capacity and all requisite power and authority to execute and deliver this Agreement and the Proxy, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder, and no other actions on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Applicable Laws affecting or relating to creditors’ rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(c) No Conflicts. None of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by each Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with (A) in the case of a Stockholder that is not a natural person, any provisions of the Organizational Documents of such Stockholder or (B) any agreement to which such Stockholder is a party or by which such Stockholder’s Common Shares are bound, or (ii) violate, or require any consent, approval, or notice under, any provision of any judgment, order or decree or any Applicable Law that is applicable to such Stockholder or any of such Stockholder’s Common Shares (other than filings required pursuant to the Exchange Act), except, in the case of (i) or (ii) above, as would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Stockholder to perform its obligations hereunder on a timely basis.

(d) Absence of Litigation. As of the date hereof, there is no action, arbitration, claim, proceeding, suit or investigation pending or, to the knowledge of such Stockholder, threatened against such Stockholder before or by any Governmental Authority, except, as would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(e) Reliance by Parent. Such Stockholder has received and reviewed a copy of the Merger Agreement. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

7. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders as follows:

(a) Power; Binding Agreement. Parent has the legal capacity and all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent, and, assuming this Agreement constitutes a valid and binding obligation of each Stockholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Applicable Laws affecting or relating to creditors’ rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b) No Conflicts. The execution, delivery, and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby will not (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with (A) any provisions of the Organizational Documents of Parent or (B) any Contract to which Parent is a party or by which Parent’s assets may be bound, or (ii) violate, or require any consent, approval, or notice under, any provision of any judgment, order or decree or any Applicable Law that is applicable to Parent (other than filings required pursuant to the Exchange Act), except, in the case of (i) or (ii) above, as would not reasonably be expected, either individually or in the aggregate, to impair the ability of Parent to perform its obligations hereunder on a timely basis.

8. Certain Restrictions. Each Stockholder agrees, while this Agreement is in effect, (a) not to take, agree or commit to take any action that would reasonably be expected to make any representation or warranty of such Stockholder contained in this Agreement inaccurate in any respect as of any time during the term of this Agreement and (b) to take all reasonable action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

9. Non-Solicitation. Each Stockholder, in such Stockholder’s capacity as a stockholder of the Company, agrees (a) to be bound by and comply with the terms and provisions of Section 6.02 of the Merger Agreement, to the extent such terms and provisions are applicable to Representatives thereunder and (b) not to make any statement or proposal inconsistent with the Board Recommendation.

10. Disclosure. Each Stockholder shall permit Parent to publish and disclose in all documents and schedules filed with the SEC or any other similar Governmental Authority, and any press release or other disclosure document that Parent reasonably determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, such Stockholder’s identity and ownership of Common Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.

11. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Common Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Common Shares shall remain vested in and belong to each Stockholder.

12. Further Assurances. Subject to the terms and conditions of this Agreement, upon the request of Parent, each Stockholder shall execute and deliver any additional documents and take, or cause to be taken, all actions, and to do, or cause to be done, all things as may reasonably be deemed by Parent to be necessary or desirable to fulfill such Stockholder’s obligations under this Agreement.

13. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, each Stockholder shall, and hereby does authorize and instruct the Company or its counsel to notify the Company’s transfer agent that, from the date hereof until the Expiration Date, subject to the terms hereof, there is a stop transfer order with respect to all of the Common Shares of such Stockholder (and that this Agreement places limits on the voting and transfer of such Common Shares until the Expiration Date).

14. Termination. This Agreement and each Proxy, and all rights and obligations of the parties hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 14 or elsewhere in this Agreement shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for any material breach of this Agreement prior to such termination. This Section 14 and Sections 1, 5, 15 (as applicable) shall survive any termination of this Agreement.

15. Miscellaneous.

(a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that substance of this Agreement be consummated as originally contemplated to the fullest extent possible.

(b) Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder may be assigned by any of the parties (whether by operation of law or otherwise) without prior written consent of the other parties, except that Parent may assign, in its sole discretion and without the consent of any other party, any of or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly owned Subsidiaries of Parent. Subject to the preceding sentence, this Agreement and all of the provisions hereof shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns and the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder

(c) Amendments. This Agreement may be amended by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto.

(d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of any Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation at law or in equity, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity, without the requirement of posting a bond or other security.

(e) Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier, or (iv) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

If to Parent, to:

Endurance International Group Holdings, Inc.
10 Corporate Drive
Suite 300
Burlington, Massachusetts 01803
Attention:	David Bryson
Lara Mataac
Email:	david@endurance.com
lara.mataac@endurance.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention:	David Leinwand
Matthew P. Salerno
Facsimile:	(212) 225-3999
Email:	dleinwand@cgsh.com
msalerno@cgsh.com

If to any Stockholder, to the address set forth next to such Stockholder’s name on the relevant signature page hereto.

(f) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(h) No Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto.

(i) Governing Law. This Agreement and any Proceedings arising out of or related hereto or to the Merger or to the inducement of any party hereto to enter into this Agreement (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, including all matters of construction, validity, and performance, without regard to the conflicts of law rules of such State that would refer a matter to the laws of another jurisdiction.

(j) Consent to Jurisdiction.

(i) The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware, or, if no such state court has proper jurisdiction, the Federal

District Court for the District of Delaware located in Wilmington, Delaware, and any appellate court therefrom. Each Party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the Transactions, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each Party agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 15(e) or in any other manner permitted by Applicable Law.

(k) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Rules of Construction. Each of the parties hereto acknowledge that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(m) Entire Agreement. This Agreement (together with the Merger Agreement and any other documents and instruments referred to herein) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof.

(n) Interpretation.

(i) Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(ii) The article and section headings contained in this Agreement are for reference purposes only and shall not in any way affect or be deemed to affect the meaning or interpretation of this Agreement.

(iii) Words describing the singular number shall be deemed to include the plural and vice versa, and words denoting any gender shall be deemed to include all genders.

(o) Expenses. Except as expressly provided for herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

(p) Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive reimbursement for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred in such action or suit.

(q) Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Notwithstanding anything herein to the contrary, no Parent Related Party shall have any Liability (whether at law, in equity, in contract, in tort or otherwise) to any of the Stockholders or any other Person for any obligations or Liabilities to any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

(r) Counterparts; Facsimile Transmission of Signatures. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

By:	/s/ Hari Ravichandran
Name:	Hari Ravichandran
Title:	Chief Executive Officer

SIGNATURE PAGE TO VOTING AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

STOCKHOLDERS

By:	/s/ Gail F. Goodman
Gail F. Goodman

By:	/s/ Harpreet S. Grewal
Harpreet S. Grewal

By:	/s/ Sharon M. French
Sharon M. French

By:	/s/ Ellen M. Brezniak
Ellen M. Brezniak

By:	/s/ Kenneth J. Surdan
Kenneth J. Surdan

By:	/s/ Christopher M. Litster
Christopher M. Litster

By:	/s/ Joel A. Hughes
Joel A. Hughes

SIGNATURE PAGE TO VOTING AGREEMENT

By:	/s/ Robert P. Nault
Robert P. Nault

By:	/s/ Robert D. Nicoson
Robert D. Nicoson

By:	/s/ Robert P. Badavas
Robert P. Badavas

ROBERT P. BADAVAS TRUST OF 2007

By:	/s/ Robert P. Badavas
Robert P. Badavas, duly authorized

By:	/s/ Julie M.B. Bradley
Julie M.B. Bradley

By:	/s/ John C. Campbell
John C. Campbell

By:	/s/ Jean Campbell
Jean Campbell

By:	/s/ Jay Herratti
Jay Herratti

SIGNATURE PAGE TO VOTING AGREEMENT

By:	/s/ William S. Kaiser
William S. Kaiser

KAISER FAMILY TRUST

By:	/s/ William S. Kaiser
William S. Kaiser, duly authorized

By:	/s/ Daniel T.H. Nye
Daniel T.H. Nye

By:	/s/ Meagan Nye
Meagan Nye

NYE FAMILY TRUST 2007

By:	/s/ Daniel T.H. Nye
Daniel T.H. Nye, duly authorized

By:	/s/ Lisa Weinstein
Lisa Weinstein

EXHIBIT A

IRREVOCABLE PROXY

The undersigned Stockholder (the “Stockholder”) of Constant Contact, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Endurance International Group Holdings, Inc., a corporation organized under the laws of Delaware (“Parent”), acting through any of its authorized signatories, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or equity securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below); provided, however, that such proxy and voting and related rights are expressly limited to the matters discussed in clauses (i) through (iii) in the fourth paragraph of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date, provided that, the undersigned may grant subsequent proxies with respect to any matter other than those discussed in clauses (i) through (iii) in the fourth paragraph of this Irrevocable Proxy.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by Applicable Law, is coupled with an interest sufficient in law and is granted pursuant to that certain Voting Agreement of even date herewith by and between Parent and the undersigned Stockholder (the “Voting Agreement”), and is granted as a condition and inducement to the willingness of Parent, Paintbrush Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) to enter into that certain Agreement and Plan of Merger of even date herewith (as it may be amended from time to time, the “Merger Agreement”), among Parent, Merger Sub and the Company. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving corporation of the Merger and pursuant to which all outstanding shares of Company Common Stock will be converted into the right to receive the consideration set forth in the Merger Agreement.

As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) the termination of the Merger Agreement in accordance with the terms thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (iii) the date of any material modification, waiver or amendment to any provision of the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects, in any material respect, the consideration payable to the Stockholder without the written consent of the Stockholder.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:

(i) in favor of (A) the adoption of the Merger Agreement (as it may be modified or amended from time to time) and any other matter that must be approved by the stockholders of the Company in order for the transactions contemplated by the Merger Agreement to be consummated and (B) any adjournment, recess, delay or postponement recommended by the Company (and not publicly opposed by Parent) with respect to any stockholder meeting with respect to the Merger Agreement;

(ii) against approval of any proposal made in opposition to, made in competition with, or that would reasonably be expected to result in a breach of, the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement; and

(iii) against any of the following actions (other than those actions in furtherance of the Merger and the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of or involving the Company or any of the Company Subsidiaries, (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of the Company Subsidiaries, (C) any reorganization, recapitalization, extraordinary dividend, dissolution, liquidation or winding up of the Company or any of the Company Subsidiaries, (D) any material change in the capitalization of the Company or any of the Company Subsidiaries, or the corporate structure of the Company or any of the Company Subsidiaries, (E) any Acquisition Proposal with respect to the Company, or (F) any other action that is intended, or would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter. The undersigned Stockholder may vote the Shares in its sole discretion on all other matters. For the avoidance of doubt, clauses (i) through (iii) in the fourth paragraph of this Irrevocable Proxy shall not apply to votes, if any, on the election or removal of directors as recommended by the Company Board.

Any obligation of the undersigned hereunder shall be binding upon the successors and permitted assigns of the undersigned.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

[Remainder of page left intentionally blank]

SIGNATURE PAGE TO IRREVOCABLE PROXY

(AS CONTEMPLATED BY VOTING AGREEMENT)

Dated: October 30, 2015	STOCKHOLDER

	By:	/s/ Gail F. Goodman
Gail F. Goodman

[Signature Page to Irrevocable Proxy]

SIGNATURE PAGE TO IRREVOCABLE PROXY

(AS CONTEMPLATED BY VOTING AGREEMENT)

Dated: October 30, 2015	STOCKHOLDER

	By:	/s/ Harpreet S. Grewal
Harpreet S. Grewal

	By:	/s/ Sharon M. French
Sharon M. French

[Signature Page to Irrevocable Proxy]

SIGNATURE PAGE TO IRREVOCABLE PROXY

(AS CONTEMPLATED BY VOTING AGREEMENT)

Dated: October 30, 2015	STOCKHOLDER

	By:	/s/ Ellen M. Brezniak
Ellen M. Brezniak

[Signature Page to Irrevocable Proxy]

SIGNATURE PAGE TO IRREVOCABLE PROXY

(AS CONTEMPLATED BY VOTING AGREEMENT)

Dated: October 30, 2015	STOCKHOLDER

	By:	/s/ Kenneth J. Surdan
Kenneth J. Surdan

[Signature Page to Irrevocable Proxy]

SIGNATURE PAGE TO IRREVOCABLE PROXY

(AS CONTEMPLATED BY VOTING AGREEMENT)

Dated: October 30, 2015	STOCKHOLDER

	By:	/s/ Christopher M. Litster
Christopher M. Litster

[Signature Page to Irrevocable Proxy]

SIGNATURE PAGE TO IRREVOCABLE PROXY

(AS CONTEMPLATED BY VOTING AGREEMENT)

Dated: October 30, 2015	STOCKHOLDER

	By:	/s/ Joel A. Hughes
Joel A. Hughes

[Signature Page to Irrevocable Proxy]

SIGNATURE PAGE TO IRREVOCABLE PROXY

(AS CONTEMPLATED BY VOTING AGREEMENT)

Dated: October 30, 2015	STOCKHOLDER

	By:	/s/ Robert P. Nault
Robert P. Nault

[Signature Page to Irrevocable Proxy]

SIGNATURE PAGE TO IRREVOCABLE PROXY

(AS CONTEMPLATED BY VOTING AGREEMENT)

Dated: October 30, 2015	STOCKHOLDER

	By:	/s/ Robert D. Nicoson
Robert D. Nicoson

[Signature Page to Irrevocable Proxy]

SIGNATURE PAGE TO IRREVOCABLE PROXY

(AS CONTEMPLATED BY VOTING AGREEMENT)

Dated: October 30, 2015	STOCKHOLDER

	By:	/s/ Robert P. Badavas
Robert P. Badavas

ROBERT P. BADAVAS TRUST OF 2007

	By:	/s/ Robert P. Badavas
Robert P. Badavas, duly authorized

SIGNATURE PAGE TO IRREVOCABLE PROXY

(AS CONTEMPLATED BY VOTING AGREEMENT)

Dated: October 30, 2015	STOCKHOLDER

	By:	/s/ Julie M.B. Bradley
Julie M.B. Bradley

SIGNATURE PAGE TO IRREVOCABLE PROXY

(AS CONTEMPLATED BY VOTING AGREEMENT)

Dated: October 30, 2015	STOCKHOLDER

	By:	/s/ John C. Campbell
John C. Campbell

	By:	/s/ Jean Campbell
Jean Campbell

SIGNATURE PAGE TO IRREVOCABLE PROXY

(AS CONTEMPLATED BY VOTING AGREEMENT)

Dated: October 30, 2015	STOCKHOLDER

	By:	/s/ Jay Herratti
Jay Herratti

SIGNATURE PAGE TO IRREVOCABLE PROXY

(AS CONTEMPLATED BY VOTING AGREEMENT)

Dated: October 30, 2015	STOCKHOLDER

	By:	/s/ William S. Kaiser
William S. Kaiser

KAISER FAMILY TRUST

	By:	/s/ William S. Kaiser
William S. Kaiser, duly authorized

SIGNATURE PAGE TO IRREVOCABLE PROXY

(AS CONTEMPLATED BY VOTING AGREEMENT)

Dated: October 30, 2015	STOCKHOLDER

	By:	/s/ Daniel T.H. Nye
Daniel T.H. Nye

	By:	/s/ Meagan Nye
Meagan Nye

NYE FAMILY TRUST

	By:	/s/ Daniel T.H. Nye
Daniel T.H. Nye, duly authorized

[Signature Page to Irrevocable Proxy]

SIGNATURE PAGE TO IRREVOCABLE PROXY

(AS CONTEMPLATED BY VOTING AGREEMENT)

Dated: October 30, 2015	STOCKHOLDER

	By:	/s/ Lisa Weinstein
Lisa Weinstein

Schedule A

Common Shares Held by Stockholders

Stockholder	Company Common Stock		Company Stock Options	Company RSUs
Gail F. Goodman	566,081		863,130	207,205
Ellen M. Brezniak	12,219		243,311	65,580
Harpreet Grewal	12,226	[1]	37,146	112,914
Joel A. Hughes	2,550		32,637	69,122
Christopher M. Litster	2,365		162,213	80,993
Robert P. Nault	9,609		244,410	65,741
Robert D. Nicoson	14,635		143,120	63,532
Kenneth J. Surdan	9,941		103,120	78,994
Robert P. Badavas	20,788	[2]	89,000	4,357
Julie M. B. Bradley	0		0	4,192
John Campbell	5,954		7,000	4,357
Jay Herratti	4,288		35,000	4,357
William S. Kaiser	27,655	[3]	60,000	4,357
Daniel T. H. Nye	14,288	[4]	65,000	4,357
Lisa Weinstein	0		0	4,192

Total	702,599		2,085,087	781,250

[1]	These shares are held jointly with Mr. Grewal’s spouse.
[2]	14,288 shares are held directly by Mr. Badavas and 6,500 shares are held indirectly by Robert P. Badavas Trust of 2007.
[3]	25,686 shares are held directly by Mr. Kaiser and 1,969 shares are held indirectly by Kaiser Family Trust.
[4]	13,688 shares are held directly, with 5,088 of these held directly by Mr. Nye and 8,600 of these held jointly with Mr. Nye’s spouse. An additional 600 shares are held indirectly by Mr. Nye’s spouse.

Annex C

1585 Broadway

New York, NY 10036

October 30, 2015

Board of Directors

Constant Contact, Inc.

Reservoir Place

1601 Trapelo Road

Waltham, MA 02451

Members of the Board:

We understand that Constant Contact, Inc., (the “Company”), Endurance International Group Holdings, Inc. (the “Buyer”) and Paintbrush Acquisition Corporation, a wholly-owned subsidiary of Buyer (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated October 30, 2015 (the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”). Pursuant to the Merger, the Company will become a wholly-owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.01 per share (“the Company Common Stock”) of the Company, other than shares owned by the Buyer, Merger Sub or the Company or any of their respective wholly-owned subsidiaries or as to which dissenter rights have been perfected, will be cancelled and converted into the right to receive $32.00 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Company Common Stock;

6)	Reviewed certain publicly available research analyst reports regarding the Company;

7)	Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

8)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

9)	Participated in certain discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

10)	Reviewed the Merger Agreement, the commitment letters from certain lenders substantially in the form executed by such lenders dated October 25, 2015 (the “Commitment Letters”) and certain related documents; and

11)	Performed such other analyses and reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In that regard, we have noted the lower projected 2016 revenue growth assumed by management of the Company relative to the comparable consensus assumption derived from publicly available research analyst estimates. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Buyer will obtain financing in accordance with the terms set forth in the Commitment Letters and that the final Merger Agreement will not differ in any material respects from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by the holders of shares of the Company Common Shares pursuant to the Merger Agreement. We have not been requested to opine as to, and our opinion does not in any matter address, the Company’s underlying business decision to effect the Merger or the likelihood of the consummation of the Merger. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financing services for the Buyer and have received fees in connection with such services. In the two years prior to the date hereto, we have provided financial advisory and financing services to, and have received fees in connection with such services from, Warburg Pincus LLC (“Warburg Pincus”), a significant minority shareholder of the Buyer and certain of its affiliates. Morgan Stanley may also seek to provide such services to the Buyer, Warburg Pincus and certain of its affiliates and the Company in the future and expects to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers may have committed to invest in investment funds managed by Warburg Pincus.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company only and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

        Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Robert Eatroff
Robert Eatroff
Managing Director

Annex D

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

Appraisal rights.

(a)  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)  Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)  Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)  In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)  If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to

§ 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)  After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SPECIAL MEETING OF STOCKHOLDERS OF

CONSTANT CONTACT, INC.

January 21, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PMESTthe day before the meeting.

MAIL - Sign, date, and mail your proxy card in the envelope provided as soon as possible.

INPERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements, and other eligible documents online, while reducing costs, clutter, and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting to be held on January 21, 2016

The Notice of Meeting, proxy statement and proxy card are available at - www.proxydocs.com/ctct

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030030300000000100 6 012116

CONSTANT CONTACT’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

FOR AGAINST ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. To adopt the Agreement and Plan of Merger, dated as of October

30, 2015, by and among Constant Contact, Inc., a Delaware corporation, Endurance International Group Holdings, Inc., a Delaware corporation, and Paintbrush Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Endurance International Group Holdings, Inc.:

2. To approve, on a non-binding, advisory basis, certain compensation that may become payable to Constant Contact, Inc.’s named executive officers in connection with the completion of the merger:

3. To approve the adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement:

In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Special Meeting and any adjournment of the meeting.

The proxy holders will vote your shares as you direct herein. If you leave any matter on this proxy card blank, the proxy holders will vote your shares as recommended by our Board of Directors. Your attendance at the Special Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CONSTANT CONTACT, INC.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 21, 2016.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONSTANT CONTACT, INC. PLEASE RETURN IT AS SOON AS POSSIBLE.

By signing on the reverse side of this proxy, you acknowledge that you have received notice of the Special Meeting of Stockholders and the proxy statement for the Special Meeting, you revoke all prior proxies, and you appoint Gail F. Goodman, Harpreet S. Grewal, and Robert P. Nault, and each of them individually, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Special Meeting of Stockholders of Constant Contact, Inc. (“Constant Contact”) to be held on January 21, 2016 at 10:00 a.m., Local Time, at Constant Contact, 1601 Trapelo Road, Waltham, Massachusetts 02451, and any adjournments of the meeting, and (2) vote all shares of Constant Contact stock that you are entitled to vote and otherwise act on your behalf upon the matters proposed by Constant Contact, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS HEREIN. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” PROPOSALS 1, 2, AND 3.

(Continued and to be signed on the reverse side)

COMMENTS:

1.1

14475